                                                                     Exhibit 2.1

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

In re:                                                   Case No. 01-10167 (JJF)

COVAD COMMUNICATIONS GROUP,                              Chapter 11
INC.,
                        Debtor.
                    FIRST AMENDED PLAN OF REORGANIZATION, AS
                  MODIFIED, OF COVAD COMMUNICATIONS GROUP, INC.

--------------------------------------------------------------------------------
                    Laura Davis Jones (Delaware Bar No. 2436)
                   David W. Carickhoff (Delaware Bar No. 3715)
                 Christopher J. Lhulier (Delaware Bar No. 3850)
                   Pachulski, Stang, Ziehl, Young & Jones P.C.
                          919 Market Street, 16/th/ Floor
                                  P.O. Box 8705
                         Wilmington, Delaware 19899-8705
                            Telephone: (302) 652-4100
                            Facsimile: (302) 652-4400

                 Richard M. Pachulski (California Bar No. 90073)
                  Brad R. Godshall (California Bar No. 105438)
                   Malhar S. Pagay (California Bar No. 189289)
                   Pachulski, Stang, Ziehl, Young & Jones P.C.
                    10100 Santa Monica Boulevard, Suite 1100
                          Los Angeles, California 90067
                            Telephone: (310) 277-6910
                            Facsimile: (310) 201-0760

                   Counsel to Debtor and Debtor in Possession

--------------------------------------------------------------------------------

                  Dated:  November 26, 2001

                                      Exhibit A - Preferred Stock Certificate of
                                                  Designation
                                      Exhibit B - Executory Contracts
                                      Exhibit C - Rights of Action
                                      Exhibit D - Note Claim Escrow Agreement
                                      Exhibit E - Memorandum of Understanding
                                      Exhibit F - Allocation Formula
                                      Exhibit G - McGovern Group Members
                                      Exhibit H - SBC Resale Agreement
                                      Exhibit I - SBC Credit Agreement
                                      Exhibit J - Settlement Agreement and
                                                  Release
                                      Exhibit K - SBC Termination and Release

                                    TABLE OF CONTENTS

                                                                                                  Page
I.   DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW ..............   1

     A.   Rules of Interpretation, Computation of Time and Governing Law ........................   1

     B.   Defined Terms .........................................................................   2

II.  ADMINISTRATIVE CLAIMS, PROFESSIONAL FEES AND PRIORITY TAX CLAIMS ...........................  19

     A.   Introduction ..........................................................................  19

     B.   Administrative Claims .................................................................  19

     C.   Professional Fees .....................................................................  20

     D.   Priority Tax Claims ...................................................................  21

III. CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS .....................  22

     A.   Summary ...............................................................................  22

     B.   Classification and Treatment of Claims against Covad ..................................  22

IV.  ACCEPTANCE OR REJECTION OF THE PLAN ........................................................  35

     A.   Voting Classes ........................................................................  35

     B.   Acceptance by Impaired Classes ........................................................  35

V.   EFFECT OF CONFIRMATION .....................................................................  36

     A.   Vesting of Cash and Assets in Covad/Termination of Noteholder Agent
          Security Interest .....................................................................  36

     B.   Post-Confirmation Directors and Officers ..............................................  36

     C.   Authority to Effectuate Plan ..........................................................  37

     D.   Post-Confirmation Status Report .......................................................  38

     E.   Escrows ...............................................................................  38

     F.   Binding Effect ........................................................................  38

     G.   Authority and Requirement to Effectuate Liquidation ...................................  38

VI.  COMMITTEE ..................................................................................  39

VII. IMPLEMENTATION OF THE PLAN .................................................................  39

     A.   Funding of Plan .......................................................................  39

     B.   Rights of Debtor ......................................................................  40

     C.   Surrender of Existing Notes ...........................................................  40

                                    TABLE OF CONTENTS
                                       (continued)

                                                                                              Page
      D.  Amendment of Certificate of Incorporation and By-Laws ............................   40

      E.  Reserve Fund .....................................................................   41

      F.  Section 1145 Benefits ............................................................   41

      G.  Release Issues ...................................................................   41

      H.  Securities Issues. ...............................................................   42

VIII. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES ................................   42

      A.  Assumption of Stock Option Agreements and Indemnity Agreements ...................   42

      B.  Rejection Of Other Executory Contracts and Unexpired Leases ......................   43

      C.  Claims Based on Rejection of Executory Contracts or Unexpired Leases .............   44

IX.   PROVISIONS GOVERNING DISTRIBUTIONS ...................................................   44

      A.  Distributions for Claims Allowed as of the Effective Date ........................   44

      B.  Manner of Payment ................................................................   45

      C.  Transmittal of Distributions to Parties Entitled Thereto .........................   46

      D.  Disputed Claims and Unclaimed Property ...........................................   47

      E.  Setoffs ..........................................................................   48

      F.  Saturday, Sunday or Legal Holiday ................................................   48

      G.  Fractional Cents and Shares of Preferred Stock ...................................   48

      H.  Revesting Of Assets ..............................................................   49

      I.  Corporate Action .................................................................   49

      J.  No Release .......................................................................   49

X.    PROCEDURES FOR RESOLVING DISPUTED CLAIMS .............................................   50

      A.  Prosecution of Objections to Claims ..............................................   50

      B.  Estimation of Claims .............................................................   51

      C.  Cumulative Remedies ..............................................................   51

      D.  Payments and Distributions on Disputed Claims ....................................   52

      E.  Allowance of Claims and Equity Interests .........................................   52

          1.   Disallowance of Claims ......................................................   52

          2.   Allowance of Claims .........................................................   53

          3.   Allowance of Equity Interests ...............................................   53

      F.  Controversy Concerning Impairment ................................................   53

                                    TABLE OF CONTENTS
                                       (continued)

                                                                                      Page
XI.    DEBTOR'S CAUSES OF ACTION ...................................................   53

       A.    Maintenance of Causes of Action .......................................   53

       B.    No Res Judicata Effect ................................................   54

       C.    Conditional Release of Laserlink Parties. .............................   55

XII.   CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN ...........   56

       A.    Condition Precedent to Confirmation/Effective Date ....................   56

       B.    Conditions Precedent to Consummation ..................................   56

       C.    Waiver of Conditions ..................................................   56

       D.    Effect of Non-Occurrence of Conditions to Consummation ................   57

XIII.  RETENTION OF JURISDICTION ...................................................   57

XIV.   MISCELLANEOUS PROVISIONS ....................................................   61

       A.    Payment of Statutory Fees .............................................   61

       B.    Discharge of Debtor ...................................................   61

       C.    Modification of Plan ..................................................   62

       D.    Revocation of Plan ....................................................   62

       E.    Successors and Assigns ................................................   63

       F.    Reservation of Rights .................................................   63

       G.    Post-Confirmation Effectiveness of Proofs of Claims ...................   63

       H.    Term of Injunctions or Stays ..........................................   63

       I.    Further Assurances ....................................................   64

       J.    Entire Agreement ......................................................   64

       K.    Retiree Benefits ......................................................   64

       L.    Failure of Bankruptcy Court to Exercise Jurisdiction ..................   65

       M.    Confirmation of the Plan Without Necessary Acceptances ................   65

       N.    Governing Law .........................................................   65

       O.    Headings ..............................................................   66

       P.    Notices ...............................................................   66

       Q.    Filing of Additional Documents ........................................   66

       R.    Enforceability ........................................................   67

                                    TABLE OF CONTENTS
                                       (continued)

                                                                            Page
         S.       Severability ...........................................    67

         T.       Notice of Default under the Plan .......................    67

         U.       Investments ............................................    67

         V.       Reliance ...............................................    68

                                      -iv-

          Pursuant to chapter 11 of Title 11 of the United States Code, 11 U.S.C. (S)(S)101-1330 (the "Bankruptcy Code"), Covad Communications Group, Inc. ("Covad"), a Delaware corporation, debtor and debtor in possession in the above-captioned and numbered chapter 11 case, hereby respectfully proposes the following First Amended Plan of Reorganization dated November 20, 2001:

                                       I.
                     DEFINED TERMS, RULES OF INTERPRETATION,
                     ---------------------------------------
                      COMPUTATION OF TIME AND GOVERNING LAW
                      -------------------------------------


A.   Rules of Interpretation, Computation of Time and Governing Law
     --------------------------------------------------------------

          1. For purposes of this Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and each pronoun, whether stated in the masculine, feminine or neuter gender, shall include the masculine, feminine and the neuter gender; (b) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (e) the words herein and hereto refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply;

and (h) any term used in capitalized form in the Plan that is not defined herein but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

          2. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

          3. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

B.   Defined Terms
     -------------

          Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form in the Plan:

     1.   "1998 Discount Notes" means Covad's 13.5% senior discount notes due
           -------------------
2008.

     2.   "1999 Reserve Note Fund" means the approximately $13.4 million in
           ----------------------
Cash previously escrowed for the benefit of Holders of 1999 Reserve Notes, held by Bank of New York.

     3.   "1999 Reserve Notes" means Covad's 12.5% senior notes due 2009.
           ------------------

     4.   "2000 Convertible Notes" means Covad's 6.0% convertible senior
           ----------------------
notes due 2005.

     5.   "2000 Senior Notes" means Covad's 12.0% senior notes due 2010.
           -----------------

     6.   "Administrative Claim" means a Claim for costs and expenses of
           --------------------
administration under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the businesses of Covad (such as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code; and (c) all fees and charges assessed against the Estate under 28 U.S.C. (S)(S) 1911-1930.

     7.  "Allocation Formula" means the proposed allocation of consideration to
          ------------------
be provided to the Holders of Class 4 and Class 6 Claims (as determined by lead counsel in the Securities Class Action and subject to Court approval in the Securities Class Action), attached hereto as Exhibit "F".

     8.  "Allowed" means, with respect to any Claim, except as otherwise
          -------
provided herein: (a) a Claim that has been scheduled by Covad in its Schedules as other than disputed, contingent or unliquidated and as to which Covad or other party in interest have not Filed an objection by the Effective Date; (b) a Claim that has been allowed by a Final Order; (c) a Claim that is allowed: (i) in any stipulation with Covad executed prior to the Confirmation Date and approved by the Bankruptcy Court; (ii) in any stipulation with Covad executed on or after the Confirmation Date and, to the extent necessary, approved by the Bankruptcy Court; or (iii) in any contract, instrument, indenture or other agreement entered into or assumed by Covad in connection with the Plan; (d) a Claim relating to a rejected executory contract or unexpired lease that either
(i) is not a Disputed Claim or (ii) has been allowed by a Final Order, in either case only if a Proof of Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law; or (e) a Claim that is allowed pursuant to the terms of this Plan.

     9.   "Allowed Claim" means a Claim that has been Allowed.
           -------------

     10.  "Assets" means any and all real or personal property of any nature,
           ------
including, without limitation, any real estate, buildings, structures, improvements, privileges, rights, easements, leases, subleases, licenses, goods, materials, supplies, furniture, fixtures, equipment, work in process, accounts, chattel paper, cash, deposit accounts, reserves, deposits, contractual rights, intellectual property rights, claims, causes of action and any other general intangibles of Covad, as the case may be, of any nature whatsoever, including, without limitation, the property of the estate pursuant to section 541 of the Bankruptcy Code.

     11.  "Assumed Contracts" mean those executory contracts or unexpired leases
           -----------------
assumed by Covad pursuant to section 365 of the Bankruptcy Code.

     12.  "Ballot Date" means the date stated in the Voting Instructions by
           -----------
which all Ballots must be received, which date shall be December 5, 2001.

     13.  "Ballots" mean the ballots accompanying the Disclosure Statement upon
           -------
which Holders of Impaired Claims may indicate their acceptance or rejection of the Plan in accordance with the Plan and the Voting Instructions.

     14.  "Bankruptcy Code" means title I of the Bankruptcy Reform Act of 1978,
           ---------------
as amended from time to time, as set forth in sections 101, et seq., of title 11
                                                            -------
of the United States Code, and applicable portions of titles 18 and 28 of the United States Code.

     15.  "Bankruptcy Court" means the division of the United States District
           ----------------
Court for the District of Delaware having jurisdiction over the Chapter 11 Case.

     16. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as
          ----------------
amended from time to time, as applicable to the Chapter 11 Case, promulgated under 28 U.S.C. (S) 2075 and the General, and Local Rules of the Bankruptcy Court.

     17. "Bar Date" means such date(s) fixed by order(s) of the Bankruptcy Court
          --------
by which Proofs of Claim, Proofs of Equity Interest, or requests for allowance of Administrative Claim must be filed.

     18. "Business Day" means any day, other than a Saturday, Sunday or legal
          ------------
holiday (as defined in Bankruptcy Rule 9006(a)).

     19. "Cash" means cash and cash equivalents, including, but not limited to,
          ----
bank deposits, wire transfers, checks, and readily marketable securities, instruments and obligations of the United States of America or instrumentalities thereof.

     20. "Causes of Action" means all actions, causes of action, suits, debts,
          ----------------
dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages or judgments.

     21. "Chapter 11 Case" means the case under chapter 11 of the Bankruptcy
          ---------------
Code, commenced by Covad in the Bankruptcy Court for the District of Delaware on August 15, 2001.

     22. "Claim" or "Claims" means a claim (as defined in section 101(5) of the
          -----      ------
Bankruptcy Code) or claims against Covad, including, but not limited to: (a) any right to payment from Covad whether or not such right is reduced to judgment, liquidated, unliquidated, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) any right to an equitable remedy for breach of performance if such performance gives rise to a right of payment from Covad, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     23. "Class" means a category of Holders of Claims or Equity Interests as
          -----
set forth in Article III of the Plan.


     24. "Committee" means any Official Committee of Unsecured Creditors
          ---------
appointed by the United States Trustee in this Chapter 11 Case.

     25. "Common Stock" means the common stock of Covad.
          ------------

     26. "Confirmation" means the entry of the Confirmation Order, subject to
          ------------
all conditions specified in Article XII of the Plan having been (a) satisfied or
(b) waived pursuant to Article XII(c).

     27. "Confirmation Date" means the date upon which the Confirmation Order is
          -----------------
entered by the Bankruptcy Court in its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

     28. "Confirmation Order" means the order of the Bankruptcy Court confirming
          ------------------
the Plan pursuant to section 1129 of the Bankruptcy Code.

     29. "Consummation" means the occurrence of the Effective Date.
          ------------

     30. "Contingent Claim" means a Claim that has accrued but nonetheless
          ----------------
remains dependent on the occurrence of a future event that may never occur.

     31. "Covad" means Covad Communications Group, Inc.
           -----

     32. "Creditor" means any Holder of a Claim.
          --------

     33. "Debtor" or "Debtor in Possession" means Covad Communications Group,
          ------      --------------------
Inc.

     34. "Disclosure Statement" means Covad's Disclosure Statement dated October
          --------------------
14, 2001, as amended, supplemented, or modified from time to time, describing the Plan, that is prepared and distributed in accordance with the Bankruptcy Code and Bankruptcy Rules and other applicable law.

     35. "Disputed" means, with respect to any Claim or Equity Interest, any
          --------
Claim or Equity Interest: (a) listed on the Schedules as unliquidated, disputed or contingent; (b) as to which Covad or any other party in interest have interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules or is otherwise disputed by Covad in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order, or (c) unless otherwise indicated in the Plan, a Claim as to which the period within which to object to such Claim has not yet expired.

     36. "Distribution" means the Cash, Assets, Stock or other property to be
          ------------
distributed to Holders of Allowed Claims or Equity Interests under Article III of the Plan.

     37. "Distribution Dates" means each date on which a Distribution is to be
          ------------------
made under the Plan.

     38. "Distribution Record Date" means the date of approval of the Disclosure
          ------------------------
Statement.

     39. "Effective Date" means, unless earlier following the Confirmation Date
          --------------
at the election of Debtor, the first Business Day following the eleventh (11/th/) day after the Confirmation Date on which: (i) no stay of the Confirmation Order is in effect, and (ii) all conditions specified in both
Article XII of the Plan have been (x) satisfied or (y) waived.

     40. "Entity" or "Entities" means one or more entities as defined in section
          ------      --------
101(15) of the Bankruptcy Code.


     41. "Equity Holder" means the Holder of an Equity Interest.
          -------------

     42. "Equity Interest" means an interest in Covad's Common Stock, including,
          ---------------
but not limited to, all issued, unissued, authorized or outstanding shares, together with any warrants, options or contract rights to purchase or acquire such interests at any time.

     43. "Estate Asset" or "Estate Assets" means one or more of Covad's Assets
          ------------      -------------
on the Effective Date.


     44. "Estate" means the estate of Covad created by section 541 of the
          ------
Bankruptcy Code upon the commencement of the Chapter 11 Case.


     45. "File" or "Filed" means file or filed with the Bankruptcy Court in the
          ----      -----
Chapter 11 Case.

     46. "Final Decree" means the decree contemplated under Bankruptcy Rule
          ------------
3022.

     47. "Final Distribution Date" means the date of the last Distribution to
          -----------------------
Holders of Allowed Claims and Equity Interests in accordance with the provisions of the Plan.

     48. "Final Order" means an order or judgment of the Bankruptcy Court, or
          -----------
other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

     49. "General Unsecured Claim" means any Note Claim (expressly excluding
          -----------------------
Note Claims - Secured) or Unsecured Claim that is not entitled to priority under section 507(a) of the Bankruptcy Code or subordinated pursuant to Bankruptcy Code section 510(b) and which is not a Priority Tax Claim, Other Priority Claim, Contingent Indemnity Claim or Securities Claim.

     50. "Holder" or "Holders" means one or more Persons or Entities holding an
          ------      -------
Equity Interest or Claim.

     51. "Impaired" means with respect to a Claim or Class of Claims, a Claim or
          --------
Class of Claims that is impaired within the meaning of section 1124 of the Bankruptcy Code.

     52. "Initial Distribution Date" means the Effective Date, or as soon as
          -------------------------
practicable thereafter as determined by Covad or such other date as the initial payment of Allowed Claims in a given Class is required to be made under this Plan.

     53. "Insider" or "Insiders" means one or more insiders of Covad, as defined
          -------
in section 101(31) of the Bankruptcy Code.

     54. "Leonardo Claims" means the Claims for expense reimbursement and all
          ---------------
other Claims held by any members of the Leonardo Group, exclusive of any Class 3 or Class 4 Claims held by any such Persons.

     55.  "Leonardo Group" means any of Leonardo L.P., Ramius Capital Group,
          --------------
LLC, and Quattro Global Capital, LLC.

     56. "Leonardo Litigation" means the pending (as of November 18, 2001) state
          -------------------
and federal court lawsuits brought by the Leonardo Group against, inter alia,
                                                                  ----- ----
Covad, as described with more particularity in the Settlement Agreement and Release.

     57. "Lien" or "Liens" means any charge against or interest in property to
          ----      -----
secure payment or performance of a claim, debt, or obligation.

     58. "McGovern Group" means Holders of Securities Claims - Laserlink
          --------------
identified as such on Exhibit "G" hereto.

     59. "Memorandum of Understanding" means that certain Memorandum of
          ---------------------------
Understanding in the Covad Communications Group, Inc. Securities Litigation pending in the United States District Court for the Northern District of California dated as of August 10, 2001 among Covad, Robert E. Knowling, Jr., Mark Perry, Timothy Laehy, Joseph Devich and Dhruv Khanna and the lead plaintiffs in such litigation, represented by the law firm of Milberg Weiss Bershad Hynes and Lerach LLP, Cauley & Geller, LLP, and Schiffrin & Barroway, LLP, attached hereto as Exhibit "E".

     60. "MOU Settlement Fund" means cash insurance proceeds and Common Stock
          -------------------
equaling 3 1/2% of the fully diluted Covad Common Stock outstanding as of August 10, 2001, less plaintiffs' attorneys' fees and expenses, as expressed in the Memorandum of Understanding.

     61. "Net Recovery" means the amounts received through assertion or
          ------------
prosecution by Covad of any Rights of Action, including amounts received by settlement.

     62. "Note" or "Notes" means one or more of the 1998 Discount Notes, 1999
          ----      -----
Reserve Notes, 2000 Senior Notes, and 2000 Convertible Notes.

     63. "Note Claim" or "Note Claims" means a Claim or Claims based upon
          ----------      -----------
ownership of a Note or Notes other than Note Claims - Secured.

     64. "Note Claim Escrow" means the amount of approximately $256.8 million
          -----------------
currently held in an escrow account with Citibank, N.A. for the benefit of the Holders of Note Claims pursuant to the Note Claim Escrow Agreement.

     65. "Note Claim Escrow Agreement" means that certain agreement between
          ---------------------------
Covad, Citibank, N.A. as escrow holder, and the Noteholder Agent, which Agreement establishes the Note Claim Escrow, attached hereto as Exhibit "D".

     66. "Note Claim Stock Payment Percentage" means $100 million divided by the
          -----------------------------------
Allowed amount of Note Claims (excluding Note Claims - Secured).

     67. "Note Claims - Secured" means that portion of the Claims under the 1999
          ---------------------
Reserve Notes which are secured by the 1999 Reserve Note Fund.

     68. "Noteholder" means the Holder of a Note Claim.
          ----------

     69. "Noteholder Agent" means Wilmington Trust Company.
          ----------------

     70. "Other Priority Claim" means any Claim accorded priority in right of
          --------------------
payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim, or an Administrative Claim.

     71. "Other Secured Claims" means Secured Claims other than the Securities
          --------------------
Claims - Notes or relating to any Collateral granted to the Noteholder Agent in conjunction with the Note Claim Escrow.

     72 "Person" means a person as defined in section 101(41) of the Bankruptcy
         ------
Code.

     73. "Petition Date" means August 15, 2001, the date on which Covad filed
          -------------
its voluntary petition.

     74. "Plan" means this Plan of Reorganization, as modified, either in its
          ----
present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Plan, the Bankruptcy Code and the Bankruptcy Rules.

     75. "Preferred Stock" means the Series A Convertible Preferred Stock in
          ---------------
Covad to be issued pursuant to the Preferred Stock Certificate of Designation, or, to the extent such Preferred Stock would be deemed converted to Common Stock on or prior to the Effective Date, at the election of Covad, such Common Stock.

     76. "Preferred Stock Certificate of Designation" means the certificate,
          ------------------------------------------
substantially in the form attached hereto as Exhibit "A", providing for the issuance of the Preferred Stock.

     77. "Priority Tax Claim" means a Claim of a governmental unit of the kind
          ------------------
specified in section 507(a)(8) of the Bankruptcy Code.

     78. "Pro Rata" means proportionately so that with respect to a Claim, the
          --------
ratio of (a) (i) the amount of property distributed on account of a particular Claim to (ii) the amount of the Claim, is the same as the ratio of (b) (i) the amount of property distributed on account of all Claims of the Class in which the particular Claim is included to (ii) the amount of all Claims in that Class.


     79. "Professional" means a Person or Entity (a) employed pursuant to a
          ------------
Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

     80. "Professional Fee Claim" means those fees and expenses claimed by
          ----------------------
Professionals retained through a Bankruptcy Court order, pursuant to sections 330, 331 and/or 503 of the Bankruptcy Code, and unpaid as of the Confirmation Date.

     81. "Professional Fees" means all Allowed Claims for compensation and for
          -----------------
reimbursement of expenses under sections 328 and 330 of the Bankruptcy Code.

     82. "Proof of Claim" means a proof of claim pursuant to section 501 of the
          --------------
Bankruptcy Code and/or any order of the Bankruptcy Court, together with supporting documents.

     83. "Reserve Fund" means such amount of Cash and Common Stock (or
          ------------
commitment to issue Common Stock) consideration as Covad shall determine to be necessary (or the Court shall order as necessary) to retain on the Initial Distribution Date and on any Subsequent Distribution Date through the Final Distribution Date, for the purpose of satisfying the likely liquidated amount of Disputed Claims if they subsequently become Allowed Claims.

     84. "Responsible Agent" means the individual or person with the
          -----------------
responsibility for making Distributions on behalf of Covad under the Plan.

     85. "Rights of Action" means all claims, demands, rights, actions, causes
          ----------------
of action and suits of Covad's Estate, of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising prior to, on or after the Petition Date, in contract or in tort, at law or in equity or under any other theory of law, including but not limited to (a) rights of setoff, counterclaim or recoupment, and claims on contracts or for breaches of duties imposed by law, (b) the right to object to Claims or Interests, (c) claims pursuant to section 362 of the Bankruptcy Code, (d) claims and defenses such as fraud, mistake, duress, usury and (e) all avoiding powers, rights to seek subordination and all rights and remedies under sections 502(d), 506, 510, 542, 543,

544, 545, 547, 548, 549, 550, 551, 552 or 553 or any fraudulent conveyance, fraudulent transfer, or preference action.

       86. "SBC" means SBC Communications Inc.
            ---

       87. "SBC Existing Agreement" means that certain Resale and Marketing
            ----------------------
Agreement dated September 10, 2000, between SBC and Covad.

       88. "SBC Credit Agreement" means that certain credit agreement between
            --------------------
SBC and Covad, in substantially the form of Exhibit "I" attached hereto, pursuant to which, and subject to the terms and conditions of which, SBC has agreed to provide to Covad a four-year term loan in the principal amount of $50 million.

       89. "SBC Resale Agreement" means that certain Resale Agreement between,
            --------------------
inter alia, SBC and Covad in substantially the form of Exhibit "H" to this Plan.

       90. "SBC Secured Claim" means any Claim of SBC against the Estate, which
            -----------------
Claim is asserted by SBC to be secured by setoff rights against amounts owing by Covad to SBC under the SBC Existing Agreement.

       91. "SBC Termination and Release" means that certain Termination
            ---------------------------
Agreement and Mutual General Release between SBC and Covad, in substantially the form of Exhibit "K" to this Plan.

       92. "Schedules" means the schedules of assets and liabilities which Covad
            ---------
is required to File pursuant to section 521 of the Bankruptcy Code, the Official Bankruptcy Forms and the Bankruptcy Rules, as they may be amended and supplemented from time to time, and Covad's statements of financial affairs filed with the Bankruptcy Court, Covad is required to File pursuant to section 521 of the Bankruptcy Code, the Official Bankruptcy Forms and the Bankruptcy Rules, as they may be amended and supplemented from time to time.

       93. "Secured Claim" means (a) a Claim that is secured by a lien on
            -------------
property in which the Estate has an interest, which lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Creditor's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or (b) a Claim Allowed under this Plan as a Secured Claim; provided, however, that Note Claims (other than Note Claims - Secured) do not constitute Secured Claims as the security interest granted just prior to Confirmation is automatically extinguished prior to the terms of the grant thereof on the Effective Date.

       94. "Securities Claim" means any of the Securities Claim - Notes,
            ----------------
Securities Claim - Common Stock, Securities Claim - Laserlink or Securities Claim - IPO Allocation Claims.

       95. "Securities Claim - Common Stock" means the Claim or Class of
            -------------------------------
Creditors established pursuant to Federal Rule of Civil Procedure 23 relating to the purchase or other acquisition of Common Stock between April 19, 2000 and May 24, 2001 that would be subordinated to the Claims of General Unsecured Creditors pursuant to Bankruptcy Code section 510(b) (exclusive of Securities Claims - Laserlink and Securities Claims - IPO Allocation) including, without limitation, Claims based upon alleged violations of section 10(b) of the Securities Exchange Act of 1934 and/or SEC Rule 10b-5, any state securities, blue sky, fraud or negligent misrepresentation standard or statute, or any similar theory under federal or state law.

       96. "Securities Claim - IPO Allocation" means a Claim (exclusive of a
            ---------------------------------
Securities Claim - Laserlink Claim) arising from the purchase or other acquisition of Common Stock of Covad from January 21, 1999 through June 25, 2001 asserted under the Securities Act of 1933 and/or the Securities Act of 1934 and based on allegations concerning the distribution of Covad's Common Stock in its initial public offering of the type described in Section VII.A.7 of the Disclosure Statement.

       97. "Securities Claim - Laserlink" means a Claim relating to the purchase
            ----------------------------
or other acquisition of Common Stock of Covad (exclusive of any Claim as the Holder of such Common Stock treated as Class 9) in connection with the Agreement and Plan of Merger among Covad, Lightsaber Acquisition Company, and Laserlink.Net, Inc. dated as of March 8, 2000, or Claims relating to the failure to register, or maintain the registration of, Common Stock acquired in conjunction with such merger, exclusive of any Claims held by Edward Sullivan and David Dulaney or any purchaser of any such Claims or Common Stock from any such Persons (which Claims were settled prior to the Petition Date).

       98. "Securities Claim - Laserlink Alternative Class Treatment" means,
            --------------------------------------------------------
regardless of the amount set forth in any proofs of claim, the Pro Rata Distribution to Holders of Securities Claims - Laserlink of $2.3 million in Cash and two million shares of Common Stock based upon the number of shares received as consideration in the Laserlink merger by all such claimants as set forth on Exhibit "G" attached hereto; provided, however, that Holders of Securities Claims - Laserlink that are not members of the McGovern Group shall not receive such alternative Distribution to the extent they held, as of the date of the Laserlink merger, more than 96,198 unescrowed shares of Common Stock received in conjunction with the Laserlink merger; and provided further that Exhibit "G" may be modified as between the members of the McGovern Group with the consent of all members of the McGovern Group.

       99. "Securities Claim - Notes" means the Claim of a Creditor or Class of
            ------------------------
Creditors relating to the purchase or other acquisition of the 2000 Convertible Notes issued in September 2000 of the type that would be subordinated to Note Claims pursuant to Bankruptcy Code section 510(b) including, without limitation, claims based upon alleged violations of section 10(b) of the Securities Exchange Act of 1934 and/or SEC Rule 10b-5, section 18 of the Securities Exchange Act of 1934, any state securities, "blue sky," fraud, deceit or negligent misrepresentation law or standard, any similar such federal or state theory, or any alleged violation of the California Corporations Code.

       100. "Securities Class Action" means certain consolidated lawsuits
             -----------------------
pending in the United States District Court for the Northern District of California, Master File No. C-00-3891 PJH, lead case name D.C. Capital Partners,
                                                          ---------------------
L.P., et al. v. Covad Communications Group, Inc., et al.
-------------------------------------------------------

       101. "Settlement Agreement and Release" means the Settlement Agreement
             --------------------------------
and Release dated as of October 24, 2001 among, Interalia, Leonardo L.P. and the Debtor.

       102. "Subsequent Distribution Date" means any date after the Initial
             ----------------------------
Distribution Date (a) that is (i) set by Covad after consultation with the Responsible Agent or (ii) otherwise ordered by the Bankruptcy Court, and (b) upon which the Responsible Agent makes a Distribution to any Holders of Allowed Claims.

       103. "Unimpaired Class" means a Class in which is included any unimpaired
             ----------------
Claims within the meaning of section 1124 of the Bankruptcy Code.

       104. "Unsecured Claim" means any Claim against Covad that is not a
             ---------------
Secured Claim or Administrative Claim.

       105. "U. S. Trustee" means the Office of the United States Trustee for
             -------------
the District of Delaware.

       106. "Voluntary Laserlink Release" means the release by each Holder of a
             ---------------------------
Securities Claim - Laserlink affirmatively voting in favor of the Plan (collectively, "Releasors") in favor of each current and former officer, director, accountant, attorney, agent, underwriter, investment bank, associate, owner, stockholder, predecessor, successor, assign, partner, employee, representative or lawyer of Covad and all persons acting by, through, under or in concert with them, or any of them including, without limitation, Robert E. Knowling, Jr., Timothy P. Laehy, Robert R. Davenport, III, Dhruv Khanna, Hellene
S. Runtaugh, Robert Hawk, Lightsaber Acquisition Co., Charles Haas and Rich Shapero (collectively, "Releasees"), of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses of any nature whatsoever, known or unknown, fixed or contingent having anything to do with the business of Covad including, without limitation, anything whatsoever to do with any of the events which give rise to the Securities Claims - Laserlink, or any claims arising under the securities laws or common or statutory laws (either federal, California, New York, Pennsylvania, or any other state or jurisdiction), and all claims for fraud or misrepresentation, or any other tort or contract claims which such Holder now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause or thing whatsoever from the beginning of time to the Effective Date (collectively, "Claims"). Notwithstanding the foregoing, if any one or more

Releasees (hereinafter an "Opt-Out Party") asserts any one or more claims against any one or more Releasors, then the release provisions contained herein shall be deemed null and void as between the Opt-Out Party(s) and the Releasors who are the subject of any Claims (but all other Releasors not the subject of any Claims shall continue to be bound by the release provisions contained herein).

     107. "Voting Instructions" means the instructions for voting on the Plan
           -------------------
contained in the Disclosure Statement and in the Ballots.

     108. "Voting Record Date" means the date of Court approval of the
           ------------------
Disclosure Statement.

                                       II.
        ADMINISTRATIVE CLAIMS, PROFESSIONAL FEES AND PRIORITY TAX CLAIMS
        ----------------------------------------------------------------

A.   Introduction
     ------------

          Certain types of Claims are not placed into voting Classes; instead they are unclassified. They are not considered Impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such, Covad has not placed the following Claims in a Class:

B.   Administrative Claims
     ---------------------

          With respect to all Administrative Claims, after funding the Administrative Claims Reserve Fund, Covad shall pay each Holder of an Allowed Administrative Claim (except for Professional Fees to the extent that their treatment, which is set forth below, differs) in full in the amount of the Allowed Claim, without interest, in Cash, on the later of (a) the Initial Distribution Date (or as soon thereafter as is practicable) or (b) within sixty
(60) days after the Claim becomes
an Allowed Claim or (c) the date such Claim is payable in the ordinary course of Covad's business. Under the Plan, the Holder of an Allowed Administrative Claim may be paid on such other date and upon such other terms as may be agreed upon by that Holder of an Allowed Administrative Claim and Covad.

          Notwithstanding any provision in the Plan regarding payment of Administrative Claims, all Holders of Administrative Claims, which have not been paid as of the Effective Date, must file a request for payment of Administrative Claims with the Bankruptcy Court and serve the same on Covad's counsel and the U.S. Trustee such that the request is actually received no later than thirty
(30) days after the conclusion of the Confirmation Hearing, or such Claim shall be forever barred and shall not be enforceable against Covad, its successors, its assigns or its property. An objection to an Administrative Claim must be filed within 120 days from the date such Claim is Filed. Without limiting the foregoing, all fees payable under 28 U.S.C. (S) 1930 that have not been paid, shall be paid on or before the Effective Date.

C.   Professional Fees
     -----------------

          Covad shall pay Professionals who are entitled to allowance of fees and reimbursement of expenses from the Estate, in Cash, the amount awarded to such Professionals by Final Order of the Bankruptcy Court, less the amount of fees previously paid to the Professionals pursuant to an order of the Bankruptcy Court providing for payment of interim compensation to Professionals, on the later of the Effective Date and the date upon which any order awarding fees and/or expenses becomes a Final Order. The Holder of an Allowed Claim for Professional Fees may be paid on such other date and upon such other terms as may be agreed upon by that Holder of an Allowed Administrative Claim and Covad.

          Each Professional must File and serve a properly noticed fee application and the Court must rule on the application. Only the amounts of fees allowed by the Court will be owed and required to be paid under the Plan.

          Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered prior to the Effective Date must File and serve an application for final allowance of compensation and reimbursement of expenses no later than sixty (60) days after the Effective Date. All such applications for final allowance of compensation and reimbursement of expenses will be subject to the authorization and approval of the Bankruptcy Court. Holders of Administrative Claims (including, without limitation, Professionals) requesting compensation or reimbursement of expenses that do not File such requests by the applicable bar date shall be forever barred from asserting such claims against Covad or their successors, their assigns or their property. Any objection to Professional Fee Claims shall be Filed on or before the date specified in the application for final compensation.

          All reasonable fees for services rendered in connection with the Chapter 11 Case and the Plan after the Effective Date, including those relating to the resolution of pending Claims, shall be paid by Covad without further Bankruptcy Court authorization.

D.   Priority Tax Claims
     -------------------

          A Priority Tax Claim is a Claim of a governmental entity of a kind specified in section 507(a)(8) of the Bankruptcy Code, including but not limited to income taxes, real property taxes, sales taxes and use taxes. Each Holder of such an Allowed Priority Tax Claim will be paid in full, in Cash, without interest on the later of (1) the Initial Distribution Date (or as soon thereafter as is practicable), (2) within sixty (60) days after the Claim becomes an Allowed Claim and (3) the date on which that Claim becomes due and payable, except for the extent that the Holder of an Allowed Priority Tax Claim agreed or has agreed to different terms.

                                      III.

                          CLASSIFICATION AND TREATMENT
                          ----------------------------

                    OF CLASSIFIED CLAIMS AND EQUITY INTERESTS
                    -----------------------------------------

A.   Summary
     -------

          The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including voting, Confirmation and Distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

B.   Classification and Treatment of Claims against Covad
     ----------------------------------------------------

          The classification of Claims and Equity Interests against Debtor pursuant to the Plan is as follows:

---------------------------------------------------------------------------------------------------
  Class                                           Status              Voting Rights
---------------------------------------------------------------------------------------------------
  Class 1 - Other Priority Claims                 Impaired            Entitled to Vote
---------------------------------------------------------------------------------------------------
  Class 2A - Note Claims - Secured                Unimpaired          Not entitled to Vote
---------------------------------------------------------------------------------------------------
  Class 2B - Other Secured Claims                 Unimpaired          Not entitled to Vote
---------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
  Class                                               Status              Voting Rights
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
  Class 3 - General Unsecured Claims                  Impaired            Entitled to Vote
----------------------------------------------------------------------------------------------------
  Class 4 - Securities Claims - Notes                 Impaired            Entitled to Vote
----------------------------------------------------------------------------------------------------
  Class 5 - Leonardo Claims                           Impaired            Entitled to Vote
----------------------------------------------------------------------------------------------------
  Class 6 - Securities Claims - Common Stock          Impaired            Entitled to Vote
----------------------------------------------------------------------------------------------------
  Class 7 - Securities Claims - Laserlink             Impaired            Entitled to Vote
----------------------------------------------------------------------------------------------------
  Class 8 - Securities Claims - IPO Allocation        Unimpaired          Not Entitled to Vote
----------------------------------------------------------------------------------------------------
  Class 9 - Equity Interests                          Unimpaired          Not Entitled to Vote
----------------------------------------------------------------------------------------------------
  Class 10 - SBC Secured Claim                        Impaired            Entitled to Vote
----------------------------------------------------------------------------------------------------

     1.   Class 1 - Other Priority Claims

          a. Classification: Covad has not scheduled any Other Priority Claims.

          b. Treatment: The Allowed Class 1 Claims are to be paid in full under the Plan. The Plan provides that Covad will pay these Allowed Class 1 Claims in full, in Cash, without interest, on the later of (x) the Initial Distribution Date (or as soon thereafter as is practicable), (y) within sixty (60) days after the Claim becomes an Allowed Claim, and (z) the date on which such Claim becomes due and payable, except to the extent that the Holder of the Allowed Claim in Class 1 agrees or has agreed to a different treatment.

          c. Voting: Class 1 is impaired under the Plan and Holders of Class 1 Claims are entitled to vote.

     2.   Class 2A - Note Claims - Secured.

          a. Classification: Class 2A consists of the Note Claims - Secured.

          b. Treatment: Each Holder of a Class 2A Note Claims - Secured Claim will receive in Cash an amount equal to 100% of the Allowed Amount of such Claim on the Effective Date through a release of the 1999 Reserve Note Fund.

         c. Voting: Class 2A is Unimpaired and Holders of Class 2A Claims are not entitled to vote to accept or reject the Plan.

     3.  Class 2B - Other Secured Claims

         a.  Classification: Class 2B consists of Other Secured Claims.

         b. Treatment: Each Holder of a Class 2B Other Secured Claim shall retain the legal, equitable and contractual rights to which such Claim entitles the Holder of such Claim.

         c. Voting: Class 2B is Unimpaired and Holders of Class 2B Claims are not entitled to vote to accept or reject the Plan.

     4.  Class 3 - General Unsecured Claims

         a. Classification: Class 3 consists of the General Unsecured Claims, expressly including Note Claims (other than Note Claims - Secured).

         b.  Treatment:

             (1) Each Holder of a General Unsecured Claim shall receive in full satisfaction of such Claim consideration as follows: (a) Noteholders shall receive a Pro Rata Distribution paid through and in accordance with the $256,782,701 deposited in the Note Claim Escrow, which should result in a distribution of approximately 19% of such Claim in Cash (depending upon interest accrual on such cash per the Note Claim Escrow Agreement); (b) all other Holders of General Unsecured Claims shall receive Cash consideration in the same proportion to the Allowed amount of each such Claim as received by Noteholders on Note Claims paid through the Note Claim Escrow; (c) all Holders of General Unsecured Claims shall receive a Pro Rata interest in the Preferred Stock in an amount calculated as follows: The aggregate Preferred Stock distributable in the event the only General Unsecured Claims constitute Note

Claims will have a liquidation preference of $100 million and will be generally convertible into 15% of the Common Stock of Covad pursuant to and in accordance with the Preferred Stock Certificate of Designation attached to the Plan. To the extent that there exists Allowed General Unsecured Claims in addition to Note Claims, each such Holder shall be entitled to an amount of Preferred Stock having a liquidation preference equal to the product of the Note Claim Stock Payment Percentage multiplied by the Allowed amount of the Holder's General Unsecured Claim. Each Holder of a General Unsecured Claim is also entitled under the Bankruptcy Code claim priority scheme to a Pro Rata portion of all other Common Stock and other Equity Interests in Covad; provided, however, that such Holders of Class 3 General Unsecured Claims shall be deemed to have given up and ceded to the existing Holders of Class 9 Equity Interests the right of the Holders of Class 3 General Unsecured Claims to claim any value associated with the Equity Interests, so that the existing Holders of Class 9 Equity Interests retain their Equity Interests.

             (2) Distributions made on account of General Unsecured Claims shall be made on the later of (x) the Initial Distribution Date (or as soon thereafter as is practicable), (y) the date which is sixty (60) days after the Claim becomes an Allowed Claim and (z) the date on which such Claim becomes due and payable.

             (3) All Distributions of Cash on account of Note Claims shall be made from the Note Claim Escrow established prior to the Petition Date for that purpose.

             (4) Any security interest that any Noteholder or the Noteholder Representative had in Covad's interest in the Note Claim Escrow shall be extinguished per the terms of the grant thereof to permit the foregoing Distribution.

             (5) The Preferred Stock Certificate of Designation attached to the Plan has been drafted on the assumption that there will be no Allowed General Unsecured Claims other than Note Claims. In the event such other Allowed General Unsecured Claims exist, the Preferred Stock Certificate of Designation shall be amended to take into account the issuance of the Preferred Stock to which such other Allowed General Unsecured Claims are entitled pursuant to this Plan, while maintaining the amount of consideration which Holders of Note Claims are entitled to receive pursuant to this Plan. The Preferred Stock Certificate of Designation shall be amended to take into account any Preferred Stock treated as converted on or prior to the Effective Date due to issuance of the shares of Common Stock in lieu of Preferred Stock, as described in subparagraph (6), in the event funding is obtained by Covad on or prior to the Effective Date.

             (6) As set forth in more detail in the Preferred Stock Certificate of Designation, Covad, at its election, may convert up to $20 million in liquidation preference of the Preferred Stock into Common Stock (representing 1/5 of the total Common Stock issuable upon conversion of the Preferred Stock to be issued under the Plan to Holders of Note Claims) for each $15 million raised in certain transactions including third party loans to Covad, third party equity investments in Covad, prepayments of contractual commitments to Covad by SBC Communications, Inc., or payments to Covad received in settlement of litigation. Conversions on this basis can occur in one or more transactions. To the extent that the funding is obtained by Covad on or prior to the Effective Date in an amount and of a type that, if it were obtained after the Preferred Stock had been issued, would entitle Covad to elect to convert some or all of the Preferred Stock into shares of Common Stock under the Preferred Stock Certificate of Designation, then, in lieu of issuing the Preferred Stock that would be converted in connection with such funding, Covad may elect to issue shares of Common Stock as of the Effective Date into which such Preferred Stock would have been converted in the event of a conversion after the Effective Date, without having to provide any notice required under the Preferred Stock Certificate of Designation. Such Preferred Stock shall be treated as converted in such event. In the event of the existence of Allowed General Unsecured Claims other than Note Claims, the Preferred Stock Certificate of Designation shall be amended to provide for conversion, at Covad's option, of one fifth (1/5) of the Preferred Stock issuable on account of all Allowed General Unsecured Claims (including Note Claims) for each $15 million raised by Covad, on the terms and conditions described herein relating to conversion of the Preferred Stock issuable on account of Note Claims, so as to maintain Covad's right to convert one-fifth (1/5) aggregate liquidation preference of the Preferred stock issuable pursuant to the Plan for each $15 million raised by Covad in accordance with the foregoing terms.

             (7) Any Creditors that, based on the amount of the General Unsecured Claims held by such Holders would receive more than 10% of the Preferred Stock (excluding the Common Stock into which it is converted or deemed converted), to the extent each holds more than 10% of the Preferred Stock (excluding the Common Stock into which it is converted or deemed converted) at the time of the demand ("10% Holders"), collectively may have a single demand registration for the resale of the Preferred Stock (excluding the Common Stock into which it is converted or deemed converted) which shall remain effective for a reasonable period to be negotiated and incorporated into the below mentioned registration rights agreement, and which shall be subject to such black-out periods and other terms and conditions set forth in a registration rights agreement to be agreed upon by Covad and such 10% Holders collectively

(such 10% Holders acting by majority vote of the outstanding liquidation preference of those voting on such agreement), which agreement shall be consistent with the Plan, and shall give due regard for the burden on Covad imposed by this registration requirement.

             (8) In the event of a subsequent, post-Effective Date liquidation of Covad, following the satisfaction of all post-Effective Date obligations of Reorganized Covad and any unsatisfied Allowed Class 2B and Class 8 Claims, any remaining assets shall be Distributed to Holders of Allowed Class 3 Claims, Class 4 Claims, Class 6 Claims, Class 7 Claims and Allowed Class 9 Equity Interests in accordance with the liquidation priorities in respect of the Preferred Stock and Common Stock.

         c. Voting: Class 3 is Impaired and Holders of Class 3 Claims are entitled to vote to accept or reject the Plan.

     5.  Class 4 - Securities Claims - Notes

         a.  Classification: Class 4 consists of the Securities Claims - Notes.

         b.  Treatment:

             (i) No Distribution of Estate Assets shall be made on account of Class 4 Securities Claims - Notes other than from available insurance proceeds and of shares of Common Stock as stated below. Such Claims shall be treated solely in accordance with the settlement contemplated by the Memorandum of Understanding and the Allocation Formula. Distributions to Holders of Class 4 Securities Claims - Notes shall be made only through the Securities Class Actions. Any Holder of a Securities Claims - Notes that opts out of the class or classes established in the Securities Class Action shall not receive any Distribution in respect of any Class 4 Claim. Under the terms expressed in the Memorandum of Understanding, the

Holders of Class 4 Securities Claims - Notes shall receive a Pro Rata portion of the MOU Settlement Fund (insurance proceeds plus shares of Common Stock equal to 3 1/2% of Covad's fully diluted (as defined by GAAP) Common Stock as of August 10, 2001, less plaintiffs' attorneys' fees and expenses) minus that portion of the consideration in the MOU Settlement Fund distributable to Holders of Class 6 Securities Claims - Common Stock. The allocation of the MOU Settlement Fund between the Holders of Class 4 and Class 6 Claims shall be pursuant to the Allocation Formula. Distributions on account of Allowed Class 4 Claims shall be made on the later of (i) the Initial Distribution Date (or as soon thereafter as is practicable), (ii) within sixty (60) days after a Claim becomes an Allowed Claim, (iii) the date on which such Claim becomes due and payable and (iv) the date provided for in the final stipulation of settlement contemplated by the Memorandum of Understanding after approval by the court presiding over the Securities Class Action. Covad shall take all reasonable steps necessary to assist in obtaining approval of the final stipulation of settlement. There shall be no Distribution on account of Class 4 Securities Claims - Notes if such court does not approve the final stipulation of settlement contemplated by the Memorandum of Understanding.

             (2) In the event of a subsequent, post-Effective Date liquidation of Covad, following the satisfaction of all post-Effective Date obligations of Reorganized Covad and any unsatisfied Allowed Class 2B and Class 8 Claims, any remaining assets shall be Distributed to Holders of Allowed Class 3 Claims, Class 4 Claims, Class 6 Claims, Class 7 Claims and Allowed Class 9 Equity Interests in accordance with the liquidation priorities in respect of the Preferred Stock and Common Stock.

             c. Voting: Class 4 is Impaired and Holders of Class 4 Claims are entitled to vote to accept or reject the Plan.

         6.  Class 5 - Leonardo Claims

             a.   Classification:  Class 5 consists of the Leonardo Claims.

             b. Treatment: The Leonardo Claims will be treated in accordance with the Settlement Agreement and Release attached as Exhibit J. Without limiting the generality of the foregoing, in accordance with the Settlement Agreement and Release, (1) Covad shall pay in full satisfaction of the Leonardo Claims the sum of $3.5 million upon the Effective Date, (2) Holders of the Leonardo Claims shall release on the Effective Date all known and unknown Claims any Holders and their affiliates may have against the parties defined therein as the "Releasees" from any claims such Holders may have against the Releasees as defined in the Settlement Agreement and Release relating to the Leonardo Litigation, whether known or unknown; (3) Holders of Leonardo Claims will dismiss the Leonardo Litigation with prejudice upon the Effective Date, and (4) nothing in the treatment of Class 5 Claims is intended to deny the Holders of such Claims of their right, if any, to participate in the Plan as Holders of Class 3 Claims or to participate in the Securities Class Action (in respect of any Class 4 Claims that such Holders might have)/1/. Also, as provided for in the Settlement Agreement and Release, in the event that the Bankruptcy Court fails to approve the Settlement Agreement and Release, Holders of Leonardo Claims will vote in favor of the Plan as Holders of Class 3 and Class 4 Claims and may, at any time, opt out of the treatment provided for in the Memorandum of Understanding. In the event that the Holders of Leonardo Claims opt out of the treatment provided for in the Memorandum of Understanding,
__________________
/1/In the event of any discrepancy between the foregoing summary of the treatment of Class 5 Claims and the actual language of the Settlement Agreement and Release, the terms of the Settlement Agreement and Release shall control.

such Holders will receive nothing from the settlement of the actions contained in the Memorandum of Understanding, and will not be deemed to have provided any releases provided under that settlement, such that the Holders of Leonardo Claims will be free to continue their actions (or initiate new actions) against all parties other than the Debtor, including the Debtor's officers and directors.

             c. Voting: Class 5 is Impaired and Holders of Class 5 Claims are entitled to vote under the Plan.

         7.  Class 6 - Securities Claims - Common Stock

             a. Classification: Class 6 consists of Securities Claims - Common Stock.

             b.   Treatment:

                  (1) No distribution of Estate Assets shall be made on account of Class 6 Claims other than from available insurance proceeds and of shares of Common Stock as stated below. Class 6 Claims shall be treated solely in accordance with the settlement contemplated by the Memorandum of Understanding and the Allocation Formula. Distributions to Holders of Class 6 Claims shall be made only through the Securities Class Actions. Any Holder of a Class 6 Claim that opts out of the class or classes established in the Securities Class Action shall not receive any Distribution in respect of any Class 6 Securities Claim - Common Stock. Under the terms of the Memorandum of Understanding, the Holders of Class 6 Securities Claims - Common Stock shall receive a Pro Rata portion of the MOU Settlement Fund (insurance proceeds plus shares of Common Stock equal to 3 1/2% of Covad's fully diluted (as defined by GAAP) Common Stock as of August 10, 2001, less plaintiffs' attorneys' fees and expenses) minus that portion of the consideration in the MOU Settlement Fund distributable to Holders of Class 4 Securities

Claims - Notes. The allocation of the MOU Settlement Fund between the Holders of Class 6 Securities Claims - Common Stock and Class 4 Securities Claims - Notes shall be pursuant to the Allocation Formula. Distributions on account of Allowed Class 6 Claims shall be made on the later of (i) the Initial Distribution Date (or as soon thereafter as is practicable), (ii) on the date which is sixty (60) days after the Claim becomes an Allowed Claim, (iii) the date on which Claim becomes due and payable and (iv) the date provided for in the final stipulation of settlement contemplated by the Memorandum of Understanding, after approval by the court presiding over the Securities Class Action. Covad shall take all reasonable steps necessary to assist in obtaining approval of the final stipulation of settlement contemplated by the Memorandum of Understanding. There shall be no Distribution on account of Class 6 Claims if such court does not approve the final stipulation of settlement.

                  (2) In the event of a subsequent, post-Effective Date liquidation of Covad, following the satisfaction of all post-Effective Date obligations of Reorganized Covad and any unsatisfied Allowed Class 2B and Class 8 Claims, any remaining assets shall be Distributed to Holders of Allowed Class 3 Claims, Class 4 Claims, Class 6 Claims, Class 7 Claims and Allowed Class 9 Equity Interests in accordance with the liquidation priorities in respect of the Preferred Stock and Common Stock.

             c. Voting: Class 6 is Impaired and Holders of Class 6 Claims are entitled to vote to accept or reject the Plan.

         8.  Class 7 - Securities Claims - Laserlink

             a. Classification: Class 7 consists of all Securities Claims - Laserlink.

             b.   Treatment:

                  (1) Each Holder of a Securities Claims - Laserlink shall receive in full satisfaction of such Class 7 Claim one share of Covad Common Stock in respect of each $100 of Allowed Claim; PROVIDED, HOWEVER, that, if each member of the McGovern Group affirmatively votes in favor of the Plan (which affirmative vote shall also be deemed automatically without further act on the part of such Holder as agreement to the Voluntary Laserlink Release), each Holder of a Securities Claim - Laserlink shall receive the Securities Claim - Laserlink Alternative Class Treatment.

                  (2)   Each affirmative vote by the Holder of Securities Claim
- Laserlink shall be deemed consent and agreement of the Voluntary Laserlink Release upon the Effective Date. Each released party in respect of the Voluntary Laserlink Release shall be a third party beneficiary of this Plan for the purpose of enforcing the Voluntary Laserlink Release.

                  (3) Distributions made on account of Securities Claims - Laserlink shall be made on the later of (a) the Initial Distribution Date (or as soon thereafter as is practicable), (b) on the date which is sixty (60) days after the Claim becomes an Allowed Claim and (c) the date on which such Claim becomes due and payable. Distributions to be made on account of Securities Claims - Laserlink under the Securities Claim - Laserlink Alternative Class Treatment to non-McGovern Group Holders shall be allocated Pro Rata to the McGovern Group to the extent such non-McGovern Group Holders fail to timely file proofs of claim on or before the Bar Date.

                  (4) Each Holder of a Securities Claim - Laserlink voting in favor of the Plan is deemed to represent and warrant that there has been, and there will be, no assignment or other transfer of any interest in any claim which would otherwise be released pursuant to the

Voluntary Laserlink Release, and such Holder shall indemnify and hold the Releasees (as defined in the definition of "Voluntary Laserlink Release"), and each of them, harmless from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred by Releasees, or any of them, as a result of any person asserting any such assignment or transfer.

             (5) In the event of a subsequent, post-Effective Date liquidation of Covad, following the satisfaction of all post-Effective Date obligations of Reorganized Covad and any unsatisfied Allowed Class 2B and Class 8 Claims, any remaining assets shall be Distributed to Holders of Allowed Class 3 Claims, Class 4 Claims, Class 6 Claims, Class 7 Claims and Allowed Class 9 Equity Interests in accordance with the liquidation priorities in respect of the Preferred Stock and Common Stock.

          c. Voting: Class 7 is Impaired and Holders of Class 7 Claims are entitled to vote to accept or reject the Plan.

      9.  Class 8 - Securities Claims - IPO Allocation

          a. Classification: Class 8 consists of the Securities Claims - IPO Allocation.

          b. Treatment: Securities Claims - IPO Allocation shall not be liquidated, adjudicated or addressed on the merits in this Chapter 11 Case. Each Holder of a Securities Claim - IPO Allocation Claim shall retain all legal, equitable and contractual rights, if any, to which such Claim entitles the Holder of such Claim.

          c. Voting: Class 8 is Unimpaired and Holders of Class 8 Claims are not entitled to vote to accept or reject the Plan.

      10. Class 9 - Equity Interests in Covad

          a. Classification: Class 9 consists of the Equity Interests in Covad.

          b.   Treatment:

               (1) Holders of Class 9 Equity Interests retain their existing Equity Interests under the Plan.

               (2) In the event of a subsequent, post-Effective Date liquidation of Covad, following the satisfaction of all post-Effective Date obligations of Reorganized Covad and any unsatisfied Allowed Class 2B and Class 8 Claims, any remaining assets shall be Distributed to Holders of Allowed Class 3 Claims, Class 4 Claims, Class 6 Claims, Class 7 Claims and Allowed Class 9 Equity Interests in accordance with the liquidation priorities in respect of the Preferred Stock and Common Stock.

          c. Voting: Class 9 is Unimpaired and Holders of Equity Interests are not entitled to vote under the Plan.

     11.  Class 10 - SBC Secured Claim

          a.   Classification: Class 10 consists of the SBC Secured Claim.

          b. Treatment: The SBC Secured Claim shall be satisfied in full on the Effective Date by (i) the consensual termination of the SBC Existing Agreement, as evidenced by the SBC Termination and Release, and (ii) the execution and delivery by the appropriate parties of (x) the SBC Resale Agreement, (y) the SBC Credit Agreement and all "Loan Documents," (as defined in the SBC Credit Agreement) and (z) the SBC Termination and Release. No other Distribution shall be made on the SBC Secured Claim.

          c. Voting: Class 10 is Impaired and the Holder of Class 10 Claim is entitled to accept or reject the Plan.

                                       IV.
                       ACCEPTANCE OR REJECTION OF THE PLAN
                       -----------------------------------
A. Voting Classes
   --------------

          Each Holder of an Allowed Claim in Classes 1, 3, 4, 5, 6, 7 and 10 and each Holder of an Allowed Interest in Class 9 is entitled to vote either to accept or to reject the Plan. Only those votes cast by Holders of Allowed Claims shall be counted in determining whether acceptances have been received sufficient in number and amount to obtain Confirmation.

B. Acceptance by Impaired Classes
   ------------------------------

          An Impaired Class of Claims shall have accepted the Plan if (a) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in dollar amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

                                       V.
                             EFFECT OF CONFIRMATION
                             ----------------------

A. Vesting of Cash and Assets in Covad/Termination of Noteholder Agent Security
   -----------------------------------------------------------------------------
   Interest
   --------

          Except to the extent otherwise provided in the Plan or restricted by prior order of the Bankruptcy Court, on the Effective Date, all Cash and Estate Assets shall vest in Covad free of any Claims, Liens and Equity Interests. The security interest in favor of the Noteholder Agent against Covad's interest in the Note Claim Escrow shall terminate on the Effective Date.

B. Post-Confirmation Directors and Officers
   ----------------------------------------

          On the Confirmation Date, the officers and directors of Covad are expected to be as follows:

              Charles Hoffman        Chief Executive Officer and President,
                                     Director
              Mark Richman           Chief Financial Officer and Senior Vice
                                     President
              Catherine Hemmer       Executive Vice President and Chief
                                     Operating Officer
              Anjali Joshi           Executive Vice President, Engineering
              Dhruv Khanna           Executive Vice President, Human Resources,
                                     General Counsel and Secretary
              Terry Moya             Executive Vice President, External Affairs
                                     and Corporate Development
              Chuck Haas             Executive Vice President and General
                                     Manager, Covad Integrated Services
              Patrick Bennett        Senior Vice President, Sales
              Christine Morris       Vice President, Treasurer
              Joseph LeChevallier    Vice President, Controller
              Robert Hawk            Director
              Hellene Runtagh        Director
              Daniel Lynch           Director
              Frank Marshall         Director
              Rich Shapero           Director
              Larry Irving           Director
              Chuck McMinn           Chairman of the Board

          Compensation of each Officer and Director shall initially be as was in effect prior to the Effective Date as set forth in the Disclosure Statement.

C. Authority to Effectuate Plan
   ----------------------------

          Upon the entry of the Confirmation Order by the Bankruptcy Court, all matters provided under the Plan will be deemed to be authorized and approved without further approval from the Bankruptcy Court. The Confirmation Order will act as an order modifying Covad's By-Laws and Certificate of Incorporation such that the provisions of the Plan can be effectuated, so as to include, without limitation, provisions allowing Holders of a series of Preferred Stock (to the exclusion of the holders of Common Stock) to vote on amendments to the Certificate of Incorporation (including any certificate of designation relating to such series) that relates solely to such series, increasing the number of shares of Preferred Stock that Covad shall have the authority to issue, and prohibiting the issuance of non-voting stock. Covad shall be authorized, without further application to or order of the Bankruptcy Court, to take whatever action is necessary to achieve Consummation and carry out the Plan and to effectuate the Distributions provided for thereunder.

D.   Post-Confirmation Status Report
     -------------------------------

          Within 120 days of the entry of the Confirmation Order, Covad shall file a status report with the Court explaining what progress has been made toward consummation of the confirmed Plan. The status report shall be served on the U.S. Trustee, and those parties who have requested special notice post-confirmation. The Bankruptcy Court may schedule status conferences at its discretion.

E.   Escrows
     -------
          Except as expressly provided in this Plan, all escrows previously established prior to and during the Chapter 11 Case and still in existence on the Effective Date shall continue to be administered, and the escrowed funds shall be released, according to their terms and any orders of the Bankruptcy Court previously entered. Escrowed funds that are released to Covad after the Plan Effective Date shall be used to achieve Consummation and carry out the Plan.

F.   Binding Effect
     --------------

          Except as otherwise expressly provided in the Plan, on and after the Effective Date, the Plan and all exhibits thereto shall bind the Committee, and all Holders of Claims and Equity Interests.

G.   Authority and Requirement to Effectuate Liquidation
     ---------------------------------------------------

          The Confirmation Order will act as an order under sections 363, 1123 and 1129 authorizing and requiring Reorganized Covad, if its subsidiaries have discontinued operations, to liquidate its assets through one or a series of transactions and to distribute the proceeds thereof in accordance with the equity priorities established by this Plan or applicable law (following the satisfaction of any Claims not discharged under this Plan or obligations incurred by Reorganized Covad following the Effective Date). The Bankruptcy Court specifically retains jurisdiction to enter such orders for the conduct of liquidation, and to resolve disputes regarding Reorganized Covad's liquidation.

                                       VI.
                                    COMMITTEE
                                    ---------

          Upon the Effective Date, any Committee in existence shall be dissolved and its members shall be deemed released of all their duties, responsibilities and obligations. The retention or employment of the Committee's Professionals and agents shall terminate with the dissolution of the Committee.

                                      VII.
                           IMPLEMENTATION OF THE PLAN
                           --------------------------

A.   Funding of Plan
     ---------------

     1. The sources of consideration to achieve Consummation and to carry out the Plan shall be (i) Covad's Cash on hand, (ii) insurance proceeds, (iii) the Reserve Fund, (iv) the MOU Settlement Fund, (v) the proceeds of the Note Claim Escrow, (vi) the 1999 Reserve Note Fund, (vii) the proceeds of the term loan made pursuant to the SBC Credit Agreement, (viii) the "Prepayment for Services" (as defined in the SBC Resale Agreement) received by Covad under the SBC Resale Agreement, (ix) the "Restructuring Fee" (as defined in the SBC Termination and Release) received by Covad under the SBC Termination and Release, and (x) the issuance of stock by Covad.

     2. On the Effective Date, all necessary parties shall execute and deliver all "Loan Documents" (as defined in the SBC Credit Agreement) not previously executed and delivered, (subject to Court approval) and take all actions necessary to consummate the transactions contemplated by all of the foregoing to be consummated on the Effective Date.

B.   Rights of Debtor
     ----------------

          In addition to its other rights under the Plan, Covad shall have the right, but not the obligation, to retain and compensate professionals (including, but not limited to the Professionals retained by Covad prior to the Effective Date) and other Persons to assist Covad in performing its duties under the Plan.

C.   Surrender of Existing Notes
     ---------------------------

          The Holder of any Note which is in physical certificate form must surrender such physical certificate as a condition to receiving a Distribution under the Plan on account of such Note or instrument. The Holder of any interest in a global note must surrender that interest through the book-entry procedures established by the custodian for such global note or by the agent appointed by Covad for such purpose. Any Holder of a Claim that fails to (a) surrender such Note or instrument by physical delivery or book-entry procedures or (b) execute and deliver an affidavit of loss and/or indemnity satisfactory to Covad and furnish a bond in form, substance, duration and amount satisfactory to Covad prior to the Effective Date, shall be deemed to have forfeited all rights and Claims on account of such Note or instrument and shall not receive any Distribution on account of being a Holder of such Note or instrument.

D.   Amendment of Certificate of Incorporation and By-Laws
     -----------------------------------------------------

          Upon the Effective Date, Covad shall amend its Certificate of Incorporation and By-Laws, as necessary to effectuate the terms of the Plan, including, without limitation, to provide for the issuance of the Preferred Stock, to allow Holders of series of Preferred Stock (to the exclusion of the Holders of Common Stock) to vote on amendments to the Certificate of Incorporation (including any certificate of designation relating to such series) that relate solely to such series, to increase the number of shares of Preferred Stock that Covad shall have the authority to issue, and to prohibit the issuance of non-voting Stock.

E.   Reserve Fund
     ------------

          On the Effective Date, Covad shall allocate to the Reserve Fund consideration, and, with respect to Stock, shall reserve Stock for issuance, sufficient to satisfy liquidated Disputed Claims.

F.   Section 1145 Benefits
     ---------------------

          The recipients of any securities issued pursuant to this Plan shall be entitled to all of the benefits of Bankruptcy Code section 1145, including Common Stock issued upon conversion of the Preferred Stock. The Confirmation Order will provide that the Preferred Stock and the shares of Common Stock issuable upon conversion of the Preferred Stock will be deemed to have been sold in a public offering and are freely transferable.

G.   Release Issues
     --------------

          The Plan provides no releases by Creditors of any Person other than the Debtor in respect of actions prior to the Petition Date other than in respect of the Voluntary Laserlink Release which is the subject of agreement with the Holders of Securities Claims - Laserlink and the voluntary release made by Holders of the Leonardo Claims. However, in consideration of Covad's agreement to advance this Plan, certain Holders of Note Claims that have executed "Agreements Concerning Voting" prior to the Petition Date have agreed upon Confirmation of the Plan, in such Agreements Concerning Voting, to waive
---- ------------
and release all other Claims held by such Holders against Covad or its past and present directors, officers and employees ("Released Parties") arising out of or related to the Notes currently or previously owned by such Holder. Each Holder also covenants not to initiate a new suit, but may participate in any existing or future lawsuit against any of the Released Parties in respect of the purchase or sale of any other securities of Covad.

          Additionally, the Memorandum of Understanding contemplates that plaintiffs in the pending Securities Class Action will release Covad's past and present officers and directors, controlling shareholders, attorneys, insurers, financial advisors, accountants, affiliates and related parties. No Holder, however, is required to participate in the Securities Class Action if it does not desire to do so.

H.   Securities Issues.
     -----------------

          Covad intends to be a reporting company upon the Effective Date and believes it has the financial wherewithal to comply with all reporting requirements. Nothing in this Plan is intended to expand the scope of Section 1145(e) of the Code in respect of securities issued pursuant to the Plan.

                                      VIII.

                             TREATMENT OF EXECUTORY
                             ----------------------

                         CONTRACTS AND UNEXPIRED LEASES
                         -------------------------------

A.   Assumption of Stock Option Agreements and Indemnity Agreements
     ---------------------------------------------------------------

          As of the Petition Date, Covad was a party to numerous agreements granting certain employees and members of management stock option rights (collectively, "Stock Option Agreements") and agreements (including, without limitation, Covad's obligations under its bylaws) indemnifying certain of Covad's present and former directors and officers from specified liabilities (collectively, "Indemnity Agreements"). Both the Stock Option Agreements and Indemnity Agreements represent important obligations of Covad which are instrumental to the retention of the employee base and management of Covad and its Subsidiaries through Covad's restructuring and enhance Covad's ability to attract capable officers and directors.

          Accordingly, to the extent such Stock Option Agreements and Indemnity Agreements constitute executory contracts that have not been assumed or rejected during the pendency of Covad's Chapter 11 Case, Covad shall assume all such agreements whether or not such Stock Option Agreements and Indemnity Agreements are identified on Exhibit B to the Plan.

B.   Rejection Of Other Executory Contracts and Unexpired Leases
     -----------------------------------------------------------

          Pursuant to the Plan, on the Effective Date, except for an executory contract or unexpired lease that (a) was previously assumed or rejected by an order of the Bankruptcy Court pursuant to section 365 of the Bankruptcy Code,
(b) qualifies as a Stock Option Agreement or Indemnity Agreement and is not listed on Exhibit B to the Plan, or (c) is listed on Exhibit B attached to the Plan under the heading "Contracts/Leases to be Assumed" (exclusive of the SBC Existing Agreement which is being terminated pursuant to the SBC Termination and Release), all executory contracts and unexpired leases entered into by Covad prior to the Petition Date that have not previously expired or terminated pursuant to their own terms shall be deemed rejected pursuant to section 365 of the Bankruptcy Code. Covad reserves its right to add or remove any executory contract or unexpired lease from Exhibit B prior to Confirmation of the Plan. However, as to those executory contracts or unexpired leases that are not on the list as of Confirmation of the Plan, the Plan provides that the Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. The non-debtor parties to any rejected personal property leases will be responsible for taking all steps necessary to retrieve, at their expense, the personal property that is the subject of such executory contracts and leases.

C.   Claims Based on Rejection of Executory Contracts or Unexpired Leases
     --------------------------------------------------------------------

          All Proofs of Claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the later of the date of entry of either the Confirmation Order and an order of the Bankruptcy Court approving such rejection. Any Claims arising from the rejection of an executory contract or unexpired lease not Filed within such times will be forever barred from assertion against Covad, any other entity, Covad's Estate and property unless otherwise ordered by the Bankruptcy Court or provided in the Plan; all such Claims for which Proofs of Claim are required to be Filed will be, and will be treated as, General Unsecured Claims subject to the provisions of Article III hereof.

                                       IX.
                       PROVISIONS GOVERNING DISTRIBUTIONS
                       ----------------------------------

A.   Distributions for Claims Allowed as of the Effective Date
     ---------------------------------------------------------

          Covad or the Responsible Agent will make all Distributions provided for under the Plan. Except as otherwise provided in the Plan, or as may be ordered by the Bankruptcy Court, Distributions on account of those Claims that are Allowed as of the Effective Date and are entitled to receive Distributions under the Plan, shall be made on the Effective Date (or as soon thereafter as is practicable). Distributions on account of Claims that become Allowed after the Effective Date shall be made pursuant to Article III of the Plan.

          Except as otherwise set forth in the Plan, Covad may, but shall not be required to, set-off against any Claim and the Distributions to be made pursuant to the Plan in respect of such Claim, any Rights of Action the Estate may have against the Holder of the Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by Covad of any such Rights of Action, set-off or recoupment which Covad may have against such Holder.

B.   Manner of Payment
     -----------------

          Any payment of Cash made under the Plan may be made either by check drawn on a domestic bank, by wire transfer, or by automated clearing house transfer from a domestic bank, at the option of Covad.

          Under section 1146(c) of the Bankruptcy Code, the making or delivery of an instrument of transfer under a plan may not be taxed under any law imposing a stamp tax or similar tax. Pursuant thereto, entry of the Confirmation Order shall be a determination that no stamp tax, transfer tax or similar tax may be imposed on any sale of property by Covad.

          Covad, in making Distributions under the Plan, shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all Distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Covad may withhold the entire Distribution due to any Holder of an Allowed Claim until such time as such Holder provides Covad with the necessary information to comply with any withholding requirements of any governmental unit. Any funds so withheld will then be paid by Covad to the appropriate authority. If the Holder of an Allowed Claim fails to provide to Covad the information necessary to comply with any withholding requirements of any governmental unit within thirty (30) days from the date of first notification by Covad to the Holder of such Allowed Claim the need for such information or for the Cash necessary to comply with any applicable withholding requirements, then the Holder's Distribution shall be treated as an undeliverable Distribution accordance with Article IX.D of the Plan.

C.   Transmittal of Distributions to Parties Entitled Thereto
     --------------------------------------------------------

          All Distributions by check shall be deemed made at the time such check is duly deposited in the United States mail, postage prepaid. All Distributions by wire transfer shall be deemed made as of the date the Federal Reserve or other wire transfer is made. Except as otherwise agreed with the Holder of an Allowed Claim in respect thereof or as provided in the Plan, any property to be distributed on account of an Allowed Claim shall be distributed by mail, upon compliance by the Holder with the provisions of the Plan, to (a) the latest mailing address Filed for the Holder of an Allowed Claim entitled to a Distribution, (b) the latest mailing address Filed for a Holder of a Filed power of attorney designated by the Holder of such Claim to receive Distributions, (c) the latest mailing address Filed for the Holder's transferee as identified in a Filed notice served on Covad pursuant to Bankruptcy Rule 3001(e), or (d) if no such mailing address has been Filed, the mailing address reflected on the Schedules or in Covad's books and records.

D.   Disputed Claims and Unclaimed Property
     --------------------------------------

          Notwithstanding all references in the Plan to Claims that are Allowed, in undertaking the calculations concerning Allowed Claims under the Plan, including the determination of the amount of Distributions due to the Holders of Allowed Claims, each

Disputed Claim shall be treated as if it were an Allowed Claim, as appropriate, except that if the Court estimates the likely portion of a Disputed Claim to be Allowed or otherwise determines the amount which would constitute a sufficient reserve for a Disputed Claim (which estimations and determinations may be requested by Covad), such amount as determined by the Court shall be used as to such Claim.

          After an objection to a Disputed Claim is withdrawn or determined by Final Order, the Distributions due on account of any resulting Allowed Claim shall be made by Covad, together with the interest, if any, payable on such Claim. Such payment shall be made on the earlier of (1) the next payment date for Claims of the Class or type of the Claim of such Holder and, (2) within forty-five (45) days of the date the Disputed Claim becomes an Allowed Claim or authorized Administrative Claim. No interest shall be due to the Holder of a Disputed Claim based on the delay attendant to determining the allowance of such Claim except as set forth in this subsection.

          At Covad's election, any property which is unclaimed for ninety (90) days after Distribution thereof by mail to the last known mailing address of the party entitled thereto, shall revest in Covad as available funds for ongoing costs and fees or for distribution to other Creditors. Notwithstanding the foregoing, if any mail sent to a Creditor at the last known mailing address by Covad is returned without a forwarding address and the Creditor does not Claim its Distribution within ninety (90) days after it is mailed to the Creditor, Covad may strike the Creditor's Claim from the Creditor list, issue no more checks to such Creditor and, for the purposes of future Distributions, treat the Creditor's Claim as if it were disallowed.

E.   Setoffs
     -------

          Covad may, but shall not be required to, setoff against any Claim (1) the payments and/or Distribution of other property to be made under the Plan in respect of such Claim and (2) any Claims of any nature whatsoever Covad may have against the Holder of a Claim whether asserted or otherwise, but neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver by Covad of any such claim Covad may have against such Holder.

F.   Saturday, Sunday or Legal Holiday
     ---------------------------------

          If any payment, Distribution, or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or Distribution or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

G.   Fractional Cents and Shares of Preferred Stock
     ----------------------------------------------

          Notwithstanding any other provisions of the Plan to the contrary, no payment of fractional cents will be made under the Plan. Cash will be paid in whole cents (rounded-down to the nearest whole cent when and as necessary) to Holders entitled to receive a Distribution of Cash. Shares of Preferred Stock (other than shares of Common Stock issued prior to the Effective Date in lieu of such Preferred Stock upon the deemed conversion thereof) will be issued in fractional shares (rounded to one decimal point of a whole share of Preferred Stock when and as necessary) to Holders entitled to receive a Distribution of Preferred Stock upon original issuance of such Preferred Stock.

H. Revesting Of Assets
   -------------------

         Upon the Effective Date, Covad may use, acquire, transfer and dispose of all of its property, free of any restrictions of the Bankruptcy Code and without further order of the Court as Covad in its business judgment determines proper. As of the Effective Date, all property of Covad shall be free and clear of all Claims except as provided in this Plan and as contemplated by the SBC Credit Agreement. If the Confirmation Order is ever reversed or revoked, this provision of the Plan shall become null and void, and all Liens existing before the Confirmation Date shall be revived.

I. Corporate Action
   ----------------

         Upon the entry of the Confirmation Order by the Bankruptcy Court, all matters provided under the Plan involving the corporate structure of Covad, including, without limitation, the issuance of the Preferred Stock, shall be deemed to be authorized and approved without any requirement of further action by Covad, Covad's shareholders, or Covad's board of directors.

J. No Release
   ----------

         Except as otherwise provided in the Plan, no Entity and/or any such Entity's parents, subsidiaries, affiliates, related Entities, officers, directors, agents and/or employees shall be released and/or discharged of any liabilities under the Plan except as specifically provided in the Plan. Consequently, except as specifically provided in the Plan, all Entities shall remain liable to the extent presently provided under any applicable law with respect to any claims against any such Entities.

                                       X.
                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS
                    ----------------------------------------

A. Prosecution of Objections to Claims
   -----------------------------------

         Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, and except as set forth in the Plan, Covad shall have the exclusive right to make and File objections to Administrative Claims, Claims, and Equity Interests. No settlement of a Securities Claim - Laserlink shall be approved without the consent of the majority of the members of the McGovern Group.

         Unless another time is set by order of the Bankruptcy Court, all objections to Claims and Equity Interests shall be Filed with the Court and served upon the Holders of each of the Claims and Equity Interests to which objections are made by the later of (1) 150 days after the Effective Date, and
(2) ninety (90) days after a Proof of Claim or request for payment with respect to such Claim or Equity Interest is Filed.

         Except as set forth in the Plan, nothing in the Plan, the Disclosure Statement, the Confirmation Order or any order in aid of Confirmation, shall constitute, or be deemed to constitute, a waiver or release of any claim, cause of action, right of setoff, or other legal or equitable defense that Covad had immediately prior to the commencement of the Chapter 11 Case, against or with respect to any Claim or Equity Interest. Except as set forth in the Plan, upon Confirmation, Covad shall have, retain, reserve and be entitled to assert all such claims, causes of action, rights of setoff and other legal or equitable defenses that Covad had immediately prior to the commencement of the Chapter 11 Case as if the Chapter 11 Case had not been commenced.

B. Estimation of Claims
   --------------------

         Covad may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether Covad has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, Covad may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim.

C. Cumulative Remedies
   -------------------

         All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court. Until such time as such Administrative Claim, Claim or Equity Interest becomes an Allowed Claim or Interest, such Claim or Interest shall be treated as a Disputed Administrative Claim, Disputed Claim or Disputed Equity Interest, as the case may be, for purposes related to allocations, Distributions, and voting under the Plan.

D. Payments and Distributions on Disputed Claims
   ---------------------------------------------

         As and when authorized by a Final Order, Disputed Claims that become Allowed Claims shall be satisfied from the Reserve Fund (or, if the Reserve Fund is insufficient, by the general assets of Covad) and issuance of Stock by Covad, such that the Holder of such Allowed Claim receives all payments and Distributions to which such Holder is entitled under the Plan. Notwithstanding any provision in the Plan to the contrary, no partial payments and no partial Distributions will be made with respect to a Disputed Claim until the resolution of such disputes by settlement or Final Order. Unless otherwise agreed by Covad, a Creditor who holds both (an) Allowed Claim(s) and (a) Disputed Claim(s) will not receive a Distribution until such dispute is resolved by settlement or Final Order.

E. Allowance of Claims and Equity Interests
   ----------------------------------------

   1.    Disallowance of Claims

         All Claims held by Entities against whom Covad has asserted or may assert a cause of action under sections 542, 543, 522(f), 522(h), 544, 545, 547, 548, 549, or 550 of the Bankruptcy Code shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not vote to accept or reject the Plan, both consequences to be in effect until such time as such causes of action against that Entity have been settled or resolved by a Final Order and all sums due Covad by that Entity are turned over to Covad or to the Responsible Agent.

   2.    Allowance of Claims

         Except as expressly provided in the Plan, no Claim shall be deemed Allowed by virtue of the Plan, Confirmation, or any order of the Bankruptcy Court in the Chapter 11 Case, unless and until such Claim is deemed Allowed under the Bankruptcy Code or the Bankruptcy Court enters a Final Order in the Chapter 11 Case allowing such Claim.

   3.    Allowance of Equity Interests

         Except as expressly provided in the Plan, no Equity Interest shall be deemed Allowed by virtue of the Plan, Confirmation Order, or any order of the Bankruptcy Court in the Chapter 11 Case, unless and until such Equity Interest is deemed Allowed under the Bankruptcy Code or the Bankruptcy Court enters a Final Order in the Chapter 11 Case allowing such Equity Interest.

F. Controversy Concerning Impairment
   ---------------------------------

         If a controversy arises as to whether any Claims or Equity Interests or any Class of Claims or Equity Interests are Impaired under the Plan, the Bankruptcy Court, after notice and a hearing, shall determine such controversy before the Confirmation Date. If such controversy is not resolved prior to the Effective Date, Covad's interpretation of the Plan shall govern.

                                       XI.

                            DEBTOR'S CAUSES OF ACTION
                            -------------------------

A. Maintenance of Causes of Action
   -------------------------------

         Except as otherwise provided in the Plan, any rights or causes of action under any theory of law, including without limitation under the Bankruptcy Code, accruing to Covad shall remain Assets of the Estate pursuant to section 1123(b)(3)(B) of the Bankruptcy Code and vest in Covad.

         Unless a Right of Action against a Creditor or other Person is expressly waived, relinquished, released, compromised or settled in the Plan, or as part of the settlement of the

Securities Class Action, or in a Final Order, all rights with respect to such Right of Action are reserved to Covad who may pursue such Right of Action. Without limiting the generality of the foregoing, Rights of Action identified on the Attached Exhibit "C" are expressly preserved, except (1) to the extent released pursuant to the Laserlink release by Covad hereunder, (2) all Rights of Action against SBC identified on Exhibit "C" are released, or (3) as otherwise expressly released under this Plan.

          Covad may pursue or decline to pursue the Rights of Action assigned to it for prosecution, as appropriate, in Covad's business judgment, subject to the provisions of the Plan. Covad may settle, release, sell, assign, otherwise transfer or compromise such Rights of Action, in Covad's business judgment upon order of the Court, subject to the provisions of the Plan.

          From and after the Effective Date, Covad may also litigate any avoidance, recovery or subordination actions under sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, or any other causes of action or rights to payments or claims that belong to Debtor that may be instituted by Covad after the Effective Date.

B.   No Res Judicata Effect
     ----------------------

          Notwithstanding anything to the contrary in this Plan or in the Disclosure Statement, the provisions of the Disclosure Statement and this Plan which permit Covad to enter into settlements and compromises of any potential litigation shall not have and are not intended to have any res judicata effect with respect to any pre-petition claims and causes of action that are not otherwise treated under the Plan and shall not be deemed a bar to Covad's asserting such claims and causes of action. Covad shall have the authority to settle claims and litigation as provided in the Plan, provided that all such settlements shall nevertheless be subject of the settlement standards imposed by Bankruptcy Rule 9019.

C.   Conditional Release of Laserlink Parties.
     ----------------------------------------

     1. Expressly conditioned on Covad's receipt of an affirmative vote in favor of the Plan from each and every member of the McGovern Group, Covad hereby releases and forever discharges the "Laserlink Releasees" hereunder, consisting of each Holder of Securities Claims - Laserlink voting to accept the plan and each and all of them, and each of their successors, heirs, assigns, agents, partners, employees, representatives, lawyers, associates, owners, stockholders, predecessors, assigns, agents, directors, officers, partners and employees (including, without limitation, Persons and Claims identified on items 2 and 7 on Exhibit "C"), and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims demands, damages, losses, costs or expenses of any nature whatsoever, known or unknown, fixed or contingent, which Covad now has or may hereafter have against the Laserlink Releasees, or any of them, by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof relating in any way to the events which gave rise to the Securities Claims - Laserlink or in connection with the Agreement and Plan of Merger among Covad, Lightsaber Acquisition Company, and Laserlink.net Inc., dated as of March 8, 2000, or any subsequent events relating thereto (hereinafter called "Laserlink Claims").

     2. Covad represents and warrants that there has been, and there will be, no assignment or other transfer of any interest in any Laserlink Claim which it may have against the

Laserlink Releasees, or any of them, and Covad agrees to indemnify and hold the Laserlink Releasees, and each of them, harmless from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred by the Laserlink Releasees, or any of them, as a result of any person asserting any such assignment or transfer.

                                      XII.

                      CONDITIONS PRECEDENT TO CONFIRMATION
                      ------------------------------------

                          AND CONSUMMATION OF THE PLAN
                          ----------------------------

A.   Condition Precedent to Confirmation/Effective Date
     --------------------------------------------------

          It is a condition to the Effective Date (unless waived by Covad) that
(1) the Confirmation Order shall approve in all respects all of the provisions, terms and conditions of the Plan, and (2) the Confirmation Order is satisfactory to Covad in form and substance.

B.   Conditions Precedent to Consummation
     ------------------------------------

          It is a condition of Consummation that (1) the Confirmation Order shall have been signed by the Bankruptcy Court and duly entered on the docket for the Chapter 11 Case by the Clerk of the Bankruptcy Court in form and substance acceptable to Covad; and (2) no stay of the Confirmation Order shall be in effect.

C.   Waiver of Conditions
     --------------------

          Covad may waive any of the conditions of the Confirmation and/or Consummation of the Plan, in whole or in part, set forth in Article XII of the Plan at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to obtain Confirmation and/or achieve Consummation of the Plan.

D.   Effect of Non-Occurrence of Conditions to Consummation
     ---------------------------------------------------

          If the Confirmation Order is vacated, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Equity Interests in, Covad; (2) prejudice in any manner the rights of Covad, or
(3) constitute an admission, acknowledgment, offer or undertaking by Covad in any respects; provided, however, that the Professional Fees allowed by a Final Order shall not be subject to disgorgement.

                                      XIII.

                            RETENTION OF JURISDICTION
                            -------------------------

          Notwithstanding entry of the Confirmation Order or the Plan Effective Date having occurred, the Chapter 11 Case having been closed, or Final Decrees having been entered, the Bankruptcy Court shall have jurisdiction of matters arising out of, and related to the Chapter 11 Case and the Plan under, and for the purposes of, sections 105(a), 1127, 1142 and 1144 of the Bankruptcy Code and for, among other things, the following purposes:

          A. To allow, disallow, determine, liquidate, classify, estimate or establish the priority or status of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims;

          B. To grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

          C. To resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which Covad is a party or with respect to which Covad may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date to the list of executory contracts and unexpired leases to be rejected;

          D. To ensure that Distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan, including ruling on any motion Filed pursuant to Article X;

          E. To decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving Covad or its affiliates, directors, employees, agents or professionals that may be pending on the Effective Date;

          F. To enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or the Disclosure Statement including, without limitation, appropriate orders to establish and protect the Reserve Fund, to approve the settlement contemplated by the Memorandum of Understanding and any class settlements and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan;

          G. To resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Person's or Entity's obligations incurred in connection with the Plan, including, among other things, any avoidance actions or subordination actions under sections 510, 544, 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code;

          H. To issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation or enforcement of the Plan, except as otherwise provided herein;

          I. To resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other Plan provisions and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

          J. To enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

          K. To determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement;

          L. To enter an order and/or final decree concluding the Chapter 11
Case;

          M. To consider any modification of the Plan under section 1127 of the Bankruptcy Code and/or modification of the Plan before "substantial consummation" as defined in section 1101(2) of the Bankruptcy Code;

          N. To protect the property of the Estate from adverse Claims or interference inconsistent with the Plan, including to hear actions to quiet or otherwise clear title to such property based upon the terms and provisions of the Plan, or to determine Covad's exclusive ownership of claims and causes of action retained under the Plan;

     O. To hear and determine matters pertaining to abandonment of property of the Estate;

     P. To consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

     Q. To interpret and enforce any orders previously entered in the Chapter 11 Case to the extent such orders are not superseded or inconsistent with the Plan;

     R. To recover all Assets of Debtor and property of the Estate, wherever located;

     S. To hear and determine matters concerning state, local, and federal taxes in accordance with sections 345, 505, and 1146 of the Bankruptcy Code.

     T. To hear and act on any other matter not inconsistent with the Bankruptcy Code;

     U. To consider and act on the compromise and settlement of any litigation, Claim against or cause of action on behalf of the Estate;

     V. To interpret and enforce the injunctions contained in the Confirmation Order;

     W. To determine any dispute as to the registration rights to which any party is entitled under this Plan; and

     X. To issue orders necessary to liquidate the assets of the Debtor in the event funding is not obtained sufficient to permit Debtor's subsidiaries to continue in operation.

                                      XIV.
                            MISCELLANEOUS PROVISIONS
                            ------------------------

A. Payment of Statutory Fees
   -------------------------

         All fees payable pursuant to 28 U.S.C (S) 1930 as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date. Covad shall pay fees that accrue under 28 U.S.C (S) 1930 until a Final Decree is entered in its Chapter 11 Case, or the Bankruptcy Court otherwise orders. Covad shall submit U.S. Trustee quarterly fee status reports with each quarterly fee paid after Confirmation.

B. Discharge of Debtor
   -------------------

         Except as otherwise provided herein: (a) the rights afforded in the Plan and the treatment of all Claims and Equity Interests therein, shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against Covad, or its Assets or properties; (b) on the Effective Date, all such Claims against, and Equity Interests in Covad shall be satisfied, discharged and released in full; and (c) all Persons and Entities shall be precluded from asserting against Covad, its successors or its Assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

C. Modification of Plan
   --------------------

         Covad reserves to itself, in accordance with the Bankruptcy Code, the right to amend or modify the Plan prior to the entry of the Confirmation Order. However, in certain instances, the Court may require a new disclosure statement and/or an order revoking the Plan.

         Prior to entry of the Confirmation Order, the Plan may only be modified with the consent of Covad. After the entry of the Confirmation Order, Covad may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, if (1) the Plan has not been substantially consummated and (2) the Court authorizes the proposed
                          ---
modifications after notice and a hearing.

D. Revocation of Plan
   ------------------

         Covad reserves the right to withdraw the Plan at any time before the entry of the Confirmation Order. If any of the following events occur: (1) Covad revokes or withdraws the Plan; (2) the Confirmation Order is not entered; (3) the Effective Date does not occur; (4) Consummation of the Plan is not substantially achieved; or (5) the Confirmation Order is reversed or revoked, then, at the option of Covad, the Plan shall be deemed null and void. In any of those events, nothing contained in the Plan shall be deemed to constitute a waiver of any claim by Covad, or to prejudice in any manner the rights of Covad in any further proceedings involving Covad.

E. Successors and Assigns
   ----------------------

         The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

F. Reservation of Rights
   ---------------------

         Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court enters the Confirmation Order. The Filing of the Plan, the statements or provisions contained therein, or the taking of any action by Covad with respect to the Plan shall not be, or shall not be deemed to be, an admission or waiver of any rights of Covad with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

G. Post-Confirmation Effectiveness of Proofs of Claims
   ---------------------------------------------------

         Proofs of Claim shall, upon the Plan Effective Date, represent only the right to participate in the Distributions contemplated by the Plan and otherwise shall have no further force or effect.

H. Term of Injunctions or Stays
   ----------------------------

         Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Case under sections 105 and 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date shall remain in full force and effect until the Effective Date. From and after the Effective Date, all Persons are permanently enjoined from and restrained against, commencing or continuing in any court any suit, action or other proceeding, or otherwise asserting any claim or interest, seeking to hold (1) any Covad entity, (2) the property of any Covad entity, or (3) the Committee or any of its members (or their respective officers, directors, employees, and other agents, advisors, attorneys and accountants, successors or assigns) liable for any claim, obligation, right, interests, debt or liability that has been discharged or released pursuant to the Plan.

         As of the Effective Date, Covad and the Estate shall release each attorney, accountant or other Professional employed by Covad in the Chapter 11 Case from any and all causes of action, claim, liabilities, counterclaims and damages relating in any manner to such professional's or other released individuals' or entities' participation in the Chapter 11 Case.

         The releases and injunctions set forth herein: (1) only apply to post-petition transactions or occurrences; and (2) do not release any party who may be liable with Covad to any party on account of any debt for which Covad receives a discharge.

I. Further Assurances
   ------------------

         Covad and all Holders of Claims receiving Distributions under the Plan and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

J. Entire Agreement
   ----------------

         The Plan supersedes all prior discussions, understandings, agreements, and documents pertaining or relating to any subject matter of the Plan.

K. Retiree Benefits
   ----------------

         Covad does not provide retiree benefits.

L. Failure of Bankruptcy Court to Exercise Jurisdiction
   ----------------------------------------------------

         If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter arising out of the Chapter 11

Case, including any of the matters set forth in the Plan, the Plan shall not prohibit or limit the exercise of jurisdiction by any other court of competent jurisdiction with respect to such matter.


M. Confirmation of the Plan Without Necessary Acceptances
   ------------------------------------------------------

         A COURT MAY CONFIRM A PLAN, EVEN IF IT IS NOT ACCEPTED BY ALL IMPAIRED CLASSES, IF THE PLAN HAS BEEN ACCEPTED BY AT LEAST ONE IMPAIRED CLASS OF CLAIMS AND THE PLAN MEETS THE "CRAMDOWN" REQUIREMENTS SET FORTH IN SECTION 1129(b) OF THE BANKRUPTCY CODE. SECTION 1129(b) OF THE BANKRUPTCY CODE REQUIRES THAT THE COURT FIND THAT A PLAN IS "FAIR AND EQUITABLE" AND DOES NOT "DISCRIMINATE UNFAIRLY" WITH RESPECT TO EACH NON-ACCEPTING IMPAIRED CLASS OF CLAIMS. IN THE EVENT THAT ANY IMPAIRED CLASS REJECTS THE PLAN IN ACCORDANCE WITH SECTION 1129(a)(8) OF THE BANKRUPTCY CODE, COVAD INTENDS TO REQUEST THAT THE BANKRUPTCY COURT CONFIRM THE PLAN IN ACCORDANCE WITH SECTION 1129(b) OF THE BANKRUPTCY CODE OR MODIFY THE PLAN IN ACCORDANCE WITH THE TERMS THEREOF.

N. Governing Law
   -------------

         Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the internal laws of the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, without regard to the conflict of laws provisions of the State of Delaware.

O. Headings
   --------

         The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner shall affect the provisions or interpretation(s) of the Plan.

P. Notices
   -------

         Any pleading, notice or other document required by the Plan to be served on or delivered to Covad shall be sent by first class U.S. mail, postage prepaid to:

                                    Brad Sonnenberg
                                    Covad Communications Group, Inc.
                                    4250 Burton Drive
                                    Santa Clara, California 95054

With copies to:
--------------

                                    Brad R. Godshall, Esquire
                                    PACHULSKI, STANG, ZIEHL, YOUNG & JONES P.C.
                                    10100 Santa Monica Blvd., 11/th/ Floor
                                    Los Angeles, California 90067

Q. Filing of Additional Documents
   ------------------------------

         On or before the Effective Date, Covad may File such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

R. Enforceability
   --------------

         Should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of the Plan.

S. Severability
   ------------

     The provisions of the Plan shall not be severable unless such severance is agreed to by Covad, and such severance would constitute a permissible modification of the Plan pursuant to section 1127 of the Bankruptcy Code.

T. Notice of Default under the Plan
   --------------------------------

     Any notice of default as provided for in the Plan or in any exhibit to the Disclosure Statement shall (a) conspicuously state that it is a notice of default; (b) describe with particularity the nature of the default, including a reference to the specific provisions of the Plan as to which a default or defaults have allegedly occurred; and (c) describe any action required to cure the default, including the exact amount of any payment required to cure such default, if applicable.

U. Investments
   -----------

     Covad shall be permitted from time to time to invest all or a portion of the Cash contained in any of the Reserve Funds in securities issued or directly guaranteed by the United States government or any agency thereof, commercial paper of corporations rated at least "A-1" by Standard & Poor's Corporation or rated at least "P-1" by Moody's Investor Services, Inc., interest bearing certificates of deposit, time deposits, bankers' acceptances and overnight bank deposits, and repurchase agreements. All interest and proceeds from such investments shall be transferred to the Reserve Fund from time to time as Covad, after consultation with the Responsible Agent, determines appropriate.

V. Reliance
   --------

     Covad, its agents, employees and professionals, while acting in their capacity as such, including but not limited to, objecting to Claims, making Distributions to Creditors holding Allowed Claims and approving settlement of actions, as the case may be, shall be permitted to reasonably rely on any certificates, sworn statements, instruments, reports, claim dockets, schedules, or other documents reasonably believed by it to be genuine and to have been prepared or presented by the Bankruptcy Court Clerk's Office, Covad and Covad's Professionals.

                      [SIGNATURES APPEAR ON THE NEXT PAGE]

Dated:   November 26, 2001
         Santa Clara, California              Respectfully submitted,

                                              Covad Communications Group, Inc.

                                              By: /s/  Christine Morris
                                                 ------------------------------
                                              Its:     VP. Treasurer
                                                  -----------------------------

                                    PACHULSKI, STANG, ZIEHL, YOUNG & JONES P.C.

                                    /s/ Laura Davis Jones
                                    ------------------------------------
                                    Laura Davis Jones (Bar No. 2456)
                                    Christopher J. Lhulier (Bar No. 3850)
                                    919 Market Street, 16/th/ Floor
                                    P.O. Box 8705
                                    Wilmington, Delaware 19899-8705
                                    Telephone: (302) 652-4100
                                    Facsimile: (302) 652-4400

                                                and

                                    Richard M. Pachulski (Bar No. 90073)
                                    Brad R. Godshall (Bar No. 105438)
                                    10100 Santa Monica Boulevard
                                    11/th/ Floor
                                    Los Angeles, California 90067-4100
                                    Telephone: (310) 277-6910
                                    Facsimile: (310) 201-0760

                                    Counsel to Covad Communications Group, Inc.

                                                                       EXHIBIT A

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                           CERTIFICATE OF DESIGNATION
                   AND DETERMINATION OF RIGHTS AND PREFERENCES
                   OF SERIES A CONVERTIBLE PREFFERRED STOCK OF
                        COVAD COMMUNICATIONS GROUP, INC.

     Covad Communications Group, Inc., a Delaware corporation (the "Corporation"), acting pursuant to (S) 151 of the General Corporation Law of
 -----------
Delaware, does hereby submit the following Certificate of Designation and Determination of Rights and Preferences of its Convertible Preferred Stock, Series A ("Certificate of Designation").
           --------------------------

     FIRST: The name of the Corporation is Covad Communications Group, Inc.

     SECOND: By unanimous consent of the Board of Directors of the Corporation dated _____________, 2001, the following resolutions were duly adopted:

     WHEREAS the Certificate of Incorporation ("Certificate of Incorporation")
                                                ----------------------------
of the Corporation authorizes Preferred Stock ("Preferred Stock") consisting of
                                                ---------------
[___________(_____________)] shares, par value $[___] per share, issuable from time to time in one or more series; and

     WHEREAS the Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and by the provisions of Article IV of the Corporation's Certificate of Incorporation, as amended, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

     WHEREAS it is the desire of the Board of Directors to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series;

     NOW, THEREFORE, BE IT RESOLVED that pursuant to Article IV of the Certificate of Incorporation there is hereby established a new series of [__________ (____________)] shares of convertible preferred stock of the Corporation (the "Series A Convertible Preferred Stock") to have the following
                  ------------------------------------
rights, preferences, powers, restrictions and limitations:

     Section 1. Dividends.

     So long as shares of Series A Convertible Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock, (i) pay, or declare and set aside for payment, any dividend of cash, property or stock on any share of any class or series of capital stock, including, without limitation, any other series of Preferred Stock or any Common Stock ("Common Stock") (other than stock dividends giving rise to an adjustment
        ------------
under Section 4(c) hereof) or (ii) purchase, repurchase or redeem any share of any class or series of capital stock, including, without limitation, any other series of Preferred Stock or any Common Stock (other than a purchase or redemption made by issuance for delivery of

Junior Stock for Junior Stock, Parity Stock or Senior Stock (in each case, as defined herein), Parity Stock for Parity Stock or Senior Stock or Senior Stock for Senior Stock); provided, however, that the Corporation may, without such a
                   --------  -------
vote, (a) repurchase shares of Common Stock for a maximum aggregate consideration of $400,000 issued upon the exercise of stock purchase rights granted to officers, directors, consultants and employees of the Corporation under the terms of repurchase agreements substantially similar in form to the repurchase agreements existing as of the date hereof, at a repurchase price that is below the Trading Price (as defined below) of the Common Stock; (b) pay, or declare and set aside for payment, any dividend of cash, property or stock on shares of Senior Stock or Parity Stock which were issued in connection with a Conversion Event (as defined herein), for an amount which shall not exceed 20% per annum of the liquidation preference of such a share; and (c) upon the expiration of nine (9) months from the Confirmation Date (as hereafter defined), purchase, repurchase or redeem shares of Senior Stock or Parity Stock which were issued in connection with a Conversion Event, for an amount which shall not exceed the value of the consideration received by the Corporation in respect of such shares of stock (plus accrued and unpaid dividends, if any). For purposes of this Section, "Trading Price" means the closing sales price, or average
                  -------------
between the closing bid and ask prices if there is no closing sales price, on the last day preceding the repurchase date on which there were trades in the Common Stock.

     Section 2. Liquidation, Dissolution, or Winding-Up.

     (a) Distributions. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the holders of outstanding shares of Series A Convertible
 -----------
Preferred Stock shall be entitled to be paid, out of the assets of the Corporation available for distribution to stockholders, before any payment shall be made to or set aside for the holders of Junior Stock, an amount equal to $[_______] per share of Series A Convertible Preferred Stock (the "Series A
                                                                   --------
Liquidation Value") (such amount to be subject to proportionate adjustment in
-----------------
the event of any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event occurring after the effective date of the Plan (as defined below) with respect to the Series A Convertible Preferred Stock, plus all declared but unpaid dividends on the Series A Convertible Preferred Stock through the date of such Liquidation). [Note: The Series A Liquidation Value will be equal to $100 million divided by the number of shares of Series A Convertible Preferred Stock that are issued in the Plan.]

     If upon any Liquidation, the assets lawfully available to be distributed to the holders of Series A Convertible Preferred Stock under this Section 2(a) are insufficient to permit payment to such stockholders of the full amount payable pursuant to the preceding paragraph, then the holders of Series A Convertible Preferred Stock and any Parity Stock will share equally and ratably in any distribution of assets of the Corporation lawfully available for distribution in proportion to the full liquidation preference and accumulated and unpaid dividends, if any, to which each is entitled.

     Upon the completion of the distributions required in this paragraph (a) of this Section 2, the holders of Series A Convertible Preferred Stock as such shall have no right to or claim to any of the remaining assets of the Corporation.

     (b) Non-Cash Distributions. In the event of a Liquidation resulting in the availability of assets other than cash for distribution to the holders of shares of Series A Convertible Preferred Stock, the holders of Series A Convertible Preferred Stock shall be entitled to a distribution of cash and/or other assets equal in value to the Series A Liquidation Value. In the event that such distribution to the holders of shares of Series A Convertible Preferred Stock shall include any assets other than cash, the value of such non-cash assets shall be determined as follows: (i) the average of the closing sales prices, or average between the closing bid and ask prices if there are no closing sales prices, of readily marketable securities for the twenty trading days prior to the delivery of notice by the Corporation to the holders of Series A Convertible Preferred Stock with respect to the Liquidation pursuant to Section 8, and (ii) for all other forms of assets, the Board of Directors shall first determine in good faith the value of such assets for such purpose, and shall notify all holders of shares of Series A Convertible Preferred Stock of such determination. The value of such assets for purposes of the distribution under this Section 2(b) shall be the value as so determined by the Board of Directors, unless one or more of the members of the Steering Committee (as defined below) who continue to be holders of shares of Series A Convertible Preferred Stock or, in the absence of any such members, the holders of at least 25% of the outstanding shares of Series A Convertible Preferred Stock, shall object thereto in writing within 30 days after the date of such notice. In the event of such an objection, the value shall be conclusively determined by an independent third party financial expert (to be jointly selected by the Corporation and the objecting member(s) of the Steering Committee or the holders of at least 25% of the outstanding shares of Series A Convertible Preferred Stock, as applicable), at the Corporation's expense and shall be binding upon the Corporation and the holders of shares of Series A Convertible Preferred Stock. For purposes of this Section, "Steering Committee" means the four (4) member steering committee of
          ------------------
noteholders with whom the Corporation negotiated the transaction pursuant to which the Series A Convertible Preferred Stock was issued.

     Section 3. Voting Rights.

     Except as otherwise expressly provided in this Certificate of Designation or as required by applicable law, the holder of each share of Series A Convertible Preferred Stock shall not be entitled to vote on any matters submitted to a vote of stockholders of the Corporation by virtue of holding such shares. [The following to be inserted if the Bankruptcy Court permits the Certificate of Incorporation to be amended to add the provision allowing the Board of the Corporation and the Series A Convertible Preferred to amend this Certificate of Designation: provided, however, each holder of a share of Series
                            --------  -------
A Convertible Preferred Stock shall be entitled to one vote per share of Series A Convertible Preferred Stock on each amendment to this Certificate of Designation under Section 242 of the Delaware General Corporation Law.]

     Section 4. Conversion. Shares of Series A Convertible Preferred Stock shall be subject to conversion into shares of Common Stock or other securities, properties, or rights, as set forth in this Section 4.

     (a)  Optional Conversion.

     (i) Subject to and in compliance with the provisions of this Section 4, any shares of Series A Convertible Preferred Stock (including, without limitation, those shares for which a Redemption Notice has been delivered by the Corporation under Section 5 but which shares have not yet been redeemed) may, at any time or from time to time at the option of the holder, be converted into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Convertible Preferred Stock shall be entitled upon such conversion shall be the product obtained by multiplying (A) the number of shares of Series A Convertible Preferred Stock being converted, by
(B) [_______](the "Series A Conversion Rate"). [Note: In the version of the
                   ------------------------
Certificate of Designation that will be in effect when the Plan is confirmed, the Series A Conversion Rate will be set so that the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock (the "Underlying Shares") would represent fifteen percent (15%) of the shares of
 -----------------
Common Stock outstanding, as of the effective date of the Corporation's Plan, after giving effect to the issuance of the Underlying Shares and any other securities of the Corporation to be issued under the Plan on the effective date of the Plan (other than securities issued or issuable in connection with a Conversion Event), but without giving effect to any shares issued pursuant to the exercise of rights issued pursuant to the Corporation's Stockholder Protection Rights Agreement (the "Rights Agreement") or any shares, options,
                                  ----------------
warrants or other securities issued or to be issuable in connection with a Conversion Event (it being understood that a Conversion Event could occur before the effective date of the confirmed Plan and prior to the issuance of the Series A Convertible Preferred Stock). Each share of Common Stock issuable upon the exercise or conversion, as applicable, of an outstanding option, warrant or other security exercisable for or convertible into Common Stock (other than any option, warrant or other security issued or to be issuable in connection with a Conversion Event) with an exercise price or conversion price, as applicable, of less than or equal to $0.85 per share of Common Stock shall be deemed outstanding for purposes of the above calculation; provided, however, that
                                                   --------  -------
rights issued or issuable pursuant to the Rights Agreement shall not be deemed outstanding for purposes of the above calculation (it being understood that the holders of the Underlying Shares issuable upon conversion of the Series A Convertible Preferred Stock shall be entitled to receive rights pursuant to the Rights Agreement to the extent that they would have been entitled to receive them pursuant to the Rights Agreement had they been holders of such Underlying Shares during the period from and after August 14,200l and prior to the issuance of the Series A Convertible Preferred pursuant to the Plan).]

     (ii) To exercise conversion rights under this Section 4(a), a holder of Series A Convertible Preferred Stock to be so converted shall (a) surrender the certificate or certificates representing the shares being converted to the Secretary of the Corporation at its principal office, accompanied by evidence of proper assignment thereof to the Corporation and (b) shall give written notice to the Secretary of the Corporation at that office that such holder elects to convert such shares, such written notice to include the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued and such holder's estimate of the number of shares of Common Stock issuable upon such conversion (a "Conversion Notice"). Should a
    -----------------
holder of Series A Convertible Preferred Stock wish to receive an electronic transmission of the shares of Common Stock issuable upon a conversion through the DTC's DWAC system pursuant to Section 10(d) in lieu of delivery of physical certificates, such holder shall (a) surrender the certificate or certificates representing the shares being converted to the appropriate department of the Corporation's transfer agent, accompanied by evidence of proper assignment thereof to the Corporation, (b) shall give written notice to the Corporation's transfer agent, with a copy to the Secretary of the Corporation, that such holder elects to convert such shares, such written notice to include a request that the delivery of the shares of Common Stock issuable upon such conversion be effected through the DWAC system, proper DWAC instructions to enable the Corporation's transfer agent to transmit the shares of Common Stock issuable upon such conversion to the proper DWAC account and such holder's estimate of the number of shares of Common Stock issuable upon such conversion (a "DWAC
                                                                       ----
Conversion Notice"), (c) comply with the requirements for transmissions through
-----------------
the DWAC system set forth in Section 10(d) and (d) comply with the reasonable and customary policies and procedures of the Corporation's transfer agent. The date when a Conversion Notice is delivered to the Corporation, or the date when a DWAC Conversion Notice is delivered to the Corporation's transfer agent, together with the certificate or certificates representing the shares of Series A Convertible Preferred Stock being converted, shall be the "Conversion Date"
                                                             ---------------
with respect to such shares. As promptly as practicable after the Conversion Date and in compliance with applicable securities laws, the Corporation shall issue and shall deliver to the holder of the shares of Series A Convertible Preferred Stock being converted, a certificate or certificates in such denominations as such holder may request in writing for the number of full shares of Common Stock issuable upon the conversion of such shares of Series A Convertible Preferred Stock in accordance with the provisions of this Section 4, plus cash as provided in Section 4(g) below in respect of any fraction of a share of Common Stock issuable upon such conversion; provided, however, that in
                                                     --------  -------
the case of a transmission through the DWAC system in which all of the conditions set forth in this Section 4 and in Section 10(d) have been met, the Corporation shall cause its transfer agent to deliver (in accordance with, and subject to the provisions of, Section 10(d)) the number of full shares of Common Stock issuable upon the conversion of such shares of Series A Convertible Preferred Stock in accordance with the provisions of this Section 4 no later than the third trading day after the Conversion Date. In the event that the Corporations does not timely fulfill its obligation to cause its transfer agent to deliver the shares of Common Stock issuable upon the conversion of shares of Series A Convertible Preferred Stock pursuant to a DWAC Conversion Notice, the holder of the shares being converted may revoke the DWAC Conversion Notice at any time prior to the delivery or issuance of such shares. A conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Convertible Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

     (b) Mandatory Conversion by the Corporation.

     (i) Conversion Events. The Corporation, at its election, may convert some or all of the shares of the then outstanding Series A Convertible Preferred Stock as follows:

     For each aggregate $15,000,000 raised by the Corporation in connection with one or more "Conversion Events" (as defined below), the Corporation may convert
             -----------------
up to that number of shares of Series A Convertible Preferred Stock having an aggregate Series A Liquidation Value equal to $20,000,000 into the number of fully paid and non-assessable shares of Common Stock into which such shares are then convertible, until all outstanding Series A Convertible Preferred Stock is converted. The aggregate number of shares to be converted in respect of each Conversion Event shall be apportioned among all of the holders of Series A Convertible Preferred Stock, pro rata based on the number of shares of Series A Convertible Preferred Stock held by each stockholder at the time of the Conversion Event.

     A "Conversion Event" shall mean any of the following occurring on or after
        ----------------
August 9, 200l: (a) the closing and draw upon of a bona fide secured or unsecured loan to the Corporation by any third party other than an affiliate
(as that term is defined in Rule 405 of the Securities Act of 1933, hereinafter an "Affiliate") entered into on an arms' length basis, on market terms, for use
    ---------
in the Corporation's business operations and maturing not earlier than nine months from the date of confirmation of the Corporation's Chapter 11 Plan of Reorganization of Covad Communications Group, Inc. (the "Plan") pursuant to
                                                         ----
which the Series A Convertible Preferred Stock was issued ("Confirmation Date");
                                                            -----------------
(b) the closing of an equity investment in the Corporation by any third party other than an Affiliate that is not, prior to nine months from the Confirmation Date, subject to any put or call nor is otherwise redeemable prior to nine months after the Confirmation Date; (c) the closing of an infusion in cash in the Corporation by SBC Communications Inc. ("SBC"), whether in settlement of
                                             ---
contract claims by the Corporation against SBC or the prepayment of SBC's contractual obligations to the Corporation, or otherwise, that is not refundable or repayable less than nine months after the Confirmation Date; or (d) the settlement of any pending, future or contemplated litigation by the Corporation against any person that is not refundable or repayable less than nine months after the Confirmation Date.

     The following events, regardless of whether they result in an infusion of cash into the Corporation, shall not be Conversion Events: (a) the merger or consolidation of the Corporation with or into another entity, regardless of how structured or (b) the sale, liquidation or exchange by the Corporation of any or all of its assets, other than in conjunction with Conversion Events described in classes (c) and (d) of the immediately preceding paragraph.

     (ii) Mechanics of Mandatory Conversion. To exercise conversion rights under this Section 4(b), the Corporation shall give written notice to each of the holders of record (at the close of business on the business day next preceding the day on which notice is given) of Series A Convertible Preferred Stock that the Corporation elects to convert shares of Series A Convertible Preferred Stock at such holder's address as the same appears on the stock register of the Corporation, which notice shall be certified by the Chief Executive Officer of the Corporation and shall set forth: (i) the amount of shares of Series A Convertible Preferred Stock being converted into Common Stock in the aggregate and for each holder of Series A Convertible Preferred Stock and (ii) a reasonably detailed description of the Conversion Event or Events. Such notice shall not contain any information which the Corporation in good faith considers to be material non-public information, unless simultaneous with the giving of such notice, the Corporation makes such information public. No defect in such notice shall render the mandatory conversion invalid. The date specified for conversion in such written notice sent by the Corporation (as long as such notice is delivered at least 15 days prior to the date specified for conversion) shall be the "Conversion Date" with respect to such shares. As promptly as practicable
     ---------------
after the Conversion Date and compliance with applicable securities laws, the Corporation shall issue and shall deliver to the holder of the shares of Series A Convertible Preferred Stock being converted, a certificate or certificates in such denominations as such holder may request in writing for the number of full shares of Common Stock issuable upon the conversion of such shares of Series A Convertible Preferred Stock in accordance with the provisions of this Section 4, plus cash as provided in Section 4(g) below in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Convertible Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of shares of Common Stock represented thereby.

          Upon any mandatory conversion of shares of Series A Convertible Preferred Stock into shares of Common Stock pursuant to this Section 4(b), the holders of such converted shares shall surrender the certificates formerly representing such shares at the office of the Corporation or of any transfer agent for Common Stock. Thereupon, there shall be issued and delivered to each such holder, promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock were so converted and cash as provided in Section 4(g) below in respect of any fraction of a share of Common Stock issuable upon such conversion. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless and until certificates formerly evidencing the converted shares of Series A Convertible Preferred Stock are either delivered to the Corporation or its transfer agent, as hereinafter provided, or the holder thereof notifies the Corporation or such transfer agent that such certificates have been lost, stolen, or destroyed and executes and delivers an agreement to indemnify the Corporation from any loss incurred by it in connection therewith.

          (e) Adjustments for Extraordinary Common Stock Events. Upon the happening of an Extraordinary Common Stock Event (as defined in Section 4(j) hereof), automatically and without further action, and simultaneously with the happening of such Extraordinary Common Stock Event, the Series A Conversion Rate shall be adjusted by multiplying the then effective Series A Conversion Rate by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding (excluding treasury stock) immediately before such Extraordinary Common Stock Event, and the numerator of which shall be the number of shares of Common Stock outstanding (excluding treasury stock) immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series A Conversion Rate. The Series A Conversion Rate, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

     (d) Adjustments for Reclassifications. If the Common Stock issuable upon the conversion of Series A Convertible Preferred Stock shall be changed or converted into the same or a different number of shares of any class(es) or series of stock or into other securities or property, whether by recapitalization, reorganization, reclassification, consolidation, merger, share exchange, sale of all or substantially all of the assets of the Corporation to any entity or any other transaction (other than an Extraordinary Common Stock Event), then, and in each such event, the holder of each share of Series A Convertible Preferred Stock shall have the right thereafter in lieu of the right to convert such shares into Common Stock to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other event by holders of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification or event, all subject to further adjustment as provided herein.

     (e) Adjustments Upon Immediate Payment Events; Election to Receive Consideration In Lieu of Adjustment. Either of the following transactions shall be deemed an "Immediate Payment Event": (1) a merger or consolidation of the
              -----------------------
Corporation with or into another entity, regardless of how structured or (2) the sale, transfer or other disposition of all or substantially all of the Corporation's assets (viewed on a consolidated basis, considering assets of the Corporation's subsidiaries as if they were assets of the Corporation) in a single transaction or series of related transactions.

     The Corporation shall not consummate an Immediate Payment Event unless the Corporation gives notice to the holders of Series A Convertible Preferred Stock
(i) that it intends to consummate an Immediate Payment Event, (ii) the date it anticipates such consummation to occur and (iii) that in connection with, and conditioned upon, the consummation of the Immediate Payment Event, each holder of shares of Series A Convertible Preferred Stock may elect to require the Corporation to redeem its shares of Series A Convertible Preferred Stock for an amount per share of Series A Convertible Preferred Stock equal to the amount that a holder of a share of the Series A Convertible Preferred Stock would be entitled to receive in the event of a Liquidation at the time of such Immediate Payment Event under Section 2(a) hereof where the consideration received by the Corporation or the holders of Common Stock, as applicable, in such Immediate Payment Event constituted the assets to be distributed in such Liquidation (the "Immediate Payment Redemption Amount") and in the same priority over payments in
 -----------------------------------
respect of other classes or series of capital stock of the Corporation as it would be accorded upon such Liquidation under Section 2(a). Such notice shall not contain any information which the Corporation in good faith considers to be material non-public information, unless simultaneous with the giving of such notice, the Corporation makes such information public. The Immediate Payment Redemption Amount shall be paid in the same form, whether cash, securities or other property, as the consideration received by the Corporation or the holders of Common Stock, as applicable, in such Immediate Payment Event. The value of any non-cash consideration shall be determined in accordance with the methodology for determining the value of non-cash assets set forth in Section 2(b) hereof; provided, that the value of readily
             --------
marketable securities shall be the average of the closing sales prices, or average between the closing bid and ask prices if there are no closing sales prices, of readily marketable securities for the twenty trading days prior to the closing of the Immediate Payment Event. Each holder of shares of Series A Convertible Preferred Stock that elects to require the Corporation to redeem its shares of Series A Convertible Preferred Stock shall give written notice of such election to the Corporation and surrender the certificate or certificates representing the shares of Series A Convertible Preferred Stock with respect to which such election is being made to the Corporation at the Corporation's principal offices no later than 5 days before the anticipated consummation date as set forth in the Corporation's notice with respect to the Immediate Payment Event; provided, that any such election notice shall be effective if given not
       --------
later than 30 days after the date of the Corporation's notice, pursuant to
Section 8 hereof, with respect to the Immediate Payment Event. Upon the consummation of the Immediate Payment Event, the Corporation shall pay the Immediate Payment Redemption Amount for such shares with respect to which certificates have been surrendered and each stock certificate surrendered for redemption shall be canceled and retired. If the number of shares represented by any certificate surrendered in respect of any such redemption exceeds the number of shares to be redeemed from the holder thereof, the Corporation shall issue and deliver to the surrendering holder, at the expense of the Corporation, a new certificate representing the unredeemed balance of such shares. Unless the Corporation defaults in the payment in full of the applicable Immediate Payment Redemption Amount, the holders of shares of Series A Convertible Preferred Stock who elect for redemption pursuant to this Section 4(e) shall cease to have any further rights with respect to the shares of Series A Convertible Preferred Stock they elect redemption from and after the date of consummation of the Immediate Payment Event, other than the right to receive the Immediate Payment Redemption Amount, without interest.

         (f) Certificate as to Adjustments. In each case of an adjustment or readjustment of the Series A Conversion Rate, the Corporation will promptly furnish each holder of Series A Convertible Preferred Stock with a certificate, prepared by the chief financial officer or treasurer of the Corporation, showing such adjustment or readjustment, and stating in reasonable detail the facts upon which such adjustment or readjustment is based.

         (g) Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of shares of Series A Convertible Preferred Stock. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of shares of Series A Convertible Preferred Stock, the Corporation shall pay to the holder of the shares of Series A Convertible Preferred Stock that were converted a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock (as determined in a manner reasonably prescribed by the Board of Directors) at the close of business on the Conversion Date.

         (h) Partial Conversion. In the event some but not all of the shares of Series A Convertible Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Convertible Preferred Stock that were not converted.

     (i) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Series A Convertible Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Convertible Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Convertible Preferred Stock, then the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (j) Extraordinary Common Stock Event. As used herein, "Extraordinary Common
                                                            --------------------
Stock Event" means (i) the issuance of additional shares of Common Stock as a
-----------
dividend or other distribution on outstanding Common Stock, (ii) the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock or (iii) the combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

     Section 5.    Optional Redemption.

     (a) Redemption Notice. The Corporation may, at any time, redeem all or a portion of the outstanding shares of Series A Convertible Preferred Stock by giving written notice (a "Redemption Notice") to each holder of record (at the
                          -----------------
close of business on the business day next preceding the day on which notice is given) of the Series A Convertible Preferred on the Redemption Notice Date (as defined below) at such holder's address as the same appears on the stock register of the Corporation, specifying the aggregate number of shares to be redeemed as well as the proportionate number of shares to be redeemed from each holder; provided that failure to give such notice or any deficiency therein
        --------
shall not affect the validity of the procedure for the redemption of any shares of Series A Convertible Preferred Stock to be redeemed except as to the holder or holders to whom the Corporation has failed to give said notice or except as to the holder or holders whose notice was defective. The date upon which such notice is delivered to the holders of the Series A Convertible Preferred Stock is referred to herein as a "Redemption Notice Date." The Corporation shall
                            ----------------------
redeem, out of funds legally available therefor, at the Redemption Price (as provided for in Section 5(b) below) all shares of Series A Convertible Preferred Stock stated in the Redemption Notice on a date specified therein (the "Redemption Date") which shall be at least thirty (30) days but not more than 60
 ---------------
days after delivering the Redemption Notice, except for shares in respect of which the Corporation receives a notice of conversion under Section 4(a) prior to the Redemption Date, which shares shall be converted into shares of Common Stock in accordance with Section 4(a). The aggregate number of shares to be redeemed pursuant to a Redemption Notice shall be apportioned among all of the holders of Series A Convertible Preferred Stock, pro rata based on the number of shares of Series A Convertible Preferred Stock held by each stockholder at the time of the Redemption Notice Date.

     (b) Redemption Price. The redemption price per share of Series A Convertible Preferred Stock (the "Redemption Price") shall be equal to the
                                  ----------------
Series A Liquidation Value thereof.

     (c) Mechanics of Redemption. Each holder of shares of Series A Convertible Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation at the Corporation's principal executive office, and thereupon the Corporation shall pay the Redemption Price for such shares to be paid as described in Section 5(a) or 5(b) hereof in immediately available funds, by wire transfer to an account designated by the holder of such shares or by certified or bank check payable to the order of such holder. Each stock certificate surrendered for redemption shall be canceled and retired. If the number of shares represented by any certificate surrendered in respect of any such redemption exceeds the number of shares to be redeemed from the holder thereof, the Corporation shall issue and deliver to the surrendering holder, at the expense of the Corporation, a new certificate representing the unredeemed balance of such shares.

     (d) Unless the Corporation defaults in the payment in full of the applicable Redemption Price, the holders of shares of Series A Convertible Preferred Stock called for redemption shall cease to have any further rights with respect thereto from and after the Redemption Date, other than the right to receive the Redemption Price, without interest.

     Section 6. Negative Covenants. The Corporation shall not, directly or indirectly, without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Convertible Preferred Stock, (i) amend the Corporation's Certificate of Incorporation or the Bylaws of the Corporation by merger, consolidation or otherwise (other than a merger or consolidation that constitutes an Immediate Payment Event) so as to adversely affect the rights and preferences of the Series A Convertible Preferred Stock, (ii) issue additional shares of Series A Convertible Preferred Stock or (iii) pay or cause to be paid any consideration, immediate or contingent, to any holder of Series A Convertible Preferred Stock for or as an inducement to or in connection with the solicitation of any consent, waiver or amendment of any of the terms of this Certificate of Designation, unless such consideration is required to be paid to all holders of Series A Convertible Preferred Stock who are bound by the consent, waiver of amendment whether or not such holders consent, waive or agree to amend.

     Section 7. Status of Converted, Redeemed or Purchased Stock. All shares of Series A Convertible Preferred Stock redeemed, converted, repurchased or otherwise acquired by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class or series, and may thereafter be reissued, but not as shares of this Series A Convertible Preferred Stock.

     Section 8. Notices of Record Dates, Etc. In the event (if the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, any transfer of all or substantially all of the assets of the Corporation to any other company, or any other entity or person, in a single transaction or series of related transactions or any voluntary or involuntary dissolution, liquidation, or winding-up of the Corporation, the Corporation shall deliver to each holder of Series A Convertible Preferred Stock, in accordance with Section 10(a) hereof, at least 15 days prior to such record date or 30 days prior to the proposed effective date of the transaction specified therein, as the case may be, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding-up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for cash, securities, and/or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding-up.

     Section 9. Ranking. The Series A Convertible Preferred Stock shall, with respect to dividends, redemption and the distribution of assets on Liquidation, rank (i) senior to the Common Stock and any other class or series of capital stock of the Corporation (whether now existing or hereafter created), which are not either Parity Stock or Senior Stock (as such terms are defined below) (the Common Stock and such other classes or series of capital stock of the Corporation that are junior to the Series A Convertible Preferred Stock being referred to herein as "Junior Stock"), (ii) on a parity with any class or series
                       ------------
of capital stock of the Corporation (whether now existing or hereafter created), which is issued in connection with a Conversion Event and the terms of which expressly provide that such class or series will rank on a parity with the Series A Convertible Preferred Stock (such other classes or series of capital stock of the Corporation that are on a parity with the Series A Convertible Preferred Stock being referred to herein as "Parity Stock"), and (iii) junior to
                                             ------------
any class or series of capital stock of the Corporation (whether now existing or hereafter created), which is issued in connection with a Conversion Event and the terms of which expressly provide that such class or series will rank senior to the Series A Convertible Preferred Stock (such other classes or series of capital stock of the Corporation that are senior to the Series A Convertible Preferred Stock being referred to herein as "Senior Stock"). Notwithstanding
                                             ------------
anything to the contrary set forth herein, the Corporation may issue Junior Stock, Parity Stock and Senior Stock, provided, however, that the Corporation
                                      --------  -------
may not, without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Convertible Preferred Stock, issue any Parity Stock or Senior Stock with a liquidation preference or right to payment upon redemption that is greater than the value of the consideration received by the Corporation in respect of shares of such Parity Stock or Senior Stock (other than dividends on such Parity Stock or Senior Stock paid in additional shares of Parity Stock or Senior Stock within the limitations of Section 1, which the Corporation shall be permitted to issue) (with the value of any non-cash consideration determined in accordance with the methodology for determining the value of non-cash assets set forth in Section 2(b)), plus accrued and unpaid dividends, if any.

     Section 10. Miscellaneous.

     (a) Notices. All notices, requests, payments, instructions or other documents to be delivered hereunder to each holder of the Series A Convertible Preferred Stock shall be deemed delivered to each holder of record if delivered personally, mailed, certified or registered mail with postage prepaid, or sent by reliable overnight courier, or facsimile transmission, to each holder of record at its address or facsimile number appearing in the records of the Corporation. Any notice or other communication to a holder of Series A Convertible Preferred Stock in accordance with the provisions of this Certificate of

Designation shall be deemed to have been delivered (i) three business days after it is sent by certified or registered mail, postage prepaid, return receipt requested, (ii) upon receipt when delivered by hand or transmitted by facsimile (confirmation received) or (iii) one business day after it is sent by a reliable overnight courier service, with acknowledgment of receipt requested.

     (b) Transfer Taxes, Etc. The Corporation shall pay any and all stock transfer, documentary stamp taxes, and the like that may be payable in respect of any issuance or delivery of shares of Series A Convertible Preferred Stock or shares of Common Stock or other securities issued in respect of shares of Series A Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Convertible Preferred Stock or Common Stock or other securities in a name other than that in which such shares were registered, or in respect of any payment to any person other than the registered holder thereof with respect to any such shares, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery, or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

     (c) Transfer Agents. The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series A Convertible Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send written notice thereof to each holder of record of Series A Convertible Preferred Stock.

     (d) Electronic Transmission of Shares. In lieu of delivering physical certificates representing shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock, and provided that (i) the Corporation's transfer agent is participating in the DTC FAST program and (ii) such program so permits, upon the request of the holder of the shares of Series A Convertible Preferred Stock being converted, the Corporation shall cause its transfer agent to electronically transmit such shares to the holder by crediting the account of the holder's prime broker with the DTC through the DWAC system or, in the event that the Corporation's transfer agent is not able to credit the holder's prime broker with the DTC through the DWAC system, by posting the shares to the DWAC system. Shares transmitted electronically through the DWAC system shall be deemed delivered immediately upon the crediting of such account or the posting of such shares to the DWAC system, as applicable. It shall be the holder's responsibility to instruct its broker to retrieve posted shares from the DWAC system.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its President this ____ day of _____________, 2001.


                                                    By:_________________________
                                                    Name:
                                                    Title:

                                                                       EXHIBIT B

In re Covad Communication Group, Inc.                          Case No. 01-10167

     Property Leases

                                                                                                    State whether lease is for
                                                                        Description of Contract or  nonresidential real property.
                             Mailing Address, Including ZIP Code, of    Lease and Nature of         State contract number for any
Name                         other Parties to Lease or Contract         Debtor's Interest           government contract
----------------------------------------------------------------------- --------------------------- ------------------------------
Chazen Wolfe                 Chazen Wolfe                               Office space, Lessee        Nonresidential real property
c/o 1st Value Realty, Inc.   c/o 1st Value Realty, Inc.                 Las Cruces, NM
                             1155 South Telshor Blvd Suite B
                             Las Cruces, NM 88011

                             Chazen Wolfe
                             180 Montgomery Street # 1200
                             San Francisco, CA 94104

Desert Commercial II, LLC    Desert Commercial II, LLC                  Office space, Lessee        Nonresidential real property
                             444 West Ocean Blvd. Suite 1108            Long Beach, CA
                             Long Beach, CA 90802

                             Transwestern Property Company
                             444 West Ocean Blvd
                             Suite 1108
                             Long Beach, CA 90802

Calwest Industrial           Calwest Industrial Properties, LLC         Office space, Lessee        Nonresidential real property
 Properties, LLC             c/o The RREEF Funds                        Zanker lease
                             6735 Sierra Court, Suite A                 San Jose, CA
                             Dubin, CA 94568


Westfield Redevelopment
 Partners IV, LLLP           Westfield Redevelopment Partners IV        Office space, Lessee        Nonresidential real property
                             717 17th Street, Suite 2000                Lowry Lease
                             Denver, CO 80202                           Denver Colorado
                             Attn: Richard G. McClinlock

Merritt-HK, LLC              2066 Lord Baltimore Drive                  Officer space, Lessee       Nonresidential real property
                             Baltimore, MD 21244                        Annapolis, MD

LaSalle Bank, NA             Annette Brusca                             Office space, Lessee        Nonresidential real property
                             Land Trust Department                      Arlington Heights, IL
                             LaSalle National Bank
                             135 S. LaSalle Street
                             Chicago, IL 60603

                             Rick Buhrke
                             Buhrke Industries, Inc.
                             511 W. Algonquin Road
                             Arlington Heights, IL 60005

Northwestern Mutual Life     1185 Chess Drive                           Office space, Lessee        Nonresidential real property
 Insurance Company           Suite F                                    Foster City, CA
                             Foster, City 94404


NOL Properties (USA), Inc.   NOL Properties (USA), Inc.                 Officer space, Lessee       Nonresidential real property
                             15 Exchange Place                          Jersey City, NJ
                             Jersey City, NJ 07306

                             Victoria A. Morrison, Esq.
                             Riker, Danzig, Scherer, Hyland &
                             Perretti LLP
                             One Speedwell Avenue
                             Headquarters Plaza
                             Morristown, NJ 07962-1981

Carlyle/FR South Bay, LLC    17121 S Central Ave Unit 2c                Office space, Lessee        Nonresidential real property
                             Carson, CA 90748                           Carson, CA

JPI XIX, LP                  5665 Power Inn Road, Suite 140             Office space, Lessee        Nonresidential real property
                             Sacramento, CA 96824                       Rancho Cordova, CA

F Street Estate Company      c/o Lend Lease Real Estate                 Office space, Lessee        Nonresidential real property
                             Investments, Inc.                          Washington, DC
                             600 14th Street NW
                             Suite 725
                             Washington, DC 20005
                             Attn: Asset Manager for 600 14th St

                              Carr Real Estate Services
                              1850 K Street, NW
                              Washington DC 20006
                              Attn: Property Manager for 600 14th St NW

TCD North, Inc.               TCD North, Inc                             Office space, Lessee      Nonresidential real property
                              8350 East Crescent Parkway, Suite 100      Greenwood Village, CO
                              Greenwood Village, CO 80111

                              DTC Management LLC
                              8350 East Crescent Parkway, Suite 100
                              Greenwood Village, CO 80111

In re Covad Communications Group, Inc.                        Case No.  01-10167
      --------------------------------

   Equipment Leases


                                                                                                     State whether lease is for
                              Mailing Address, Including Zip       Description of Contract or        nonresidential real property.
                              Code, of other Parties to Lease or   Lease and Nature of Debtor's      State contract number for any
Name                          Contract                             Interest                          government contract
---------------------------   ----------------------------------   --------------------------------  -----------------------------
Sprint PCS                    PO BOX 11315                         Cellular phone agreement
                              Kansas City, MO 64112

Nokia High Speed Access       1310 Redwood Way, Suite 100          High speed phone equipment
Products Inc.                 Petaluma, CA 94954-6514
                              Attn: Anand Seshadri
                              General Manager
                              Customer Service

GE Capital - Fleet Services   Two Gateway Centre                   Service van financing lease
                              3800 Lewiston Street
                              Suite 400
                              Aurora CO 80011
                              Attn: Doug Beebe

In re Covad Communication Group, Inc.                         Case No.  01-10167
      -------------------------------

   Insurance Policies

                                                                                                       State whether lease is for
                                                                       Description of Contract or      nonresidential real property.
                              Mailing Address, Including Zip Code, of  Lease and Nature of Debtor's    State contract number for any
Name                          other Parties to Lease or Contract       Interest                        government contract
---------------------------   ---------------------------------------  ------------------------------- -----------------------------
Federal Insurance Company     Chubb Group of Insurance Companies       Commercial Property
Policy # 35351224             15 Mountain View Road,                   Liability Package Policy
                              Warren, NJ 07059

First National Insurance      Safeco Corporation                       Business Auto(Mass)
Company of America            4333 Brooklyn Ave., N.E
Policy # BA8336856            Seattle, WA 98185

National Union Fire Insurance American International Group             Commercial Umbrella
Company of Pittsburgh, PA     70 Pine Street
Policy # BE 7398731           New York, NY 10270-0150

Great Northern Insurance      Chubb Group of Insurance Companies       Foreign General Liability,
Company                       15 Mountain View Road,                   Foreign Auto Liability, Foreign
Policy # 7325-58-41           Warren, NJ 07059                         Voluntary Workers' Comp

American Protection Insurance Kemper Insurance Companies               Workers Compensation
Company                       One Kemper Drive                         Employers Liability Policy
Policy # 2BR07862600          Long Grove, Illinois 60049

Lloyd's of London             1 Lime Street                            Directors & Officers Liability
Policy # FDO32410Q            London, UK EC3M7HA

Clarendon National Insurance  1177 Avenue of the Americas              Excess Directors & Officers
Policy # MAG1440049050000     45th Floor                               Liability
                              New York, NY 10036

Greenwich Insurance Company   P.O. Box 2568                            Excess Directors & Officers
Policy # ELU8215601           Greenwich, CT 06836-2568                 Liability

Executive Risk Indemnity      P.O. Box 2002                            Excess Directors & Officers
Policy # 81678822             Simsbury, CT 06070-7683                  Liability

TIG Insurance Company         P.O. Box 152870                          Excess Directors & Officers
Policy # XDO38844915          Irving, TX 75015-8830                    Liability

United States Fire Insurance  P.O. Box 1973                            Excess Directors & Officers
Policy # 5550004521           Morristown, NJ 07960                     Liability

Travelers Casualty & Surety   225 Lennon Lane, Suite 200               Performance Bond
Bond # 5S101121960BCM         Walnut Creek, CA 94598

CNA Casualty of California    Three Embarcadero Center Suite 450       Contractors License Bond
Bond 159069891                San Francisco, CA 94111

CNA Casualty of California    Three Embarcadero Center Suite 450       Contractors License Bond
Policy # 159069907            San Francisco, CA 94111

Connecticut Surety Group      350 Sansome Street, Suite 1000           Surety Bond
Bond # CSC2030822             San Francisco Ca 94104

U.S.F.&G.                     The St. Paul Companies                   Surety Bond
Bond # KF 8319                385 Washington Street
                              St. Paul, MN 55102-1396

U.S.F.&G.                     The St. Paul Companies                   Surety Bond
Bond # SF6628                 385 Washington Street
                              St. Paul, MN 55102-1396

ABD Services                  PO Box 60000                             Insurance Agent
                              San Francisco, CA 94160-2487

In re Covad Communication Group, Inc.                         Case No.  01-10167
      ------------------------------


Banking & Financial Contracts & Agreements




                                                                                                    State whether lease is for
                                                                        Description of Contract or  nonresidential real property.
                             Mailing Address, Including ZIP Code, of    Lease and Nature of         State contract number for any
Name                         other Parties to Lease or Contract         Debtor's Interest           government contract
----------------------------------------------------------------------- --------------------------- ------------------------------
Wells Fargo Bank             Wells Fargo Bank                           Revolving Line of Credit
National Association         Santa Clara Technology RCBO                Note $5,000,000
                             121 Park Center Plaza
                             3rd Floor
                             San Jose, CA 95113

Wells Fargo Bank, NA         Trade Services Division                    Irrevocable Letter of Credit
                             Northern California                        $200,000
                             525 Market Street, 25th Floor              No. NZS397340
                             San Francisco, CA 94105                    Date: 5/3/2001
                                                                        Beneficiary:
                                                                        F Street Real Estate Company
                                                                        c/o Land Lease Real Estate
                                                                        Investments, Inc.
                                                                        500 14th Street NW,
                                                                        Suite 725
                                                                        Washington DC 20005

Wells Fargo Bank, NA         Trade Services Division                    Irrevocable Letters of
                             Northern California                        Credit $1,500,000
                             525 Market Street, 25th Floor              No. NZS389818
                             San Francisco, CA 94105                    No. NZS351021
                                                                        Date: 3/16/2001
                                                                        Beneficiary:
                                                                        Gelco Corporation d/b/a
                                                                        GE Capital Services
                                                                        Three Capital Drive
                                                                        Eden Prairie, MN 55344



Warburg, Pincus Ventures LP  c/o EM Warburg, Pincus & Co LLP            Series C Preferred Stock and
                             466 Lexington Avenue                       Warrant Subscription
                             New York, NY 10017-3147                    Agreement (High Yield
                                                                        Offering) 3/11/98

Crosspoint Venture Partners  The Pioneer Hotel Building                 Series C Preferred Stock and
 1996                        2925 Woodside Road                         Warrant Subscription
                             Woodside, CA 94062                         Agreement (High Yield
                                                                        Offering) 3/11/98

Intel Corporation            2200 Mission College Blvd                  Series C Preferred Stock and
                             Mail Stop SC4-210                          Warrant Subscription Agreement
                             Santa Clara CA 95052-8199                  High Yield Offering
                             Attn: Treasurer                            3/11/98

Bear, Stearns & Co, Inc.     c/o Bear, Sterns & Co. Inc.                Purchase agreement
BT Alex, Brown Incorporated  245 Park Avenue                            $260MM of 13 1/2% Sr Notes
                `            New York, NY 10167                         Warrants to buy 1.664MM of
                                                                        common 3/11/98

Bank of New York             Bank of New York                           Indenture Trust Agreement
                             101 Barclay Street                         3/11/98
                             Floor 21 West
                             New York, NY 10286
                             Attn: Corporate Trust Administration

Bear, Stearns & Co. Inc.     c/o Bear, Sterns & Co. Inc.                Registration Agreement
BT Alex, Brown Incorporated  245 Park Avenue                            3/11/98
                             New York, NY 10167

Bank of New York             Bank of New York                           Warrant Agreement
                             101 Barclay Street                         3/11/98
                             Floor 21 West
                             New York, NY 10256
                             Attn: Corporate Trust Administration

Bear, Stearns & Co. Inc.     c/o Bear, Sterns & Co. Inc.                Registration Agreement
                             245 Park Avenue                            3/11/98
                             New York, NY 10167

Bear, Stearns & Co, Inc.                      c/o Bear, Stearns & Co. Inc.              Purchase agreement:
BT Alex, Brown Incorporated                   245 Park Avenue                           $215MM of 12 1/2% Sr Notes
Donaldson, Lufkin & Jenrette                  New York, NY 10167                        2/11/99
    Securities Corporation
Goldman, Sachs & Co.

Bank of New York                              Bank of New York                          Indenture Trust Agreement
                                              101 Barclay Street                        2/18/99
                                              Floor 21 West
                                              New York, NY 10286
                                              Attn: Corporate Trust Administration

Bear, Stearns & Co, Inc.                      c/o Bear, Stearns & Co. Inc.              Registration Rights Agreement
BT Alex, Brown Incorporated                   245 Park Avenue                           2/18/99
Donaldson, Lufkin & Jenrette                  New York, NY 10167
  Securities Corporation
Goldman, Sachs & Co.

Bank of New York                              Bank of New York                          Pledge & Escrow Agreement
                                              101 Barclay Street                        2/18/99
                                              Floor 21 West
                                              New York, NY 10286
                                              Attn: Corporate Trust Administration

Bank of New York                              Bank of New York                          Exchange Agent Agreement
                                              101 Barclay Street                        4/21/99
                                              Floor 21 West
                                              New York, NY 10286
                                              Attn: Corporate Trust Administration

Bear, Stearns & Co, Inc.                      c/o Bear, Stearns & Co. Inc.              Purchase agreement:
Morgan Stanley & Co. Inc.                     245 Park Avenue                           $425MM of 12% Sr Notes
                                              New York, NY 10167                        1/21/00

Bear, Stearns & Co., Inc.                     c/o Bear, Stearns & Co. Inc.              Registration Rights Agreement
Morgan Stanley & Co. Inc.                     245 Park Avenue                           1/21/00
                                              New York, NY 10167

United States Trust Company                   114 West 47th Street                      Indenture Trust Agreement
of New York                                   25th Floor                                1/28/00
                                              New York, NY 10036
                                              Attn: Corporate Trust Administration

Bear, Stearns & Co. Inc.                      c/o Bear, Stearns & Co. Inc.              Purchase agreement:
Morgan Stanley & Co. Inc.                     245 Park Avenue                           $500MM of 6% Convertible Sr Notes
Credit Suisse First Boston Corp               New York, NY 10167                        9/25/00
Deutsche Bank Securities, Inc.
Goldman, Sachs & Co.

United States Trust Company                   114 West 47th Street                      Indenture Trust Agreement
of New York                                   25th Floor                                9/25/00
                                              New York, NY 10036
                                              Attn: Corporate Trust Administration

Bear, Stearns & Co. Inc.                      c/o Bear, Stearns & Co. Inc.              Resale Registration Rights
Morgan Stanley & Co. Inc.                     245 Park Avenue                           Agreement
Credit Suisse First Boston Corp               New York, NY 10167                        9/25/00
Deutsche Bank Securities, Inc.
Goldman, Sachs & Co.

Wells Fargo Capital Investment Account        525 Market Street, 10th Floor             Corporate Investment Account
                                              San Francisco, CA 94105                   Cash & marketable securities
                                                                                        Account # 217569
                                                                                        tax-id...77-0461529

Bank of New York                              attn: Michael Pitfik                      Corporate Investment Account
                                              101 Barclay St. 21W                       Account # 076505
                                              New York, NY 10286                        tax-id..77-0461529

Bank of New York                              attn: Michael Pitfik                      Corporate Investment Account
                                              101 Barclay St. 21W                       Account # 076500
                                              New York, NY 10286                        tax-id.. 77-0461529


Bear Stearns Investment Accounts              575 Lexington Avenue                      Corporate Investment Account

                                   New York, NY 10022                        Cash & marketable securities
                                                                             Account # 049-41183-18-297
                                                                             tax-id.. 77-0461529

Morgan Stanley Dean Witter         555 California Street, Suite 2200         Corporate Investment Account
                                   San Francisco, California 94104           Cash & marketable securities
                                                                             Account # 14-78H08

Morgan Stanley                     555 California Street, Suite 2200         Corporate Investment Account
                                   San Francisco, California 94104           Account # 01-A7156

Morgan Stanley                     555 California Street, Suite 2200         Corporate Investment Account
                                   San Francisco, California 94104           Account # 106010818

Wells Fargo                        Attn: Laura Zaragoza                      Corporate Investment Account
                                   121 Park Center Plaza, 3rd Floor
                                   San Jose, CA 95113

Automated Data processing          51 Mercedes Way                           Proxy & Annual report service
                                   Edgewood, NY 11717

Equiserve                          150 Royall Street                         Transfer Agent Agreement
                                   Canton, MA 02021                          Rights Agreement

In re Covad Communications Group, Inc.                        Case No. 01-10167
      -------------------------------

      Employee Related Contracts

                                                                                              State whether lease is for
                  Mailing Address, Including ZIP         Description of Contract or           nonresidential real property. State
                  Code, of other Parties to Lease        Lease and Nature of Debtor's         contract number for any government
Name              or Contract                            Interest                             contract
------------      -------------------------------        ----------------------------         -------------------------------------
Mark Perry        7770 Coventry Drive                    Severance Agreement
                  Castle Rock, CO 80104                  7/25/2001

Rob Davenport     14230 Skyline Blvd                     Employee Loan
                  Oakland, CA 94619                      5/24/1999

Bruce Kushner     314 Ridgeview ST                       Employee Loan
                  Tracy, CA 95378                        8/4/1999

Tanya Van Court   230 Underhill Ave #3                   Employee Loan
                  Brooklyn, NY 11238                     8/27/1998

Jane Marvin       P.O. Box 97061                         Employee Loan
                  Redmond, WA 98703                      4/14/2000

Cathy Hemmer      362 Morning Star Way                   Employee Loan
                  Castle Rock, CO 80104                  10/1/1998

John Hemmer       2711 W Winnemac Apt 3                  Emplyee Loan
                  Chicago, IL 60625                      10/1/1998

Morgan McChesney  18 W Long Drive                        Employee Loan
                  Lawrenceville, NJ 08648                10/1/2000

John McDevitt     1070 Germano Way                       Employee Loan
                  Plessanton, CA 94566                   1/1/2001

Terry Moya        5716 S Danube Cir                      Employee loan
                  Aurora, CO 80015                       9/12/2000

Anyali Joshi      776 Josina Avenue                      Employment Contract
                  Palo Alto CA 94306                     5/7/2001

Cathy Hemmer      362 Morning Star Way                   Employment Contract
                  Castle Rock, CO 80104                  1/1/2001

Terry Moya        5716 S Danube Cir                      Employment Contract
                  Aurora, CO 80015                       1/1/2001

Charlie Hoffman   17 Spring Lake Drive                   Employment Contract
                  Far Hills, NJ 07931                    5/29/2001

In re Covad Communications Group, Inc.                        Case No. 01-10167
      -------------------------------

      Supplier Contracts

                                                                                                    State whether lease is for
                                   Mailing Address, Including ZIP    Description of Contract or     non residential real
                                   Code, of other Parties to Lease   Lease and Nature of Debtor's   property. State contract number
Name                               or Contract                       Interest                       for any government contract
------------                       -------------------------------   ----------------------------   -------------------------------
Broadwing Communications           1122 Capital of Texas Hwy S       CLEC contract
Services, Inc.                     Austin, TX 78746-6426

XO Communications                  500 106th Ave NE                  CLEC contract
(formerly Nextlink Comm, Inc.)     Suite 22000
                                   Belleview, WA 98004

SBC Communications, Inc.           175 E Houston                     ILEC Interconnection agreement
Illinois Bell                      San Antonio, Tx 78205
Indiana Bell
Michigan Bell
Nevada Bell
Ohio Bell
Pacific Bell
Southern New England Telecom Co.
Southwestern Bell
Wisconsin Bell d/b/a Ameritech
  Wisconsin

SBC Communications. Inc.           175 E Houston                     Settlement Agreement
                                   San Antonio, TX 78205

SBC Communications. Inc.           175 E Houston                     Dispute Resolution Agreement
                                   San Antonio, TX 78205

SBC Communications. Inc.           175 E Houston                     Stock Purchase Agreement
                                   San Antonio, TX 78205

SBC Communications. Inc.           175 E Houston                     In-Region Wholesale Agreement
                                   San Antonio, TX 78205

SBC Communications. Inc.           175 E Houston                     Resale & Marketing Agreement
                                   San Antonio, TX 78205

SBC Communications. Inc.           175 E Houston                     Collocation Agreement
                                   San Antonio, TX 78205

SBC Communications. Inc.           175 E Houston                     Network & Product Planning
                                   San Antonio, TX 78205             Agreement

SBC Communications. Inc.           175 E Houston                     Termination Agreement and Mutual
                                   San Antonio, TX 78205             General Release

SBC Communications. Inc.           175 E Houston                     Credit Agreement and associated
                                   San Antonio, TX 78205             agreements

SBC Communications. Inc.           175 E Houston                     Resale Agreement (dated Nov. 2001)
                                   San Antonio, TX 78205

UPS Logistics                      990 Hammond Drive Suite 400       Logistics Contract
                                   Atlanta, GA 30328

Delta Air Lines                    1030 Delta Boulevard              Corporate Agreement
                                   Hartsfield Altanta
                                   International Airport
                                   Altanta, GA 30320

FSG Technologies, LLC              2033 N Main Street Suite 3908     Financial analysis service agreement
                                   Walnut Creek, CA 94596

Resonate, Inc.                     3855 Moffett Park Drive           Software support agreement
                                   Sunnyvale, CA 94069
                                   Attn: Willy Frauit

In re Covad Communications Group, Inc.                         Case No. 01-10167

    Lease Termination Agreement

                                                                                               State whether lease is for
                         Mailing Address, Including ZIP        Description of Contract or      nonresidential real property. State
                         Code, of other Parties to Lease       Lease and Nature of Debtor's    contract number for any government
Name                     or Contract                           interest                        contract
-----------------------  -------------------------------       ------------------------------- -------------------------------------
Touchstone Building,     12131 113th Ave. Ste 100              Kirkland, WA lease termination  Nonresidential real property
LLC                      Kirkland, WA 98034                    signed 3/20/2001
                                                               Lessee

BRE/San Tomas I LLC      2300 Central Expressway               South Bay lease termination     Nonresidential real property
                         Santa Clara, CA 95050                 signed 12/15/2000
                                                               Lessee

Paramount Group, Inc.    712 Fifth Ave 11th Floor              5th Ave New York lease          Nonresidential real property
                         New York, NY 10019                    assignment, signed 6/1/2001
                                                               Lessee

Toksnake Advisors, LLC.  712 Fifth Ave 11th Floor              5th Ave New York lease          Nonresidental real property
                         New York, NY 10019                    assignment, signed 6/12/2001
                                                               Assignor

MTM Grand Properties,    940 Elkton Dr                         Colorado Springs lease          Nonresidental real property
LLC                      Colorado Springs, CO 80907            termination agreement, signed
                                                               3/23/2000, Lessee

Silver Creek Investment, 3759 Broadmoore SE, Ste F             Grand Rapids, MI lease          Nonresidental real property
Ltd.                     Grand Rapids MI                       termination agreement, signed
                                                               6/15/2001, Lessee

Kendall Center, LTD.     5437 Kendall St                       Boise, ID lease termination     Nonresidental real property
                         Boise, ID 83706                       agreement, signed 8/2/2000
                                                               Lessee

Gateway Properties LLC   810 E 47th St Ste 107                 Tuscon, AZ lease termination    Nonresidental real property
                         Tucson, AZ 85713                      agreement, signed 4/19/2001
                                                               Lessee

Jemison Realty Company,  2501 3rd Ave South                    Birmingham, AL lease            Nonresidental real property
Inc.                     Birmingham, AL 35233                  termination agreement, signed
                                                               4/11/2000
                                                               Lessee

Hacienda & Cameron, LLC  5329 S Cameron, Ste 107               Las Vegas lease termination     Nonresidental real property
                         Las Vegas NV                          agreement, signed 12/20/1999
                                                               Lessee

DRW Investments, LLC     1019 Passport Way                     Cary, NC lease termination      Nonresidental real property
                         Cary NC 27513                         agreement, signed 6/27/2000
                                                               Lessee

Nitromed, Inc.           12 Oak Park                           Bedford, MA sublease termin-    Nonresidental real property
                         Bedford, MA 01730                     ation agreement, signed
                                                               5/5/2001
                                                               Sublessee

Kesting Development      101 West Elm Street                   Conshohoken, PA lease           Nonresidental real property
Company                  Conshohoken PA 19428                  termination agreement, signed
                                                               5/31/2001
                                                               Lesses

Highwoods DLF 97/26      10 Glen Lake Parkway                  Glenlake lease termination      Nonresidental real property
DLF99/32 LP              Suite 640 & 650                       agreement, signed 5/31/2001
                         Atlanta, GA 30328                     Lessee

HQ Global Workplaces     HQ Las Colinas Millennium             Office space, Lessee            Nonresidental real property
                         Center d/b/a HQ Global                Dallas, TX, Termination
                         Workplaces, Inc.                      agreement, signed 8/9/01
                         222 West Las Colinas Blvd
                         Suite 1650 Irving, TX 75039

In re Covad Communications Group, Inc.                        Case No.  01-10167
      --------------------------------

  Professional Service Contracts

                                                                                                       State whether lease is for
                                                                                                       nonresidential real property.
                            Mailing Address, Including Zip Code, of  Description of Contract or Lease  State contract number for any
Name                        other Parties to Lease or Contract       and Nature of Debtor's Interest   government contract
-------------------------- ---------------------------------------  --------------------------------   -----------------------------
Kasowitz Benson, Torres &   1633 Broadway                            Bond renegotiation agreement
Friedman, LLP               New York, NY 10019-6799
                            212-506-1800

Chann Capital Partners      12 East 49th St                          Financial Advisory Services
                            14th Floor                               Agreement (by agreement of the
                            New York, NY 10017                       parties, this contract is being
                            212-758-2629                             assumed only as to the provisions
                                                                     relating to the obligation to pay
                                                                     fees)

In re Covad Communications Group, Inc.                        Case No.  01-10167
      --------------------------------

   Other Contracts & Agreements


                                                                                                       State whether lease is for
                                                                                                       nonresidential real property.
                           Mailing Address, Including ZIP Code,  Description of Contract or Lease and  State contract number for any
Name                       of other Parties to Lease or Contract Nature of Debtor's interest Note/1/   government contract
-------------------------- ------------------------------------- ------------------------------------- -----------------------------
BlueStar Stockholders      Christopher Lord, Agent               Settlement Agreement for
                           c/o Irell & Manells                   Earn-out Milestones
                           1800 Avenue of the Stars
                           Suite 900
                           Los Angeles, CA 90067

Liberty Greenfield LLLP.   717 17th Street, Suite 2700           Real Estate Broker
                           Denver, CO 80202

ACCA Networks Co., LTD     Shin-Yurakucho Building               Preferred Stock purchase
                           B 130                                 agreement Aug 18, 2000
                           1-12-1 Yurakucho, Chiyoda-ku
                           Tokyo 100-0006, Japan

DishNetDSL Limited         19, Cathedral Garden Rd               Subscription Agreement
                           Nungambakkam, Chennai 600-034         Feb 1, 2000
                           India

Loop Telecom, S.A.         World Trade Center, 6N                Acquisition Agreement
                           Molt de Barcelona, s/n                Sep 8, 2000
                           08039 Barcelona

BlueStar Communications    41 Union Street, Suite 900            Acquisition Agreement
Group, Inc.                Nashville, TN 37219                   Jun 16, 2000

Laser Link Net, Inc.       112 Chesley Drive                     Agreement and Plan of Merger
Lightsaber Acquisition     Hampton Building, Suite 100           Mar 8, 2000
Corp                       Media, PA 19063
                           Attn: George McGovern

AT&T                       Law Division                          Customer Contract
                           295 North Maple Ave. Room 3155D1
                           Basking Ridge, NJ 07920

Concentric Network Corp    1400 Parkmoore Avenue                 Customer Contract
                           San Jose, CA 95126

SBC Communications, Inc.   175 E Houston                         Customer Contract
                           San Antonio, TX 78205

Jones, Lang, LaSalle       Attn: Richard Knowlton                Real Estate Broker
                           1165 Sanctuary Parkway
                           Suite 270
                           Alpharetta, GA 30004

Insignia ESG               IESG New York                         Real Estate Broker
                           200 Park Avenue
                           New York, NY 10156

Meredith & Grew            160 Federal Street                    Real Estate Broker
Incorporated               Boston, MA 02110-1701


Memorandum of                                                    Settlement agreement for
Understanding with Class                                         Securities Litigation
Action parties

Note(1)

This category also includes all related agreements, all of which will be enumerated prior to the Confirmation Hearing

                                                                       EXHIBIT C

                                   EXHIBIT "C"

                            RETAINED RIGHTS OF ACTION

     1. Covad has a potential claim for damages against the law firm of Simpson Thacher & Bartlett and certain of its partners and employees ("ST&B") for malpractice in ST&B's providing of legal services and advice to Covad Communications Group, Inc. in connection with the merger among Covad Communications Group, Inc., Laserlink.Net, Inc., and Lightsaber Acquisition Company in March 2000. As a direct and proximate result of ST&B's malpractice, Covad has suffered damages in excess of $5 million and may suffer additional damages in the future.

     2. Covad has a potential claim for damages and/or equitable relief against George McGovern and other officers, directors, or employees of the former entity, Laserlink.Net, Inc. ("Laserlink.Net Management"), with which Covad merged in March 2000. Covad's potential claims arise out of false and misleading statements or omissions by Laserlink Management in connection with the merger among Covad Communications Group, Inc., Laserlink.Net, Inc., and Lightsaber Acquisition Company in March 2000.


     3. Covad has a potential claim against Holder/Royal 400 II, LLC ("Holder") a Delaware limited liability company located at 3333 Riverwood Parkway, Suite 500, Atlanta, Georgia in the amount of $1.5 million arising out of breach of a lease agreement. On April 28, 2000 Covad and Holder entered into a lease agreement for an office building located at 11580 Great Oaks Way, Alpharetta, Georgia. As part of the lease agreement, Holder agreed to pay a "Tenant Improvement Allowance" by contributing the sum of up to $1,565,076.50 toward construction costs to finish the interior space. If total construction costs to complete the finished space exceeded the Tenant Improvement Allowance of approximately $1.5 million which Holder agreed to pay, Covad agreed to pay the balance of construction costs. The balance of construction costs exceeded $3 million and Covad paid the entire amount. Holder has refused to reimburse Covad the $1.5 million it agreed to contribute to the construction costs.

     4. Covad has indemnity Claims against its underwriters in conjunction with the litigations giving rise to the Class 8 "Securities Claim - IPO Allocation."

     5. Covad has claims against various former and current employees for unpaid advances and loans.

     6. Covad has a potential claim for damages and/or injunctive/equitable relief against SBC Communications, Inc. and/or its subsidiaries arising out of or relating to the following agreements between the parties:

 .    Resale and Marketing Agreement, dated September 10, 2000;
 .    Dispute Resolution Agreement, dated September 10, 2000;
 .    In-Region Wholesale Agreement, dated September 11, 2000;
 .    Stock Purchase Agreement, dated September 10, 2000;
 .    Collocation Agreement, dated September 10, 2000;
 .    Network & Product Planning Agreement, dated September 10, 2000;
 .    Settlement Agreement, dated September 10, 2000.

        7. Covad has claims for breach of fiduciary duty, fraud and deceit against the law firm of Blank, Rome, Comisky & McCauley arising out of events arising after the Laserlink acquisition.

                                                                       EXHIBIT D

                                ESCROW AGREEMENT
                                ----------------

         THIS ESCROW AGREEMENT (this "Agreement") is made as of August 14, 2001, by and among Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as agent for the Noteholders described below (the "Noteholder Agent"), Covad Communications Group, Inc., a Delaware corporation (the "Company"), and Citibank, N.A. (Private Bank, Custody and Advisory Services), a national banking association organized and existing under the laws of the United States of America, acting in its capacity as escrow agent (the "Escrow Agent"). Capitalized terms used and not otherwise defined herein shall have the meaning given to such terms in those certain Agreements Concerning Voting dated as of August 3, 2001, by and between certain Noteholders (as defined below), on the one hand, and the Company, on the other hand, to which this Escrow Agreement is attached (any such Agreement Concerning Voting is referred to herein as a "Voting Agreement"). Any amendments to such capitalized terms after the date hereof shall not be incorporated herein by reference unless consented to in writing by the Escrow Agent.

         WHEREAS, in accordance with the terms and provisions of the Voting Agreement, the Company has heretofore deposited with the Escrow Agent the sum of $256,782,701 in Cash Consideration (such Cash Consideration, together with accrued interest and income thereon, is collectively referred to herein as the "Cash Consideration"); and

         WHEREAS, Noteholders are entitled to receive distribution of the Cash Consideration in certain eventualities, as set forth below, and the Company is entitled to receive distribution of the Cash Consideration in certain eventualities, as set forth below; and

         WHEREAS, Noteholder Agent has agreed to serve as agent for all holders (the "Noteholders") of any of the Company's 13.5% Senior Notes due 2008, 12.5% Senior Notes due 2009, 12% Senior Notes due 2010, and 6% Convertible Notes due 2005 (the "Notes"); and

         WHEREAS, Escrow Agent has agreed to hold the Cash Consideration, subject to the obligation to distribute to the Company or to the Noteholder Agent such funds as set forth below;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Disposition of Cash Consideration.
   ---------------------------------

1.1 Under the terms of the Voting Agreement, the Noteholders are entitled to receive the Cash Consideration (i) on September 15, 2001 if, by such date, the Company has not filed the Plan (as defined below), (ii) on November 15, 2001 if, by such date, the Company has not begun soliciting acceptances on the Plan,
(iii) on January 15, 2002 if, by such date, the Plan has not gone effective by its terms and Noteholders have voted to accept the Plan in an amount necessary to achieve class acceptance (calculated as if no holders of claims other than those held by Noteholders are included in such class), or (iv) on the Plan's effective date if such date is earlier than January 15, 2002 (the "Noteholder Entitlement Events"). Under the terms of the Voting Agreement, the Company is entitled to receive the Cash Consideration if (i) a Voting Agreement is breached by any of the Noteholders executing a Voting Agreement and such breach materially and negatively impacts the expected rights of or benefits to the Company under all Voting Agreements (it being expressly agreed that a Company Return Event (as defined below) shall not arise if a breach of a Voting Agreement occurs that, by reason of ameliorative steps taken by the Company and/or other Noteholders, does not have a material, negative impact on the Company) or (ii) the Company files the Plan, solicits acceptances of the Plan, and Noteholders vote to reject the Plan in an amount sufficient to defeat class acceptance of the Plan (calculated as if no holders of allowed claims other than those held by Noteholders are included in such class) (a "Company Return Event").

1.2 Simultaneous with delivery by Noteholder Agent to Escrow Agent of a written instruction signed by an authorized person of Noteholder Agent advising Escrow Agent that a Noteholder Entitlement Event has occurred (a "Noteholder Distribution Notice"), Noteholder Agent shall deliver to the Company a copy of such Noteholder Distribution Notice. The Company may dispute the Noteholder Distribution Notice by delivering written notification, signed by an authorized officer of the Company, of such dispute (a "Company Dispute Notice") to the Escrow Agent and the Noteholder Agent within four (4) business days of delivery to the Company of the Noteholder Distribution Notice. Such Company Dispute Notice shall recite with specificity the nature and the basis for such dispute. Upon either (i) the expiration of four (4) business days following delivery to the Company of the Noteholder Distribution Notice, and provided that the Escrow Agent has not received a Company Dispute Notice during such period or (ii) delivery to the Escrow Agent by the Noteholder Agent of an order by a court having jurisdiction (a "Court) requiring that all or a portion of the Cash Consideration be distributed to the Noteholders or the Noteholder Agent by reason of the occurrence of a Noteholder Entitlement Event, Escrow Agent shall, as soon as practicable but no later than one (1) business day later, disburse in accordance with such written and signed instructions as the Noteholder Agent may deliver to Escrow Agent or such Court Order an amount equal to the sum of the Cash Consideration designated in such instruction or Court Order, plus any allocable interest in accordance with the terms of this Agreement, less the amount of the Bonus (as hereafter defined) which shall be paid in accordance with the provisions of Section 2(b).

1.3 Simultaneous with delivery by the Company to Escrow Agent of a written instruction from the Company signed by an authorized person of Company advising Escrow Agent that a Company Return Event has occurred (a "Company Distribution Notice"), the Company shall deliver to the Noteholder Agent a copy of such Company Distribution Notice.

The Noteholder Agent may dispute that a Company Return Event has occurred by delivering written notification signed by an authorized person of Noteholder Agent of such dispute (a "Noteholder Agent Dispute Notice") to the Escrow Agent and the Company within four (4) business days of delivery to the Noteholder Agent of a Company Distribution Notice. Such Noteholder Agent Dispute Notice shall recite with specificity the nature and the basis for such dispute. Upon either (i) the expiration of four (4) business days following delivery to the Noteholder Agent of the Company Distribution Notice, and provided that the Escrow Agent has not received a Noteholder Agent Dispute Notice, or (ii) delivery to the Escrow Agent by the Company of an order entered by a Court requiring that all or a portion of Cash Consideration be distributed to the Company by reason of the occurrence of a Company Return Event, Escrow Agent shall as soon as practicable but no later than one (1) business day later disburse in accordance with such written and signed instructions as the Company may provide to the Escrow Agent or such Court Order an amount equal to the sum of the Cash Consideration designated in such instruction or Court Order, plus any allocable interest in accordance with the terms of this Agreement.

1.4 Upon the disbursement of the Cash Consideration to the Company for any reason, the liabilities and obligations of Noteholders with respect to the Voting Agreements shall automatically terminate. Upon the disbursement of the Cash Consideration to the Noteholders or the Noteholder Agent for any reason, the aggregate obligations of the Company under the Notes shall be correspondingly reduced by the amount of the Cash Consideration, allocated among the series of Notes in accordance with the provision of the Term Sheet annexed to the Voting Agreement.

1.5 As used in this Agreement, the "Plan" refers to the Chapter 11 Reorganization Plan of the Company contemplated by the terms of the Voting Agreements.

1.6 Notwithstanding anything in this Agreement to the contrary, whenever this Agreement calls for a disbursement of the Cash Consideration or any other funds to the Noteholder Agent or receipt by the Noteholder Agent thereof, such disbursement shall be made by the Escrow Agent directly to the indenture trustees under the Notes, on behalf of the Noteholders as directed in a signed writing by the Noteholder Agent, or as otherwise directed in a signed writing by the Noteholder Agent, and in either case subject to the payment of the Bonus under Section 2(b).

2. Interest  All interest and income received as part of the Cash Consideration
   --------
shall be distributable as follows:

2.1 First, to pay the fees and expenses (including, without limitation, reasonable attorneys' fees, costs and disbursements) of the Escrow Agent.

2.2 Second, in the event of a Company Return Event, to the Company. Alternatively, second, in the event of a Noteholder Entitlement Event, prorated based on the number of days of interest accrual as follows: (i) the Company shall be exclusively credited from the date of the initial funding of the Escrow Account (as hereafter defined) in accordance with this Agreement through and including September 14, 2001, (ii) the Company and the Noteholder Agent shall be equally credited from September 15, 2001 through and including October 14, 2001, and (iii) the Noteholder Agent shall be exclusively credited from and after October 15, 2001, provided, however, to the extent the Noteholder Agent is
                  --------  -------
entitled to funds in accordance with terms of this subparagraph (b), the lesser of (x) $1,000,000.00, and (y) all amounts to which the Noteholder

Agent is entitled pursuant to the terms of this paragraph, shall be paid to Kasowitz, Benson, Torres & Friedman LLP as a bonus (the "Bonus") directly by the Escrow Agent, with the Noteholder Agent receiving the balance, if any, after the payment of the Bonus, for subsequent distribution to Noteholders.

3. Continuation of Escrow Agent's Duties. Noteholder Agent and the Company
   -------------------------------------
hereby reaffirm Escrow Agent's appointment to act as escrow agent hereunder and, in such capacity, to receive, hold, administer and deliver in accordance with and subject to the terms and provisions of this Agreement the Cash Consideration and interest thereon. Subject to and upon the terms and conditions hereinafter set forth, the Escrow Agent reaffirms its acceptance of such appointment and shall continue to maintain the Escrow in accordance with the terms and provisions hereof.

4. Limitations on Disbursement. The Cash Consideration shall be released,
   ---------------------------
disbursed and distributed only in strict accordance with the terms and conditions of Paragraphs 1 and 2 hereof, respectively.

5. Receipt by Escrow Agent. Upon receipt of the Cash Consideration, Escrow Agent
   -----------------------
agrees to accept and acknowledge receipt of same and agrees to hold and keep the Cash Consideration (and all portions thereof) in strict accordance with the terms and conditions hereof, and to deliver or release the Cash Consideration (or portions thereof) only in accordance with the terms and provisions herein set forth. Noteholder Agent and the Company hereby direct Escrow Agent to deposit the Cash Consideration into an account to be established in the name of Citibank, N.A., as Escrow Agent for Covad Communications Group, Inc. and the Noteholders under this Escrow Agreement and to invest the Cash Consideration as soon as practicable upon Escrow Agent's receipt thereof in CitiFunds Institutional Liquid Reserves, a money market mutual fund (the "Escrow Account"). Investment of the Cash Consideration shall be made in a manner which will ensure that such investment matures or may be redeemed or may be subject to liquidation by sale or otherwise at such time as may be necessary to make timely disbursement from the Escrow Account, in accordance with the terms and conditions of this Agreement. All Cash Consideration shall be kept segregated from the assets of Escrow Agent or any of its clients. The Escrow Agent shall have no obligation to solicit the Cash Consideration to be deposited hereunder. The parties to this Agreement acknowledge that non-deposit investment products are not obligations of, or guaranteed, by Citibank/Citigroup nor any of its affiliates; are not FDIC insured; and are subject to investment risks, including the possible loss of principal amount invested. Only deposits in the United States are subject to FDIC insurance.

6. Amounts Distributed or Earned. All amounts earned, paid or distributed with
   -----------------------------
respect to the Cash Consideration (whether interest or otherwise) shall become part of the Cash Consideration and shall be retained by Escrow Agent for disbursement only in accordance with the terms and provisions hereof.

7. The Escrow Agent.
   ----------------

7.1 Escrow Agent shall not be liable, except for a breach of its obligations under this Agreement or its own negligence or willful misconduct as adjudicated by a court of competent jurisdiction, and, except with respect to claims based upon such breach or negligence or willful misconduct that are successfully asserted against Escrow Agent, the Company shall indemnify and hold harmless Escrow Agent (and any successor escrow agent) from and against, any and all claims, liabilities, losses, damages, costs, reasonable attorneys' fees and other expenses whatsoever arising out of or in connection with Escrow Agent's service as Escrow Agent under this Agreement.

7.2 The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel. In the event of any disagreement among the parties to this Agreement or among them or any one of them and any other person, resulting in adverse claims or demands being made in connection with all or any part of the Cash Consideration in accordance with the notice provisions of
Section 1 hereof, or in the event that Escrow Agent is in reasonable doubt as to what action it should take hereunder because of a failure by a party to follow the notice provisions of Section 1 hereof, Escrow Agent may, at its option, refuse to comply with any nonconforming claims or demands on it (but nothing herein shall obligate Escrow Agent to do so) until (i) Escrow Agent shall have received an order of a Court directing Escrow Agent as to the delivery and disbursement of the Cash Consideration, or (ii) all differences shall have been resolved by written agreement executed by the parties to such disagreement, with written instruction to Escrow Agent, signed by the Company and Noteholder Agent.

7.3 Escrow Agent shall not be required to construe or interpret the Voting Agreement, or any document related to the Voting Agreement. Escrow Agent shall be entitled to rely upon any instructions, judgment, certification, demand, notice, instrument, power of attorney or other writing delivered to it hereunder without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity of the service thereof and may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do.

7.4 Except for a breach of its obligations under this Agreement or its own negligence or willful misconduct as adjudicated by a court of competent jurisdiction, Escrow Agent shall not be required to institute or defend any administrative, arbitral, judicial or other action or legal process involving any matter referred to herein which in any manner affects it or its duties or liabilities hereunder unless and until it has received full indemnity in an amount, and of such character, as it shall in its sole discretion require, against any and all claims, liabilities, judgments, attorneys' fees and other costs and expenses of any and every kind in relation thereto.

7.5 This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. Escrow Agent shall not be responsible for and shall not be under a duty to examine or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any agreement amendatory or supplemental hereto (including any Voting Agreement). Notwithstanding anything to the contrary in this Agreement (and with respect solely to the rights and obligations of the Company and the Noteholder Agent), except to the extent any provision hereof is inconsistent with the terms and provisions of the Voting Agreement (in which event the terms and provisions of this Agreement shall govern and control), the terms and provisions of the Voting Agreement shall be unchanged and shall remain in full force and effect.

7.6 In the event that Escrow Agent should at any time be confronted with inconsistent or conflicting claims or demands by the parties hereto because of a failure by a party to follow the notice provisions of Section 1 hereof, Escrow Agent shall have the right to interplead said parties in the Bankruptcy Court and request that the Bankruptcy Court determine such respective rights of the parties with respect to this Agreement, and, upon doing so, Escrow Agent shall be released from any obligations or liability to either party as a consequence of any such claims or demands, except for a breach of its obligations under this Agreement or its own negligence or willful misconduct as adjudicated by a court of competent jurisdiction.

7.7 Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder, either directly or by or through agents or attorneys appointed with due care. Nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the State of New York.

8. Resignation of Escrow Agent. The Escrow Agent may, in its sole discretion,
   ---------------------------
resign and terminate its position hereunder at any time following 30 calendar days' written notice to the parties to the Escrow Agreement herein. Any such resignation shall terminate all obligations and duties of the Escrow Agent hereunder. On the effective date of such resignation, the Escrow Agent shall deliver this Escrow Agreement together with any and all related instruments or documents to any successor Escrow Agent agreeable to the parties, subject to this Escrow Agreement herein. If a successor Escrow Agent has not been appointed prior to the expiration of 30 calendar days following the date of the notice of such resignation, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent, or other appropriate relief. Any such resulting appointment shall be binding upon all of the parties to this Agreement.

9. Notices. Any notices, affidavits or other communications required or
   -------
permitted hereunder shall be in English, in writing and shall be deemed to have been duly given only if and when (i) delivered by messenger and receipted for, or (ii) when delivered and receipted for by an overnight mail service, (iii) when delivered and receipted for by U.S. certified mail, or (iv) transmitted by telecopier with receipt of confirmation addressed in each case as follows:

To The Company:

                Covad Communications Group, Inc.
                4250 Burton Drive
                Santa Clara, CA  95054
                Attn:  Brad Sonnenberg, Esq.
                Telecopy:  408-987-1111

                Wire Transfer Instructions:



                With a concurrent copy to:

                Brad R. Godshall, Esq.
                Pachulski, Stang, Ziehl, Young & Jones
                10100 Santa Monica Boulevard, Suite 1100
                Los Angeles, CA  90067
                Telecopy:  310-201-0760

To Noteholder Agent:

                Wilmington Trust Company
                Corporate Trust Administration
                1100 North Market Street
                Rodney Square North
                Wilmington, Delaware 19890-001
                Attention: Joseph Feil
                Telecopy: (302) 651-8882

                Wire Transfer Instructions:
                ABA 031100092
                Acct: Covad Noteholder Agency Account
                A/C # 55830-0
                Attn: Joe Feil


                With a concurrent copy to:

                Ed O'Connell, Esq.
                Kaye Scholer LLP
                425 Park Avenue
                New York, NY 10022
                Telecopy: (212) 836-8689

                and to:

                David S. Rosner, Esq.
                Kasowitz, Benson, Torres & Friedman LLP
                1633 Broadway
                New York, NY 10019
                Telecopy: (212) 506-1800

To Escrow Agent:

                Citibank, N.A.
                120 Broadway, 2/nd/ Floor
                New York, NY 10271
                Attention:  Kerry McDonough

                Telecopy: (212) 266-4550

                With a concurrent copy to:

                Herman H. Raspe, Esq.
                Patterson, Belknap, Webb & Tyler LLP
                1133 Avenue of the Americas
                New York, NY 10036
                Telecopy: (212) 336-2222

Any address set forth above may be changed by notice given to the other parties hereto in accordance with the provisions of this Paragraph 9.

10. Termination. This Agreement and all of the Escrow Agent's obligations
    -----------
hereunder shall automatically terminate upon the disbursement of the entire Cash Consideration in accordance with the provisions of Paragraphs 1 and 2, above, or as provided for in Paragraph 11 below. In the event that no such disbursement has occurred prior to the close of business on January 15, 2002, the Noteholder Agent and the Company shall, prior to January 31, 2002, collectively provide guidance and instruction, by delivery of a writing signed by an authorized person of each of the Noteholder Agent and the Company, to the Escrow Agent with respect to the appropriate allocation of income for tax reporting purposes.

11. Miscellaneous.
    -------------

11.1 Any provision of this Agreement that may be determined by any court of competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is expressly understood, however, that the parties hereto intend each and every provision of this

Agreement to be valid and enforceable and hereby knowingly waive the rights to object to any provision of this Agreement.

11.2 The Escrow Agent shall be under no duty to give the property held in escrow by it hereunder any greater degree of care than it gives its own similar property.

11.3 In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call back to the person or persons designated in Exhibit A annexed hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. To assure accuracy of the instructions it receives, the Escrow Agent may record such call backs. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will not execute the instruction until all issues have been resolved. The persons and telephone numbers for call backs may be changed only in writing actually received and acknowledged by the Escrow Agent. The parties agree to notify the Escrow Agent of any errors, delays or other problems within 30 calendar days after receiving notification that a transaction has been executed. If it is determined that the transaction was delayed or erroneously executed as a result of the Escrow Agent's error, the Escrow Agent's sole obligation is to pay or refund such amounts as may be required by applicable law. In no event shall the Escrow Agent be responsible for any incidental or consequential damages or expenses in connection with the instruction. Any claim for interest payable as against the Escrow Agent will be at the Escrow Agent's published savings account rate in effect in New York, New York.

11.4 The Escrow Agent shall make payments of income earned on the escrowed property in accordance with the terms and conditions of this Agreement. Each such payee shall provide to the Escrow Agent an appropriate W-9 form for tax identification number certification or a W-8 form for non-resident alien certification. The Escrow Agent shall be responsible only for income reporting to the Internal Revenue Service with respect to income earned on the Cash Consideration.

11.5 This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and shall not be enforceable by or inure to the benefit of any third party. The Company may not assign its rights or obligations under this Agreement without the written consent of the other parties. In no event shall the Escrow Agent be required to act upon, or be bound by, any notice, instruction, confirmation or other communication given by a person other than the parties hereto.

11.6 This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York (without regard to the conflicts of laws principles thereof), applicable to contracts made and to be performed therein. If the Company commences a proceeding under Title 11, United States Code, the Bankruptcy Court administering the case shall have exclusive jurisdiction over the matters set forth in this Agreement (the "Bankruptcy Court"), and in any such action, each of the parties hereto and all of their representatives: (i) consent to the jurisdiction of such courts, and (ii) waive any argument or claim that said courts lack personal or subject matter jurisdiction, that venue would be improper or inconvenient, or that some other forum would be more appropriate.

11.7 This Agreement shall constitute the entire understanding among the parties with respect to the subject matter hereof. This Agreement may only be modified or terminated by a writing signed by all of the parties hereto, and no waiver hereunder shall be effective unless in writing signed by the party to be charged.

11.8 Escrow Agent shall charge an annual escrow fee for services performed as Escrow Agent hereunder. Except to the extent related to a breach of its obligations under this Agreement or its own negligence or willful misconduct as adjudicated by a court of competent jurisdiction, Escrow Agent shall be reimbursed from the interest earned on the Cash Consideration for any reasonable out of pocket expenses incurred in connection with holding the Cash Consideration including, without limitation, such expenses incurred (i) in connection with delivering notices or copies required by this Agreement, and distributing all or a portion of the Cash Consideration, or (ii) as a result of its service as Escrow Agent in connection with any disagreement or question of interpretation or conforming interpleader action arising out of this Agreement. All such fees and reimbursed expenses shall be paid from the interest or the Cash Consideration.

11.9 This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Agreement taken together shall constitute but one and the same instrument.

11.10 The paragraph headings used herein are for reference only and shall not define or limit the provisions of this Agreement.


BALANCE OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, Noteholder Agent, the Company and Escrow Agent have executed this Escrow Agreement as of the date first set forth above.

                                    Covad Communications Group, Inc., a
                                    Delaware corporation

                                    By:_____________________________

                                      Name:  _______________________
                                      Title: _______________________

                                    Wilmington Trust Company, not in its
                                    individual capacity but solely as Noteholder
                                    Agent


                                    By:_____________________________

                                      Name:  _______________________
                                      Title: _______________________



                                    Citibank, N.A. (Private Bank, Custody and
                                    Advisory Services)


                                    By:____________________________

                                      Name:  ______________________
                                      Title: ______________________

                                   Exhibit "A"

                   Designated Persons for Escrow Confirmation
                   ------------------------------------------

      [As per incumbency certificates to be provided by the Company and the
                               Noteholder Agent]

                                                                       EXHIBIT E

                       Memorandum of Understanding in the
             Covad Communications Group, Inc. Securities Litigation

     This Memorandum of Understanding ("MOU"), effective as of August 10, 2001
                                        ---
("Effective Date"), contains essential terms of a settlement agreed to in
  --------------
principle between Defendants Covad Communications Group, Inc. ("Covad" or the
                                                                -----
"Company"), Robert E. Knowling, Jr., Mark Perry, Timothy Laehy, Joseph Devich,
 -------
and Dhruv Khanna (collectively ("Defendants"), and Plaintiffs on behalf of
                                 ----------
themselves and members of the Class (collectively "Plaintiffs"), in D.C. Capital
                                                   ----------
Partners, L.P., et al. v. Covad Communications Group, Inc., Master File No. C-00-3891-PJH (the "Action" -- the parties in the Action, and other related parties referenced herein, are referred to hereinafter as the "Settling
                                                               --------
Parties"), pending in the United States District Court, Northern District of
-------
California.

     1. The parties will use their best efforts to execute a Stipulation of Settlement (the "Stipulation") and submit it to the court for preliminary
                 -----------
approval prior to September 15, 2001, and agree that they will jointly seek preliminary and final court approval of the Stipulation as soon as practicable. The parties will ask the Court to schedule the final court approval hearing by December 1, 2001, The Settlement Class shall consist of all Class Members as defined in the Actions.

     2. Upon satisfaction of the conditions of paragraph 18 below and after preliminary approval of the settlement, defendants shall cause their D&O carriers to pay within ten days (the "agreed-upon-date") the cash portion of the settlement amount of $16.5 million into an interest bearing escrow account maintained by Plaintiffs' counsel, Milberg Weiss Bershad Hynes & Lerach LLP. If the required funds are not deposited into the escrow account as specified above, interest on the amount will accrue at eight percent per annum from the agreed-upon date until the settlement amount is deposited into escrow.

     3. The Settlement shall include 3 1/2% of the shares of Covad Common Stock (the "Settlement Shares"), which shares shall be afforded all the benefits of
Section 1145 of the Bankruptcy Code. The number of shares shall equal 3 1/2% of the fully diluted (as defined by GAAP) common shares of Covad as of the Effective Date.

     4. The $16.5 million cash and the Settlement Shares are collectively referred to herein as the "Settlement Fund."
                           ---------------

     5. Except as provided in paragraph 8, and except as provided in paragraph 11, Plaintiffs' counsel will not disburse the Settlement Fund until final judicial approval of the settlement as provided in Paragraph 15 and the expiration of the time for appeal or affirmance on appeal, and the satisfaction of all other conditions to the settlement to be mutually agreed upon in the Stipulation.

     6. Plaintiffs agree to dismiss with prejudice all claims in the Action upon judicial approval of the settlement. In addition, the Class shall release Covad, its past and present officers and directors, controlling shareholders, attorneys, insurers, financial advisors, accountants, affiliates and Related Parties in a form and substance acceptable to Defendants, including all claims based upon or relating to the facts and circumstances underlying the Action (including all claims that were brought or could have been brought by any of the Settling Parties in the Action).

        7. The Stipulation will include a release between and among the Settling Parties, in a form acceptable to the respective Settling Parties.

        8. All costs of class notice and administration of the settlement shall be paid out of the Settlement Fund.

        9. This is not a claims-made settlement and, if all conditions under the Stipulation are satisfied and the settlement receives final approval, and if the Stipulation is not canceled or terminated, and the settlement is not overturned on appeal or as a result of further proceedings on remand of successful collateral attack, no portion of the Settlement Fund will be returned to Defendants.

        10. While retaining their right to deny that the claims advanced in the Action were meritorious, Defendants agree that the litigation was filed in good faith and in accordance with the state and federal rules of civil procedure and is being settled voluntarily after consultation with competent legal counsel. The Stipulation will contain a statement that Plaintiffs and Defendants agree that during the course of the litigation of the Actions, the Settling Parties and their respective counsel at all times complied with the requirements of the applicable rules of court.

        11. Attorneys' fees and costs awarded to Plaintiffs' counsel (including any Settlement Shares awarded to Plaintiffs' counsel) shall, with court approval, be paid to Plaintiffs' counsel out of the Settlement Fund immediately upon award, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, subject to the obligation of Plaintiffs' counsel to make appropriate refunds or repayments to the Settlement Fund or Defendants, plus accrued interest at the rate paid on the escrow account, if and when, as a result of any appeal and/or further proceedings on remand, either this Settlement or the fee or cost award is reduced, reversed or otherwise disapproved.

        12. If for any reason the Settling Parties fail to reach agreement on the terms of the Stipulation, or if the settlement does not become final as defined by the Stipulation, or if the Stipulation is canceled or terminated, or if the settlement is overturned on appeal, or does not become final as a result of further proceedings on remand, or is successfully collaterally attacked, the $16.5 million plus accrued interest, less costs of notice and administration, shall be returned to said insurers, and no Settlement Stock shall be issued.

        13. Neither the existence of this memorandum nor its contents shall be admissible in evidence or shall be referred to for any purpose in the Action or any other litigation or proceeding. Nothing herein or in the contemplated Stipulation of Settlement shall be deemed an admission by any person of any wrongdoing.

     14. The settlement is conditioned upon approval by the Board of Directors of Convad, and each of the parties to the Action.

     15. The settlement is further conditioned upon (a) receiving final judicial approval of the Stipulation of Settlement and the entry of a Judgment to be mutually agreed upon in the Stipulation; (b) the expiration of the time for appeal from the Court's Order approving such Stipulation of Settlement and any fee or cost award in connection therewith; and (c) the determination that the number of shares of stock or of convertible debentures represented by class members who opt out of the class does not exceed Minimum Thresholds to be determined by the parties, which would give the Company at its sole option the right to terminate this settlement.

     16. Counsel for the insurers are aware of and agree to the basic terms and conditions of this proposed settlement and have consented to the payment of $16.5 million towards the Settlement Fund on behalf of the insureds.

     17. This MOU may be executed by facsimile and in one or more counterparts, and so executed will constitute one document.

     18. Notwithstanding any other provision of this MOU, the settlement and any implementation of the settlement provided for in this MOU is conditioned upon: (1) entry of an order by the Bankruptcy Court approving (a) Covad's settlement of the Action as provided for in this MOU and the payment by said insurers of $16.5 million for settlement of the Action, and (b) the release by Covad of certain D&O policies, respecting the claims made in the Action; and (c) the discharge of Covad of the R/2/, LaserLink, and Leonardo, et al. claims for which notice was given to insurers by Covad; and (2) the execution of an Agreement between Covad, certain past and present officers and directors of Covad and the insurers containing releases of certain D&O policies respecting the claims made in the Action, and acknowledgements respecting certain other
D&O policies, in a form and content agreeable to said insurers and insureds.

     19. Plaintiffs agree to support, and vote in favor of, a plan of reorganization submitted in Covad's bankruptcy case that incorporates the terms of this MOU and provides for the distribution of the consideration set forth herein.


Dated: August 10, 2001



/s/ Patrick J. Coughlin                               /s/ Jordan Eth
-------------------------------                       -----------------------
Patrick J. Coughlin                                   Jordan Eth
Milberg Weiss Bershad Hynes & Lerach LLP              Morrison & Foerster LLP
Load Counsel for Plaintiffs                           Counsel for Defendants

                                                                       EXHIBIT F

                                   EXHIBIT "F"
                               ALLOCATION FORMULA

Class 4:
--------

       1. For the 6% Convertible Senior Notes due 2005 purchased from September 25, 2000 through May 24, 2001, and:

                           (i) Sold on or before May 24, 2001, the Claim per $1,000 Note is the lesser of: (1) the purchase price per $1,000 Note less the sales price per $1,000 Note, or (b) the purchase price per $1,000 Note less $190;
             (ii) Retained at the close of trading on May 24, 2000, the Claim per $1,000 Note is the purchase price per $1,000 less $190.

Class 6:
--------

1. For shares of Covad Common Stock that were purchased from April 19, 2000 through October 17, 2000, including shares acquired by BlueStar shareholders on September 22, 2000, and:


             (i)   Sold on or before October 17, 2000, the Claim per share is $0
             (ii) Sold on October 18, 2000 through November 14, 2000, the Claim per share is the difference between $8.59 per share and the sales price per share, not to exceed $4.44 per share;
             (iii) Sold on November 15, 2000 through May 24, 2001, the Claim per share is $4.44 per share.
             (iv) Retained at the close of trading on May 24, 2001, the Claim per share is $4.69 per share.


       2. For shares of Covad Common Stock that were purchased from October 18, 2000 through November 14, 2000, and:

             (i) Sold on October 18, 2000 through November 14, 2000, the Claim per share is $0;
             (ii) Sold on November 15, 2000 through May 24, 2001, the Claim per share is the purchase price per share less $4.16 per share, not to exceed $1.22 per share;
             (iii) Retained at the close of May 24, 2001, the Claim per share is the purchase price per share less $3.91 per share, not to exceed $1.47 per share.


       3. For shares of Covad Common Stock that were purchased from November 15, 2000 through May 24, 2001, and:

             (i)   Sold on or before May 24, 2001, the Claim per share is $0;
             (ii) Retained at the close of trading on May 24, 2000, the Claim per share is $0.25 per share.

                                                                       EXHIBIT G

                                    EXHIBIT G


                             McGOVERN GROUP MEMBERS

                                   EXHIBIT ___

Laser Link Shareholder                 In McGovern Group? Shares to Be     Shares to Be                Shares to Be
                                                          Registered       Registered - Not in         Registered - Not in McGovern
                                                          McGovern Group'  McGovern Group/Not Settled  Group/Settled Pre-Petition
George H. McGovern III                 y                     1,492,774
Ed Sullivan                            n                                                                         1,451,055
Liberty Partners                       y                     1,047,542
G. Michael Stakias                     y                       104,118
Eugene J. Malady                       y                         8,676
Darryl Copeland                        y                       107,589
David Dulaney + PaineWebber Int'I
(U.K.) Ltd.                                                          n                                                     111,060
William Fromholzer                     y                        76,353
James Lynch                            y                        72,882
Dennis M. & Audrey B. Durkin           y                         3,469
Thomas Feeney                          y                        20,823
Stanley & Carolyn Ellis                y                        17,352
Donald J. Guinan (and Margaret M.
Guinan)                                y                        38,176
Andrew Guinan                          y                        12,147
Guinan Family Ltd. Partnership         y                        10,411
William Napier Macartney III           y                        38,176
Darryl Copeland, Jr.                   y                        39,215
Thaddeus Newell III                    y                         4,338
W. Sherwood Robertson                  y                        17,352
H. L. Yoh                              y                        17,352
Larry & Randi Yogel                    y                         8,676
W. Dale Haas/Hess                      y                        17,352
Huntoon, Paige & Co., Inc.             y                        17,352
Gregory P. Evans                       y                        10,411
Mark Fiato                             n                                              43,036
Michael Azeez                          y                         3,469
James Dangler                          y                         6,940
David Farrugut                         y                         6,940
Frank Gilday                           y                         3,469
Steve Griffith                         y                         2,275
Judiane Griffith                       y                         9,217
Christopher Lange                      y                         1,734
Seth Lehr                              y                         3,469
Joan H. Lewis                          y                         3,469
Patrick McCloskey                      y                         3,469
Colleen McGovern                       y                        19,629
Daniel McGovern                        y                        24,835
Mary McGovern                          y                         2,275
Guy Messick                            y                         1,734
Jill Neyer                             y                         9,217
Steven Neyer                           y                         2,275
Arthur Jackson                         n                                               3,469
Darcy Falbey                           n                                               3,469
Leslie Kogan                           n                                              17,352
Richard McMahon                        n                                               6,940
Thomas Sheridan                        n                                               3,469
Kevin Segar/Seeger                     y                         1,734
Judy Welde                             n                                               1,734
Carey Wilkinson                        y                         5,746
Kristin Wilkinson                      y                         5,746
Lynn Wilkinson                         y                        19,629
Michael & Christine Breslin            n                                               2,275
Thomas & Debra Breslin                 n                                               2,275
John & Patricia Golato                 n                                               2,275
Edward & Patricia Sullivan             n                                               2,275
Sullivan Family Ltd. Partnership       n                                               6,829
Shane McGovern                         y                        19,629
Daniel Malcolm                         y                         2,775
Malcolm Family Ltd. Partnership        y                        11,106
Mike Breslin                           n                                               2,276
Sherwood W. Newell                     y                         4,338
Dana B. Newell                         y                         4,338
Gordon D. Newell                       y                         4,338
Herbert J. Nevyas                      n                                               3,469
Brad Copeland                          y                        12,840
Paul Hoydros                           n                                               3,469
Robert Sullivan                        n                                               2,275


Total Shares - McGovern Group                                3,379,171
Total Shares - Not in McGovern Group/Not Settled                                     106,887
Total Shares - Not Settled                                   3,486,058
Total Shares - Not in McGovern Group/Settled Pre-Petition    1,562,115
Total Shares - 8/23/00 Registration Statement                5,048,173



All share data is from 8/23/00 Registration Statement

                                                                       EXHIBIT H

                                                                  EXECUTION COPY

================================================================================

                                RESALE AGREEMENT



                                  BY AND AMONG



                             SBC COMMUNICATIONS INC.



                        COVAD COMMUNICATIONS GROUP, INC.



                          COVAD COMMUNICATIONS COMPANY



                          DIECA COMMUNICATIONS COMPANY



                              LASER LINK.NET, INC.

===============================================================================

                                November 12, 200l

                       Restricted Proprietary Information
  For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

                                TABLE OF CONTENTS


                                                                                           Page
Article I         DEFINITIONS ..........................................................      2

Article II        EFFECTIVE DATE AND TERM...............................................      6

        2.1    Effective Date and Term..................................................      6

Article III       SALES AND MARKETING OF COVAD PRODUCTS.................................      6

        3.1    Wholesale Sales of Covad Products to SBC.................................      6

        3.2    Resale of Covad Products by SBC..........................................      7

        3.3    Prepayment for Services..................................................      8

        3.4    Non-Exclusivity..........................................................     10

        3.5    Protection of SBC Customer Information...................................     10

        3.6    Protection of CPNI.......................................................     10

        3.7    Law Enforcement Processes................................................     11

Article IV        SYSTEMS INTEGRATION...................................................     11

        4.1    Need For Systems Integration.............................................     11

        4.2    Manual Processes.........................................................     11

        4.3    API License..............................................................     11

Article V         ACKNOWLEDGMENT OF RIGHT TO COMPETE ...................................     12

        5.1    Acknowledgment of Right to Compete. .....................................     12

Article VI        PRICING AND PAYMENT ..................................................     12

        6.1    Product Pricing..........................................................     12

        6.2    MFN Pricing..............................................................     13

        6.3    Payment Terms............................................................     14

        6.4    Audit Rights.............................................................     16

        6.5    Efficiency Gains.........................................................     16

Article VII       DELIVERY AND QUALITY OF COVAD PRODUCTS................................     17

        7.1    Competitive Services and Products........................................     17

        7.2    Benchmarking of SLAs.....................................................     17

        7.3    Content of SLAs..........................................................     17

        7.4    Non-Performance of SLAs..................................................     18

        7.5    Regulatory Authority.....................................................     18

        7.6    Identification of Technical Difficulties ................................     18


                       Restricted Proprietary Information
                    For use and disclosure only to authorized
      employees, agents or contractors of SBC, Covad and their affiliates.
          Copies may not be made without the express consent of SBC or
                                     Covad.

                                TABLE OF CONTENTS
                                   (continued)


                                                                                  Page
        7.7    Covad Access to SBC Customer Premises............................   18

        7.8    Covad Facilities.................................................   19

        7.9    Title and Power..................................................   19

        7.10   Customer-Provided Equipment......................................   19

        7.11   Service Charges..................................................   20

        7.12   Removal of Equipment.............................................   20

Article VIII       TERMINATION..................................................   20

        8.1    Termination by Mutual Consent....................................   20

        8.2    Termination by Either Party......................................   20

        8.3    Termination by SBC...............................................   21

        8.4    Remedies.........................................................   22

        8.5    Transition.......................................................   23

Article IX         SOFTWARE TERMS...............................................   24

        9.1    License..........................................................   24

Article X          CONFIDENTIAL AND PROPRIETARY INFORMATION.....................   24

       10.1    General..........................................................   24

       10.2    Obligation to Protect Proprietary Information....................   25

       10.3    Judicial or Administrative Proceedings...........................   25

       10.4    Loss or Unauthorized Use.........................................   25

       10.5    Proprietary Information Exchange Agreements......................   25

       10.6    Nondisclosure Agreements ........................................   25

       10.7    Termination......................................................   26

       10.8    Irreparable Injury by Disclosure to Competitors..................   26

       10.9    Survival of Nondisclosure Obligations. ..........................   26

Article XI         REGULATORY FILINGS ..........................................   26

       11.1    Regulatory Submissions...........................................  26

       11.2    Modification or Amendment of this Agreement......................   27

Article XII        INDEMNIFICATION..............................................   27

       12.1    General..........................................................   27


                       Restricted Proprietary Information
  For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

                                TABLE OF CONTENTS
                                   (continued)


                                                                                            Page
        12.2    Notice...................................................................     27

        12.3    Assumption of Defense of Claim...........................................     28

        12.4    Right of Indemnified Part To Undertake Defense...........................     28

        12.5    Claim of Infringement....................................................     28

Article XIII        REPRESENTATIONS, WARRANTIES AND COVENANTS............................     29

        13.1    Organization, Standing and Authority.....................................     29

        13.2    No Violation.............................................................     29

        13.3    Consents and Approvals...................................................     29

        13.4    CALEA....................................................................     30

Article XIV         LIMITATION OF LIABILITY..............................................     30

        14.1    Limited Responsibility...................................................     30

        14.2    Limitation of Damages....................................................     30

        14.3    Warranty Disclaimer......................................................     30

Article XV          INTELLECTUAL PROPERTY................................................     31

        15.1    Retention of Intellectual Property Rights................................     31

        15.2    Allocation of Intellectual Property Rights...............................     31

        15.3    Securing Patent Rights...................................................     32

        15.4    Branded Products and Services............................................     32

        15.5    Assignment Documents.....................................................     32

        15.6    License to Use Covad Marks...............................................     32

        15.7    No Infringement..........................................................     34

Article XVI         APPLICABLE TAXES.....................................................     34

        16.1    Payment of Taxes.........................................................     34

        16.2    Assessments..............................................................     34

        16.3    Reimbursement of Taxes on Covad Products.................................     34

        16.4    Certificate of Exemption.................................................     34

        16.5    Tax Indemnification by Covad.............................................     35

        16.6    Schedule of Taxes........................................................     35

        16.7    Audits...................................................................     35


                       Restricted Proprietary Information
  For use and disclosure only to authorized employees, agents or contractors of
   SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                Page
        16.8    Collection..................................................................     36

        16.9    Cooperation.................................................................     36

Article XVII         INDEPENDENT CONTRACTOR.................................................     37

        17.1    Covad Warranty of Independent Contractor Status.............................     37

Article XVIII        COVAD'S USE OF SBC SERVICES............................................     38

        18.1    SBC as Preferred Provider...................................................     38

Article XIX          MINORITY, WOMEN AND DISABLED VETERANS BUSINESS ENTERPRISES.............     39

        19.1    Covad's Commitment..........................................................     39

        19.2    Definitions.................................................................     39

Article XX           COVENANTS..............................................................     40

        20.1    Publicity...................................................................     40

        20.2    Third Party Warranties......................................................     41

        20.3    Unauthorized Warranties.....................................................     41

        20.4    Cooperation.................................................................     41

        20.5    Sales by Affiliates.........................................................     41

        20.6    Relationship Manager........................................................     41

        20.7    Forecasts...................................................................     42

Article XXI          GENERAL................................................................     42

        21.1    Amerkans With Disabilities Act..............................................     42

        21.2    Amendment...................................................................     42

        21.3    Assignment..................................................................     42

        21.4    Attachments.................................................................     42

        21.5    Costs, Expenses and Attorneys' Fees.........................................     42

        21.6    Dispute Resolution..........................................................     43

        21.7    Entire Agreement; Further Agreements........................................     43

        21.8    Environmental Hazard........................................................     43

        21.9    Execution...................................................................     43

        21.10   Force Majeure...............................................................     43

        2 1.11  Consent or Agreement........................................................     44


                       Restricted Proprietary Information
   For use and disc losure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

                                TABLE OF CONTENTS
                                   (continued)

                                                                               Page
      21.12  Governing Law ...................................................  44
      21.13  Insurance .......................................................  44
      21.14  Joint Work Product ..............................................  44
      21.15  Labor Re1ations .................................................  44
      21.16  No Solicitation .................................................  45
      21.17  No Waiver .......................................................  45
      21.18  Nonexclusive Dealings ...........................................  45
      21.19  Notices .........................................................  45
      21.20  Relationship of parties; Independent Contractor .................  46
      21.21  Rules of Construction ...........................................  47
      21.22  Severability ....................................................  47
      21.23  Third Party Beneficiaries; Disclaimer of Agency .................  48

Addendum 1: Schedule of Services
Addendum 2: Performance Specifications
Addendum 3: List of Collateral Agreements
Addendum 4: API License



                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

                                RESALE AGREEMENT

     This Resale Agreement ("Agreement"), dated as of November 12, 2001 is made by and among SBC Communications Inc., a Delaware corporation having its principal office at 175 East Houston Street, San Antonio, Texas 78205 (together with its affiliates, "SBC"), Covad Comm,unications Group, Inc. ("CGI") a Del,aware corporation, Covad Communications Company ("CCC"), a California corporation, DIECA Communications Company ("DIECA"), a Virginia corporation, and Laser Link.net, Inc. ("Laser Link"), a Delaware corporation, each corporation having its principal office at 4520 Burton Drive, Santa Clara, California 95054 (CGI, CCC, DIECA and Laser Link, together with their affiliates, are sometimes hereinafter referred to as "Covad", CCC, DIECA and Laser Link are sometimes hereinafter referred to as the "Operating Companies"). SBC and Covad are individually referred to as a "Party" and collectively referred to as the "Party." and collectively referred to as the "Parties."
                                              -------

                                    RECITALS

     WHEREAS, SBC and Covad are parties to that certain Resale and Marketing Agreement dated as of September 10, 2000 (the "Prior Resale Agreement"), pursuant to which Covad agreed to sell Covad Products (as defined below) to SBC, and granted to SBC the right to market and resell such Covad Products; and

     WHEREAS, said Prior Resale Agreement further required that SBC meet certain sales revenue commitments set forth therein, or make payments of the shortfall, subject to certain terms, conditions and limitations described therein; and

     WHEREAS, SBC and Covad have agreed to terminate the Prior Resale Agreement and certain other agreements entered into contemporaneously therewith, pursuant to the terms of a Termination and Release Agreement of even date herewith, (the "Termination Agreement") while at the same time amending and retaining in full force and effect the Dispute Resolution Agreement (as amended, the "Dispute Resolution Agreement") and the In-Region Wholesale Agreement that were entered into contemporaneously with the Prior Resale Agreement; and

     WHEREAS, SBC desires to continue to have the right, but not the obligation to resell Covad Products to SBC's customers in both Out-of-Region Markets and In-Region Markets, and Covad desires to grant to SBC the right to resell and to sell the Covad Products to SBC on a wholesale basis, on the terms and subject to the conditions set forth herein; and

     WHEREAS, the Parties agree that the Prepayment for Services (as defined below), together with the transactions contemplated by the Collateral Agreements (as defined below), shall constitute a "Conversion Event" under the terms of the Certificate of Designation and Determination of Rights and Preferences of Series A Convertible Preferred Stocks of CG1;


                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and the Collateral Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SBC, CGI and the Operating Companies agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     The following definitions shall apply whenever the words appearing in bold are used in the Agreement.

     "Act" or "Communications Act" shall mean the federal Communications Act of 1934, as amended, including by the Telecommunications Act of 1996, and as it may be amended in the future.

     "Affiliate" shall have the meaning assigned thereto pursuant to Rule 405 under the Securities Act of 1933, as amended.

     "Applicable Law" shall mean, with respect to any Party, any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, award, concession, grant franchise, license agreement, or other governmental restriction of any similar form or decision or determination by, or any interpretation or administration of any of the foregoing by, any Governmental, Entity, whether in effect as of the date hereof or thereafter, and in each case as amended, applicable to such Party or its Affiliates or their respective assets.

     "Bankruptcy Plan" shall mean that certain Plan of Reorganization of CGI filed by CGI on October 18,2001, in the Chapter 11 Proceeding Case No. 01-10167 in the United States Bankruptcy Court for the District of Delaware, as such Plan shall have been amended.

     "Business Customer" shall mean an end-user of Covad Products that is located at a business address.

     "Business Day" shall mean a week day except for New Years Day, Martin Luther King Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

     "Change in Control" shall mean the occurrence of any one or more of the following events with respect to any company: (i) any Person or any Group, together with any Affiliates thereof (provided that solely for purposes of this
                                      --------
definition of "Change in Control", a controlled Person shall, not be deemed to be an Affiliate of a controlling Person unless the controlling Person has the right or ability to exercise at least 20% of the total voting power of all classes of the controlled Person's capital stock entitled to vote generally in the election of the


                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

controlled Person's directors), is or becomes, whether as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions thereto), directly or indirectly, of Stock or other securities of such company entitling or resulting in the ability of such Person or Group and its or their Affiliates to exercise more than 50% of the total voting power of all classes of such company's capital stock entitled to vote generally in the election of such company's directors or (ii) such company shall consolidate with or merge into any other Person, or any other Person shall consolidate with or merge into such company, or such company shall sell, convey, exchange, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (in one transaction or a series of related transactions) to any Person or Group, together with their Affiliates, and, in the case of any such transaction the outstanding Stock of such company is reclassified into, exchanged for or converted into the right to receive any other property or security, unless the stockholders of such company immediately before the consummation of such transaction, own, directly or indirectly, immediately following the consummation of such transaction, at least a majority of the combined voting power of the outstanding voting securities of the Person resulting from such transaction or the Person acquiring such properties and assets, entitled to vote generally on the election of such resulting or acquiring Person's directors, in substantially the same proportion as their ownership of the Stock of such company immediately before such transaction, or
(iii) the stockholders of such company shall approve any plan or proposal for the liquidation or dissolution of such company, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted such company's board of directors (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of such company was approved by a vote of at least 51% of the directors of such company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such company's board of directors then in office.

     "Collateral Agreements" shall mean the credit agreements, notes, mortgages, security agreements, pledge agreements, amendments and similar documents and instruments executed in connection herewith and listed on Addendum 3 to this Agreement.

     "Covad Network" shall mean the network facilities used by Covad from time to time during the term of this Agreement to provide Telecommunications Service.

     "Covad Products" shall mean (a) Covad's existing DSL and DSL plus IP products and services as set forth in Addendum 1, (b) any future enhancements, upgrades or improvements to such services and (c) any other Telecommunications Service offered by Covad during the term of this Agreement for which an addendum to this Agreement has been executed in accordance with Section 3.1.3.

     "Customer" shall mean a Residential Customer or Business Customer of SBC that is the end-user of the Covad Products resold by SBC.

                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

     "Customer Proprietary Network Information" ("CPNI") shall have the meaning set forth in the Act and the rules and regulations of the FCC.

     "CPE" shall mean customer premises equipment.

     "Data Systems" shall mean the hardware and/or software data processing systems used to process, exchange, analyze, store and retrieve data concerning systems for pre-ordering, ordering, service activation, service assurance and billing (commonly known as operating support systems), and separate technical systems, such as middleware software, that permit the Parties' disparate operating and/or administrative systems to interoperate.

     "Dispute Resolution Agreement" shall have the meaning given in the preamble hereto.

     "Effective Date" shall mean the "Effective Date" as defined in the Bankruptcy Plan; provided that on such date, the transactions contemplated by this Agreement and the Collateral Agreements shall be consummated (and shall be deemed to be so consummated on a simultaneous basis) immediately prior to the consummation of the other transactions contemplated by the Bankruptcy Plan to be consummated on the Effective Date.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "FCC" or "Federal Communications Commission" shall mean the Federal Communications Commission created pursuant to the Act or any successor agency.

     "Governmental Entity" shall mean any government or political subdivision thereof, including without limitation, any regional or municipal authority, any governmental department, ministry, commission, board, bureau, agency, regulatory authority, instrumentality, judicial, or administrative body, having jurisdiction over the matter or matters in question.

     "Group" shall mean any Persons acting together in a manner that would constitute a "group" for purposes of Section 13(d) of the Exchange Act.

     "ILEC" shall mean an incumbent local exchange carrier, as defined in the Act.

     "In-Region Markets" shall mean markets in the states in which SBC's subsidiaries are ILECs.

     "New Special Agent" shall have the meaning given in Section 3.3.4.3.

     "Note" shall mean that certain promissory note of even date herewith issued by CGI in the original principal amount of $50 million, and payable to the order of SBC.

                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

     "Out-of-Region Markets" shall mean markets outside the states in which SBC's subsidiaries are ILECs.

     "Person" shall mean an individual, partnership, corporation (including a business trust), joint stock company, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Entity.

     "Prepayment for Services" shall mean the payment made by SBC to CGI in accordance with Section 3.3.1 hereof, for the purchase of Covad Products in accordance with this Agreement.

     "Prior Resale Agreement" shall have the meaning set forth in the preamble hereto.

     "Proprietary Information" shall mean information of a confidential or proprietary nature that a Party has a right to possess and which that Party maintains in confidence.

     "Regulatory License" shall mean any license, approval, consent, authorization, grant or other authority issued by the FCC, any State public utility commission, municipal or county government or agency or any other governmental consent that is required to perform any activity under this Agreement, but shall not be construed to mean any license, approval, consent, authorization, grant or other authority that may be issued or become available under Section 271 of the Act.

     "Residential Customer" shall mean an end-user of Covad Products that is located at a residential address.

     "SBC Agents" shall have the meaning given in Section 3.3.4.

     "SBC Customer Information" shall mean information concerning any SBC Customer concerning the location, type of service, quantity of service and any information, whether or not included in the foregoing, that is included in the definition of Customer Proprietary Network Information.

     "SBC Resold Product" shall mean any Covad Product resold by SBC and provided by SBC to a Customer.

     "Service Order" shall mean an order for Covad Products submitted by SBC to Covad as set forth in Section 3.1.1.

     "Special Agent" shall have the meaning given in Section 3.3.4.1.


                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

     "Stock" shall mean shares of capital stock, beneficial, partnership or membership interests, participations or other equivalent equity interests (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes common stock and preferred stock.

     "Telecommunications Service" shall mean a telecommunications service as defined in the Act.

     "Term" shall have the meaning given in Section 2.1.

     "Termination Agreement" shall have the meaning set forth in the preamble hereto.

                                   ARTICLE II

                             EFFECTIVE DATE AND TERM

2.1      Effective Date and Term.
         -----------------------

         This Agreement shall become effective as of the Effective Date and will terminate on the earlier of (a) December 31, 2011 and (b) any earlier termination pursuant to ARTICLE VIII (the "Term"). Notwithstanding the foregoing, this Agreement shall not become effective unless and until all of the following conditions precedent have occurred or have been waived in writing by SBC:

2.1.1 The Collateral Agreements and the Termination Agreement shall have been duly executed and delivered, and all conditions precedent to the effectiveness thereof shall have been satisfied.

                                   ARTICLE III

                      SALES AND MARKETING OF COVAD PRODUCTS

3.1      Wholesale Sales of Covad Products to SBC.
         ----------------------------------------

3.1.1    Sale of Services to SBC. The Operating Companies shall sell Covad
         -----------------------
         Products to SBC, pursuant to the terms of this Agreement and upon SBC's submission of a Service Order to the Operating Companies for such Covad Products. SBC shall have the right but not the obligation to market and resell all Covad Products to any Customers, for resale in Out-of-Region Markets and In-Region Markets. Covad agrees that an Affiliate of SBC may place orders for, market or sell Covad Products, and that the term "SBC" shall be deemed to refer to an Affiliate, when an Affiliate places an order with the Operating Companies under this Agreement or takes any other action in connection with the ordering, marketing or reselling hereunder.

                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

3.1.2     Ordering Procedures and Intervals. The Operating Companies shall
          ---------------------------------
          provision Covad Products to SBC pursuant to the mutually agreed processes, procedures and forms. In the event that no agreement is reached, or until such agreement is reached, the Operating Companies shall provision Covad Products to SBC pursuant to the processes, procedures and forms that the Operating Companies generally utilize for their larger customers.

3.1.3     New and Enhanced Covad Products. Any new Covad Products or
          -------------------------------
          enhancements to Covad Products that are commercially released by the Operating Companies during the term of the Resale Agreement shall be made commercially available to SBC for resale pursuant to this Article III at the same time they are commercially available in the market to the Operating Companies or any other Person, upon rates, terms and conditions which comply with Section 6.1. SBC may only purchase new Covad Products after the Parties have agreed to a revised Addendum 1 setting forth the rates, terms, and conditions for such new products. Upon execution of such Addendum, such new products will become Covad Products, and may be marketed to any Customer in accordance with
          Section 3.1.

3.2       Resale of Covad Products by SBC.
          -------------------------------

3.2.1     Sale of Covad Products. SBC shall be entitled at its sole and
          ----------------------
          absolute discretion to advertise, promote and sell any and all Covad Products, including SDSL and ADSL products to any Customers in any market.

3.2.2     No Obligation or Commitment. Notwithstanding any other term or
          ---------------------------
          provision of this Agreement, or any other document or agreement delivered in connection herewith, SBC shall have no duty, obligation or commitment whatsoever, express or implied, to sell any Covad Products.

3.2.3     Customer Premises Equipment. SBC reserves the right to utilize its own
          ---------------------------
          supplier agreements and CPE, subject to Covad's prior approval of product interoperability, which shall not be unreasonably withheld, and certification of all such CPE.

3.2.4     Branding. SBC shall be permitted to offer, market and se11 the Covad
          --------
          Products in SBC's own brand name or any brand name selected by SBC, in its sole and absolute discretion and in combination with its own Internet access service, or in combination with any other Internet access service, goods or services from any source. SBC may, in its sole and absolute discretion, co-brand the Covad Products (including all advertisements, brochures, mailings and the like) with the tag line "The Internet as it should be," the Covad name and logo, and the legend "DSL service provided by Covad" or equivalent in conformity with Covad's branding practices.

3.2.5     Relationship with Customer. With respect to any SBC Resold Product,
          --------------------------
          SBC shall have all contractual relationships with Customers, and unless otherwise agreed to in writing by the Parties, shall provide Customers with all aspects of customer care, including but not

                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

          limited to receiving trouble reports, service inquiries, inquiries concerning billing questions and disputes, change orders, and orders for additional Covad Products. Any dealings Covad may have with a Customer in connection with the provision of SBC Resold Products to that customer shall be as a representative or agent of SBC; provided that Covad shall have no obligation to display logos of SBC or its affiliates or to market SBC products or services unless otherwise agreed by the Parties.

3.3       Prepayment for Services.
          -----------------------

3.3.1 On the Effective Date, SBC shall make the Prepayment for Services in the amount of Seventy Five Million and no/100 Dollars ($75,000,000.00) by wire transfer to an account which shall be designated in writing by Covad to SBC not less than three (3) Business Days prior to the Effective Date.

3.3.2 SBC shall be entitled to draw upon the unused balance of the Prepayment for Services for the purchase of any and all Covad Products provided to any Customer, subject only to the limitations set forth in this Section 3.3. The Prepayment for Services may not be used for CPE or self-installation kits.

3.3.3 Notwithstanding the foregoing, the utilization of the Prepayment for Services shall be limited as follows: (i) not more than $15 million during the period commencing on November 1, 2001, and ending on December 31, 2002; and (ii) not more than $40 million (including the previously mentioned $15 million) during the period commencing on November 1, 2001, and ending on December 31, 2003. The limits set forth in this Section 3.3.3 shall not preclude SBC from ordering, purchasing or paying for any Covad Products in excess of the amounts to which the Prepayment for Services may be applied.

3.3.4 The Prepayment for Services can be used for all Covad Products provided by Covad on or after the Effective Date, by SBC or, at SBC's option, on behalf of SBC by any Special Agent or New Special Agent (collectively, "SBC Agents"), provided that:

          3.3.4.1 The Prepayment for Services can be used for all Covad Products provided to Prodigy Communications Corp. and Network Access Solutions Corporation, and their respective successors and assigns (each a "Special Agent").

          3.3.4.2 Subject to the limitation set forth in Section 3.3.4.5, all revenues associated with Covad-based end-user lines acquired through SBC's Special Agents may count towards the Prepayment for Services.

          3.3.4.3 SBC shall notify the Operating Companies when SBC establishes a relationship with any additional agents, resellers, strategic partners, channels or aggregators (collectively referred to as "New Special Agents") by sending a letter in the form attached as Exhibit A. No prior notice or approval by the


                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

                    Operating Companies or CGI is required to effect any New Special Agent relationship.

          3.3.4.4 Not later than thirty (30) days following SBC's notification to the Operating Companies of any New Special Agent status, Covad will establish all appropriate and necessary steps to provision, track and count any incremental Covad-based end-user lines as applicable towards the Prepayment for Services.

          3.3.4.5 In the event that SBC's New Special Agent (including for this purpose any third party whose lines are acquired by a Special Agent or a New Special Agent) has Covad-based end-user lines activated prior to (i) the establishment of New Special Agent status with SBC (or in the case of such third party, the acquisition of such third party lines ("Existing New Special Agent Lines"), the revenues from such Existing New Special Agent Lines (including contract renewals) shall not count towards the Prepayment for Services; provided, however, that any end user lines activated by any Special Agent or New Special Agent that has become a directly or indirectly owned consolidated subsidiary of SBC shall count towards the Prepayment for Services.

          3.3.4.6 Except as provided in Section 3.3.4.5, all revenues associated with Covad-based end-user lines activated by New Special Agents, effective upon the expiration of the thirty days prior written notice period of the establishment of New Special Agent status with SBC, shall count towards the Prepayment for Services.

          3.3.4.7 Except as provided in Section 3.3.4.5, revenues arising from and after the Effective Date from SBC's or any SBC Agent's Covad-based end-user lines that were activated under the Prior Resale Agreement shall count against the Prepayment for Services.

          3.3.4.8 SBC will be responsible for the payment obligations, if any, of any Special Agents and New Special Agents for any Covad Products purchased in accordance with this Section 3.3.

3.3.5 If SBC (including for this purpose the SBC Agents) fails to resell Covad Products in accordance with Section 3.3.2 in an amount equal to or greater than $75 million within ten (10) years after the Effective Date, SBC shall forfeit the unused balance of the Prepayment for Services which shall be retained by Covad.

3.3.6 No interest shall accrue on any portion of the Prepayment for Services.

                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

3.3.7 Covad shall have the right to repay in whole or in part any remaining balance of the Prepayment for Services any time after the expiration of nine (9) months after the Effective Date, and upon such repayment Covad shall have no further obligation with respect to the amount of the Prepayment for Services so repaid.

3.3.8 In the event of a subsequent Chapter 11 filing, liquidation or any similar proceeding in which either CGI or any of the Operating Companies is involved as a debtor (a "Subsequent Restructuring"), and in consideration of the Prepayment for Services, Covad will have a repayment obligation in an amount equal to the remaining balance of the Prepayment for Services as of the date of commencement of such Subsequent Restructuring. Notwithstanding any other provision herein, this Prepayment for Services shall not be refundable or repayable fewer than nine months after the Effective Date.


3.3.9 The repayment obligation in respect of the remaining balance of the Prepayment for Services pursuant to this Agreement will be secured by a perfected first lien security interest in the assets as described in and pursuant to the Collateral Agreements.

3.4     Non-Exclusivity.
        ---------------

        Nothing in this Agreement shall be construed to prevent any of the Operating Companies from selling or marketing its services through any and all retail and wholesale channels of its choice, including direct sales, or to prevent SBC from utilizing other channels or aggregators of its choice to sell or market Covad Products or any other services offered or resold by SBC. SBC and SBC Agents may resell Covad Products within both In-Region Markets and Out-of-Region Markets.

3.5     Protection of SBC Customer Information.
        --------------------------------------

        Covad hereby acknowledges and agrees that SBC Customer Information is sensitive and confidential business information that is entitled to treatment as Proprietary Information subject to the provisions of
        ARTICLE X of this Agreement. Covad hereby covenants and agrees that it will not use any SBC Customer Information for any purpose other than that which is necessary for it fulfill its obligations under this Agreement. Covad further hereby covenants and agrees that, in order to assure compliance with this Section 3.5, it shall employ systems and procedures (including employee training as appropriate) that are designed to assure, to the extent practicable, that only those personnel with a need to know in order to provide Covad Products to SBC and to SBC Customers shall have access to SBC Customer Information. Where necessary and appropriate to assure the confidentiality of SBC Customer information, Covad shall restrict access to SBC Customer Information to specified employees. In no event shall Covad allow any of its retail sales employees or agents to access information concerning SBC Customer Information, except that Covad's Chief Executive Officer, Chief Operating Officer, Senior Vice President Sales, or officers holding positions with comparable responsibility

                       Restricted Proprietary Information
        For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

         may have access to such information on a need to know basis and subject to the confidentiality requirements of ARTICLE X.

 3.6     Protection of CPNI.
         ------------------

         Covad shall comply with the provisions of the Act and the rules of the FCC thereunder, and those rules of other Governmental Entities that have jurisdiction over Covad, with respect to CPNI. Covad's obligations under this Section inure to the benefit of SBC and shall be in addition to and notwithstanding any Covad obligation to comply with the Act and the rules of the FCC, except that nothing in this Section shall require Covad to act in a manner inconsistent with the Act or the rules of the FCC.

 3.7     Law Enforcement Processes.
         -------------------------

         Each Party shall be responsible for complying with any law enforcement subpoena or similar law enforcement process received by that Party. The Parties shall cooperate as may be necessary to comply with valid law enforcement subpoena and similar processes, including requests to place wire taps, pen registers, or similar devices on end user services, provided, however, that either Party may, in the exercise of its
         --------
         reasonable judgment, challenge the legality of any law enforcement process received by either Party. In such event, the other Party shall cooperate with the Party challenging the law enforcement process.

                                   ARTICLE IV

                               SYSTEMS INTEGRATION

4.1      Need For Systems Integration.
         ----------------------------

         The Parties understand and agree that, in order to achieve the purposes of this Agreement, the Parties' networks and Data Systems must communicate and interoperate efficiently and in accordance with reasonable commercial standards, and that SBC desires to have those Data Systems flow through to SBC such data and information as may be necessary for SBC to provide Covad Products to SBC Customers as contemplated by this Agreement. In order to provide this level of interoperability, the Operating Companies shall make available to SBC, as promptly as possible after acceptance by SBC, the electronic Data Systems developed by the Parties for exchanging information related to pre-ordering, ordering, provisioning, service activation, service assurance, maintenance, repair and billing for Covad Products. SBC hereby covenants and agrees that it will not use any of Covad's Data Systems for any purpose other than that which is intended by Covad and is necessary for SBC to perform and fulfill its obligations under this Agreement.

                       Restricted Proprietary information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

 4.2      Manual Processes.
          ----------------

          Pending deployment of the electronic Data Systems, the Operating Companies and SBC shall, employ mutually agreed upon manual processes for exchanging information related to pre-ordering, ordering, provisioning, service activation, service assurance, maintenance, repair and billing for Covad Product. The Parties hereby stipulate and agree that these manual processes are interim systems to be used for as limited a period of time as practicable until the Parties develop and deploy electronic Data Systems.

 4.3      API License.
          -----------

          Covad's software is typically licensed through a "click-through" agreement by which a representative of the licensee indicates he or she will comply with standard presented terms. So as to avoid requiring Covad to develop a separate "click-through" agreement, the parties agree that representatives of SBC will indicate acceptance of such standard terms, but that such indication of acceptance will not be construed as acceptance of the standard terms and that such standard terms will not apply to SBC's license. Instead, the parties agree the terms set forth in Addendum 4 will govern such license subject to the express terms of this Agreement.

                                    ARTICLE V

                       ACKNOWLEDGMENT OF RIGHT TO COMPETE

 5.1      Acknowledgment of Right to Compete.
          ----------------------------------

          Each Party acknowledges and understands that it remains at all times solely responsible for the success and profits of its business, and that the other Party makes no promises, warranties or representations regarding business success or prospects of business success in connection with the provision of the Covad Products being sold and marketed pursuant to this Agreement. Each Party acknowledges and understands that the other Party will continue to market services directly to the public, subject to the terms of this Agreement, and that such marketing may from time to time bring the Parties into direct or indirect competition. Each Party acknowledges and understands that nothing in this Agreement diminishes or restricts in any way the rights of the other Party to engage in competition for customers or to market its services to competitors of the first Party.

                                   ARTICLE VI

                              PRICING AND PAYMENT

6.1       Product Pricing.
          ---------------

                       Restricted Proprietary Information
          For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

6.1.1    Initial Pricing. Beginning on the Effective Date, the initial prices
         ---------------
         that SBC shall receive from the Operating Companies for newly installed Customer Circuits, as defined in Addendum 1, are the prices set forth in Addendum 1, based on Tier 4 pricing, and shall be effective on the first day of the month following the Effective Date. The price invoiced to SBC for Customer Circuits installed prior to first day of the month following the Effective Date shall be adjusted in a revenue neutral manner such that SBC shall receive a blended weighted average monthly recurring price for each Customer Circuit category (e.g., TeleSurfer Plus, TeleSurfer Plus DSL + IP, TeleSpeed 144, TeleSpeed 144 DSL +
         IP, etc.) that was installed prior to the Effective Date (the "Installed Base Price"). The blended weighted average price for each such Customer Circuit category shall be determined by the following formula: [(Installed Customer Circuits for Product A x Price 1) + (Installed Customer Circuits for Product A x Price 2)] divided by Total Installed Customer Circuits for Product A, where Price 1 and Price 2 (and additional prices, if necessary) reflect the Covad price offered to SBC for new installations at the time such Customer Circuit was installed (such methodology shall hereinafter be referred to as the "Weighted Average Method"). The pricing for the initial Installed Base Price based on the Weighted Average Method is attached hereto as Addendum 1 A. Under this pricing methodology, SBC will only have two prices on the Effective Date: (a) a price for existing Customer Circuits prior to the Effective Date and (b) a price for newly installed Customer Circuits going forward from the Effective Date.

6.1.2    Annual Pricing Checkpoints; Pricing Tiers. Beginning on the first
         -----------------------------------------
         anniversary of the Effective Date, and then on an annual basis thereafter (each a "Pricing Checkpoint"), SBC's price for newly installed Customer Circuits from and after the Pricing Checkpoint forward shall be adjusted to the lower of (i)) the Annual Commitment Tier in Addendum 1 that SBC would qualify for based on the number of Net New installed Circuits installed during the previous twelve month period immediately preceding such Pricing Checkpoint; and (ii) the Installed Base Commitment Tier in Addendum 1 that SBC would qualify for based on the total number of Net Installed Customer Base Circuits as of the Pricing Checkpoint. At each Pricing Checkpoint, the price for all Customer Circuits installed prior to such Pricing Checkpoint shall be adjusted according to the Weighted Average Method. Under this pricing methodology, SBC will only have two prices at each Pricing
         Checkpoint: (a) a price Ear existing Customer Circuits and (b) a price for newly installed Customer Circuits going forward. For the purposes of calculating pricing under this Section 6.1, SBC's volume shall be the aggregate of all sales of all Covad Products by SBC, its Affiliates and the SBC Agents

6.1.3    Maximum Pricing. Except as set forth in Section 8.4.3, in no event
         ---------------
         shall the prices charged to SBC, its Affiliates and the SBC Agents for newly installed Covad Products during the term of this Agreement ever exceed the Tier 4 prices set forth in the initial Addendum 1. This Addendum 1 shall set forth pricing for all Covad Products, including TeleSurfer, TeleSpeed, TeleSoho, TeleExtend (and the IP versions of these Products).

                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

        Addendum 1 will be modified by the Parties to reflect pricing for VBSP and VISP upon execution of mutually acceptable provider agreements for such products. Pricing for products should indicate both (i) DSL only, including additional set-up charges, and (ii) DSL + IP. All additional prices that can be charged, including, but not limited to, installation, customer missed appointments, cancellations, disconnections, upgrades, downgrades, CPE pricing, and extensive inside wiring, shall be listed in the Addendum 1.

 6.2    MFN Pricing.
        -----------

        The Operating Companies will offer all Covad Products to SBC, the SBC Affiliates and SBC Agents at prices and upon terms and conditions that are at least as favorable to SBC as those that the Operating Companies provide to other Covad resellers who resell comparable Covad Products at comparable volumes ("MFN Pricing"). MFN Pricing shall only apply to newly installed Covad Products. If Covad provides newly installed Covad Products to another Covad reseller who resells comparable Covad Products at comparable volumes at a price more favorable to such reseller (a "More Favorable Price"), then, beginning on the date that Covad starts providing such other Covad reseller with the More Favorable Price (the "MFN Trigger Date"), Covad shall begin offering SBC the same price for newly installed Covad Products. At any MFN Trigger Date, the price for all Customer Circuits installed prior to such MFN Trigger Date shall be adjusted according to the Weighted Average Method. Under this pricing methodology, SBC will only have two prices at any MFN Trigger Date: (a) a price for existing Customer Circuits and (b) a price for newly installed Customer Circuits going forward. For the purpose of calculating MFN Pricing, SBC's volume shall be the aggregate of all sales of all Covad Products by SBC, its Affiliates and the SBC Agents. Covad shall provide a notice of updated prices to SBC to reflect current MFN Pricing within 15 days after such MFN Trigger Date.

6.3     Payment Terms.
        -------------

6.3.1   Due Date and Invoice. Subject to the provisions of Section 6.3.5, all
        --------------------
        amounts stated on each monthly invoice are due and payable thirty-five
        (35) days from the date of the invoice ("Due Date"); provided, however, that SBC may (i)) deduct from any amount due any credit or remedy amount authorized under Article VII for the Operating Companies' failure to meet the identified performance specifications set forth in Addendum 2, and any Disputed Amounts, in accordance with Section 6.3.5., and (ii) apply all or a portion of the unused balance of the Prepayment for Services as provided in Section 3.3 above, subject to the conditions and limitations set forth in said Section 3.3. SBC shall itemize the credit or remedies that are deducted from the payment, SBC shall remit payment to the Operating Companies at the remittance address. In the event SBC fails to make full payment of the undisputed amounts to the proper address by the Due Date, SBC shall also pay a late fee in the amount of the lesser of one and one-half percent (1 l/2%) of the unpaid balance per month or the maximum lawful rate under applicable state law which

                       Restricted Proprietary Information
        For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

        shall accrue from the Due Date. SBC acknowledges and understands that all charges are computed exclusive of any applicable federal, state or local use, excise, valued added, gross receipts, sales and privilege taxes, tax or charge levied to support the Universal Service Fund contemplated by the Communications Act, taxes on Payphone Charges, duties, fees or similar liabilities (other than general income or property taxes imposed on Covad), whether charged to or against Covad, or SBC associated with the Covad Products provided to SBC ("Additional Charges"). Such Additional Charges are not classified as Service charges and shall be paid by SBC in addition to all other charges provided for in this Agreement.

6.3.2   Billing Period. The Operating Companies will bill SBC monthly for the
        --------------
        Covad Products provided hereunder. Charges for usage and all prorated monthly recurring charges (prorated monthly charges for Covad Products provided for less than a calendar month), installation and other non-recurring charges shall be billed following the receipt of any such Covad Products. Charges for ail monthly recurring charges for full months during which Covad Products are to be provided shall be billed at the beginning of the month in which the Covad Products are to be provided.

6.3.3   Timeliness. The Operating Companies will render invoices for Covad
        ----------
        Products not later than the tenth Business Day after the monthly billing cycle in which any usage is recorded. The Operating Companies shall account, and bill SBC for, not less than (1) 97.0% of all usage no later than the first available monthly billing cycle after the usage is recorded, (2) 98.0% of all usage no later than the second available monthly billing cycle after the usage is recorded and (3) 99.8% of all usage no later than the third available monthly billing cycle after the usage is recorded. The Operating Companies hereby waives all charges for any usage not billed by the fourth billing cycle unless (i) the Operating Companies can document that the delayed billing was caused by SBC, its Affiliates, or the ILEC, (ii) the Parties agree in writing to a longer time period, or (iii) such requirement is otherwise excused under this Agreement. In all events, the Operating Companies' failure to bill for any charge within two years after the date on which the service was rendered shall constitute a waiver of any claim for those charges. This waiver is SBC's sole remedy for invoicing delay.

6.3.4   Accuracy. Unless the Parties agree otherwise in writing, with respect to
        --------
        any monthly billing cycle, the accuracy of the raw billing information that the Operating Companies supplies to SBC with respect to the Covad Products shall be at least equal to the industry standard for similarly situated companies providing similar services (excluding any DSL Affiliate of an ILEC), and in any event shall not be less than 90.0%, where the Operating Companies cannot document that such raw billing inaccuracy was caused by SBC, any of its Affiliates, or the ILEC. Notwithstanding the foregoing, this provision shall not apply to the application of the Prepayment for Services to such invoices, the dispute of which shall be governed by Section 6.3.5 below.

                       Restricted Proprietary Information
        For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made witbout the express consent of SBC or Covad.

6.3.5   Payment Disputes. If SBC in good faith disputes any portion of an
        ----------------
        invoice it must pay the undisputed amount of the invoice on or before its Due Date and provide written notice to the Operating Companies of the billing dispute within sixty (60) days thereafter. Such notice must include documentation substantiating the dispute. The Parties will make a good faith effort to resolve billing disputes expeditiously. If SBC has already made payment of a disputed charge and a dispute is resolved in favor of SBC, SBC shall receive a credit on its next invoice for the amount determined to be due, including interest in the amount of the lesser of one percent (1%) per month or the maximum rate allowed by law from the date SBC paid the disputed amount.

6.3.6   Suspension of Service. In the event payment in full is not received from
        ---------------------
        SBC on or before ninety (90) days following the Due Date (less any amounts disputed pursuant to Section 6.3.5), the Operating Companies shall have the right, after giving SBC ten (10) days written notice, to suspend all or any portion of the Covad Products provided to SBC. If only a portion of the Covad Products is suspended and SBC does not cure within ten days of such partial suspension, the Operating Companies may suspend all or any additional portions of the Covad Products provided to SBC. The Operating Companies may continue suspension until such time as SBC has paid in full all charges (less any amounts disputed pursuant to Section 6.3.5), then due, including any late fees as specified in this Agreement.

6.4     Audit Rights.
        ------------

        SBC shall have the right to request an independent audit of covad's books and records by an independent, nationally recognized accounting firm mutually acceptable to SBC and Covad with respect to MFN Pricing as described in Section 6.1 not more than once during each twelve-month period during the Term by giving written notice to Covad.

6.4.1   Scope of Audit. SBC and Covad shall agree upon the scope and materiality
        --------------
        standards aspects of the audit, provided that the audit shall not exceed the scope of MFN pricing as described in Section 6.1. The terms of the engagement of the auditor shall specifically define the scope of the audit and materiality standards, and shall, require, in the case of a quantitative evaluation, a valid statistical sampling of any information reviewed. Prior to any audit, the auditor must agree to be bound by a customary non-disclosure agreement. If SBC and Covad are unable to agree upon the selection of the auditor or the scope and materiality standards of the audit, then the matter shall be submitted for resolution under the terms of the Dispute Resolution Agreement.

6.42    Cooperation. Covad shall cooperate fully in connection with any audit,
        -----------
        providing access to any and all relevant books, records and contracts and causing its employees, accountants, and other representatives and agents to cooperate fully with the auditor. Covad shall maintain its billing and associated records in accordance with accepted accounting principles and shall retain those books and records for at least two years after

                       Restricted Proprietary Information
        For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

        an invoice is sent to SBC. If an audit is requested, Covad will retain those books and records until such time as the audit is completed.

6.4.3   Findings. The auditor shall submit to SBC and Covad a full report of the
        --------
        findings of the audit, which report shall specify the conformity or extent of non-conformity with Covad's obligations under this Agreement that were the subject of the audit. The determination of the auditor will be final and binding upon Covad and SBC.

6.4.4   Costs. The audit will be at SBC's expense, unless the auditor determines
        -----
        that Covad has failed to provide MFN Pricing in any material respect (as determined by the auditor), in which case the audit will be at Covad's expense. If the auditor determines that Covad is not in compliance with its obligations that were the subject of the audit, then Covad will make adjustments on a retroactive basis to reflect adjustments in either SBC's or Covad's favor in accordance with the findings of the auditor.

6.5     Efficiency Gains.
        ----------------

        The Parties shall consider methods to equitably share reduced input costs and efficiency gains during the Term of this Agreement that affect the cost of the Covad Products.

                                  ARTICLE VII

                     DELIVERY AND QUALITY OF COVAD PRODUCTS

7.1     Competitive Services and Products.
        ---------------------------------

        The Covad Products shall be competitive from a quality perspective as measured against comparable competitive offerings and shall meet or exceed the quality and performance standards met by the Operating Companies in providing services to others who place a volume of orders with the Operating Companies comparable or less than the volume of orders placed by SBC. The Covad Products that are the subject of this Agreement shall be competitive in characteristics and performance with the products and services SBC is deploying in the In-Region Markets to the extent that Covad is able to secure line-sharing and other arrangements with the relevant ILEC that are the same in term, conditions, and practice as the line-sharing and other arrangements SBC ILECs provide to themselves, or to SBC's advanced services Affiliate. In all events, and subject to Sections 7.4, 8.1 et seq., and 8.2 et seq., the Covad Products shall remain competitive with the service level commitments, operational standards and performance standards the Operating Companies set forth in Addendum 2 ("SLAs"), or as the SLAs may be modified over time pursuant to the benchmarking analysis to be undertaken at least annually pursuant to Section 7.2.

7.2     Benchmarking of SLAs.
        --------------------

                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

         Given the dynamic nature of the telecommunications industry, the Parties recognize that offering high quality, competitive services will necessitate periodic review of the SLAs and their modification over time. Accordingly, the Parties shall review, at least annually, the SLAs to determine whether they are competitive with those offered in the industry so that the Covad Products offered pursuant to this Agreement are of the appropriate competitive quality. The Parties recognize and agree that SBC's ability to solicit potential customers for Covad Products, and the Operating Companies' ability to provide the Covad Products, is dependent on the provision of services of the highest quality and reliability to customers. Where the SLAs are not competitive, the Parties shall adjust them in order to meet, or exceed, industry standards.

7.3      Content of SLAs.
         ---------------

         As set forth more particularly in Addendum 2, the Operating Companies shall offer SLAs covering the Covad Network, the Customer's circuit, and the circuit from the SBC Network to the Covad Network. The SLAs shall contain commitments regarding the following performance parameters: (1) network availability; (2) network delay; (3) message delivery; (4) mean response time; (5) mean time to restore service; and
         (6) ordering system reliability. In addition, the Operating Companies shall offer SLAs covering the work it performs or equipment it provides with respect to (1) customer installation; (2) CPE warranty; and (3) inside wire warranty.

7.4      Non-Performance of SLAs.
         -----------------------

         In the event that the Operating Companies fails to perform in accordance with the SLAs set forth in Addendum 2, the Operating Companies shall compensate SBC as set forth in that Addendum. In addition, Covad shall indemnify SBC for any and all liabilities arising from the Operating Companies' failure to meet the SLAs with Customers to the extent such liability is attributable to the Operating Companies' failure to satisfy the commitments, standards and performance levels set forth in the SLAs.

7.5      Regulatory Authority.
         --------------------

         Covad and SBC shall each maintain and keep in full force and effect any and all Regulatory Licenses necessary for it or its Affiliates to perform its obligations under this Agreement.

7.6      Identification of Technical, Difficulties.
         -----------------------------------------

         The Parties shall work together and coordinate their efforts, in accordance with such procedures as they may adopt from time to time and in a manner consistent with the Act, to identify, isolate, and resolve technical difficulties with respect to the Covad Products that are reported by Customers or identified by the Parties. SBC shall refer to the


                       Restricted Proprietary Information
For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

         Operating Companies any trouble reports received from Customers and, to the extent consistent with the Act, the Operating Companies shall keep SBC advised of its efforts to resolve such trouble.

7.1      Covad Access to SBC Customer Premises.
         -------------------------------------

7.7.1 Where the Operating Companies agrees to install or maintain equipment used in connection with Covad Products resold by SBC that is to be installed on the customer premise, SBC shall take, and shall use commercially reasonable methods to cause its Customers to take, reasonable steps to provide access to premises to the extent reasonably requested by the Operating Companies solely for the provision of Covad Products, or the maintenance of equipment, facilities and systems relating to the Covad Products. The Operating Companies shall notify SBC at least two (2) business days in advance of any regularly scheduled maintenance that will require access to the SBC Customer premises.

7.7.2 The Operating Companies personnel installing or maintaining any equipment used by an SBC Customer in connection with Covad Products shall adhere to the guidelines the Operating Companies has established for conduct on customer premises and to any reasonable guidelines or rules SBC shall establish and provide to the Operating Companies.

7.7.3 The Operating Companies personnel on the premises of an SBC Customer shall not volunteer that Covad is the provider of the Covad Products and, to the extent any inquiries are made of the Operating Companies personnel on the premises of an SBC customer, the Operating Companies personnel shall advise the SBC Customer, its officers, employees, agents, consultants, etc. that the Operating Companies is performing services under contract or agreement with SBC; provided, however, that this provision shall not restrict the display of Covad logos on its employees and their equipment, shall not require the Operating Companies personnel to display SBC logos, or to market SBC products.

7.7.4 The rules set forth in this ARTICLE VII shall apply to any contractor, subcontractor, agent or representative of Covad in the same manner as to Covad and its officers, employees, and agents

7.8      Covad Facilities.
         ----------------

         SBC shall not, and shall use its reasonable efforts to cause its customers to not, rearrange, disconnect, remove, attempt to repair, or otherwise tamper with any of the facilities or equipment that the Operating Companies installs on SBC's or the customer's premises to deliver the Covad Products, except upon the Operating Companies' consent. Equipment that the Operating Companies provides at a premises for use in connection with Covad Products shall not be used for any purpose other than that for which the Operating Companies provided it. If SBC, SBC Customers, or their agents attempt to operate or

                       Restricted Proprietary information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

         maintain any Covad facilities or equipment without Covad's approval, in addition to any other remedies hereunder, SBC shall pay Covad for any actual damage to Covad-owned equipment caused thereby. In no event shall Covad be liable to SBC or any other person for interruption of service, or for any other loss, cost or damage, caused by or related to improper use or maintenance of Covad-owned equipment by SBC, SBC Customers, or any third party not authorized by Covad. Notwithstanding anything in this Section 7.8, SBC shall not be responsible for damage to or failure of Covad equipment resulting from normal wear and tear.

7.9      Title and Power.
         ---------------

         Title to all facilities provided by Covad (except those sold to SBC or SBC Customers) and used to provide the Covad Products shall remain with Covad. The electric power that such facilities consume on the premises of SBC or SBC Customers shall be provided and maintained at the expense of SBC or SBC's Customer.

7.10     Customer-Provided Equipment.
         ---------------------------

         Covad shall not be responsible for the operation of any equipment provided by SBC Customers, who shall be responsible for maintaining the equipment required to provide answer supervision in accordance with Subpart D of part 68 of the Rules of the FCC, as those rules may be amended in the future.

7.11     Service Charges.
         ---------------

         SBC shall be responsible for the payment of services charges, to be billed in accordance with the provisions of Section 6.3.2, for visits by the Operating Companies to the premises when the trouble report results from causes attributable to any party other than Covad.

7.12     Removal of Equipment.
         --------------------

         Where SBC uses Covad equipment in connection with the provision of Covad Products to an SBC Customer whose service is terminated, interrupted or suspended or where Covad equipment is replaced because of a Service upgrade, SBC shall, at Covad's option, either return all Covad-owned equipment to Covad at SBC's expense or allow Covad to remove all Covad-owned equipment. Any Covad equipment returned or removed pursuant to the preceding sentence shall be in good working condition, subject to normal wear and tear, and shall be returned by SBC or reclaimed by Covad, as the case may be, within thirty (30) days of SBC's receipt of Covad's choice of the option selected pursuant to the first sentence of this Section 7.12. Where Covad equipment must be returned for repair, the procedures for handling such matters shall be worked out in advance by the Parties.

                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

                                  ARTICLE VIII

                                   TERMINATION

8.1      Termination by Mutual Consent.
         ------------------------------

         This Agreement may be terminated, without penalty or termination charges, by the mutual written consent of all Parties hereto.

 8.2     Termination by Either Party.
         ---------------------------

         For the purposes of this Article VIII, CGI and the Operating Companies shall be deemed to be one and the same Party. Either Party may, but shall not be obligated to, terminate this Agreement:

8.2.1    for failure by the other Party to make a payment when due, upon sixty
         (60) days notice in writing to the defaulting Party, except that the defaulting Party may cure the breach upon payment of the amount due within the sixty (60) day notice period; provided, however, that SBC shall not have a right to cure if it fails to make timely payment for three consecutive months, or fails to make timely payment four times in a consecutive twelve (12)-month period;

8.2.2 for a material breach by the other Party of its representations, warranties, covenants, obligations or other agreements contained in this Agreement, any of the Collateral Agreements, the Termination Agreement, or the Dispute Resolution Agreement, after the non-defaulting Party provides sixty (60) days written notice and if the defaulting Party fails to cure to the reasonable satisfaction of the non-defaulting party within such sixty (60) day notice period;

8.2.3 without prior notice in the event that either the Operating Companies or CGI, with respect to SBC's right to terminate, or SBC, with respect to Covad's right to terminate:

         8.2.3.1 ceases to do business as a going concern;

         8.2.3.2 is unable or admits in writing its inability to pay its debts as they become due;

         8.2.3.3 commences or authorizes a voluntary case or other proceeding seeking liquidation, reorganization, suspension of payments or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of

                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

                 creditors, or fails to pay a substantial portion of its debts as they become due, or takes any corporate action to authorize any of the foregoing, is insolvent, bankrupt or the subject of a receivership; or

         8.2.3.4 has any substantial part of its property subjected to any levy, seizure, assignment or sale for or by any creditor or governmental agency without such levy, seizure, assignment or sale being released, lifted, reversed, or satisfied within ten
                 (10) days.

8.2.4 In the event that the balance of the Prepayment for Services has been repaid to SBC in full by Covad and/or has been used by SBC.

8.3      Termination by SBC.
         ------------------

         SBC shall have the right to terminate this Agreement:

8.3.1    Failure to Satisfy SLAs.
         -----------------------

         8.3.1.1 for a material breach of the SLAs; provided, however, that a material breach of the SLAs shall only exist if the aggregate monthly credits resulting from breaches of the SLAs exceed 35 % of the total amount invoiced to SBC by the Operating Companies for three (3) consecutive months or for six (6) months in any twelve (12) month period.

         8.3.1.2 Covad shall not be held responsible for failing to meet the performance metrics set forth in Addendum 2 if such failure is due to SBC's, the SBC Agents or any of their Customers' personnel, applications, equipment, or facilities, the ILEC's failure to perform in a timely fashion, provided, however, that where Covad recovers in the form of a cash payment or credit any damages or other compensation from the ILEC as a result of the ILEC's failure to perform, Covad shall reasonably allocate to SBC a portion of that recovery according to the harm suffered by SBC as relative to the harm suffered by Covad and its partners other than SBC. Covad shall be responsible and liable to SBC for the remedies set forth in Addendum 2 where a failure to meet any performance metrics is due to the performance or actions of Covad's contractors and subcontractors.

8.3.2    Change in Control Event.
         -----------------------

         In the event of a Change in Control of CGI or the Operating Companies.

8.3.3    Failure to maintain CO's and MSA.
         --------------------------------

                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

         In the event that the Operating Companies at any time (i) have fewer than 1530 central office locations that are open or (ii) operates in fewer than 84 Metropolitan Service Areas.

8.4      Remedies
         --------

         The Party having the right to terminate shall exercise such right within a reasonable period of time, but in no event more than one hundred eighty (180) days after actual notice of the event or circumstances permitting termination by such Party.

8.4.1 In the event that SBC terminates this Agreement pursuant to Section 8.2 or 8.3, the Operating Companies shall (a) not assess any termination charges or penalties which may otherwise be charged to SBC under this Agreement, (b) provide SBC, its Affiliates and the SBC Agents and their respective Customers an orderly transition of Covad Products to a new provider in accordance with Section 8.5, and (c) have a repayment obligation, payable on the later to occur of (i)) the termination date set forth in such notice, or (ii) the first Business Day following the nine month anniversary of the Effective Date, to SBC in an amount equal to the remaining balance of the Prepayment for Services as of the date of such notice of termination. In addition to the foregoing, if SBC terminates the Agreement pursuant to Section 8.2 (other than Section 8.2.4) or Section 8.3 (other than Section 8.3.2 or 8.3.3), then the Operating Companies shall reimburse SBC for its out-of-pocket expenses associated with transitioning its Customers to the new DSL provider. In the event that Covad fails to make any required repayment of the balance of Prepayment for Services (the "Required Repayment"), then SBC shall be entitled to exercise any and all of its remedies under the Collateral Agreements in accordance therewith. With respect to Covad Product performance failures, the remedies set forth in this
         Section 8.4.1 shall not be available to SBC except as permitted under
         Section 8.3.1. Without limitation of the foregoing, in no event shall a Covad Product performance failure constitute an event of termination under 8.2.2.

8.4.2 In the event that Covad terminates this Agreement pursuant to Section 8.2, the Operating Companies shall first apply the remaining balance, if any, of the Prepayment for Services toward any accrued but unpaid amounts due the Operating Companies or CGI under this Agreement. The balance, if any, of the Prepayment for Services shall be held by the Operating Companies for a period ending on December 31, 2011, and may be used by SBC for the purchase of Covad Products as set forth in
         Section 3.3, or, at Covad's option, may be refunded to SBC.

8.4.3 In lieu of exercising its termination right set forth in Section 8.4.2 above, Covad may, at its option, upon the occurrence of an event that would otherwise entitle Covad to terminate this Agreement, elect to maintain this Agreement in full force and effect, provided that (i) SBC shall no longer be entitled to MFN Pricing; (ii) notwithstanding the limits on pricing in Section 6.1, SBC, its Affiliates and the SBC Agents shall be charged at the prices reserved by the Operating Companies for those customers having the lowest

                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

         volumes, and (iii) the Operating Companies may immediately apply the remaining balance, if any, of the Prepayment for Services toward any accrued but unpaid amounts due the Operating Companies or CGI under this Agreement.

8.5      Transition.
         ----------

         The Parties recognize that the Covad Products are vital to SBC Customers to whom SBC has resold Covad Products and must be continued in accordance with the terms of this Agreement after the cancellation or other termination of the Agreement while SBC transitions to new arrangements required for the continued provision of the Covad Products to SBC Customers. Accordingly, the Parties hereby agree, to cooperate in developing and implementing an orderly and efficient transition that will minimize any adverse effects on (a) the quality and availability of the Covad Products, (b) SBC's ability to provide the quality and variety of services offered to its customers prior to termination, and
         (c) SBC Customers. Unless SBC is in material breach of this Agreement on account of non-payment for Covad Products, Covad will, as part of such transition, and if requested by SBC prior to the expiration of the Term, continue to provide the Covad Products for a period of not less than nine (9) months after the expiration of the Term (or such lesser period as SBC may specify), on the terms and conditions set forth in this Agreement. Beginning nine (9) months after the expiration of the Term, SBC shall pay prevailing market prices charged to similarly situated customers for any Covad Products that SBC purchases from Covad.

                                   ARTICLE IX

                                 SOFTWARE TERMS

9.1      License.
         -------

         If and to the extent that SBC, the SBC Agents or SBC Customers require the use of Covad licensed software ("Covad Licensed Software") in order to use the Covad Products supplied under any service order, then SBC, the SBC Agents and SBC Customers shall have a nonexclusive, nontransferable, limited license to use such Covad Licensed Software only and to the extent required to permit delivery and use of the Covad Products. SBC, the SBC Agents and SBC Customers shall in no event be entitled to claim title to or any ownership interest in any Licensed Software (or any derivations or improvements thereto), and SBC, the SBC Agents and SBC Customers shall execute any documentation reasonably required by Covad to document Covad's or its licensor(s)' existing and continued ownership of Licensed Software.

9.1.1    Restrictions. SBC agrees that it shall not, and shall not permit the
         ------------
         SBC Agents or its customers, to:

                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

         9.1.1.1 Copy the Covad Licensed Software, except as allowed and permitted by Covad's express written consent.

         9.1.1.2 Reverse engineer, decompile or disassemble the Covad Licensed Software.

         9.1.1.3 Sell, lease, license or sublicense the Covad Licensed Software, except that SBC may sublicense the Covad Licensed Software to SBC Customers on a non-exclusive, non-transferable basis.

         9.1.1.4 Create, write or develop any derivative software or any other software program based on the Covad Licensed Software or any Proprietary Information of Covad.

                                    ARTICLE X

                    CONFIDENTIAL AND PROPRIETARY INFORMATION

10.1     General.
         -------

         Each Party shall hold in confidence and withhold from third parties (other than as permitted below) any and all Proprietary Information received pursuant to this Agreement and shall use such Proprietary Information only to fulfill its obligations or enforce its rights hereunder and for no other purposes unless the disclosing Party shall otherwise agree in writing.

10.2     Obligation to Protect Proprietary Information.
         ---------------------------------------------

         Each Party shall use commercially reasonable efforts to safeguard any Proprietary information received pursuant to this Agreement from theft, loss or disclosure to others, and to limit access to Proprietary Information to those officers, directors, and employees within the receiving Party's organization, and subcontractors, consultants, investors, advisors, attorneys, service providers, business partners and others who reasonably require access in order to accomplish the aforesaid purposes. Proprietary Information shall be protected hereunder only if it is identified as proprietary when provided. The receiving Party shall not be liable for unauthorized use or disclosure of any such Proprietary Information if it can establish that the same:
         (i) is or becomes public knowledge or part of the knowledge or literature within the telecommunications industry without breach of this Agreement by the receiving Party; (ii) is known to the receiving Party without restriction as to further disclosure when received; (iii) is independently developed by the receiving Party as demonstrated by written records; or (iv) is or becomes known to the receiving Party from a third party who had a lawful right to disclose it without breach of its contractual obligations. Specific Proprietary Information shall not be deemed to be available to the public or in the possession of the receiving

                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

         Party merely because it is embraced by more general information so available or in the receiving Party's possession.

10.3     Judicial or Administrative Proceedings.
         --------------------------------------

         Should the receiving Party be faced with judicial or administrative governmental action to disclose Proprietary Information received hereunder, said receiving Party shall use commercially reasonable efforts to notify the originating Party in sufficient time to permit the disclosing Party to intervene in response to such action.

10.4     Loss or Unauthorized Use.
         ------------------------

         The receiving Party agrees promptly to notify the disclosing Party of the loss or unauthorized use or disclosure of any Proprietary Information.

10.5     Proprietary Information Exchange Agreements.
         -------------------------------------------

         Each Party shall ensure that all subcontractors providing Proprietary Information to such Party in connection with this Agreement shall enter into a "Proprietary Information Exchange Agreement" or a substantially similar agreement that provides that such Proprietary Information may be disclosed and used by the Parties for the purposes provided in this
         ARTICLE X, subject to providing appropriate assurances of confidentiality, but without requiring further permission from or notice to such subcontractor.

10.6     Nondisclosure Agreements.
         ------------------------

         Each Party shall have any third party, person or entity to whom it provides the Proprietary Information of the other Party agree in writing to be bound to protect such Proprietary Information on the same conditions as set forth in the Agreement.

10.7     Termination.
         -----------

         Upon termination of this Agreement for any reason and subsequent expiration of the transition described in Section 8.5 above, the Parties shall cease use of all Proprietary Information furnished by the other Party and shall, at the direction of the furnishing Party, return or destroy all such Proprietary Information, together with all copies made hereof, except to the extent that the receiving Party retains a license to use such Proprietary Information. Upon request, the receiving Party shall send the other Party a destruction certificate.

10.8     Irreparable Injury by Disclosure to Competitors.
         -----------------------------------------------

                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

         Specifically, but without limiting the foregoing, each Party agrees and acknowledges that the disclosure by a Party of any Proprietary Information to any competitor of a Party could cause irreparable harm to such Party, and agrees not to make such a disclosure. Each Party shall have the right to enforce the provision of this Section by injunctive relief, including specific performance. Personnel of one Party or its Affiliates present at the premises of the other Party or its Affiliates shall refrain from obtaining access to information that is proprietary to the customers of such other Party or its Affiliates. Such personnel shall comply with the other Party's or its Affiliates' reasonable measures established to restrict such access.

10.9     Survival of Nondisclosure Obligations.
         -------------------------------------

         The nondisclosure obligations set forth in this ARTICLE X shall survive the termination of this Agreement for two years.

                                   ARTICLE XI

                               REGULATORY FILINGS

11.1     Regulatory Submissions.
         ----------------------

         In the event that either Party reasonably concludes that it is necessary or advisable to file this Agreement with a Governmental Entity or that a Governmental Entity is required to approve or review this Agreement or the arrangement between the Parties, the other Party shall cooperate fully in the preparation and filing of any regulatory filings which may be necessary or appropriate, including, without limitation, providing such information as may reasonably be necessary or which is requested by the Governmental Entity. Where a Party reasonably believes that information to be filed with a Governmental Authority is Proprietary Information, the Parties shall cooperate to obtain such confidential treatment from the Governmental Authority as may reasonably be secured.

11.2     Modification or Amendment of this Agreement.
         -------------------------------------------

         In the event a Governmental Entity with jurisdiction over a Party or both Parties or over this Agreement determines that one or more provisions of this Agreement are unlawful, contrary to public policy or otherwise unenforceable, the Parties will negotiate in good faith to amend the Agreement in order to comply with any such applicable regulatory requirements or policies while preserving the business objectives of both Parties. Either Party may, without the consent of the other Party, appeal or seek reconsideration of any decision or order which holds one or more provisions of this Agreement unlawful, contrary to public policy or otherwise unenforceable, but such appeal or request for reconsideration shall not affect the obligations of the Parties under this Section to negotiate in good faith, unless a stay of the decision or order is obtained and the terms

                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

         and conditions of the stay are acceptable to both Parties. In such event, the obligations of the Parties to negotiate under this Section shall attach at such time as the stay is lifted and the adverse order or decision is reinstated or become effective or the stay is modified in a manner which a Party reasonably finds unsatisfactory.

                                   ARTICLE XII

                                 INDEMNIFICATION

12.1     General.
         -------

         Each Party (the "Indemnifying Party") shall defend, indemnify and hold harmless the other Parties, including any of its Affiliates, officers, directors, shareholders, employees and agents (the "Indemnified Party"), from and against any and all claims, damages, liabilities whatsoever, including reasonable legal fees and any damages, arising out of, caused by, related to or based upon a claim (a) by a third party for physical property damage, personal injury, or wrongful death, whether sounding in tort or contract, claim of defamation, invasion of privacy or similar claim based on any act or omission of the other Party, its employees, agents or contractors in connection with this Agreement, or (b) that the Indemnifying Party's products or services infringe or violate any copyright, trade secret, trademark or service mark, United States patent or other property right of a third party, or
         (c) that the claimant was "slammed" or "crammed," as those terms are understood in the industry.

12.2     Notice.
         ------

         The Indemnified Party shall promptly notify the Indemnifying Party in writing of any claim that the Indemnified Party reasonably considers subject to the indemnity, giving a description in reasonable detail of the relevant facts on which the claim is based. The Indemnified Party shall provide the Indemnifying Party with all reasonable assistance in investigating, defending, and pursuing such claim at the indemnifying Party's expense. The Indemnifying Party shall not be required to indemnify the Indemnified Party for any settlement entered into without its consent except to the extent set forth in Section 12.4 of this Agreement.

12.3     Assumption of Defense of Claim.
         ------------------------------

         The Indemnifying Party shall assume the defense of any such claim or any litigation resulting from such claim and shall have absolute control over the litigation, including, but not limited to, the selection of counsel, the legal strategy with respect to the claim, and the settlement of such claim, either before or after litigation has commenced. Notwithstanding the preceding sentence, (a) if there is a reasonable probability that a claim may materially and adversely affect the Indemnified Party, other than as a result of


                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

         monetary damages or monetary payment, the Indemnified Party shall have the right, at its own expense, to participate in the defense of such claim, and (b) to the extent any defense applicable to the Indemnified Party shall involve a conflict of interest (other than tire requirement of indemnification) with the Indemnifying Party, the Indemnified Party shall have the right to control such defense at the expense of the Indemnifying Party.

12.4     Right of Indemnified Party To Undertake Defense.
         -----------------------------------------------

         If, within a reasonable period of time after notice of any claim, the Indemnifying Party fails to defend such claim, the Indemnified Party shall have the right to undertake the defense, or compromise or settle such claim on behalf of and for the account and at the risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination of the claim, except to the extent set forth in the last sentence of Section 12.3 of this Agreement.

12.5     Claim of Infringement.
         ---------------------

         In the case of a claim of infringement of any Intellectual Property right, where a court of competent jurisdiction finds such infringement, the Indemnifying Party shall, at its option and expense, use all reasonable efforts either (a) to procure for the Indemnified Party the right to continue to use the product, service or other item as provided for herein, (b) to modify the infringing product, service or other item so that it is noninfringing, without materially altering its performance or function, or (c) to replace the infringing product, service or other item with a substantially equivalent noninfringing item.

                                  ARTICLE XIII

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Party hereby represents, warrants and covenants to the other Party as follows:

13.1     Organization, Standing and Authority.
         ------------------------------------

         The Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction where it is incorporated, that it has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein, that all corporate acts and other proceedings required to be taken to authorize the execution, delivery and performance hereof and the consummation of the transactions contemplated herein have been duly and properly taken, and that this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Party, enforceable against it in accordance with its terms.

13.2     No Violation.
         ------------

                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

         The execution and delivery by the Party of this Agreement and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not (a) conflict with or result in any violation of any provision of the articles of incorporation or by-laws, or the comparable organizational documents of the Party, (b) conflict with, result in a violation or breach of, or constitute a default, or give rise to any right of termination, revocation, cancellation, or acceleration, under, any material contract, concession or permit issued to Party, except for any such conflict, violation, breach, default or right which is not reasonably likely to have a material adverse effect on the ability of the Party to consummate the material transactions contemplated by this Agreement, (c) conflict with or result in a violation of any judgment, order, decree, writ, injunction, statute, law, ordinance, concession, permit, rule or regulation applicable to the Party or to the property or assets of the Party, except for any such conflict or violation which is not reasonably likely to have such a material adverse effect, or (d) violate any existing contractual arrangement to which the Party is a party or give rise to a claim against any other Party for inducing a breach of contract or interfering with contractual or other rights, or similar claim.

13.3     Consents and Approvals.
         ----------------------

         No consent, approval, license, permit, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to the Party in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The Party has or will obtain all necessary consents, approvals, authorizations and permits necessary to perform fully hereunder.

13.4     CALEA.
         -----

         Any equipment, facilities or services provided pursuant to this Agreement complies or will comply with the Communications Assistance for Law Enforcement Act ("CALEA").

                                   ARTICLE XIV

                             LIMITATION OF LIABILITY

14.1     Limited Responsibility.
         ----------------------

         Each Party shall be responsible for, and only for, services and facilities which are provided by that Party, its Affiliates, authorized agents, subcontractors, or others retained by such persons, and no Party shall bear any responsibility for the services and facilities provided by the other Party, the other Party's Affiliates, agents, subcontractors, or other persons retained by such persons. No Party shall be liable for any act or omission of another telecommunications carrier (other than an Affiliate) providing a portion of a

                       Restricted Proprietary Information
          For use and disclosure only to authorized employees, agents or contractors of SEC, Covad and their affiliates. Copies may not he made without the express consent of SBC or Covad.

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

         service, unless such telecommunications carrier is an authorized agent, subcontractor or other person retained by the Party providing such service.

 14.2    Limitation of Damages.
         ---------------------

         The Parties will not be liable to each other for any indirect, incidental consequential, reliance, or special damages suffered by third parties (including without limitation damages for harm to business, lost revenues, lost savings, or lost profits suffered by such other parties), regardless of the form of action, whether in contract, warranty, strict liability, or tort, including without limitation negligence of any kind whether active or passive, and regardless of whether the Parties knew of the possibility that such damages could result. The Parties hereby release each other and their respective Affiliates, officers, directors, employees, and agents from any such claim. Nothing contained in this Section will limit one Party's liability to another Party for bodily injury, death, or damage to tangible real or tangible personal property proximately caused by a Party's negligent act or omission or that of their respective agents, subcontractors or employees, nor will anything contained in this Section limit the Parties indemnification obligations under ARTICLE XII of this Agreement.

 14.3    Warranty Disclaimer.
         -------------------

         EXCEPT AS PROVIDED IN THE SLAs, THE COVAD PRODUCTS AND ALL OTHER PRODUCTS AND SERVICES PROVIDED BY COVAD HEREUNDER ARE PROVIDED ON AN "AS IS" BASIS, AND SBC's, THE SBC AGENTS', AND THEIR RESPECTIVE CUSTOMERS' USE THEREOF IS AT THEIR OWN RISK. COVAD DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT AND TITLE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. EXCEPT AS PROVIDED IN THE SLA, COVAD DOES NOT WARRANT THAT THE COVAD PRODUCTS WILL PERFORM AT A PARTICULAR SPEED, OR WILL BE UNINTERRUPTED, ERROR-FREE, OR COMPLETELY SECURE.

                                   ARTICLE XV

                              INTELLECTUAL PROPERTY

 15.1    Retention of Intellectual Property Rights.
         -----------------------------------------

         Except as otherwise specifically provided in this Agreement, no Party shall be deemed to have offered or granted to any other Party any rights or licenses under any present or future Intellectual Property disclosed or arising pursuant to this Agreement.

                       Restricted Proprietary Information
          For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

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

 15.2    Allocation of Intellectual Property Rights.
         ------------------------------------------

         The right of the Parties to any Intellectual Property that may be created in connection with or as a result of the product or service jointly developed by the Parties or otherwise developed pursuant to this Agreement shall be allocated in connection with the decision of the Parties to develop the product or service. In the absence of such a decision, all Intellectual Property Rights developed in connection with the joint development of a product or service shall be owned by the Party which initially proposed the product or service in the form of a marketing service description or similar document.

15.2.1 The Party owning Intellectual Property created in the performance of a jointly developed product or service shall grant the other Parties a royalty-free, worldwide, nonexclusive license during the term of this Agreement to use, reproduce, adapt, distribute, perform, display and otherwise practice all such Intellectual Property for their business purposes, including the right to authorize third parties to do the foregoing for the other Party's business purposes.

15.2.2 The Party owning Intellectual Property created in the performance of a jointly developed product or service shall grant the other Parties a perpetual, royalty-free, worldwide, nonexclusive license effective upon the termination or expiration of this Agreement to use, reproduce, adapt, distribute, perform, display, and otherwise practice all such Intellectual Property as may be reasonably necessary to permit the other Parties to continue pursuing their business in substantially the manner that business was pursued prior to any termination or expiration of this Agreement, including the right to authorize third parties to do the foregoing for the purpose of so continuing the other Party's business.

 15.3    Securing Patent Rights.
         ----------------------

         The Party owning Intellectual Property created in the performance of a product or service shall have the first right to file patent applications and obtain and maintain patents covering inventions made in the development or implementation of the product or service. In the event that such Party does not file patent applications covering such patentable or potentially patentable inventions promptly after receiving a written request from either of the other Parties, the Party making the request shall have the right, at its option and its cost, to file such patent applications and obtain and maintain patents covering such inventions. In such case, (a) such first Party shall assign to the requesting Party all its right, title and interest in the relevant invention and any resulting patents and cooperate with the requesting Party in filing such patent applications and obtaining such patents, and (b) the requesting Party shall grant such first Party a perpetual, royalty-free, worldwide, nonexclusive license to make, use, offer for sale, sell, import and otherwise practice such invention for its business purposes, including the right to authorize third parties to do the foregoing for such first Party's business purposes.

                       Restricted Proprietary Information
          For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

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

15.4     Branded Products and Services.
         -----------------------------

         Notwithstanding the foregoing, (a) to the extent that the development of a product or service results in the creation of unique, novel or original branding for an SBC-branded product or service, SBC shall own the Intellectual Property relating to such branding and shall be permitted to establish distribution limitations for such branded product or service, and (b) to the extent that the development of a product or service results in the creation of unique, novel or original branding for a Covad-branded product or service, Covad shall own the Intellectual Property relating to such branding and shall be permitted to establish distribution limitations for such branded product or service. To the extent the branded product or service of one Party may be distributed by the other Party, the Party which owns the Intellectual Property shall set the royalty payment to be paid.

15.5     Assignment Documents.
         --------------------

         Each Party shall sign and deliver any assignment documents, patent applications or other documents reasonably requested by another Party to effectuate the provisions of this ARTICLE XV or the provisions of a scope of work document concerning Intellectual Property.

15.6     License to Use Covad Marks.
         --------------------------

15.6.1 Covad hereby grants to SBC, during the Term of this Agreement, a license giving SBC and the SBC Agents the non-transferable right and authorization to use all trademarks, services marks, and any other intellectual property associated with the Covad Products identified in Addendum 1 and any new products Covad shall offer (collectively "Covad Marks"). SBC and the SBC Agents shall be entitled to use such Covad Marks in connection with offering, marketing and selling the Covad Products and any services related thereto, and in connection with the branding of the Covad Products as set forth in Section 3.2.6 of this Agreement, for so long as this Agreement remains in effect and during any transition period as provided in Section 8.5 above. SBC acknowledges Covad's title to such Covad Marks and the validity of the registration of Covad as the proprietor in the Register of Trademarks or Service Marks. SBC shall not claim any ownership or similar right to the Covad Marks by reason of its use thereof pursuant to this Agreement, and any rights which SBC should otherwise acquire in or to the Covad Marks shall be deemed for the account and benefit of Covad.

15.6.2 SBC shall use its best efforts to preserve the value and validity of the Covad Marks and in particular will:

         (a) Endeavor to create, promote, and retain goodwill in the business of selling the goods and services included under the Covad Marks.

                       Restricted Proprietary Information
          For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

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

         (b) Give any information as to its use of the Covad Marks which Covad may require and otherwise render any assistance to Covad in maintaining the Covad Marks duly registered, except that Covad shall pay all renewal fees for its Trademarks or Service Marks.

         (c) Use the Covad Marks correctly, spelled as registered and not as a verb or in the plural.

         (d) Refrain from using the Covad Marks unaccompanied by words describing the nature of the goods and services to which they relate unless the Covad Marks in question are capitalized or otherwise distinguished from the surrounding and adjacent text.

15.6.3 In the event that the Covad Marks are to be used with another trademark or service mark or in relation to goods and services under the control of SBC, SBC shall use its best efforts to have both trademarks or service marks represented equally legibly, but nevertheless separated from the other so that each mark appears to be a mark in its own right distinct from the other mark. Any use by SBC of such trademarks or service marks shall be in conformity with Covad's branding guidelines, provided that a copy of such guidelines have been delivered to SBC prior to such use. Any exception to such guidelines must be approved in advance in writing by Covad.

15.6.4 Each Party agrees not to use in its business any other trademark which is similar to or so nearly resembles the other Party's trademarks or service marks or any of them as to be likely to cause deception or confusion.

 15.7    No Infringement.
         ---------------

         Covad represents and warrants that its intellectual property and the Covad Marks do not infringe upon any third party copyright, trademark, patent, trade secret or other third party right and, to the best of Covad's knowledge, any of the aforementioned items not created by it, but nevertheless used by it, shall also conform to the foregoing warranty.

                                   ARTICLE XVI

                                APPLICABLE TAXES

 16.1    Payment of Taxes.
         ----------------

         Except as otherwise provided herein, each Party shall be fully responsible for the payment of all taxes required by law to be paid by that Party. SBC and Covad agree that Covad will be responsible for paying all existing or future federal, state or local taxes imposed on the receipt of payments made by SBC to Covad under this Agreement.

                       Restricted Proprietary Information
          For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

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

16.2     Assessments.
         -----------

         SBC is solely responsible for calculating and remitting any and all taxes, fees and assessments, imposed directly on SBC's acquisition and resale of Covad Products under this Agreement and billed directly to SBC (collectively, "SBC Assessments"). Such SBC Assessments may be made by any governmental, quasi-governmental agency or regulatory body and Covad shall not be directly or indirectly responsible in any way for SBC's remitting such SBC Assessments. Covad is solely responsible for calculating and remitting any and all taxes, fees and assessments imposed directly on Covad's provision of materials or services under this Agreement and billed directly to Covad (collectively, "Covad Assessments"). Such Covad Assessments may be made by any governmental, quasi-governmental agency or regulatory body and SBC shall not be directly or indirectly responsible in any way for Covad's remitting such Covad Assessments.

16.3      Reimbursement of Taxes on Covad Products.
          ----------------------------------------

          SBC shall pay to Covad all federal excise or state or local sales or use taxes and fees which Covad is expressly required or permitted by ordinance, statute, regulation or administrative pronouncement to collect from SBC which are associated with SBC's acquisition of Covad Products under this Agreement. All such taxes and fees shall be stated as separate items on a timely invoice that shall comply with the requirements of state law and shall indicate the jurisdiction imposing the tax. Installation and other non-taxable charges, if any, must be separately stated. SBC shall not be obligated to pay any amount otherwise collectable under this Section that is invoiced more than ninety (90) days after the date of the transaction giving rise to such tax or fee.

16.4     Certificate of Exemption.
         ------------------------

         Alternatively, SBC shall provide Covad with a certificate evidencing SBC's exemption from payment of, or liability for the above taxes or fees. For example, to the extent SBC claims that its acquisition of materials or services qualifies for a purchase or sale for resale sales tax exemption, SBC shall furnish Covad with a resale tax exemption certificate as authorized or required by the jurisdiction providing said exemption. If applicable law exempts the purchase from a sales tax but does not also provide an exemption procedure then Covad will not collect such sales tax if SBC furnishes Covad a letter from a Director or higher level executive describing the exemption and identifying the applicable statute, regulation, or other law of the jurisdiction that both allows such exemption and does not require an exemption certificate.


16.5     Tax Indemnification bv Covad.
         ----------------------------

         Covad agrees to pay, and to hold SBC harmless from and against, any penalty, interest, additional tax, or other charge that may be levied or assessed as a result of the delay or

                       Restricted Proprietary Information
          For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

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

          failure of Covad, for any reason, to pay any tax or file any tax return or information required by law, rule or regulation or by this Agreement to be paid or filed by Covad. Covad agrees to pay and to hold SBC harmless from and against any penalty or sanction assessed as a result of Covad doing business with any country subject to U.S. trade restrictions.

16.6     Schedule of Taxes.
         -----------------

         Following the issuance of an order of materials or supplies under this Agreement, Covad shall within 20 days, (but in no event later than two weeks before delivery of the product under the purchase order) present SBC a schedule of the taxes and fees it proposes to collect from SBC under Section 16.3. Upon SBC's request, the Parties shall consult with respect to the basis and rates upon which Covad shall pay any taxes or fees for which SBC is obligated to reimburse Covad under this Agreement. If SBC determines that in its opinion any such taxes or fees are not payable or should be paid on a basis less than the full price or at rates less than the full tax or fee rate, Covad shall make payment in accordance with such determinations and SBC shall be responsible for such determination. Notwithstanding the foregoing, nothing in this paragraph shall require Covad to provide SBC with a schedule of USF fees.

16.7     Audits.
         ------

         If any taxing authority advises Covad that it intends to audit Covad with respect to any taxes for which SBC is obligated to reimburse Covad under this Agreement, Covad shall: (1) promptly so notify SBC, (2) afford SBC an opportunity to participate on an equal basis with Covad in such audit with respect to such taxes and (3) keep SBC fully informed as to the progress of such audit. Each Party shall bear its own expenses with respect to any such audit, and the responsibility for any additional tax, penalty or interest resulting from such audit shall be determined in accordance with the applicable provisions of this Section. Notwithstanding the above, Covad shall have the right, but not the obligation to take control of an issue in such audit with respect to taxes that SBC is obligated to reimburse Covad. In that event, SBC shall be obligated to pay Covad the amount of tax, interest and penalties that it reasonably believes that it owes, calculated through the date that Covad takes control of the issue in dispute, and Covad shall assume the obligation to pay all additional tax, interest and penalties, and any further costs incurred in continuing to pursue the issue. Covad's failure to comply with the notification requirements of this section shall relieve SBC of its responsibility to reimburse Covad for taxes, interest, and penalties if Covad's failure prejudiced SBC's ability to contest the taxes, interest, or penalties.

16.8     Collection.
         ----------

                       Restricted Proprietary Information
          For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

         In circumstances where collection is sought by a governmental authority for a greater amount of taxes or fees than that so determined by SBC, Covad shall promptly notify SBC. If SBC desires to contest such collection, SBC shall promptly notify Covad. Covad shall cooperate with SBC in contesting such determination, but SBC shall be responsible for, and shall reimburse Covad for any fee, tax, interest, or penalty in excess of its determination. If SBC, Covad, or a governmental authority determines that SBC has reimbursed Covad for taxes or fees in excess of the amount that SBC is obligated to reimburse Covad, SBC and Covad shall consult to determine the appropriate method of recovery of such excess reimbursements. Covad shall credit any excess reimbursements against tax reimbursements or other payments due from SBC if and to the extent, Covad can make corresponding adjustments to its payments to the relevant tax authority. At SBC's request, Covad shall timely tile any claims for refund and any other documents required to recover any other excess reimbursements, and shall promptly remit to SBC all such refunds and interest received.

 16.9    Cooperation
         -----------

         SBC and Covad agree that they will reasonably cooperate with each other with respect to any tax planning to minimize taxes, and with respect to any tax audit, tax controversy, tax refund matter, claim, action, or similar proceeding by a taxing authority or other governmental agency. The degree of cooperation contemplated by this section is to enable any tax inquiry or controversy to be resolved expeditiously and includes, but is not limited to, assisting with responses to audit inquiries and producing documents and information.

                                  ARTICLE XVII

                             INDEPENDENT CONTRACTOR

 17.1    Covad Warranty of Independent Contractor Status.
         -----------------------------------------------

         Covad warrants to SBC as follows:

17.1.1 Covad is engaged in an independent business and will perform all obligations under this Agreement as an independent contractor and not as the agent or employee of SBC, except as expressly provided in
         Section 3.2.7;

17.1.2 Covad's personnel performing Services shall be considered solely the employee personnel of Covad and not employees or agents of SBC, except as expressly provided in Section 3.2.7;

                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

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

17.1.3 Covad has and retains the right to exercise full control of and supervision over the performance of the Services and full control over the employment, direction, assignment, compensation, and discharge of all personnel performing the Services;

17.1.4 Covad is solely responsible for all matters relating to compensation, including payment of premium pay for overtime, of all Covad's personnel who perform Services. Covad will pay all employee compensation and related taxes and benefits from its own accounts, without regard to any dispute concerning SBC's liability for payment to Covad under any invoice related to any Service performed by Covad;

17.1.5 Covad is solely responsible for all matters relating to compliance with all employer obligations to withhold employee taxes, pay employee and employer taxes, and file payroll tax returns and information returns under local, state, and federal income tax laws, unemployment compensation insurance and state disability insurance tax laws, and social security and Medicare tax laws, and all, other payroll tax laws or similar laws (all collectively hereinafter referred to as "payroll tax obligations") with respect to all Covad personnel providing Services. If any federal, state, or local authority including but not limited to taxing authority may claim that SBC or any subsidiary of SBC is or may be liable for any payroll, payroll tax, or benefit plan obligations, including the payment of interest or penalties, with respect to any such Covad personnel, then Covad shall:

          (a) cooperate fully in SBC's defense of such claims;

          (b) disclose its income tax returns, payroll tax returns, information returns and transmittals, and associated payment deposits records, canceled checks and instruments, and other such documents reasonably necessary to enable SBC to perfect its defense of such claims, subject to appropriate protections for information deemed confidential by Covad;

          (c) execute and deliver such powers of attorney or other consents as may be necessary to enable SBC to obtain copies of such returns and other documents from the taxing and other authorities that are appropriate or helpful in order to prove compliance with tax and other legal requirements; and

          (d) indemnify and hold SBC harmless from any reasonable cost or expense, and any taxes as well as any interest or penalties;





17.1.6 Covad is and will respond as the employer of all Covad personnel, exclusive of SBC, for purposes of any federal, state, or local taxes, benefits and unemployment insurance law. Covad will indemnify and hold SBC harmless from any claim that SBC's reserve account should be taxed to provide unemployment compensation to any Covad personnel or former Covad personnel based upon Services provided to SBC under this Agreement;

                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

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

17.1.7 If any Covad personnel makes a claim for employee benefits under any SBC employee benefit plan or for workers' compensation against SBC, then Covad will indemnify and hold harmless SBC from any such claim, including any and all costs an expenses, including interest and penalties; Covad's employee benefit plans and self-employed benefit plans will credit Covad's personnel with all time worked on SBC assignments and all compensation earned on SBC assignments for plan participation purposes, vesting purposes, and benefit accrual purposes, on the same basis as Covad credits time worked on other assignments; and Covad will be responsible for its own acts and those of Covad's personnel during the performance of Covad's obligations under this Agreement.

17.1.8 Each Party and each Party's contractors shall be solely responsible for the withholding or payment of all applicable federal, state and local income taxes, social security taxes and other payroll taxes with respect to its employees, as well as any taxes, contributions or other obligations imposed by applicable state unemployment or workers' compensation acts or other legal requirements applicable to the employees or the employer-employee relationship. Each Party has sole authority and responsibility to hire, fire and otherwise control its employees.

                                  ARTICLE XVIII

                           COVAD'S USE OF SBC SERVICES

18.1    SBC as Preferred Provider.
        -------------------------

        Covad agrees that in those cities where SBC provides Telecommunications Services, including local and long distance voice, data, wireless and ISP service, Covad will grant SBC the right of first refusal to provide all of such service requirements that Covad obtains from third parties (which shall not include Affiliates of Covad), provided that SBC's price is no higher than other offers for reasonably equivalent services, that the terms, conditions, functionalities and quality of service, when considered as a whole, are reasonably equivalent to competitive options available to Covad, and that SBC can deliver such services in a timely fashion. Nothing in this Section 18.1 shall require Covad to cancel or to breach an existing agreement for such services.

                                  ARTICLE XIX

           MINORITY, WOMEN AND DISABLED VETERANS BUSINESS ENTERPRISES

19.1    Covad's Commitment.
        ------------------

        Covad commits to good faith efforts to develop procedures and policies for the participation of M/WBE and DVBE firms as defined in Section
        19.2 and to develop a

                       Restricted Proprietary Information
        For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

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

        participation plan with identified participation levels by these firms. Covad commits to institute procedures for tracking, validating and reporting such efforts to SBC.

19.2    Definitions.
        -----------

19.2.1  MBE/WBE.
        -------

        (a) For purchases under this Agreement by Pacific Bell, Pacific Bell Directory, Pacific Bell Mobile Services, Pacific Bell Information Services, Pacific Bell Communications, and any other entity operating principally in California (collectively "California Affiliates"), Minority and Women Business Enterprises (MBEs/WBEs) are defined as businesses which satisfy the requirements of paragraph (c) below and are certified as MBEs/WBEs by the California Public Utilities Commission Clearinghouse ("CPUC-certified").

        (b) For purchases under this Agreement by any entity that is not a California Affiliate, MBEs/WBEs are defined as businesses which satisfy the requirements of paragraph (c) below and are either CPUC-certified or are certified as MBEs/WBEs by a certifying agency recognized by SBC.

        (c) MBEs/WBEs must be at least fifty one percent (51%) owned by a minority individual or group or by one or more women (for publicly-held businesses, at least fifty one percent (51%) of the stock must be owned by one or more of those individuals), and the MBEs/WBEs' management and daily business operations must be controlled by one or more of those individuals, and these individuals must be either U.S. citizens or legal aliens with permanent residence status. For the purpose of this definition, minority group members include male or female Asian Americans, Black Americans, Filipino Americans, Hispanic Americans, Native Americans (i.e., American Indians, Eskimos, Aleuts and Native Hawaiians), Polynesian Americans, and multi-ethnic (i.e., any combination of MBEs and WBEs where no one specific group has a fifty one percent (51%) ownership and control of the business, but when aggregated, the ownership and control combination meets or exceeds the fifty one percent (51%) rule). "Control" in this context means exercising the power to make policy decisions. "Operate" in this context means actively involved in the day-to-day management of the business and not merely acting as officers or directors.

19.2.2  DVBE.

        (a) For purchases under this Agreement by California Affiliates, Disabled Veteran Business Enterprises (DVBEs) are defined as business concerns that satisfy the requirements of paragraph
               (e) below and are certified as DVBEs by the California State Office of Small and Minority Business (OSMB). The DVBE must be a


                       Restricted Proprietary Information
          For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

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

          resident of the State of California, and must satisfy the requirements of Section 19.2.2(c) below.

     (b) For purchases under this Agreement by any entity that is not a California Affiliate, DVBEs are defined as any business concern that satisfies the requirements of paragraph (c) below and is either a defined DVBE for purchases by California Affiliates, or is certified as a DVBE by a certifying agency recognized by SBC.

     (c) The DVBE must be (1) a sole proprietorship at least fifty-one percent (51%) owned by one or more disabled veterans; or (2) a publicly-owned business in which, at least fifty-one percent (51%) of the stock is owned by one or more disabled veterans; or (3) a subsidiary which is wholly owned by a parent corporation, but only if at least fifty-one percent (51%) of the voting stock of the parent corporation is owned by one or more disabled veterans; or (4) a joint venture in which at least fifty-one percent (51%) of the joint venture's management and control and earnings are held by one or more disabled veterans. In each case, the management and control of the daily business operations must be by one or more disabled veterans. A disabled veteran is a veteran of the military, naval or air service of the United States with a service-connected disability. "Management and control" in this context means exercising the power to make policy decisions and actively involved in the day-to-day management of the business and not merely acting as officers or directors.

                                   ARTICLE XX

                                    COVENANTS

20.1      Publicity.
          ---------

          The Parties agree to cooperate in the preparation and dissemination of publicity concerning this Agreement. No Party shall make a public announcement about this Agreement or the Parties' discussions related to any aspect of it, without the consent of the other Parties, which consent shall not be unreasonably refused, delayed, or conditioned. Any Party may at any time make announcements which are required by applicable law, regulatory bodies, or stock exchange or stock association rules, so long as the Party so required to make the announcement notifies in advance the other Parties of such requirement and promptly discusses with the other Parties in good faith the wording of any such announcement.

20.2      Third Party Warranties.
          ----------------------

          Each Party shall enforce any rights, warranties, licenses, terms and conditions and other benefits accruing to it under each of its agreements with third parties participating in or

                       Restricted Proprietary Information
          For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

        providing equipment, software or other services used in connection with the provision of services under this Agreement wherever and whenever such Party's failure to enforce any such rights, warranties, licenses, terms, conditions and other benefits could materially impair its ability to provide such services in accordance with the terms and conditions of the Agreement.

20.3    Unauthorized Warranties.
        -----------------------

        SBC shall not make any warranty or representation with respect to the Covad Products inconsistent with or in addition to any warranty or representation stated in writing by Covad.

20.4    Cooperation.
        -----------

        Each Party shall, use its respective commercially reasonable efforts to perform all actions or refrain from performing any action, in either case as reasonably requested by another Party, in connection with the performance of the activities contemplated by this Agreement.

20.5    Sales by Afffiliates.
        --------------------

        Covad shall not permit any Covad Affiliate other than the Operating Companies to sell any Covad Products, without SBC's prior written consent.

20.6    Relationship Manager. Each Party shall designate a Relationship Manager
        --------------------
        reasonably acceptable to the other Party to serve as the principal contact for matters related to the relationship between the Parties. The Relationship Manager shall be an employee of the Party and shall be given sufficient power and responsibility by the Party designating the Relationship Manager to carry out the duties of a Relationship Manager. The Relationship Manager for each Party shall serve at the pleasure of the appointing Party, which shall have the right to remove its Relationship Manager at its absolute discretion and to substitute a new Relationship Manager reasonably acceptable to the other Party.

20.7    Forecasts. SBC shall provide the Operating Companies with quarterly
        ---------
        forecasts of its proposed annual sales volumes, including breakdowns between business and consumer products, all of which shall be subject to the confidentiality provisions set forth in ARTICLE X.

                                   ARTICLE XXI

                                     GENERAL

21.1    Americans With Disabilities Act.
        -------------------------------

                       Restricted Proprietary Information
        For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

          The Parties agree to coordinate any activities taken collectively which may be subject to the requirements of the Americans with Disabilities Act (42 U.S.C. (S)12101) and with the network disclosure rules adopted by the FCC in proceedings to implement that Act or any amendments to that Act.

21.2      Amendment.
          ---------

          No amendment of this Agreement, including any amendment to any Addendum hereto, shall be valid or binding on the Parties unless such amendment shall be in writing and duly executed by an authorized representative of each Party; provided, however, Covad may update the tier pricing in accordance with the last sentence of Section 6.2 without execution by SBC.

21.3      Assignment.
          ----------

          No Party may assign or delegate any of its rights or obligations under this Agreement, except to an Affiliate, without the consent of the other Party.

21.4      Attachments.
          -----------

          Any attachments to this Agreement are incorporated into the Agreement and governed by the terms hereof.

21.5      Costs, Expenses and Attorneys' Fees.
          -----------------------------------

          Except as otherwise specifically agreed in writing, each Party shall be responsible for its own expenses arising under this Agreement, including the preparation of this Agreement.

21.6      Dispute Resolution.
          ------------------

          All disputes and disagreements between the Parties that can not be resolved by mutual agreement regarding or relating to this Agreement (including, but not limited to, the interpretation or construction of this agreement, performance and implementation concerns, and any potential claims, causes of action, lawsuits, arbitration or related disputes), including Attachments to this Agreement, shall be resolved in accordance with the Dispute Resolution Agreement entered into by SBC and Covad on September 10, 2000, as such agreement may be amended from time to time.

21.7      Entire Agreement; Further Agreements.
          ------------------------------------

          This Agreement constitutes the entire agreement and understanding of the Parties hereto with respect to the subject matter contained therein.

21.8      Environmental Hazard.
          --------------------

                       Restricted Proprietary Information
          For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

          Each Party shall be solely responsible at its own expense for the proper handling, storage, transport, treatment, disposal and use of all hazardous substances by such Party and its contractors and agents. For purposes of this Agreement, hazardous substances includes those substances (a) included within the definition of hazardous substance, hazardous waste, hazardous material, toxic substance, solid waste or pollutant or contaminant under any applicable law or (b) listed by any Government Entity as a hazardous substance.

21.9      Execution.
          ---------

          This Agreement may be executed in counterparts each of which copies shall be deemed an original.

21.10     Force Majeure.
          -------------

21.10.l Neither Party shall be liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence including, without limitation, acts of nature, acts of civil or military authority, government regulations, embargoes, epidemics, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, work stoppages, equipment failure, cable cuts, power blackouts, volcanic action, other major environmental disturbances or unusually severe weather conditions. In such event, the Party affected shall, upon giving prompt notice to the other Party, be excused from such performance on a day-today basis to the extent of such interference (and the other Party shall likewise be excused from performance of its obligations on a day-to-day basis to the extent such Party's obligations are related to the performance so interfered with). The affected Party shall use its best efforts to avoid or remove the cause of nonperformance and both Parties shall proceed to perform with dispatch once the causes are removed or cease.

21.10.2 Notwithstanding the previous subsection, no delay or other failure to perform shall be excused pursuant to this Section (i) by the acts or omissions of a Party's subcontractors, material men, suppliers or other third persons providing products or services to such Party, unless such acts or omissions are themselves the product of a force majeure condition, and (ii) unless such delay or failure and the consequences thereof are beyond the reasonable control and without the fault or negligence of the Party claiming excusable delay or other failure to perform.

21.11     Consent or Agreement.
          --------------------

          In each case in which a Party's consent approval or agreement is required or requested hereunder, such Party shall not unreasonably withhold or delay such consent or agreement.

21.12     Governing Law.
          -------------

                       Restricted Proprietary Information
          For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

         This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to choice of law provisions.

21.13    Insurance.
         ---------

         At all times during the term of this Agreement or any Operating Agreement, each Party shall keep and maintain in force at its own expense all insurance required by applicable law, including, but not limited to, workers' compensation insurance, and general liability insurance (primary or umbrella) in the amount of ten million dollars ($l0,000,000.00) for personal injury or death, property damage, and automobile liability with coverage for bodily injury and property damage; provided, however, that SBC may satisfy its obligations under this Section 21.13 through self insurance, and provided further, that Covad shall be entitled to satisfy its obligations for auto insurance by self insurance. Upon request by any other Party, a Party shall provide to the other Party evidence of such insurance.

21.14    Joint Work Product.
         ------------------

         This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms. In the event of any ambiguities, no inferences shall be drawn against either Party.

21.15    Labor Relations.
         ---------------

         Each Party shall be responsible for labor relations with its own employees. Each Party agrees to notify the other Party as soon as practicable whenever such Party has knowledge that a labor dispute concerning its employees is delaying or threatens to delay such Party's timely performance of its obligations under this Agreement and shall minimize impairment of service to the other Party (by using its management personnel to perform work or by other means) to the extent permitted by Applicable Law.

21.16    No Solicitation.
         ---------------

         During the term of this Agreement and for a period of twelve (12) months thereafter, no Party or its Affiliates or SBC's Agents shall, directly or indirectly, for itself or on behalf of any other Person, induce or attempt to induce any employee of the other Parties or their Affiliates engaged in activities related to this Agreement to leave his or her employment. However, general employment advertisements in media of general or industry specific circulation shall be permissible, and a Party that hires an employee of another Party or its Affiliate due to his or her response to such advertisement(s) shall not be in breach hereunder. This Section 21.16 shall not apply in the event this Agreement is terminated in accordance with Section 8.2.3.1 above.

21.17    No Waiver.
         ---------


                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

         The failure of any Party to insist upon or enforce strict performance by any other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

21.18    Nonexclusive Dealings.
         ---------------------

         This Agreement does not prevent either Party from providing or purchasing services to or from any other person.

21.19    Notices.
         -------

         Any notice, request, instruction or other document to be given hereunder by any Party to any other Party under any section of this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally or by telex or facsimile, the next day if by express mail or three days after being sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or at such other address for a Party as shall be specified by like notice provided that such notice shall be effective only after receipt thereof):

         If to SBC:                     Ed Cholerton
                                        VP Business Development & Alliance
                                        Management
                                        SBC Communications Inc.
                                        175 East Houston Street
                                        Rm. 10-E-90
                                        San Antonio, TX 78205
                                        Fax: 210- 370-1341
                                        Voice: 210-351-2450

         With a copy (which shall not   Wayne Watts
         constitute notice) to:         Vice President & Asst. General Counsel
                                        SBC Communications Inc.
                                        175 East Houston Street
                                        Room 4-H-60
                                        San Antonio, TX 78205
                                        Fax: 210-351-3257
                                        Voice 210-351-3476

                                        Robert Lynch
                                        Sr. VP & General Counsel-Business &
                                        Consumer
                                        SBC Communications, Inc.
                                        175 E. Houston Street, Ste. 242
                                        San Antonio, TX 78205
                                        Fax: 210-370-1790

                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

                                       Voice: 210-351-3737

         if to Covad:                  Terry J. Moya
                                       EVP-External Affairs & Corporate
                                       Development
                                       Covad Communications
                                       7901 Lowry Blvd.
                                       Denver, CO 80230
                                       Fax: 720.208.4450
                                       Voice: 720.208.4050

         With a copy (which shall      Dhruv Khanna
         not constitute notice) to:    General Counsel
                                       Covad Communications
                                       4250 Burton Drive
                                       Santa Clara, CA 95054
                                       Fax: (408) 987-1111
                                       Voice: (408) 987-l102

                                       Brad Sonnenberg
                                       Deputy General Counsel
                                       Covad Communications
                                       4250 Burton Drive
                                       Santa Clara, CA 95054
                                       Fax: (408) 987-l111
                                       Voice: (408) 987-l102

         Any notice given in accordance with this Section 21.19 to Covad shall be deemed to be notice to each of the Operating Companies for all purposes hereunder.


21.20    Relationship of Parties; Independent Contractor.
         -----------------------------------------------

         Each Party shall perform services hereunder as an independent contractor and nothing in this Agreement shall be construed as creating any other relationship between the Parties. The relationship established by this Agreement or any other Operating Agreement shall not render any Party an affiliate of any other Party (or of any of their Affiliates) nor be construed to create a partnership, joint venture, or any other form of legal entity, nor establish any fiduciary relationship among the Parties or any affiliate of any Party. The provision of the services described in this Agreement does not establish any joint undertaking, joint venture, pooling arrangement, partnership, agency, fiduciary relationship or formal business organization of any kind. No Party shall act as or hold itself out as agent for the other Party or create or attempt to create liabilities for any other Party, except to the extent expressly set forth in this Agreement.

21.21    Rules of Construction.
         ---------------------

                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender and any other number as the context requires; (b) as used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive; (c) except as specifically otherwise provided in this Agreement in a particular instance, a reference to a Section, Schedule, Attachment, Appendix, Addendum or Exhibit is a reference to a Section of this Agreement or a Schedule, Attachment, Appendix, Addendum or Exhibit hereto, and the terms "this Agreement "hereof," "herein," and other like terms refer to this Agreement as a whole, including the Schedules, Attachments, Appendices, Addenda and Exhibits to this Agreement, and not solely to any particular part of this Agreement; (d) the descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement; (e) this Agreement shall be construed to refer to the provision of services in the United States of America; and (f) as used in this Agreement, unless otherwise specifically noted herein, the word "day" or "days" means a calendar day or days, respectively, including weekends and holidays.

 21.22   Severability.
         ------------

         In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court or other authority of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, it being the intent of the Parties to maintain the benefit of the bargain for all Parties.

21.23    Third Party Beneficiaries; Disclaimer of Agency.
         -----------------------------------------------

         This Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein expressed or implied shall create or be construed to create any third-party beneficiary rights hereunder, other than to permitted assigns. Except for provisions herein expressly authorizing a Party to act for another, nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of the other Party unless otherwise expressly permitted by such other Party. Except as otherwise expressly provided in this Agreement, no Party undertakes to perform any obligation of the other Party, whether regulatory or contractual, or to assume any responsibility for the management of the other Party's business. Nothing contained in this Agreement shall be

                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

deemed or construed by the Parties or any third party to create the relationship of principal and agent or of partnerships or joint venture.




                        [signatures follow on next page]


                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

IN WITNESS WHEREOF, the Parties have caused this Resale Agreement to be executed by their respective authorized representatives as of the date first written above.

COVAD COMMUNICATIONS                    SBC COMMUNICATIONS INC.
GROUP, INC.



By:    /s/ Mark Richman                 By:    /s/ Randall Stephenson
Name:  Mark Richman                     Name:  Randall Stephenson
Title: Senior Vice President and        Title: Senior Executive Vice President
       Chief Financial Officer                 and Chief Financial Officer


COVAD COMMUNICATIONS COMPANY



By:    /s/ Charles Hoffman
Name:  Charles Hoffman
Title: President


DIECA COMMUNICATIONS COMPANY



By:    /s/ Charles Hoffman
Name:  Charles Hoffman
Title: President


LASER LINK.NET, INC.



By:    /s/ Charles Hoffman
Name:  Charles Hoffman
Title: President



                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

                                   ADDENDUM 3

                          LIST OF COLLATERAL AGREEMENTS


Credit Agreement
Term Loan Note
Subsidiary Guarantees
Pledge Agreements from CGI and each of its subsidiaries
Security Agreements from CGI and each of it subsidiaries
Intellectual Property Security Agreements from CGI and each of its subsidiaries
Mortgage
Termination and Release Agreement

                       Restricted Proprietary Information
  For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

                             API License Addendum 4

                    Covad xLink API Specification and Sample
                        Implementation License Agreement
                        --------------------------------

 FOR PURPOSES OF THIS LICENSE:

            1. GRANT. Subject to the terms of this License and the Resale Agreement dated as of _______ , 2001 (the "Resale Agreement"), by and among Covad Communications Group, Inc., Covad Communications Company ("the Operating Companies"), and SBC Communications Inc. ("SBC"), the Operating Companies hereby grants SBC and the SBC Agents (as defined in the Resale Agreement) (SBC and the SBC Agents are collectively referred to in this License as "Licensee"), for the purposes stated in the Resale Agreement, a license to use the Covad xLink application program interface ("API") specification for DSL provisioning (the "Specification") and a sample implementation of the API specification (the "Sample") (collectively, the "Downloaded Materials") that Licensee's representatives will download from Covad's designated site, along with any documentation that accompanies the Downloaded Materials. The Operating Companies retains all rights to the Downloaded Materials. Licensee may copy, distribute, install, and use the Specification, including distributing to third parties, provided that each copy retains all of the original Specification's proprietary notices and a copy of this license, and provided that the Operating Companies gets attribution for the Specification. All use of the Downloaded Materials shall be futher subject to the web site branding and other requirements that are set forth in Schedule A attached hereto, subject to the terms of the Agreement.

            2. RESTRICTIONS. Licensee may not, directly or indirectly, use the Downloaded Materials for any commercial purpose except those specified in the Agreement, nor remove any proprietary notices from the Downloaded Materials. As between the parties, title, ownership rights, and intellectual property rights in and to the Downloaded Materials, and any copies or portions thereof, shall remain in the Operating Companies and its suppliers or licensors (if applicable); and title, ownership rights, and intellectua1 property rights to any modifications to the Downloaded Materials made by Licensee shall remain in Licensee. Licensee understands that the Operating Companies may modify or discontinue offering the Downloaded Materials at any time. The Downloaded Materials are protected by the copyright laws of the United States and international copyright treaties.

            3. SUPPORT AND UPGRADES. This Agreement entitles Licensee to the support, upgrades, patches, enhancements, and fixes (collectively "Support") for the Downloaded Materials set forth in Schedule A attached hereto. Additional Support for the Downloaded Materials may be made available by the Operating Companies.

            4. WARRANTY AND DISCLAIMER. EXCEPT AS MAY BE PROVIDED IN THE AGREEMENT, THE OPERATING COMPANIES PROVIDES THE DOWNLOADED MATERIALS AND ANY SERVICES THAT LICENSEE RECEIVES "AS IS" AND WITHOUT WARRANTY OF ANY KIND, AND THE OPERATING COMPANIES HEREBY DISCLAIMS ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDlNG WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, PERFORMANCE, ACCURACY, RELIABILITY AND NON-INFRINGEMENT. THIS DISCLAIMER OF WARRANTY CONSTITUTES AN ESSENTIAL PART OF THIS LICENSE.

            5. TERMINATION. Licensee may terminate this License and the license granted herein at any time by destroying or removing from all hard drives, networks, and other storage media under its control all copies of the Downloaded Materials. The Operating Companies may terminate this License and the license granted herein immediately if Licensee breaches any provision of this License. Upon receiving notice of termination from the Operating Companies, Licensee agrees to destroy or remove from such storage media all copies of the Downloaded Materials. All Sections shall survive termination of this License except Section 3.

                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

            6. EXPORT CONTROLS. Licensee shall comply with all export laws and restrictions and regulations of the Department of Commerce, the United States Department of Treasury Office of Foreign Assets Control ("OFAC"), or other United States or foreign agency or authority, and will not export, or allow the export or re-export of the Downloaded Materials in violation of any such restrictions, laws or regulations. By downloading or using the Downloaded Materials, Licensee is agreeing to the foregoing and represents and warrants that it is not located in, under the control of, or a national or resident of any restricted country or on any such list.

            7. U.S. GOVERNMENT RESTRICTED RIGHTS. Use, duplication or disclosure by the Government is subject to restrictions set forth in subparagraphs (a) through (d) of the Commercial Computer-Restricted Rights clause at FAR 52.227-19 when applicable, or in subparagraph (c)(l)(ii) of the Rights in Technical Data and Computer Software clause in DFARS 252.227-7013, and in similar clauses in the NASA FAR Supplement.

            8. MISCELLANEOUS. This License may be amended only by a writing executed by both parties, in a manner which complies with the terms of the Agreement If any provision of this License is held to be unenforceable for any reason, such provision shall be reformed only to the extent necessary to make it enforceable.


                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

                            Api License -- Appendix A

                                   Schedule A

Technical Support Terms

E-mail support at xlink-support@covad.com. Response time target is 1 business
                  ------------------------
day.

 .   Technical Support Hotline access. Response time target is 1 business day.

 .   Covad Certified Software Vendor (CCSV) referenced on a priority basis.

 .   Reference implementation of the Covad xLink specification provided as a sample.

 .   Access to Covad xLink Beta programs on a priority basis.

Branding

The following are to be displayed in all web screen shots that use the Covad xLink API to connect with Covad:

 . Inserting "DSL provided by Covad" logo HTML in all web-site areas which collect data that is used in Covad xLink API exchanges, (e.g. qualification, order status, order entry tools).

 . Retaining Covad branding and service names on any information returned by Covad through the Covad xLink API, (including Covad names/logos and any service names/speeds).


                       Restricted Proprietary Information
         For use and disclosure only to authorized employees, agents or contractors of SBC, Covad and their affiliates. Copies may not be made without the express consent of SBC or Covad.

                                                                       EXHIBIT I





                                U.S. $50,000,000

                                CREDIT AGREEMENT

                         Dated as of November 12, 2001

                                 by and between

                        COVAD COMMUNICATIONS GROUP, INC.,

                                  as Borrower
                                  -----------

                                      and

                           SBC COMMUNICATIONS, INC.,

                                   as Lender
                                   ---------

                                             TABLE OF CONTENTS

                                                                                             Page
Article I          DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS.......................     1

        1.1.   Defined Terms..............................................................     1

        1.2.   Computation of Time Periods................................................    17

        1.3.   Accounting Terms...........................................................    18

        1.4.   Certain Terms..............................................................    18

Article II         THE TERM LOAN..........................................................    18

        2.1.   The Term Loan..............................................................    18

        2.2.   Making the Term Loan.......................................................    18

        2.3.   Repayment of Term Loan; Evidence of Debt...................................    18

        2.4.   Optional Prepayments.......................................................    19

        2.5.   Mandatory Prepayments......................................................    19

        2.6.   Interest...................................................................    19

        2.7.   Payments and Computations..................................................    21

        2.8.   Taxes......................................................................    21

Article III        CONDITIONS TO TERM LOAN................................................    24

        3.1.   Conditions Precedent to Execution and Delivery of the Loan Documents.......    24

        3.2.   Conditions Precedent to the Term Loan......................................    25

Article IV         REPRESENTATIONS AND WARRANTIES.........................................    30

        4.1.   Corporate Existence; Compliance with Law...................................    30

        4.2.   Corporate Power; Authorization; Enforceable Obligations....................    31

        4.3.   Taxes......................................................................    32

        4.4.   Full Disclosure............................................................    32

        4.5.   Financial Statements.......................................................    33

        4.6.   Litigation.................................................................    34

        4.7.   Margin Regulations.........................................................    34

        4.8.   Ownership of Borrower; Subsidiaries........................................    34

        4.9.   ERISA......................................................................    34

        4.10.  Liens......................................................................    36

        4.11.  No Burdensome Restrictions; No Defaults....................................    36

        4.12.  No Other Ventures..........................................................    37

        4.13.  Investment Company Act; Public Utility Holding Company Act.................    37

                                           TABLE OF CONTENTS
                                              (continued)

                                                                                             Page

        4.14.  Insurance..................................................................    37

        4.15.  Labor Matters..............................................................    37

        4.16.  Use of Proceeds............................................................    38

        4.17.  Environmental Matters......................................................    38

        4.18.  Intellectual Property......................................................    39

        4.19.  Title; Real Property.......................................................    39

        4.20.  Certain Indebtedness.......................................................    42

        4.21.  Solvency...................................................................    42

        4.22.  ADA Compliance.............................................................    43

        4.23.  Financial Accounts.........................................................    43

        4.24.  Material Agreements........................................................    43

Article V          REPORTING COVENANTS....................................................    43

        5.1.   Financial Statements.......................................................    43

        5.2.   Default or Material Adverse Change Notices.................................    45

        5.3.   Asset Sales................................................................    45

        5.4.   ERISA Matters..............................................................    46

        5.5.   Litigation.................................................................    46

        5.6.   SEC Filings; Press Releases................................................    46

        5.7.   Labor Relations............................................................    46

        5.8.   Tax Returns................................................................    46

        5.9.   Insurance..................................................................    46

        5.10.  Environmental Matters......................................................    46

        5.11.  Board of Directors.........................................................    47

        5.12.  New Subsidiaries...........................................................    47

        5.13.  Compliance With the ADA....................................................    48

        5.14.  Defaults...................................................................    48

        5.15.  Other Information..........................................................    48

        5.16.  No Implied Consent.........................................................    48

Article VI         AFFIRMATIVE COVENANTS..................................................    48

        6.1.   Compliance with Laws, Etc. ................................................    48

        6.2.   Conduct of Business........................................................    48

                                TABLE OF CONTENTS
                                   (continued)

                                                                                             Page
        6.3.   Payment of Taxes, Etc .....................................................    49

        6.4.   Maintenance of Insurance ..................................................    49

        6.5.   Preservation of Corporate Existence, Etc ..................................    50

        6.6.   Access ....................................................................    50

        6.7.   Keeping of Books ..........................................................    51

        6.8.   Real Property Matters .....................................................    51

        6.9.   Maintenance of Properties, Etc ............................................    52

        6.10.  Performance and Compliance with Other Covenants ...........................    52

        6.11.  Application of Proceeds ...................................................    52

        6.12.  Fiscal Year ...............................................................    53

        6.13.  Environmental .............................................................    53

        6.14.  Bank Accounts .............................................................    53

        6.15.  ADA Compliance ............................................................    53

        6.16.  Additional Collateral .....................................................    53

        6.17.  Subsidiary Guaranty Approvals .............................................    54

        6.18.  BlueStar Dissolution ......................................................    54

        6.19.  Canadian Accounts .........................................................    54

        6.20.  Further Assurances ........................................................    54

Article VII        NEGATIVE COVENANTS ....................................................    55

        7.1.   Liens, Etc. ...............................................................    55

        7.2.   Indebtedness ..............................................................    57

        7.3.   Investment in Subsidiaries ................................................    58

Article VIII       EVENTS OF DEFAULT .....................................................    59

        8.1.   Events of Default .........................................................    59

        8.2.   Remedies ..................................................................    61

Article IX         MISCELLANEOUS .........................................................    61

        9.1.   Amendments, Waivers, Etc. .................................................    61

        9.2.   Notices, Etc. .............................................................    61

        9.3.   No Waiver; Remedies .......................................................    63

        9.4.   Costs; Expenses; Indemnities ..............................................    63

        9.5.   Right of Set-off ..........................................................    65

                                TABLE OF CONTENTS
                                   (continued)

                                                                                   Page
        9.6.   Binding Effect ....................................................  65

        9.7.   GOVERNING LAW .....................................................  65

        9.8.   Section Titles ....................................................  66

        9.9.   Execution in Counterparts .........................................  66

        9.10.  Entire Agreement ..................................................  66

        9.11.  Confidentiality ...................................................  66

        9.12.  Change in Accounting Principles ...................................  67

        9.13.  Suretyship and Other Waivers and Consents .........................  67

        9.14.  Waiver of Usury Defense ...........................................  72

        9.15.  LIMITATION OF LIABILITY ...........................................  72

        9.16.  Survival of Agreement .............................................  72


                                    EXHIBITS

Exhibit A    -    Form of Term Loan Note

Exhibit B    -    Form of Pledge Agreement

Exhibit C    -    Form of Security Agreement

Exhibit D    -    Form of Intellectual Property Security Agreement

Exhibit E    -    Form of Mortgage

Exhibit F    -    Form of Termination and Release Agreement

Exhibit G    -    Form of Subsidiary Guaranty

Exhibit H    -    Form of Opinion of Irell & Manella LLP, counsel to the Loan
                  Parties

Exhibit I    -    Form of Capital Markets Debt Subordination Provisions

Exhibit J    -    Form of General Unsecured Debt Subordination Agreement

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

                                    SCHEDULES

Schedule 1.1(a)     -     Money Market Funds

Schedule 1.1(b)     -     Subsidiary Guarantors

Schedule 3.1(g)     -     Pre-Execution Date State PUC Filing Locations

Schedule 3.2(a)     -     Post-Execution Date State PUC Filing Locations

Schedule 3.2(b)     -     Foreign Qualification States

Schedule 4.6        -     Litigation

Schedule 4.8(a)     -     Ownership of Covad

Schedule 4.8(b)     -     Subsidiaries

Schedule 4.9        -     ERISA Exceptions

Schedule 4.10       -     Perfection Documents

Schedule 4.15       -     Labor Agreements

Schedule 4.17       -     Environmental Matters

Schedule 4.18       -     Intellectual Property Claims

Schedule 4.19(a)    -     Real Property Assets

Schedule 4.19(g)    -     Flood Hazard Exceptions

Schedule 4.19(h)    -     Other Real Property Debt

Schedule 4.19(j)    -     Real Property Restrictions

Schedule 4.20       -     Other Debt

Schedule 4.23       -     Financial Accounts

Schedule 4.24       -     Material Agreements

Schedule 6.19       -     Canadian Accounts

Schedule 7.1(m)     -     Existing Other Liens

Schedule 7.2(h)     -     Capitalized Lease Obligations

               CREDIT AGREEMENT (this "Agreement"), dated as of November 12,
                                       ---------
2001, by and between Covad Communications Group, Inc., a Delaware corporation (the "Borrower") and SBC Communications Inc., a Delaware corporation (the
      --------
"Lender").
 ------

                              W I T N E S S E T H :

               WHEREAS, the Borrower has filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware, which is being administered by the Bankruptcy Court under Case No. 01-10167;

               WHEREAS, the Borrower is continuing to operate its business and manage its properties as debtor and debtor in possession under sections 1107 and 1108 of the Bankruptcy Code;

               WHEREAS, an ongoing need exists for the Borrower to obtain additional funds in order to continue the operation of its business upon exit from the Bankruptcy Case under the Bankruptcy Code and, accordingly, the Borrower has requested that the Lender extend financing to the Borrower;

               WHEREAS, the Borrower has requested that the Lender make available a senior secured term loan (referred to herein as the "Term Loan")
                                                                 ---------
under which the Lender makes a term loan to the Borrower on the Effective Date of $50,000,000 in aggregate Principal Amount outstanding for the purposes specified in this Agreement;

               WHEREAS, the Lender is willing to make the Term Loan available to the Borrower on the Effective Date, but only upon the terms and subject to the conditions set forth herein; and

               WHEREAS, the Borrower has agreed to secure its obligations to the Lender in connection with such financing with, inter alia, security interests
                                               ----  ----
in, and liens on, substantially all of its property and assets, whether real or personal, tangible or intangible, as provided herein.

               NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

          1.1  Defined Terms. As used in this Agreement, the following terms
               -------------
have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               "ADA" means the Americans with Disabilities Act, 42 U.S.C. (S)(S)
                ---
12101, et seq., and all applicable rules and regulations promulgated thereunder.

               "Additional Mortgage" means any Mortgage with respect to an
                -------------------
Additional Mortgaged Property.

     "Additional Mortgaged Property" means any Real Property Asset of the
      -----------------------------
Borrower that becomes subject to a Mortgage executed and delivered by the Borrower after the Effective Date as required by Section 6.8(a) or otherwise.
                                                 --------------

     "Affiliate" has the meaning assigned thereto pursuant to Rule 405 under the
      ---------
Securities Act of 1933, as amended.

     "After-Non Excluded Tax Basis" means a basis such that any payment
      ----------------------------
received, actually or constructively, or accrued by any Person shall be supplemented by a further payment to that Person so that the sum of the two payments shall, after deduction for the Non-Excluded Taxes resulting from the receipt (actual or constructive) or accrual of such payments, be equal to the first of such payments.

     "After-Tax Basis" means a basis such that any payment received, actually or
      ---------------
constructively, or accrued by any Person shall be supplemented by a further payment to that Person so that the sum of the two payments shall, after deduction for the net increase in all taxes (taking into account all related current credits or current deductions) resulting from the receipts (actual or constructive) or accrual of such payments, be equal to the first of such payments. In making calculations pursuant to this definition, it shall be assumed that the recipient is fully taxable for all income tax purposes at the highest marginal rate applicable to corporations at the time such amount is received or properly accrued.

     "Agreement" means this Credit Agreement, together with all Exhibits and
      ---------
Schedules hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance herewith.

     "Bankruptcy Case" means the reorganization case under chapter 11 of the
      ---------------
Bankruptcy Code commenced by the Borrower in the Bankruptcy Court on August 15, 200l.

     "Bankruptcy Code" means title 11, United State Code, as amended from time
      ---------------
to time, as applicable to the Bankruptcy Case.

     "Bankruptcy Court" means the United States Bankruptcy Court for the
      ----------------
District of Delaware, or such other court having jurisdiction over the Bankruptcy Case at the time of confirmation of the Bankruptcy Plan.

     "Bankruptcy Plan" means that certain Plan of Reorganization filed by the
      ---------------
Borrower on October 18, 2001, in form and substance satisfactory to the Lender (it being understood and agreed that such changes to such Plan of Reorganization that (i) are reasonably necessary to reflect the payment by the Borrower of $3,500,000 ($900,000 of which is being paid from insurance proceeds) in partial settlement of (A) Leonardo, L.P. v. Covad Communications Group, Inc., et. al.,
                  -----------------------------------------------------------
(B) Ramius Capital Group, LLP v. Covad Communications Group, Inc, et al. and (C)
    --------------------------------------------------------------------
Quattro Global Capital, LLC v. Covad Communications Group, Inc, et al. (such
----------------------------------------------------------------------
proceedings originally having been filed against the Borrower in the Superior Court for the State of California for County of Santa Clara, Case No. CV 793408, and subsequently filed as a new action in the United States District Court for the Northern District of California) and (ii) do not impair any Loan Party's ability to perform its obligations under any Loan Document or the Obligations, shall be deemed satisfactory to the Lender).

     "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure and the
      ----------------
Local Rules of the Bankruptcy Court, each as amended from time to time, as applicable to the Bankruptcy Case.

     "BlueStar Group" has the meaning specified in Section 6.18.
      --------------                               ------------

     "Borrower" has the meaning set forth in the preamble hereof.
      --------

     "Business Day" means a day of the year on which banks are not required or
      ------------
authorized to close in New York, New York or San Francisco, California.

     "Canadian Account" means all deposit accounts maintained at Canadian
      ----------------
banking institutions by and in the name of the Borrower or any Loan Party including the accounts identified on Schedule 6.19 hereto, or such other deposit
                                     -------------
account with any Canadian banking institution approved by the Lender that is maintained by the Borrower that complies with Section 6.19.
                                              ------------

     "Capitalized Lease" means, as to any Person, any lease of property by such
      -----------------
Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

     "Capitalized Lease Obligations" means, as to any Person, the capitalized
      -----------------------------
amount of all obligations of such Person or any of its Subsidiaries under Capitalized Leases, as determined on a consolidated basis in conformity with GAAP.

     "Cash Equivalents" means (a) securities issued or fully guaranteed or
      ----------------
insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements of any commercial, bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) which, at the time of acquisition, are rated at least "A-l" by Standard & Poor's Corporation ("S&P") or "P-l" by Moody's Investors Service
                                ---
("Moody's"), and (c) commercial paper of an issuer rated at least "A-l" by S&P
  -------
or "P-l" by Moody's, (d) shares of (i) any money market fund set forth on
Schedule 1.1(a) or (ii) any money market fund that (i) has at least 95% of its
---------------
assets invested continuously in the types of investments referred to in clauses
(a) through (c) above, (ii) has net assets of not less than $500,000,000 and
(iii) is rated at least "A-l" by S&P or "P-l" by Moody's; provided that the
                                                          --------
maturities of all obligations of the type specified in clauses (a) through (c) above shall not exceed 360 days.

     "Change of Control" means the occurrence of any one or more of the
      -----------------
following events with respect to the Borrower: (i) any Person or any Group, together with any Affiliates thereof (provided that solely for purposes of this
                                      --------
definition of "Change of Control", a controlled Person shall not be deemed to be an Affiliate of a controlling Person unless the controlling Person has the right or ability to exercise at least 20% of the total voting power of all classes of the controlled Person's capital stock entitled to vote generally in the election of the controlled Person's directors), is or becomes, whether as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions thereto), directly or indirectly, of Stock or other securities of the Borrower, entitling or resulting in the ability of such Person or Group and its or their Affiliates to exercise more than 50% of the total voting power of all classes of the Borrower's capital stock entitled to vote generally in the election of the Borrower's directors or
(ii) the Borrower shall consolidate with or merge into any other Person, or any other Person shall consolidate with or merge into the Borrower, or the Borrower shall sell, convey, exchange, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (in one transaction or a series of related transactions) to any Person or Group, together with their Affiliates, and, in the case of any such transaction the outstanding Stock is reclassified into, exchanged for or converted into the right to receive any other property or security, unless the stockholders of the Borrower immediately before the consummation of such transaction, own, directly or indirectly, immediately following the consummation of such transaction, at least a majority of the combined voting power of the outstanding voting securities of the Person resulting from such transaction or the Person acquiring such properties and assets, entitled to vote generally on the election of such resulting or acquiring Person's directors, in substantially the same proportion as their ownership of the Stock immediately before such transaction, or (iii) the stockholders of the Borrower shall approve any plan or proposal for the liquidation or dissolution of the Borrower or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Borrower's Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least 51% of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

               "Code" means the Internal Revenue Code of 1986 (or any successor
                ----
legislation thereto), as amended from time to time.

               "Collateral" means the "Collateral" as defined in each of the
                ----------
Security Agreements, the "Pledged Collateral" as defined in each of the Pledge Agreements, the "Intellectual Property Collateral" as defined in each of the Intellectual Property Security Agreements, the "Mortgaged Property" as defined in each of the Mortgages and all other property and all interests in property (including Stock, Stock Equivalents and other equity securities) and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is purported to be granted under any of the Collateral Documents, and includes Additional Collateral.

               "Collateral Documents" means the Pledge Agreements, the Security
                --------------------
Agreements, the Intellectual Property Security Agreements, the Mortgages and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents to grant a Lien on any property of such Loan Party to secure payment of all or any part of the Obligations.

               "Compliance Certificate" has the meaning specified in Section
                ----------------------
5.1(b).

               "Confirmation Order" means the order of the Bankruptcy Court in
                ------------------
form and substance satisfactory to the Lender confirming the Bankruptcy Plan.

               "Contaminant" means any substance, material or waste regulated or
                -----------
forming the basis of liability under any Environmental Law, including any substance, material or waste classified, characterized or otherwise regulated as a pollutant, hazardous, toxic, contaminant, petroleum or petroleum-derived substance, material or waste, or any constituent of any such substance, material or waste.

               "Contingent Obligation" means, as applied to any Person, any
                ---------------------
direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the primary purpose or intent of such Person in incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement evidencing or governing such Indebtedness will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations of a Person include, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person, and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling such other Person to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii), (iii), (iv) or (v) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation on any date of determination shall be equal to the net outstanding amount of the Indebtedness on such date so guaranteed or otherwise supported or, if less, the amount to which the Contingent Obligation is limited by its terms.

               "Contractual Obligation" of any Person means any obligation,
                ----------------------
agreement, undertaking or similar provision of any security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

               "Default" means any event which with the passing of time or the
                -------
giving of notice (as set forth in Section 8.1(d) or otherwise) or both would
                                  --------------
become an Event of Default.

               "Derivatives Contracts" means all Interest Rate Contracts, swaps,
                ---------------------
collars, floors, caps, futures contracts, hedges, foreign exchange contracts, currency swap agreements, commodity purchase or option agreements or other commodity price hedging arrangements, other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices, in each case whether contingent or matured and any contract or agreement relating to any other financial product commonly known as a "derivative".

               "Directly-Related Assets" has the meaning specified in Section
                -----------------------                               -------
7.1(b).
------

               "Disclosure Statement" means the disclosure statement relating to
                --------------------
Bankruptcy Plan.

               "Dispute Resolution Agreement" means that certain Dispute
                ----------------------------
Resolution Agreement, dated September 10, 2000, between the Borrower and the Lender, as amended from time to time by the Borrower and the Lender.

               "Dollars" and the sign "$" each mean the lawful money of the
                -------
United States of America.

               "Effective Date" means the "Effective Date" as defined in the
                --------------
Bankruptcy Plan; provided that on such date, the transactions contemplated by
                 --------
this Agreement, the other Loan Documents and the Resale Agreement (including the Term Loan) shall be consummated (and shall be deemed to be so consummated on a simultaneous basis) immediately prior to the consummation of the other transactions contemplated by the Bankruptcy Plan to be consummated on the Effective Date.

               "Environmental Laws" means all federal, state and local laws,
                ------------------
statutes, ordinances, regulations and other legal requirements, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the regulation and protection of human health, safety, the environment or natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. (S) 9601 et seq.)
                                                                        -- ---
("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. (S)
  ------
180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as
    -- ---
amended (7 U.S.C. (S) 136 et seq.); the Resource Conservation and Recovery Act,
                          -- ---
as amended (42 U.S.C. (S) 6901 et seq.) ("RCRA"); the Toxic Substance Control
                               -- ---     ----
Act, as amended (42 U.S.C. (S) 7401 et seq.); the Clean Air Act, as amended (42
                                    -- ---
U.S.C. (S) 740 et seq.); the Federal Water Pollution Control Act, as amended (33
               -- ---
U.S.C. (S) 1251 et seq.); the Occupational Safety and Health Act, as amended (29
                -- ---
U.S.C. (S) 651 et seq.); and the Safe Drinking Water Act, as amended (42 U.S.C.
               -- ---
(S) 300f et seq.), and their state and local counterparts or equivalents and any
         -- ---
transfer of ownership notification or approval statute, including the New Jersey Industrial Site Recovery Act (N.J. Stat. Ann. (S) 13:1K-6 et seq.) ("ECRA").
                                                          -- ---     ----

               "Environmental Liabilities and Costs" means, as to any Person,
                -----------------------------------
all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, and which relate to any environmental, health or safety condition, or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

               "Environmental Lien" means any Lien in favor of any Governmental
                ------------------
Authority for Environmental Liabilities and Costs.

               "ERISA" means the Employee Retirement Income Security Act of 1974
                -----
(or any successor legislation thereto), as amended from time to time.

               "ERISA Affiliate" means any trade or business (whether or not
                ---------------
incorporated) under common control with any Loan Party or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code.

               "ERISA Event" means (i) a Reportable Event; (ii) the withdrawal
                -----------
of any Loan Party, any of its Subsidiaries or any ERISA Affiliate (or the treatment of any of the foregoing as having withdrawn under Section 4062(e) of ERISA) from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of any Loan Party, any of its Subsidiaries or any ERISA Affiliate (or the treatment of any of the foregoing as having withdrawn under Section 4062(e) of ERISA) from any Multiemployer Plan;
(iv) the filing of a notice of intent to terminate a Title IV Plan or a Multiemployer Plan pursuant to Section 4041 or 4041A of ERISA or the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA; (v) the institution of proceedings by the PGBC to terminate, or to appoint a trustee to administer, a Title IV Plan or a Multiemployer Plan; or (vi) any other event or condition which might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan, or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

               "Event of Default" has the meaning specified in Section 8.1.
                ----------------                               -----------

               "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended.

               "Execution Date" means the date of this Agreement.
                --------------

               "Financial Statements" means the consolidated statements of
                --------------------
operations, statements of cash flows and balance sheets of the Borrower and its Subsidiaries delivered in accordance with Sections 4.5 and 5.1 of this
                                          ------------     ---
Agreement.

               "Fiscal Quarter" means each of the three month periods ending on
                --------------
March 31, June 30, September 30 and December 31.

               "Fiscal Year" means the twelve month period ending on December
                -----------
31.

                  "Flood Hazard Property" means a Real Property Asset all or a
                   ---------------------
 portion of which is located in any area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

                  "GAAP" means generally accepted accounting principles in the
                   ----
 United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Governmental Authority" means any nation or government, any
                   ----------------------
state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Group" means any Persons acting together in a manner that
                   -----
would constitute a "group" for purposes of Section 13(d) of the Exchange Act.

                  "Highest Lawful Rate" means the maximum lawful rate of
                   -------------------
interest permitted to the Lender by applicable usury laws, now or hereafter enacted, as changed when and as such laws change, to the extent permitted by such laws, effective on the day such change in such laws becomes effective.

                  "Indebtedness", of any Person, means, without duplication, (a)
                   ------------
all indebtedness of such Person for borrowed money (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services but excluding unsecured trade payables arising in the ordinary course of business, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all Capitalized Lease Obligations of such Person, (e) all Contingent Obligations of such Person in respect of Indebtedness of the types contemplated by clauses (a) through (d) and (f) through (h) hereof, (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) all obligations of such Person under Derivative Contracts, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, valued, if such Person has not assumed such Indebtedness, at the lesser of the amount of such Indebtedness or the fair market value of the property subject to such Lien, and
(i) in the case of the Borrower, the Obligations.

                  "Indemnified Matters" has the meaning specified in
                   -------------------
Section 9.4(b).
--------------

             "Indemnitee" has the meaning specified in Section 9.4(b).
              ----------                               --------------

             "Initial Interest Amount" has the meaning specified in Section
              -----------------------                               -------
2.6(a).
------

             "Initial Interest Payment Date" means the first Business Day on or
              -----------------------------
after the date that is two years from the Effective Date.

             "Initial Mortgage" means a Mortgage in respect of an Initial
              ----------------
Mortgaged Property.

             "Initial Mortgaged Property" means a Real Property Asset indicated
              --------------------------
as being part of the Collateral on Schedule 4.19(a).
                                   ----------------

             "Intellectual Property Security Agreement" means an Intellectual
              ----------------------------------------
Property Security Agreement executed and delivered by a Loan Party on the Effective Date, substantially in the form of Exhibit D annexed hereto, as such
                                             ---------
Intellectual Property Security Agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

             "Interest Payment Date" means (i) the Initial Interest Payment Date
              ---------------------
and (ii) the first Business Day of each calendar quarter after the Initial Interest Payment Date.

             "Interest Rate Contracts" means interest rate swap agreements,
              -----------------------
interest rate cap agreements, interest rate collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

             "IRS" means the Internal Revenue Service, or any successor thereto.
              ---

             "Lender" has the meaning specified in the preamble,
              ------

             "Lien" means any mortgage, deed of trust, pledge, hypothecation,
              ----
assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, in each case intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing, under the Uniform Commercial Code or comparable law of any jurisdiction, of any financing statement naming the owner of the asset to which such Lien relates as debtor.

             "Loan Documents" means, collectively, this Agreement, any Note,
              --------------
each Subsidiary Guaranty, the Collateral Documents and each certificate, agreement or document executed by a Loan Party and delivered to the Lender in connection with or pursuant to any of the foregoing, including the Resale Agreement. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such document as the same may be in effect at any and all times such reference becomes operative.

     "Loan Party" means each of the Borrower, each Subsidiary Guarantor and each
      ----------
other Subsidiary and Affiliate of the Borrower that executes and delivers a Loan Document.

     "Material Adverse Change" means a material adverse change in any of (a) the
      -----------------------
condition (financial or otherwise), business, performance, prospects, results of operations or properties of the Borrower and its Subsidiaries taken as one enterprise, (b) the legality, validity or enforceability of any Loan Document,
(c) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (d) the ability of the Borrower to repay the Obligations when due or
(e) the rights and remedies of the Lender under the Loan Documents.

     "Material Adverse Effect" means an effect that results in or causes, or has
      -----------------------
a reasonable likelihood of causing, a Material Adverse Change.

     "Monthly Financial Report" means a report of the Borrower, setting forth
      ------------------------
financial information regarding the Borrower and its Subsidiaries, certified by the Chief Financial Officer of the Borrower, consisting of (i) consolidated unaudited balance sheets and statements of stockholders' equity as of the close of such month and the related statements of operations and cash flows for such Fiscal month and for that portion of the Fiscal Year ending as of the close of such fiscal month, setting forth in comparative form the figures for the corresponding periods in the prior year if prepared for such prior year period, all prepared in conformity with GAAP (subject to normal year-end adjustments) and (ii) a summary of the outstanding balance of all intercompany Indebtedness as of the last day of that fiscal month, to the extent required to be delivered by the Borrower pursuant to Section 5.1.
                            -----------

     "Mortgage" means (i) a security instrument (whether designated as a deed of
      --------
trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit E annexed hereto or in such other
                                    ---------
form as may be approved by the Lender in its sole discretion, in each case with such changes thereto as may be recommended by the Lender's local counsel or by local counsel to such Loan Party approved by the Lender based on local laws or customary local mortgage or deed of trust practices, or (ii) at the Lender's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form reasonably satisfactory to the Lender, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, amended and restated, supplemented or otherwise modified from time to time. "Mortgages" means all such instruments, including the Initial
Mortgages and any Additional Mortgages, collectively.

     "Mortgaged Property" means an Initial Mortgaged Property or an Additional
      ------------------
Mortgaged Property.

     "Mortgage Related Documents" means, with respect to each Mortgage, except
      --------------------------
to the extent waived by the Lender in writing with respect to such Mortgage, each dated as of a date satisfactory to the Lender:

     (a) (i) a favorable opinion of counsel to such Loan Party, in form and substance reasonably satisfactory to the Lender, as to the due authorization, execution and delivery by such Loan Party of such Mortgage and such other matters as the Lender may reasonably request; and (ii) an opinion of counsel reasonably satisfactory to the Lender in the state in which the related Mortgaged Property is located with respect to the validity and enforceability of such Mortgage and such other matters (including any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral) as the Lender may reasonably request, in each case in form and substance reasonably satisfactory to the Lender;

     (b) a title report issued by such title company with respect thereto, dated not more than 60 days prior to the date such Mortgage was recorded and reasonably satisfactory in form and substance to the Lender;

     (c) copies of all recorded documents listed as exceptions to title or otherwise referred to in the Mortgage Policy or title report delivered pursuant to clause (ii) or (iii) above;

     (d) unless waived by the Lender, (i) evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to (A) whether such Mortgaged Property is a Flood Hazard Property and (B) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program and (ii) if such Mortgaged Property is a Flood Hazard Property, evidence that such Loan Party has obtained flood insurance in respect of such Flood Hazard Property (which may constitute any qualifying private flood insurance) to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System;

     (e) unless waived by the Lender, an environmental indemnity agreement, reasonably satisfactory in form and substance to the Lender, with respect to the indemnification of the Lender for any liabilities that may be imposed on or incurred by it as a result of any Contaminant located at, on or under such Mortgaged Property or otherwise associated therewith;

     (f) if required by any Governmental Authority or under any Requirements of Law, unless waived by the Lender, appraisals from one or more independent real estate appraisers satisfactory to the Lender, in form, scope and substance reasonably satisfactory to the Lender and satisfying the requirements of any applicable laws and regulations, concerning such Mortgaged Property;

     (g) unless waived by the Lender, reports and other information, in form, scope and substance reasonably satisfactory to the Lender and prepared by environmental consultants satisfactory to the Lender, concerning any environmental hazards or liabilities to which any Loan Party or any of its Subsidiaries may be subject to as a result of such Mortgaged Property, which reports shall (i) at a minimum include a recent Phase I environmental site assessment for such Mortgaged Property which is addressed to the Lender or on which the consultant that prepared such report has authorized the Lender in writing to rely and (ii) indicate the absence of any condition at the Mortgaged Property that could reasonably be expected to result in either (A) such Loan Party incurring material liabilities under Environmental Laws or (B) the imposition or attachment of an Environmental Lien to such Mortgaged Property;

     (h) current ALTA surveys and surveyor's certification by surveyors selected by the Lender with respect to such Mortgaged Property and, to the extent available from the applicable Governmental Authority, zoning letters and certificates of occupancy with respect to such Mortgaged Property, in each case reasonably satisfactory in form and substance to the Lender;

     (i) evidence satisfactory to the Lender that the Lender has a valid and perfected first priority security interest (subject only to Permitted Liens) in any tangible personal or mixed property (including fixtures) Collateral attached to or located in or on such Mortgaged Property, including (i) such documents duly executed and filed by each Loan Party (including acknowledgment copies of proper financing statements (Form UCC-1) duly filed under the UCC and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as the Lender may request to perfect its security interests in such Collateral and (ii) certified copies of requests for information or copies (Form UCC-11), or equivalent reports, listing all effective financing statements, fixture filings and judgment and tax lien filings that name any Loan Party as debtor, together with copies of such financing statements, fixture filings and judgment and tax lien filings, none of which shall cover such Collateral; and

     (j) duly executed and acknowledged subordination and non-disturbance agreements from any third party mortgagee of such Mortgaged Property, in form and substance satisfactory to the Lender.

     "Multiemployer Plan" means a multiemployer plan, as defined in Section
      ------------------
4001(a)(3) of ERISA, and to which any Loan Party, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

     "New Lending Office" has the meaning specified in Section 2.8(d).
      ------------------

     "Non-Excluded Taxes" has the meaning specified in Section 2.8(a).
      ------------------

     "Note" means the Term Loan Note.
      ----

     "Obligations" means the Term Loan and all other advances, debts,
      -----------
liabilities, obligations, covenants and duties owing by the Borrower to the Lender, any Affiliate of the Lender or any Indemnitee, arising under this Agreement or under any other Loan Document, of every type and description, present or future, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, foreign exchange transaction or Derivative Contract or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired; provided, that with respect to the Resale Agreement, the term "Obligations"
--------
shall include only the Required Repayment (as such term is defined in Section
8.4.1 of the Resale Agreement). The term "Obligations" includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

     "Other Debt" has the meaning specified in Section 7.2(f).
      ----------                               --------------

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor
      ----
thereto.

     "Pension Plan" means an employee pension benefit plan, as defined in
      ------------
Section 3(2) of ERISA (other than a Multiemployer Plan), which is not an individual account plan, as defined in Section 3(34) of ERISA, and which any Loan Party, any of its Subsidiaries or, if a Title IV Plan, any ERISA Affiliate maintains, contributes to or has an obligation to contribute on behalf of participants who are or were employed by any of them.

     "Permit" means any permit, approval, authorization, license, variance or
      ------
permission required from a Governmental Authority under an applicable Requirement of Law.

     "Permitted Liens" means at any time (i) with respect to any Mortgaged
      ---------------
Property, any Permitted Mortgaged Property Liens with respect to such Mortgaged Property at such time and (ii) with respect to any other Collateral, any Liens permitted at such time under Section 7.1.
                             -----------

     "Permitted Mortgaged Property Liens" means, at any time, with respect to
      ----------------------------------
any Mortgaged Property, Liens permitted at such time under clauses (a), (b),
(c), (d), (e), (f), (h) or (j) of Section 7.1.
                                  -----------

     "Person" means an individual, partnership, corporation (including a
      ------
business trust), joint stock company, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

     "Plan" means an employee benefit plan, as defined in Section 3(3) of
      ----
ERISA, which any Loan Party, or any of its Subsidiaries maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

     "Pledge Agreement" means a Pledge Agreement executed and delivered by a
      ----------------
Loan Party on the Effective Date, substantially in the form of Exhibit B annexed
                                                               ---------
hereto, as such Pledge Agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "PMSI" has the meaning specified in Section 7.1(b).
      ----                               --------------

     "Principal Amount" has the meaning specified in Section 2.1. The "Unpaid
      ----------------                               -----------       ------
Principal Amount" of the Term Loan shall be determined after giving effect to
----------------
any previous partial prepayments and after the addition of any and all accrued but unpaid interest.

     "Proprietary Information" has the meaning specified in Section 9.1l(b).
      -----------------------                               ---------------

     "PTO" means the United States Patent and Trademark Office or any successor
      ---
or substitute office in which filings are necessary or, in the opinion of the Lender, desirable to create or perfect Liens on any Collateral subject to the Intellectual Property Security Agreements.

     "Qualified Account" means an account maintained at a banking institution by
      -----------------
and in the name of the Borrower that constitutes a "Qualified Account" with respect to the Borrower within the meaning of the Security Agreements including, without limitation, the account (account number 4038832663) of Covad Communications Company maintained with Wells Fargo Bank, N.A. whose office is located at 121 Park Center Plaza, 3rd Floor, San Jose, California 95113, and whose ABA number is 121000248, or such other Qualified Account with any banking institution approved by the Lender that is maintained by the Borrower for purposes of complying with Section 6.14.
                                                                  ------------

     "Qualified Account Letter" has the meaning specified in any Security
      ------------------------
Agreement.

     "Oualified Plan" means an employee pension benefit plan, as defined in
      --------------
Section 3(2) of ERISA, which is intended to be tax-qualified under Section 401(a) of the Code, and which any Loan Party, any of its Subsidiaries or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

     "Real Property Asset" means, at any time of determination, any fee or
      -------------------
leasehold interest then owned by any Loan Party in any real property.

     "Release" means, as to any Person, any release, spill, emission, leaking,
      -------
pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case of any Contaminant, into the indoor or outdoor environment or into or out of any property owned by such Person.

     "Remedial Action" means all actions required by any Governmental Authority
      ---------------
or under any Requirements of Law to (a) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

     "Reportable Event" means any of the events described in Sections 4043(c) of
      ----------------
ERISA with respect to a Title IV Plan (other than an event for which the 30-day notice is waived.

     "Requirement of Law" means, as to any Person, the certificate of
      ------------------
incorporation and by-laws or other organizational or governing documents of such Person, and all federal, state, local and foreign laws, rules and regulations, and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Resale Agreement" means that certain Resale Agreement, dated as of
      ----------------
November 12, 2001, by and among the Lender and the Resale Agreement Covad Parties, as such Resale Agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "Resale Agreement Covad Parties" means the Borrower, Covad Communications
      ------------------------------
Company, a California corporation, DIECA Communications Company, a Virginia corporation, and Laser Link.net, Inc., a Delaware corporation.

     "Reserve Account" means the Reserve Fund as defined in, and to be
      ---------------
established by the Borrower in accordance with, the Bankruptcy Plan.

     "Responsible Officer" means, with respect to any Person, any of the
      -------------------
principal executive officers of such Person.

     "Restricted Junior Payment" means (a) any dividend or other distribution,
      -------------------------
direct or indirect, on account of any class of Stock or Stock Equivalents of the Borrower or any of its respective Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of Stock or Stock Equivalents to the holders of that class, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding except for Stock of the Borrower issued upon exchange or conversion of Stock or Stock Equivalents issued by the Borrower, and (c) any payment or prepayment of principal, premium (if any), interest, fees or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness (other than, in the case of clause (c), any required payments of interest).

     "Secured Claim" means that certain secured claim of the Lender against the
      -------------
Borrower in the amount of $15.0 million with respect to which the Lender filed a proof of claim with the Bankruptcy Court on or about October 29,200l.

     "Securities Account" means an account maintained at a Securities
      ------------------
Intermediary by and in the name of a Loan Party that constitutes a "Securities Account" with respect to such Loan Party within the meaning of any Security Agreement.

     "Securities Account Control Agreement" has the meaning specified in any
      ------------------------------------
Security Agreement.

     "Securities Intermediary" means a "securities intermediary" as defined in
      -----------------------
Section 8-102(a)(14) of the UCC.

     "Security Agreement" means a Security Agreement executed and delivered by a
      ------------------
Loan Party on the Effective Date substantially in the form of Exhibit C annexed
                                                              ---------
hereto, as such Security Agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "Solvent" means, with respect to any Person, that the value of the assets
      -------
of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilties of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Stock" means shares of capital stock, beneficial, partnership or
      -----
membership interests, participations or other equivalent equity interests (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes common stock and preferred stock.

     "Stock Equivalents" means all securities convertible into or exchangeable
      -----------------
for Stock and all, warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

     "Subordinated Indebtedness" means any Indebtedness of the Borrower or any
      -------------------------
of its Subsidiaries subordinated in right of payment to the Obligations.

     "Subordination Agreement" means a subordination agreement executed and
      -----------------------
delivered by any Loan Party, substantially in the form of Exhibit J annexed
                                                          ---------
hereto or in such other form as may be approved by the Lender in its sole discretion.

     "Subordination Provisions" means subordination provisions contained in an
      ------------------------
indenture executed and delivered by any Loan Party, substantially in the form of Exhibit K annexed hereto or in such other form as may be approved by the Lender
---------
in its sole discretion.

     "Subsidiary" means, with respect to any Person, any corporation,
      ----------
partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors, managers, trustees or other controlling persons, is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency); provided, that with respect to the Borrower, "Subsidiary" as
                  --------
used in Articles IV through VIII thereof shall not include the BlueStar Group.
        -----------         ----

     "Subsidiary Guarantor" means each Subsidiary of the Borrower set forth on
      --------------------
Schedule 1.1(b).

     "Subsidiary Guaranty" means a guaranty, substantially in the form of
      -------------------
Exhibit G annexed hereto, executed by each Subsidiary Guarantor, as such
---------
guaranty may be amended, supplemented or otherwise modified from time to time.

     "Tax Affiliate" means, as to any Person, (a) any Subsidiary of such Person,
      -------------
and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

     "Tax Returns" has the meaning specified in Section 4.3.
      -----------                               -----------

     "Term Loan" means a loan made by the Lender to the Borrower pursuant to
      ---------
Section 2.1.
-----------

          "Termination and Release Agreement" means a Termination and Release
           ---------------------------------
Agreement executed and delivered by the Borrowers and the Lender on the Execution Date substantially in the form of Exhibit F annexed hereto.
                                            ---------
          "Termination Date" means the earliest of (a) the date that is four
           ----------------
years after the Effective Date, (b) the date on which the Term Loan becomes or is declared due and payable pursuant to Section 8.2, and (c) the date of
                                        -----------
prepayment and collection in full by the Borrower of the Term Loan to zero dollars ($0).

          "Title IV Plan" means a Pension Plan, other than a Multiemployer
           -------------
Plan, which is subject to Title IV.

          "UCC" means the Uniform Commercial Code as the same may, from time to
           ---
time, be enacted and in effect in the State of Delaware; provided, that in the
                                                         --------
event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Delaware, the term "UCC"
                                                                            ---
shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

          "Unfunded Pension Liability" means, as to any Loan Party at any time,
           --------------------------
the aggregate amount, if any, of the sum of(a) the amount by which the present value of all accrued benefits under each Title IV Plan of such Loan Party, any of its Subsidiaries or any ERISA Affiliate exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (b) for a period of five years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Loan Party, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

          "Unpaid Principal Amount" has the meaning specified in the definition
           -----------------------
of "Principal Amount" in Section 1.1.
                         -----------

          "Welfare Benefit Plan" means an employee welfare benefit plan, as
          --------------------
defined in Section 3(l) of ERISA, to which any Loan Party or any of its Subsidiaries maintains, contributes to, contributed to within the six year period prior to the Effective Date, or has an obligation to contribute to, on behalf of its former or active employees (or their beneficiaries).

          "Withdrawal Liability" means, as to any Loan Party at any time, the
           --------------------
aggregate amount of the liabilities of any Loan Party, any of its Subsidiaries or any ERISA Affiliate pursuant to Section 4201 of ERISA, and any increase in contributions required to be made pursuant to Section 4243 of ERISA, with respect to all Multiemployer Plans.

     1.2. Computation of Time Periods. In this Agreement, in the computation of
          ---------------------------
periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; the word "through" means "to and including".

     1.3. Accounting Terms. Subject to Section 9.12, all accounting terms not
          ----------------             ------------
specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

     1.4. Certain Terms
          -------------

          (a) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement. References herein to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

          (b) The term "Lender" includes its successors and any assignee of the Lender.

          (c) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular; references to the singular include the plural; the term "including" is not limiting; and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or."

                                   ARTICLE II

                                  THE TERM LOAN

     2.1. The Term Loan. On the terms and subject to the conditions contained in
          -------------
this Agreement, the Lender agrees to make a loan (the "Term Loan") to the
                                                       ---------
Borrower on the Effective Date, in a principal amount equal to $5O,OOO,OOO (the "Principal Amount"). Amounts prepaid pursuant to Section 2.3(c) or Section 2.4
 ----------------                                --------------    -----------
may not be reborrowed under this Section 2.1.
                                 -----------

     2.2. Making the Term Loan. Upon fulfillment of the applicable conditions
          ---------------------
set forth in Article III, the Lender will make available to the Borrower, in
             -----------
immediately available funds, the Term Loan.

     2.3. Repayment of Term Loan; Evidence of Debt.
          ----------------------------------------

          (a) The Borrower shall repay the entire Unpaid Principal Amount of the Term Loan on the Termination Date.

          (b) The Lender shall maintain an account or accounts evidencing Indebtedness of the Borrower to the Lender resulting from the Term Loan from time to time, and reflecting the amounts of principal and interest payable and paid to the Lender from time to time under this Agreement.

          (c) The Lender shall maintain accounts in which it will record (i) the amount of the Term Loan made, (ii) the amount of any principal or interest due and payable by the Borrower to the Lender hereunder and (iii) the amount of any sum received by the Lender hereunder from the Borrower.

          (d) The entries made in the accounts maintained pursuant to paragraphs
(b) and (c) of this Section 2.3 shall, to the extent permitted by applicable
                    -----------
law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of the Lender to maintain
                  --------  -------
such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Term Loan in accordance with its terms.

          (e) Notwithstanding any other provision of this Agreement, the Borrower will promptly execute and deliver a note to the Lender evidencing the Term Loan, of the Lender, substantially in the form of Exhibit A, and the
                                                       ---------
interests initially evidenced by such note shall at all times (including after assignment of all or part of such interests) be evidenced by one or more notes payable to the payee named therein or its registered assigns.

     2.4. Optional Prepayments. The Borrower shall have the right to prepay the
          --------------------
Principal Amount of the Term Loan, in whole or in part, at any time without penalty or premium. Any prepayment of principal shall be accompanied by a payment of all interest accrued and unpaid on the portion of the Principal Amount being prepaid. In case of a partial prepayment before the Initial Interest Payment Date, the Initial Interest Amount as defined in Section 2.6
                                                                 -----------
will be reduced accordingly.

     2.5. Mandatory Prepayments. Upon a Change of Control, the Borrower shall
          ---------------------
forthwith (i) notify the Lender in writing of the Lender's right to elect to have all of the Term Loan prepaid, and (ii) within 30 days after receiving a request from the Lender so to have the Term Loan prepaid, prepay all of the Term Loan, together with accrued interest to the date of such prepayment and all other outstanding Obligations; provided, however, that in the event that:
                               --------  -------

          (a) the Borrower shall consolidate with or merge into any other Person, or any other Person shall consolidate with or merge into the Borrower, or the Borrower shall sell, convey, exchange, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (in one transaction or a series of related transactions) to any Person or Group, together with their Affiliates, in any such case, in a transaction constituting or resulting in a Change of Control; or

          (b) a Change of Control shall occur as a result of the purchase by any Person of any securities directly from the Borrower; or

          (c) a Change of Control shall occur as a result of any tender offer by or on behalf of any Person acting in concert with the Borrower;

then notwithstanding the foregoing, the Borrower shall prepay all of the Term Loan, together with accrued interest to the date of such prepayment and all other outstanding Obligations, concurrently with the consummation of such transaction.

     2.6. Interest.
          --------

          (a) From the Effective Date until the Initial Interest Payment Date, the Principal Amount of the Loan will accrue interest at a rate of 11.000% (plus, during the continuance of an Event of Default, 2.000%) per annum, without compounding; provided,
             --------
however, that any amount of principal or interest thereon which is not paid when
-------
due (whether by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate of 16.000% per annum. The interest accrued during the period from the Effective Date until the Initial Interest Payment Date (the "Initial Interest
                                                             ----------------
Amount") will be payable in cash in two installments. The first installment will
------
be equal to 50% of the Initial Interest Amount and will be due on the Initial Interest Payment Date, and the second installment, also equal to 50% of the Initial Interest Amount, will be due on the first anniversary of the Initial Interest Payment Date.

          (b) From the Initial Interest Payment Date until the Termination Date, the Principal Amount of the Loan will accrue interest at a rate of 11.000% (plus, during the continuance of an Event of Default, 2.000%) per annum; provided, however, that any amount of principal or interest thereon which is not
--------  -------
paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate of 16.000% per annum. Such interest accruing from the Initial Interest Payment Date shall be payable in cash quarterly in arrears on each Interest Payment Date, with the first such payment to be due on the next Interest Payment Date after the Initial Interest Payment Date.

          (c) It is the intention of the parties hereto to comply with applicable usury laws; accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Agreement, the Note, the Loan Documents or in any of the documents or instruments otherwise relating hereto, in no event shall this Agreement, the Note, the Loan Documents or such instruments or documents relating hereto require the payment or permit the collection of interest in excess of the Highest Lawful Rate. If any such excess of interest is contracted for, charged, taken, reserved or received under this Agreement, the Note, the Loan Documents or any of the documents or instruments otherwise relating hereto, or if the maturity of the Term Loan is accelerated in whole or in part, or if all or part of the principal of or interest on the Term Loan shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged, taken, reserved or received under this Agreement, the Note, the Loan Documents or any of the documents or instruments otherwise relating hereto, on the amount of principal actually outstanding from time to time under the Term Loan shall exceed the Highest Lawful Rate permitted by applicable usury laws, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) neither the Borrower nor any other person or entity now or hereafter liable for the payment of the Term Loan shall be obligated to pay the amount of such interest to the extent that it is in excess of the Highest Lawful Rate allowed under the applicable usury laws, (iii) any such excess which may have been collected either shall be applied at final maturity of said Indebtedness as a credit against the then Unpaid Principal Amount of the Term Loan or refunded to the person paying the same, at the holder's option, and (iv) the effective rate of interest shall be automatically reduced to the Highest Lawful Rate of interest allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received under this Agreement, the Note, the Loan Documents or any of the documents or instruments otherwise relating hereto, for the purpose of determining whether such rate exceeds the Highest Lawful Rate of interest, shall be made to the extent permitted by the applicable usury laws, by amortizing, prorating, allocating and spreading in equal or unequal parts during the period of the full stated term of the Term Loan all interest at any time contracted for, charged, taken, reserved or received from the Borrower or otherwise by the holder or holders thereof in connection with the Term Loan

         2.7.  Payments and Computations.
               -------------------------

               (a) The Borrower shall make each payment hereunder (including expenses) not later than 12:00 P.M. (San Antonio time) on the day when due, in Dollars to the Lender at an account designated from time to time by the Lender in immediately available funds without set-off or counterclaim. Payments received by the Lender after 12:00 P.M. (San Antonio time) shall be deemed to be received on the next Business Day.

               (b) All computations of interest shall be made by the Lender on the basis of a year of 360 days comprised of twelve 30-day months. Each computation by the Lender of interest hereunder shall be prima facia evidence of the amount at issue.

               (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

               (d) As to all payments made when an Event of Default shall have occurred and be continuing or following the Termination Date, (i) the Borrower hereby irrevocably waives the right to direct the application of any and all payments received, and agree that the Lender shall have the continuing exclusive right to apply any and all such payments against the Obligations in such order as the Lender may deem advisable and (ii) in the absence of a specific determination by the Lender with respect thereto, payments shall be applied to amounts then due and payable in the following order: first, to the Lender's
                                                     -----
expenses reimbursable hereunder and any expenses, disbursements and advances incurred by the Lender (including any such advances constituting the Term Loan) pursuant to Section 2.7(e); second, to interest on the Term Loan; third, to
            --------------  ------                                -----
principal payments on the Term Loan; and fourth, to all other Obligations.
                                         ------

               (e) The Lender is authorized to, and at its option may, make advances on behalf of the Borrower for the payment when due of all expenses, charges, costs, principal and interest incurred by the Borrower hereunder or under any of the other Loan Documents (including those expenses, disbursements and advances incurred by the Lender pursuant to the Loan Documents after the occurrence and during the continuance of an Event of Default which the Lender, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood, or maximize the amount, of repayment of the Obligations) when and as the Borrower fails to pay promptly any such amounts (after giving effect to all applicable grace periods). At the Lender's option and to the extent permitted by law, any advances so made shall be added to the Principal Amount of the Term Loan hereunder.

         2.8.  Taxes.
               -----

               (a) Except as otherwise required by law, all payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority. If any taxes, levies, imposts, duties, charges, fees, deductions or withholdings are required to be withheld from any amounts payable to the Lender hereunder, then (A) the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes (as hereinafter defined) required to be withheld) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement on an After-Non-Excluded Tax Basis and (B) the Borrower shall withhold the full amount of such Non-Excluded Taxes from such payment (as increased pursuant to the preceding clause (A)) and shall pay such amount to the Governmental Authority imposing such Non-Excluded Taxes in accordance with applicable law. The preceding sentence shall not apply to the following ("Non-Excluded Taxes"): (i) in the case of income taxes (including withholding taxes) imposed by the U.S. federal government, any such taxes imposed under law in effect on the date any Person who becomes a Lender subsequent to the Effective Date becomes a Lender hereunder, or (ii) net income taxes and franchise taxes (imposed on or measured by net income) imposed on the Lender as a result of a connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (including, without limitation, such Lender being engaged in a trade or business or having a permanent establishment in such jurisdiction), but the term "Non-Excluded Taxes" shall not include, and the gross-up provisions of this Section 2.8(a) shall apply to, any taxes, levies, imposts, duties, charges, fees, or deductions (other than withholding taxes) otherwise described in either of clauses (i) or
(ii) that are imposed solely on account of the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement. Promptly upon any Non-Excluded Taxes becoming payable by the Borrower, the Borrower shall send to the Lender for the account of the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate Governmental Authority or fails to remit to the Lender the required receipts or other required documentary evidence or fails to pay any amount necessary so that the Lender receives each payment hereunder grossed up on an After-Non-Excluded Tax Basis for any Non-Excluded Taxes (including any U.S. federal withholding taxes included in such term), the Borrower shall indemnify, on an After-Tax Basis, the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure. The agreements in this Section 2.8 shall survive the termination of
                                -----------
this Agreement and the payment of the Lender's Term Loan and all other amounts payable hereunder.

         (b) Subject to clause (d) below, the Borrower shall indemnify the Lender for any Non-Excluded Taxes that the Lender believes in good faith are imposed on and are required to be paid by, or that are levied or assessed on (and whether or not paid directly by) the Lender. Promptly upon receiving notice from the Lender that any such Non-Excluded Taxes have been so levied, imposed or assessed, the Borrower shall pay such Non-Excluded Taxes directly to the relevant Governmental Authority. With respect to indemnification for Non-Excluded Taxes actually paid by the Lender, the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date the Borrower receives written demand therefore from the Lender. The Borrower acknowledges that any payment made to the Lender or to any Governmental Authority in respect of the indemnification obligations of the Borrower provided in this clause shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply. Upon the reasonable
                  ----------
request of the Borrower, the Lender agrees to use its reasonable efforts to cooperate with the Borrower with a view to obtaining a refund of any Non-Excluded Taxes with respect to which the Borrower has paid any amounts pursuant to this Section 2.8(b) and which the Borrower, on advice of
                         --------------
counsel, reasonably believes were not correctly or legally asserted by the relevant Government Authority, provided, however, that (i) the Borrower shall,
                               --------  -------
immediately upon presentation of an invoice, indemnify the Lender for all out-of-pocket costs and expenses (including legal fees and the allocated cost of in-house counsel) incurred in assisting the Borrower in obtaining any refund of such Non-Excluded Taxes, (ii) the Lender shall be permitted to determine, in its sole discretion exercised in good faith, as to whether to tile with a Governmental Authority any claim that it determines is available for a refund of any such Non-Excluded Taxes, (iii) any refunds of such Non-Excluded Taxes received by the Lender shall be subject to Section 2.8(c) below, and (iv) the
                                           --------------
Lender shall not be obligated to disclose any information regarding its tax affairs or computations to any Person or to take any action that it reasonably believes would be otherwise disadvantageous to the conduct of its fiscal affairs (including, without limitation, the disclosure to any Person of any other information deemed in good faith by such Lender to be confidential or proprietary).

         (c) If the Lender receives a refund of a tax for which a payment has been made by the Borrower pursuant to this Section 2.8, which refund in the
                                           -----------
good faith judgment of the Lender is attributable to such payment made by the Borrower, then the Lender shall reimburse the Borrower (without interest, other than interest included in such refund) for such amount as the Lender determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been if the payment of such tax and any payment by the Borrower under this Section 2.8 had not been
                                               -----------
required. The Lender shall use good faith in determining whether to make a claim for any refund that it determines is available to it. The Lender shall not be obligated to disclose any information regarding its tax affairs or computations to any Person in connection with this paragraph (c) or any other provision of this Section 2.8.
                  -----------

         (d) Any Lender organized under laws of, or administering this Agreement from a lending office in, a country other than the United States shall deliver to the Borrower two duly completed copies of the U.S. Internal Revenue Service Form W-8 BEN (or any subsequent versions thereof or successors thereto) properly completed and duly executed by the Lender claiming complete exemption from U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. The forms described in the preceding sentence shall be delivered by the Lender on or before the date of the first payment to it following the date it becomes a Lender hereunder and on or before the date of the first payment to it following the date, if any, the Lender changes its applicable lending office by designating a different lending office (a "New
                                                                        ---
Lending Office"). In addition, the Lender shall deliver such forms promptly upon
--------------
the obsolescence or invalidity of any form previously delivered by the Lender. The failure of the Lender to deliver any form pursuant to this Section 2.8(d) as
                                                               --------------
a result of a change in law after the date the Lender becomes a Lender hereunder or as a result of a change in circumstances of the Borrower or the use of proceeds of such Lender's Term Loan shall not constitute a failure to comply with this Section 2.8(d). If the Lender is otherwise unable to deliver any form
          --------------
pursuant to this Section 2.8(d), the sole consequence of such failure shall be
                 --------------
that the indemnity described in Section 2.8(a) and Section 2.8(b) hereof for any
                                --------------     --------------
Non-Excluded Taxes imposed as a result of such failure shall not be available with respect to the Lender.

               (e) The Lender claiming any indemnity payment or additional amounts payable pursuant to this Section 2.8 shall use reasonable efforts
                                 -----------
(consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower if the making of such a tiling would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not be otherwise disadvantageous to the Lender.

               (f) In the event that the Lender delivers to the Borrower a form pursuant to paragraph (d) above that indicates that U.S. federal taxes (other than Non-Excluded Taxes) must be withheld on payments to the Lender, then the Borrower shall thereupon withhold from each payment due to the affected Lender such U.S. federal withholding taxes at the rate indicated, timely deposit such amounts with an authorized depository and make such reports, filings and other reports in connection therewith at the times and in the manner required by law.

                                  ARTICLE III

                             CONDITIONS TO TERM LOAN

          3.1  Conditions Precedent to Execution and Delivery of the Loan
               ----------------------------------------------------------
Documents. The effectiveness of this Agreement and the obligation of the Lender
---------
on the Execution Date to execute and deliver this Agreement and any other Loan Document, are subject to, in the case of clauses (a) through (h), the Lender's receipt, on or before the Execution Date, of the following documentary conditions precedent, each dated the Execution Date unless otherwise indicated, in form and substance satisfactory to the Lender and in sufficient copies for the Lender and, in the case of clauses (i) and (j), to the satisfaction of the non-documentary conditions precedent specified therein:

               (a) This Agreement, duly executed and delivered by the Borrower and the Resale Agreement, duly executed and delivered by the Resale Agreement Covad Parties.

               (b) Copies of (i) the resolutions of the Board of Directors of the Borrower and each of the other Resale Agreement Covad Parties approving each Loan Document to which it is a party and (ii) all documents evidencing any other necessary corporation action, each certified as of the Execution Date by the Secretary or Assistant Secretary of the Borrower or such other respective Resale Agreement Covad Parties as being a true and correct copy thereof and as not having been modified, amended or rescinded and being in full force and effect.

               (c) A copy of the articles or certificate of incorporation (or equivalent organizational documents) of the Borrower and each of the other Resale Agreement Covad Parties, certified as of a recent date by the Secretary of State of the state of incorporation of the Borrower and each such other Resale Agreement Covad Party, together with good standing certificates for the Borrower and each other Resale Agreement Covad Party from the Secretary of State of the state of incorporation of the Borrower and each such other Resale Agreement Covad Party, respectively, and from the Secretary of State of the State of California for the Borrower and from the Secretary of the Commonwealth of the Commonwealth of Pennsylvania for Laser Link.net, Inc. (formerly known as Lightsaber Acquisition Corp.) and, to the extent generally available, a certificate or other evidence of good standing as to payment of any franchise or similar taxes from the appropriate taxing authority of such jurisdictions, each dated a recent date prior to the Execution Date, and a copy of the certificate of incorporation and the bylaws (or equivalent organizational documents) of the Borrower and each other Resale Agreement Covad Party certified as of the Execution Date by the Secretary or an Assistant Secretary of the Borrower or Resale Agreement Covad Party as being a true and correct copy thereof and as not having been modified, amended or rescinded and as being in full force and effect.

               (d) A certificate of the Secretary or an Assistant Secretary of the Borrower and each other Resale Agreement Covad Party certifying the names and true signatures of each officer of the Borrower or Resale Agreement Covad Party who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of the Borrower or such Resale Agreement Covad Party.

               (e) Certified copies of requests for information or copies (Form UCC-1l), or equivalent reports, which reports (i) shall list all effective financing statements, fixture filings and judgment and tax lien filings that name any Loan Party as debtor and, with respect to the Borrower, shall be satisfactory to the Lender in its sole and absolute discretion, together with copies of such financing statements, fixture filings and judgment and tax lien filings, none of which shall cover the Collateral (except for Permitted Liens or Liens for which the Lender shall have received duly executed termination statements in recordable or fileable form and substance reasonably satisfactory to it).

               (f) The Termination and Release Agreement, duly executed by the Borrower.

               (g) Copies of each filing made by the Borrower or any Subsidiary of the Borrower on or before the Execution Date, if any, with the public utility commission or comparable agency of any of the States set forth on Schedule
                                                                  --------
3.1(g) hereto seeking approval in such State of any Subsidiary Guaranty and the
------
Liens created by the Collateral Documents in the Collateral.

               (h) Such other certificates, documents, agreements and information respecting any Loan Party as the Lender may, in its sole discretion, reasonably request.

               (i) Other than amendments or modifications to the Bankruptcy Plan disclosed in writing to the Lender on or before the Execution Date, the Bankruptcy Plan shall not have been amended or modified in a manner that, in the reasonable judgment of the Lender, individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

               (j) On the Execution Date, both before and after execution and delivery hereof, the representations and warranties of the Borrower set forth in
Article IV of this Agreement and in each other Loan Document shall be true and
----------
correct in all material respects on and as of the Execution Date.

         3.2.  Conditions Precedent to the Term Loan. The effectiveness of this
               -------------------------------------
Agreement and the obligation of the Lender on the Effective Date to make the Term Loan requested to be made by it, are subject to, in the case of clauses (a) through (y), the Lender's receipt, on or before the Effective Date, of the following documentary conditions precedent, each dated the Effective Date unless otherwise indicated, in form and substance satisfactory to the Lender and in sufficient copies for the Lender and, in the case of clauses (z) through (dd), to the satisfaction of the non-documentary conditions precedent specified therein:

          (a) Copies of (i) the resolutions of the Board of Directors of each Loan Party approving each Loan Document to which it is a party and ail other documents evidencing necessary corporate action, each certified as of the Effective Date by the Secretary or Assistant Secretary of such Loan Party as being a true and correct copy thereof and as not having been modified, amended or rescinded and being in full force and effect, and (ii) copies of all required governmental and third party approvals, licenses, consents and permits (other than approvals of the Subsidiary Guaranties and Liens created by the Collateral Documents in the Collateral by the public utility commission or comparable agency of each of the States set forth on Schedule 3.2(a) hereto; provided that
                                          ---------------         --------
promptly following the Execution Date, and in any event prior to the Effective Date, with respect to each state set forth on Schedule 3.2(a), the Borrower
                                              ---------------
shall make appropriate filings and take such actions in such states to obtain such approvals as soon as practicable after the Execution Date) required to be obtained with respect to each Loan Document and the transactions contemplated thereby, each certified as of the Effective Date by the Secretary or Assistant Secretary of the Borrower as being a true and correct copy thereof and as (to the knowledge of the Borrower) not having been modified, amended or rescinded and being in full force and effect.

          (b) A copy of the articles or certificate of incorporation (or equivalent organizational documents) of the Borrower and of each of the Subsidiary Guarantors, certified as of a recent date by the Secretary of State of the state of incorporation of the Borrower or such Subsidiary Guarantor, together with good standing certificates from such official and the Secretary of State of each state set forth on Schedule 3.2(b) hereto, and, to the extent
                                 ---------------
generally available, a certificate or other evidence of good standing as to payment of any franchise or similar taxes from the appropriate taxing authority of such jurisdictions, each dated a recent date prior to the Effective Date, and a copy of the certificate of incorporation and the by-laws (or equivalent organizational documents) of the Borrower and of each of the Subsidiary Guarantors certified as of the Effective Date by the Secretary or an Assistant Secretary of the Borrower or such Subsidiary Guarantor as being a true and correct copy thereof and as not having been modified, amended or rescinded and as being in full force and effect.

          (c) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of each officer of such Loan Party who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered on the Effective Date by or on behalf of such Loan Party.

          (d) The Pledge Agreements, Security Agreements and Subsidiary Guaranties, each duly executed by the Borrower or Subsidiary party thereto, together with such documents duly executed by each Loan Party (including acknowledgment copies of proper financing statements (Form UCC-1) and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as the Lender may request to perfect its security interests in the Collateral and (B) certified copies of requests for information or copies (Form UCC-1l), or equivalent reports, which reports (i) shall list all effective financing statements, fixture filings and judgment and tax lien filings that name any Loan Party as debtor and shall be satisfactory to the Lender in its sole and absolute discretion, together with copies of such financing statements, fixture filings and judgment and tax lien filings, none of which shall cover the Collateral (except for Permitted Liens or Liens for which the Lender shall have received duly executed termination statements in recordable or fileable form and substance reasonably satisfactory to it).

          (e) The Intellectual Property Security Agreements, duly executed by the Borrower or Subsidiary party thereto.

          (f) Duly executed and acknowledged Initial Mortgages together with each of the Mortgage Related Documents with respect to each Initial Mortgage.

          (g) Copies of all loan agreements, notes and other documentation evidencing or relating to any Indebtedness for borrowed money of any Loan Party or any of its Subsidiaries, and all other material agreements of any of them listed on Schedule 4.24 hereto, each of which (x) shall be certified as of the
          -------------
Effective Date by the Secretary or Assistant Secretary of the Borrower as being a true and correct copy thereof and as not having been modified, amended or rescinded and as being in full force and effect and (y) which the Lender shall have had the opportunity to review and determine to be in form and substance satisfactory to it.

          (h) Evidence satisfactory to the Lender that the Lender has a valid and perfected first priority security interest in the Mortgaged Properties (subject only to Permitted Mortgaged Property Liens) and in the other Collateral (subject only to Permitted Liens), including (A) such documents duly executed and filed by each Loan Party (including acknowledgment copies of proper financing statements (Form UCC-1) duly filed under the UCC and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as the Lender may request to perfect its security interests in the Collateral, (B) certified copies of requests for information or copies (Form UCC-11), or equivalent reports, which reports (i) shall list all effective financing statements, fixture filings and judgment and tax lien filings that name any Loan Party as debtor and shall be satisfactory to the Lender in its sole and absolute discretion, together with copies of such financing statements, fixture filings and judgment and tax lien filings, none of which shall cover the Collateral (except for Permitted Liens or Liens for which the Lender shall have received duly executed termination statements in recordable or fileable form and substance reasonably satisfactory to it) and (C) evidence satisfactory to the Lender of the release and termination of all Liens on all property and assets of the Borrower and its Subsidiaries (other than Permitted Liens); and

          (i) Share certificates representing all of the certificated securities being pledged pursuant to the Pledge Agreements and stock powers for such share certificates executed in blank.

          (j) Evidence of the completion of all recordings and filings of the Intellectual Property Security Agreements as may be necessary or, in the opinion of the Lender, appropriate to perfect and protect the Liens created by the Intellectual Property Security Agreements.

          (k) Evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or appropriate, in the judgment of the Lender, to create a valid and perfected first priority lien in the property described therein in favor of the Lender (or in favor of such other trustee as may be required or desired under local law) (subject only to Permitted Mortgaged Property Liens).

          (l) Favorable opinions of (i) Ire11 & Manella LLP, counsel to the Loan Parties, in substantially the form of Exhibit H, with such changes thereto as
                                      ---------
may be mutually acceptable to the parties and as to such other matters as the Lender may reasonably request and (ii) Walsh, Colucci, Stackhouse, Emrich & Lubeley, P.C., real estate counsel to the Loan Parties, in form and substance reasonably satisfactory to the Lender.

          (m) Evidence satisfactory to the Lender that the procedures with respect to cash management required by the Loan Documents have been established and are currently being maintained by each Loan Party, together with copies of
(i) all executed Qualified Account Letters executed by such Loan Party and the related banking or other financial institution in connection with all Qualified Accounts and (ii) the Securities Account Control Agreement, executed by the applicable Loan Party and the securities intermediary entities specified on
Schedule 4.23 hereto.
-------------

          (n) Satisfactory evidence that the insurance policies required by
Section 6.4 and each Collateral Document are in full force and effect, together
-----------
with appropriate evidence showing loss payable or additional insured clauses or endorsements, as requested by the Lender, in favor of the Lender.

          (o) A letter from the Loan Parties to their independent auditors authorizing the independent certified public accountants of the Loan Parties to communicate with the Lender in accordance with Section 6.5.
                                               -----------

          (p) A certificate of the Chief Financial Officer of each Loan Party, stating that from and after giving effect to all transactions to be consummated on the Effective Date, the Loan Parties, taken as one enterprise, are Solvent after giving effect to the Term Loan, the application of the proceeds thereof in accordance with Section 6.11 and the payment of all estimated legal, accounting
                ------------
and other fees related hereto and thereto.

          (q) The Financial Statements of the Borrower and its Subsidiaries referred to in Section 4.5.
               -----------

          (r) To the extent not previously delivered, copies of all loan agreements, notes and other documentation evidencing or relating to any Indebtedness for borrowed money of any Loan Party or any of its Subsidiaries, and all other material agreements of any of them listed on Schedule 4.24 hereto
                                                           -------------
and not delivered on the Execution Date, each of which (x) shall be certified as of the Effective Date by the Secretary or Assistant Secretary of the Borrower as being a true and correct copy thereof and as not having been modified, amended or rescinded and as being in full force and effect and (y) which the Lender shall have had the opportunity to review and determine to be in form and substance satisfactory to it.

          (s) Copies of each filing made by the Borrower or any Subsidiary of the Borrower on or before the Effective Date and not delivered on the Execution Date, with the public utility commission or comparable agency of any of the States set forth on Schedule 3.2(a)
                    ---------------
hereto seeking approval in such State of any Subsidiary Guaranty and the Liens created by the Collateral Documents in the Collateral.


          (t) For the account of the Lender, the Note of the Borrower conforming to the requirements set forth herein

          (u) Such other certificates, documents, agreements and information respecting any Loan Party as the Lender may, in its sole discretion, reasonably request.

          (v) The Bankruptcy Plan shall separately classify the Secured Claim of the Lender against the Borrower and shall provide for its treatment pursuant to the Termination and Release Agreement. Except as expressly provided otherwise pursuant to the Termination and Release Agreement, any and all claims of the Borrower and its Affiliates against the Lender and its Affiliates shall be released under the Bankruptcy Plan and not retained by the Borrower as of the Effective Date.

          (w) Either (i) the Disclosure Statement shall be in form and substance satisfactory to the Lender and, in any case, shall satisfactorily describe the Termination and Release Agreement, the Resale Agreement and this Agreement or (ii) the Borrower shall have filed a motion, which shall be in form and substance satisfactory to the Lender, pursuant to Bankruptcy Rule 9019 seeking approval of the Termination and Release Agreement, the Resale Agreement and this Agreement and the transactions contemplated thereby and hereby, and such motion shall, in any case, satisfactorily describe the Termination and Release Agreement, the Resale Agreement and this Agreement.

          (x) The Confirmation Order (i) shall be in form and substance satisfactory to the Lender, (ii) shall have been entered by the Bankruptcy Court and (iii) shall be in full force and effect and not subject to stay and, in any event, shall authorize the Borrower to enter into the Termination and Release Agreement, the Resale Agreement, this Agreement, the other Loan Documents and the other agreements and documents contemplated herein and therein, and shall contain findings or rulings that the Termination and Release Agreement is fair and equitable to the Borrower, its estate and all parties in interest.

          (Y) Other than amendments or modifications to the Bankruptcy Plan disclosed in writing to the Lender on or before the date of execution of this Agreement, the Bankruptcy Plan shall not have been amended or modified in a manner that, in the reasonable judgment of the Lender, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

          (z) (i) The Bankruptcy Plan shall have been approved on or before January 15,2002 and (ii) the Confirmation Order shall have been entered on or before the tenth Business Day thereafter and shall approve of the transactions contemplated hereby and shall not have been stayed by the Bankruptcy Court or any other court having jurisdiction to issue any such stay, and the Confirmation Order shall otherwise be in full force and effect from its date of entry.

          (aa) All costs and accrued and unpaid expenses for which the Borrower has received an invoice (including legal fees and expenses) required to be paid to the Lender on or before the Effective Date shall have been paid.

              (bb) There shall not have occurred since the Execution Date (i) a Material Adverse Change or (ii) any events or developments that in the aggregate have had a Material Adverse Effect.


              (cc) The following statements shall be true on the date of the Term Loan, both before and after giving effect thereto and to the application of the proceeds therefrom:

                   (i) The representations and warranties of the Borrower set forth in Article IV of this Agreement and in each other Loan Document
                    ----------
           shall be true and correct in all material respects on and as of the date of the Term Loan with the same effect as though made on and as of the Effective Date (or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date); and

                   (ii) The Borrower and each other Loan Party shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such date, no Default or Event of Default shall have occurred and be continuing.

              (dd) The making of the Term Loan on the Effective Date does not violate any Requirement of Law on the date of or immediately following the Term Loan and is not enjoined, temporarily, preliminarily or permanently.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

              To induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender that (i) on the Execution Date, but for the approval of the Bankruptcy Plan to the extent such approval is necessary to make such representation true and correct, and (ii) on the Effective Date, in each case after giving effect to the transactions contemplated by the Bankruptcy Plan to be consummated on the Effective Date:

         4.1. Corporate Existence; Compliance with Law. The Borrower and each of
              ----------------------------------------
its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where such qualification is necessary, except for failures that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect; (c) has all requisite power and authority and the legal right to own and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted;
(d) is in compliance with its organizational documents; (e) is in compliance with all other applicable Requirements of Law except for such non-compliance that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect; and (f) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings which can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or failures that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     4.2. Corporate Power; Authorization; Enforceable Obligations.
          -------------------------------------------------------


          (a) The (i) execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and (ii) consummation of the transactions contemplated thereby on the Effective Date:

                    (A) are within such Loan Party's corporate or other powers;

                    (B) have been duly authorized by all necessary corporate action, including the consent of shareholders where required;

                    (C) do not and will not (w) contravene any Loan Party's or any of its Subsidiaries' respective certificate of incorporation or by-laws or other comparable organizational documents, (x) violate any other applicable Requirement of Law applicable to any Loan Party (including Regulations T, U and X of the Board of Governors of the Federal Reserve System), or any order or decree of any Governmental Authority or arbitrator applicable to any Loan Party, (y) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Loan Party or any of its Subsidiaries, or (z) result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries, other than those in favor of the Lender pursuant to the Collateral Documents and other Liens permitted hereby; and

                    (D) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person (including any consent of any Person necessary to enter into the Mortgage delivered by any Loan Party with respect to any Mortgaged Property), other than (x) those which have been obtained or made and copies of which have been delivered to the Lender pursuant to Section 3.1 and each of which is
                                              -----------
          in full force and effect, (y) as to any Additional Mortgaged Property, the Additional Mortgage which will have been obtained or filed, as applicable, and copies thereof will have been delivered to the Lender, on or prior to the date such Additional Mortgaged Property becomes such and each of which on and after such date will be in full force and effect and (z) approvals of the Subsidiary Guaranties and Liens created by the Collateral Documents in the Collateral by the public utility commission or comparable agency of each of the States set forth on Schedule 3.2(a) hereto.
                   ---------------

          (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof, duly executed and delivered by each Loan Party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability whether raised in a proceeding in equity or at law.

     4.3. Taxes
          -----

          (a) All federal, state, local and foreign tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by the
                               -----------
Borrower or any of its Tax Affiliates have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof, except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate in conformity with GAAP. Proper and accurate amounts have been withheld by the Borrower and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities.

          (b) Neither the Borrower nor any of its Tax Affiliates has (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges; (ii) agreed or been requested to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; or (iii) any obligation under any written tax sharing agreement.

     4.4. Full Disclosure.
          ---------------

          (a) All written statements prepared or furnished by or on behalf of any Loan Party in connection with any of the Loan Documents or the consummation of the transactions contemplated thereby do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading in any material respect. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lender for use in connection with the transactions contemplated hereby. Though written Statements prepared or furnished by or on behalf of any Loan Party relating to inventory reflect accurate valuations of such inventory in all material respects, the Lender acknowledges that the location of such inventory may vary from time to time although substantially all of such inventory is located at all times in the United States. Projections of the Borrower are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of current conditions and current facts known to the Borrower and reflect the Borrower's good faith estimates of the future financial performance of the Borrower and its Subsidiaries and of the other information projected therein for the period set forth therein.

          (b) All information supplied to the Lender by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

     4.5. Financial Statements.
          --------------------

          (a) The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2000, and the related consolidated statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Ernst & Young, and the consolidated balance sheets of the Borrower and its Subsidiaries as at September 30, 2001, and the related consolidated statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries for the six months then ended, certified by the Chief Financial Officer of the Borrower, copies of which have been furnished to the Lender, fairly present in all material respects, subject, in the case of said balance sheets as at September 30, 2001, and said statements of operations, stockholders' equity and cash flows for the six months then ended, to year-end audit adjustments, the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

          (b) Neither the Borrower nor any of its Subsidiaries prepare (i) consolidating statements of operations, consolidating statements of cash flows or consolidating balance sheets in connection with or in preparation of its or their consolidated statements of operations, consolidated statements of cash flows or consolidated balance sheets for any period or (ii) Monthly Financial Reports.

          (c) Except for any change in the condition (financial or otherwise), business, performance, prospects, results of operations or properties of the Borrower and its Subsidiaries taken as one enterprise that occurred prior to September 30, 2001 and was expressly disclosed in the Borrower's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, since December 31, 2000, (x) there has been no Material Adverse Change and (y) there have been no events or developments that in the aggregate have had a Material Adverse Effect.

          (d) Neither the Borrower nor any of its Subsidiaries had at September 30, 2001, any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected, in the balance sheet at such date referred to in subsection (a) above or in the notes thereto.

          (e) All financial statements delivered by any Loan Party pursuant hereto or pursuant to any other Loan Document were prepared by such Loan Party in good faith in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and footnotes.

     4.6. Litigation. Except as set forth on Schedule 4.6, there are no pending
          ----------                         ------------
or, to the best knowledge of the Borrower, threatened disputes, actions, investigations or proceedings against or affecting the Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator that, individually or in the aggregate, have a reasonable risk of being determined adversely to any Loan Party and which, if so determined, could reasonably be expected to have a Material Adverse Effect. Neither the performance of any action by any Loan Party required or contemplated by any of the Loan Documents nor the making of the Term Loan is restrained or enjoined (either temporarily, preliminarily or permanently) by any Governmental Authority or arbitrator; and no material adverse condition has been imposed by any Governmental Authority or arbitrator upon any of the foregoing transactions. Except as set forth on
Schedule 4.6, no Loan Party nor any of its properties is subject to any order,
------------
writ, judgment or decree of any Governmental Authority.

     4.7. Margin Regulations. Neither the Borrower nor any of its Subsidiaries
          ------------------
is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Term Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     4.8. Ownership of Borrower; Subsidiaries.
          -----------------------------------

          (a) A description of the jurisdiction of incorporation and as of the Execution Date the authorized and outstanding capital stock (including par value and numbers of shares) of the Borrower and the record ownership thereof is set forth on Schedule 4.8(a) hereto. All of the outstanding capital stock of the
         ---------------
Borrower has been validly issued and is fully paid and non-assessable. There are no agreements to which the Borrower is a party with respect to the voting, sale or transfer of any shares of Stock of the Borrower, or any agreement to which the Borrower is a party restricting the transfer or hypothecation of any such shares. No Stock of the Borrower is subject to any option, warrant, right of conversion or purchase or any similar right granted by the Borrower.

          (b) Set forth on Schedule 4.8(b) hereto is a complete and accurate
                           ---------------
list showing each Subsidiary of the Borrower and, as to each such Subsidiary, the jurisdiction of its incorporation, the number of shares of each class of its Stock authorized, the number outstanding and the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower. No Stock of any such Subsidiary is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. All of the outstanding Stock of each such Subsidiary has been validly issued, is fully paid and non-assessable and is owned by the Borrower, free and clear of all Liens (other than Liens in favor of the Lender created pursuant to the Collateral Documents). Neither the Borrower nor any of its Subsidiaries is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Subsidiary, other than the Loan Documents. Except as set forth on Schedule 4.8(b), the Borrower does not own or hold, directly or indirectly,
   ---------------
any capital stock or equity security of, or any equity interest in, any Person other than such Subsidiaries.

     4.9. ERISA.
          -----

          (a) With respect to each Loan Party, as of the Execution Date there are no (i) Title IV Plans, (ii) Multiemployer Plans, (iii) unfunded Pension Plans or (iv) Welfare Benefit Plans that provide retiree benefits (other than continuation coverage provided pursuant to Section 4980B of the Code).

          (b) No Loan Party nor any of its respective Subsidiaries nor any ERISA Aftiliate, with respect to any Qualified Plan, has failed to make any contribution or pay any amount due as required by Section 412 of the Code or
Section 302 of ERISA or the terms of any such Qualified Plan.

          (c) As of the Execution Date, no Plan is a Title IV Plan or a Multiemployer Plan.

          (d) There has been no, nor is there reasonably expected to occur, any ERISA Event which could have a Material Adverse Effect.

          (e) There are no pending or, to the best knowledge of the Borrower, threatened, claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (i) any Title IV Plan or its assets, (ii) any fiduciary with respect thereto or (iii) any Loan Party or any of its respective Subsidiaries or any ERISA Affiliate with respect thereto. To the best knowledge of the Borrower, there are no pending or threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (i) any Multiemployer Plan or its assets, (ii) any fiduciary with respect thereto or (iii) any Loan Party or any of its respective Subsidiaries or any ERISA Affiliate with respect thereto.

          (f) Except as set forth on Schedule 4.9, no Loan Party nor any of its
                                     ------------
respective Subsidiaries nor any ERISA Afliliate has incurred or has any reasonable likelihood of incurring any Withdrawal Liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in any such liability).

          (g) Except as set forth on Schedule 4.9, within the last five years no
                                     ------------
Loan Party nor any of its respective Subsidiaries nor any ERISA Affiliate has engaged in a transaction which resulted in a Title IV Plan with Unfunded Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity.

          (h) Except as set forth on Schedule 4.9, no Plan which is a Welfare
                                     ------------
Benefit Plan provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment (except as may be required by Section 4980B of the Code and at the sole expense of the participant or the beneficiary of the participant) which would result in a liability in an amount which could have a Material Adverse Effect.

          (i) No Loan Party nor any of its respective Subsidiaries nor any ERISA Affiliate has any liability under any terminated "employee pension benefit plan", as defined in Section 3(2) of ERISA, of any related or unrelated entity, which termination would reasonably be expected to have a Material Adverse Effect.

     (j) The present value of the liability, if any, with respect to all unfunded Pension Plans of each Loan Party, each of its Subsidiaries and each ERISA Affiliate is reflected on the most recent audited financial statements delivered to the Lender pursuant to this Agreement.

          4.10. Liens. There are no Liens on any properties of any Loan Party or
                -----
any of its Subsidiaries other than those permitted by Section 7.1, The Liens
                                                      -----------
granted by the Loan Parties to the Lender pursuant to this Agreement, the Collateral Documents and the Confirmation Order, as applicable, are fully perfected first priority Liens in and to the Collateral (other than the Mortgaged Properties and Collateral located in any of the States set forth on
Schedule 3.2(a) hereto), subject only to Permitted Liens, and (a) upon recording
---------------

of the Mortgage Related Documents referred to in clause (f) of the definition thereof with the appropriate Governmental Authorities, will be fully perfected first priority Liens in and to the Mortgaged Properties, subject only to Permitted Mortgaged Property Liens, and (b) upon receipt of approvals from the public utility commission or comparable agency of each of the States set forth on Schedule 3.2(a), will be fully perfected first priority Liens in and to all
   --------------
of the Collateral located in such States. The only filings or recordings necessary to perfect the Liens granted by the Loan Parties to the Lender pursuant to the Collateral Documents are the financing statements and other documents listed on Schedule 4.10. As of the Execution Date, Schedule 7.1(m)
                    -------------                            ---------------
annexed hereto lists each financing statement or mortgage which has been filed against any Loan Party and each other Lien securing Indebtedness in excess of $10,000 (other than, in either case, the Liens securing the Obligations).

          4.11. No Burdensome Restrictions; No Defaults.
                ---------------------------------------

          (a) Neither the Borrower nor any of its Subsidiaries (i) is a party to any Contractual Obligation the compliance with which would reasonably be expected to have a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, will result in the creation of a Lien (other than a Lien granted pursuant to a Loan Document or otherwise permitted hereby) on the property or assets of any thereof or (ii) is subject to any charter or corporate restriction which would reasonably be expected to have a Material Adverse Effect.

          (b) (i) No Subsidiary of the Borrower on the Execution Date and (ii) neither the Borrower nor any of its Subsidiaries on the Effective Date, is in default under or with respect to any Contractual Obligation owed by it and, to the best knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary of a Loan Party, other than, in either case, those defaults which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

          (c) No Default or Event of Default has occurred and is continuing.

          (d) To the best knowledge of the Borrower, there is no Requirement of Law applicable to any Loan Party the compliance with which by such Loan Party would reasonably be expected to have a Material Adverse Effect.

          (e) No Subsidiary of the Borrower is subject to any Contractual Obligation restricting or limiting its ability to declare or make any dividend payment or other distribution on account of any shares of any class of its Stock or its ability to purchase, redeem, or otherwise acquire for value or make any payment in respect of any such shares or any shareholder rights, except pursuant to a Loan Document.

     4.12. No Other Ventures. No Loan Party and no Subsidiary of a Loan Party is
           -----------------
engaged in any joint venture or partnership with any other Person.

     4.13. Investment Company Act; Public Utility Holding Company Act.
           ----------------------------------------------------------
          (a) Neither the Borrower nor any of its Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Term Loan by the Lender, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Loan Documents will not result in a violation by the Borrower or any Subsidiary of the Borrower of any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

          (b) Neither the Borrower nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", as each such term is defined and used in the Public Utility Holding Act of 1935, as amended.

     4.14. Insurance. All policies of insurance of any kind or nature of any
           ---------
Loan Party or any of its respective Subsidiaries, including policies of fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by companies of the size and character of such Person and comply with the requirements of Section 6.4. No Loan Party nor
                                                -----------
any of its respective Subsidiaries has been refused insurance which it has not replaced on comparable terms for any material coverage which it had applied or had any policy of insurance terminated (other than at its request).

     4.15. Labor Matters.
           -------------

          (a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving any Loan Party or any of its respective Subsidiaries, other than those which in the aggregate would have no Material Adverse Effect.

          (b) There are no unfair labor practices, grievances or complaints pending, or, to the best knowledge of the Borrower, threatened against or involving any Loan Party or any of its respective Subsidiaries, nor are there any arbitrations or grievances threatened involving any Loan Party or any of its respective Subsidiaries, other than those which, in the aggregate, if resolved adversely to such Loan Party or such Subsidiary, would have no Material Adverse Effect.

          (c) Except as set forth on Schedule 4.15, there is no collective
                                     -------------
bargaining agreement covering any of the employees of the Borrower or Subsidiary of the Borrower.

     4.16. Use of Proceeds. The proceeds of the Term Loan are being used by the
           ---------------
Borrower solely as follows: (i) to refinance existing Indebtedness of the Borrower and its Subsidiaries, for the payment of related transaction costs, fees and expenses for the payment of interest on the Term Loan; and (ii) for general working capital and corporate purposes; provided, that, except as
                                                --------
specifically provided in Section 7.3, the proceeds of the Term Loan shall not be
                         -----------
directed or otherwise made available to any Subsidiary of the Borrower that is not a Subsidiary Guarantor.

     4.17. Environmental Matters. Except as disclosed on Schedule 4.17:
           ---------------------                         -------------

          (a) The operations and properties of each Loan Party and each of its respective Subsidiaries or tenants have been and are in compliance with all Environmental Laws other than such non-compliance the consequences of which could not result in the Loan Parties and their Subsidiaries incurring Environmental Liabilities and Costs in excess of $25,000 individually or $100,000 in the aggregate;

          (b) Each Loan Party and each of its Subsidiaries has obtained all environmental, health and safety Permits necessary for their operations, and all such Permits are in good standing and each Loan Party and each of its Subsidiaries are in compliance with the terms and conditions of such Permits other than any such failure to obtain or be in good standing or such non-compliance the consequences of which could not result in the Loan Parties and their Subsidiaries incurring Environmental Liabilities and Costs in excess of $25,000 individually or $100,000 in the aggregate;

          (c) No Loan Party nor any of its respective Subsidiaries currently or previously owned, operated or leased property or operations, is subject to any threatened or outstanding order from or agreement with any Governmental Authority or other Person or is subject to any judicial or docketed administrative proceeding respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Environmental Liabilities and Costs arising from a Release or threatened Release, other than those the consequences of which in the aggregate could not have a Material Adverse Effect;

          (d) No Loan Party nor any of its respective Subsidiaries is a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C.(S)6901 et seq., the regulations
                                                -- ---
thereunder or any state analog;

               (e) No Loan Party nor any of its respective Subsidiaries has filed or failed to file any notice required to be filed by it under any applicable Environmental Law reporting a Release unless neither such Release nor such failure to file would reasonably be expected to result in the Loan Party and its respective Subsidiaries incurring Enviromental Costs and Liabilities in excess of $25,000, individually or $100,000 in the aggregate;

          (f) There are no facts, circumstances or conditions arising out of, associated with or otherwise related to the operations of any Loan Party or any of its respective Subsidiaries, including any operations of or ownership of property by any Loan Party or any of its respective Subsidiaries, which could reasonably be expected to result in the Loan Parties and their respective Subsidiaries incurring Environmental Liabilities and Costs in excess of $50,000;

          (g) No Environmental Lien and no unrecorded Environmental Lien has attached to any property of any Loan Party or any of its respective Subsidiaries;

          (h) There is not now on, in or under the property owned, leased or operated by any Loan Party or any of its respective Subsidiaries any underground storage tanks over which any Loan Party or any of its Subsidiaries has control or surface impoundments containing hazardous materials;

          (i) To the best knowledge of the Borrower, there is not now on, in or under any property owned, operated or leased by any Loan Party or any of its respective Subsidiaries (i) any asbestos-containing material, or (ii) any polychlorinated biphenyls used in electrical or other equipment, in either case, as to which the Loan Party is not in compliance with Environmental Laws; and

          (j) Each Loan Party has provided to the Lender copies of all environmental or health or safety reports, including audits, assessments, investigations, monitoring results, UST reports and asbestos surveys relating to the operations or property of such Loan Party or any of its Subsidiaries to the extent such reports are in the possession, custody or control of such Loan Party or any of its Subsidiaries.

     4.18. Intellectual Property. Each Loan Party and each of its Subsidiaries
           ---------------------
owns or licenses or otherwise has the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights (including all Intellectual Property Collateral as defined in the Intellectual Property Security Agreements) that are necessary for the operations of its businesses, without known infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of concession or other merchandise of any Loan Party or any of its Subsidiaries. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened. Except as set forth on Schedule 4.18
                                                           ----------
hereto, there is no claim or action by any such other Person pending or, to the knowledge of any Responsible Officer of the Borrower or any Subsidiary of the Borrower, threatened against any Loan Party or any Subsidiary of any Loan Party with respect to any of the rights or property referred to in this Section 4.18.
                                                                  ------------
     4.19. Title; Real Property.
           --------------------

          (a) Each Loan Party and each of its respective Subsidiaries owns fee simple absolute title to all of the Real Property Assets purported to be owned by such Loan Party or Subsidiary, which Real Property Assets are described in
Schedule 4,19(a), and good title to, or valid leasehold interests in, all other
----------------
properties and assets purported to be owned by such Loan

Party or Subsidiary, and all property reflected in the most recent Financial Statements delivered by the Borrower (other than those properties or assets sold thereafter (if sold on or prior to the Execution Date) in the ordinary course of business, and none of the properties and assets of any Loan Party or any of its Subsidiaries, including any Real Property Asset, is subject to any Liens, except for Liens granted to the Lender pursuant to the Loan Documents and Permitted Liens. Each Loan Party and each of its Subsidiaries has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions, necessary to establish, protect and perfect such Loan Party's or Subsidiary's right, title and interest in and to all such property except, with respect to any properties (other than any Mortgaged Properties), for any documents which the failure to receive or actions which the failure to take could not individually or in the aggregate have a Material Adverse Effect. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

          (b) Each Real Property Asset owned by any Loan Party or any Subsidiary, of any Loan Party together with the name of the owner of record thereof, an accurate street address, and a description of the use of such real property, are set forth on Schedule 4.19(a) hereto. Each of the leases with
                           ----------------
respect to all Mortgaged Properties leased by any Loan Party or any of its Subsidiaries (whether by lease, sublease or assignment and whether such Loan Party or Subsidiary is landlord or tenant (whether directly or as an assignee or successor in interest)) is valid and enforceable, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and to general principles of equity, in accordance with its terms and is, to the best of such Loan Party's knowledge, in full force and effect. The Borrower has delivered to the Lender true and complete copies of each of such leases, leases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) and affecting the rights or obligations of any Loan Party or any of its Subsidiaries which is a party thereto, including any non-disturbance and recognition agreements, subordination agreements, attornment agreements and agreements regarding the term or rental of any of the leases. No default or other event has occurred and is continuing or condition exists under any lease beyond the end of any grace period provided therefor in such lease the effect of which event is (x) if such event constitutes a default in payment (other than with respect to payment of common area maintenance charges), to terminate, or to permit the landlord to terminate, such lease or (y) if such event constitutes any event other than such a payment default, to terminate, or to permit the landlord to terminate (in circumstances where such landlord is likely to terminate), such lease, except for any such leases, the termination of which could not individually or in the aggregate have a Material Adverse Effect.

          (c) No Loan Party nor any of its Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by such Loan Party or Subsidiary.

          (d) All components of all improvements included within any Real Property Asset owned or Mortgaged Property leased by any Loan Party or any of its Subsidiaries (hereinafter collectively referred to as the "Improvements"),
                                                               ------------
including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, (i) in the case of any owned Real Property Asset, are or (ii) in the case of any leased Mortgaged Property, (x) to the extent required to be maintained, repaired or replaced under the related lease, are or (y) to the extent not so required to be maintained, repaired or replaced, to the best of the Borrower's knowledge, are, in each case, in good working order and repair except, in the case of any owned Real Property Asset not constituting a Mortgaged Property, as could not, individually or in the aggregate for all such Real Property Assets, have a Material Adverse Effect. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems currently serving the real property owned or leased by any Loan Party or any of its Subsidiaries are installed and operating and are sufficient to enable the real property owned or leased by such Loan Party or Subsidiary to continue to be used and operated in the manner currently being used and operated, and no Loan Party nor any of its Subsidiaries has any knowledge of any factor or condition that could result in the termination or material impairment of the furnishing thereof. No Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other Improvement that is not both included in the real property owned or leased by any Loan Party or any of its Subsidiaries and, if such Improvement or portion thereof is subject to a Mortgage, subject to such Mortgage.

          (e) All material Permits required to have been issued to the Borrower to enable all real property owned or leased by any Loan Party or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

          (f) As of the date hereof, and continuing thereafter except to the extent any Loan Party or Subsidiary thereof provides notice to the contrary, no Loan Party nor any of its Subsidiaries has received any notice, or has any knowledge, of any material pending, threatened or contemplated condemnation proceeding affecting any real property owned or leased by any Loan Party or any of its Subsidiaries or any part thereof or any proposed termination or impairment of any parking at any such owned or leased real property or of any sale or other disposition of any such owned or leased real property or any part thereof in lieu of condemnation.

          (g) No portion of any real property owned or leased by any Loan Party or any of its Subsidiaries has suffered any damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition. Except as disclosed on Schedule 4.19(g), no portion of any
                                           ----------------
real property owned or leased by the Borrower or any of its Subsidiaries is a Flood Hazard Property which is not insured as to flood hazards.

          (h) Schedule 4.19(h) sets forth with respect to all Real Property
              ----------------
Assets, (i) the amount of existing Indebtedness (other than the Obligations) secured by a Lien on each property, (ii) the current monthly payment of interest and principal in respect of such Indebtedness, and (iii) the current interest payable in respect of such Indebtedness.

          (i) With respect to each Mortgaged Property, any consents from any holders of any Indebtedness secured by such Mortgaged Property that are required to permit the Lender to acquire and hold a valid and perfected first priority security interest therein have been obtained and such consents are in full force and effect.

          (j) Except as set forth on Schedule 4.19(i):
                                     ----------------

              (i) no structure owned or leased by any Loan Party or any of its Subsidiaries fails to conform in any material respect with applicable ordinances, regulations, zoning laws and restrictive covenants nor encroaches upon real property of others, nor is any such real property encroached upon by structures of others in any case in any manner that would have or would be reasonably likely to have a Material Adverse
     Effect;

              (ii) no charges or violations have been filed, served, made or threatened against any Loan Party or, to the knowledge of the Borrower, any other Person, against or relating to any such property or structure or any of the operations conducted at any such property or structure, as a result of any violation or alleged violation of any applicable ordinances, requirements, regulations, zoning laws or restrictive covenants or as a result of any encroachment on the property of others where the effect of same would have or would be reasonably likely to have a Material Adverse Effect;

              (iii) other than pursuant to applicable laws, rules, regulations or ordinances, covenants that run with the land or provisions in the applicable leases, there exists no restriction on the use, transfer or mortgaging of any such property;

              (iv) each Loan Party and each of its Subsidiaries has adequate rights of ingress to and egress from any such property used by it for the operations conducted thereon and, in the case of colocation spaces, as customary for similarly situated Persons; and

              (v) there are no developments affecting any of the real property or interests of any Loan Party therein pending or, to the best knowledge of the Borrower, threatened which might reasonably be expected to curtail or interfere in any material respect with the use of such property for the purposes for which it is now used.

          4.20. Certain Indebtedness. Schedule 4.20 separately identifies all
                --------------------  -------------
Indebtedness (and the unpaid principal amount thereof as of the Execution Date) of each Loan Party and each Subsidiary of a Loan Party that is not a Loan Party which is either (i) for borrowed money, (ii) incurred outside of the ordinary course of the business or in a manner and to the extent not consistent with past practice, or (iii) material to the financial condition, business, operations or prospects of such Loan Party or such Subsidiary (or will be material to the financial condition, business, operations or prospects of such Loan Party, the Borrower or such Subsidiary), $150,000 being hereby deemed material for purposes of this Section 4.20.
        ------------

         4.21. Solvency. Both before and after giving effect to (a) the Term
               --------
Loan to be made or extended on the Effective Date, (b) the disbursement of the proceeds of the Term Loan pursuant to the instructions of the Borrower, (c) the payment and accrual of all transaction costs in connection with the foregoing and (d) the effectiveness of the Bankruptcy Plan, (i) the Borrower and (ii) each Subsidiary of the Borrower, taken as one enterprise, is Solvent.

          4.22. ADA Compliance. Each Loan Party has made all modifications or
                --------------
provided all accommodations which are required to be made or provided by such Loan Party to each Mortgaged Property pursuant to the ADA, except where noncompliance with such requirements could not have a Material Adverse Effect. No Loan Party has received any notice or complaint regarding any noncompliance with the ADA of any of the Mortgaged Properties or of any Loan Party's employment practices and, to the best knowledge of the Borrower, there has been no threatened litigation alleging any such noncompliance except where noncompliance with such requirements could not have a Material Adverse Effect.

          4.23. Financial Accounts. Schedule 4.23 hereto sets forth a list of
                ------------------  -------------
all bank accounts, securities accounts and investment accounts of any Loan
Party.

          4.24. Material Agreements. Schedule 4.24 hereto sets forth as of the
                -------------------  -------------
Execution Date a list of each Contractual Obligation (other than the Loan Documents) to which any Loan Party or any Subsidiary thereof is a party or by which any of such persons is bound that constitutes a contract that would be required to be filed as an exhibit to an Exchange Act form filed on the Execution Date pursuant to paragraph 10 of Item 601 of Regulation S-K under the Exchange Act, and all amendments, modifications and supplements to each of the foregoing. No Loan Party or any Subsidiary thereof is in default or breach (after the expiration of any applicable grace period), or will, after giving effect to the transactions contemplated hereby, be in default or breach of any such Contractual Obligation.

                                   ARTICLE V

                              REPORTING COVENANTS

          As long as any of the Obligations remain outstanding, unless the Lender otherwise consents in writing, the Borrower agrees with the Lender that:

          5.1. Financial Statements. The Borrower shall furnish to the Lender
               --------------------
the following Financial Statements:

               (a) (i) within thirty (30) days after the end of each fiscal month (other than any month which is the end of a Fiscal Quarter or Fiscal Year) with respect to which the Borrower has prepared a Monthly Financial Report, a Monthly Financial Report or (ii) within thirty (30) days after the end of each fiscal month (other than any month which is the end of a Fiscal Quarter or Fiscal Year) with respect to which the Borrower has not prepared a Monthly Financial Report, a report, setting forth financial information regarding the Borrower and its Subsidiaries, certified by the Chief Financial Officer of the Borrower, consisting of a summary of the outstanding balance of (A) cash accounts, (B) accounts receivable and (C) accounts payable as of the last day of that fiscal month;

               (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and consolidated statements of operations and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all prepared in conformity with GAAP and certified by the Chief Financial Officer or Treasurer of the Borrower. Such financial information shall be accompanied by a certificate (each, a "Compliance Certificate") including (i) a statement by such Chief
          ----------------------
Financial Officer that such financial information presents fairly in all material respects in conformity with GAAP (subject to normal year-end adjustments and footnotes) the financial position, results of operations and statements of cash flows of the Borrower and its Subsidiaries, on a consolidated basis, as at the end of such Fiscal Quarter and for the period then ended, (ii) a certificate of said officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action the Borrower proposes to take with respect thereto, and (iii) at any time when the Borrower is not required to file quarterly reports on Form 10-Q, a written discussion and analysis by the management of the Borrower of the financial statements furnished in respect of such Fiscal Quarter;

          (c) as soon as available and in any event within 90 days after the end of each Fiscal Year, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such year and consolidated statements of operations and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, as fairly presenting, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated, and the results of their operations and cash flows for the periods indicated, and, from and including Fiscal Year 2003, without qualification as to the scope of the audit or as to the Borrower and its Subsidiaries being a going concern, in each case by Ernst & Young or other "Big Four" or nationally recognized independent public accountants reasonably acceptable to the Lender, together with (i) to the extent not prohibited by American Institute of Certified Public Accountants professionals standards or such auditor's United States firm-wide policy or practice, any letter from such accounting firm relating to the absence or existence of any material weakness in the Borrower's system of internal controls and (ii) at any time when the Borrower is not required to file annual reports on Form 10-K, a written discussion and analysis by the management of the Borrower of the financial statements furnished in respect of such Fiscal Year;

          (d) promptly, from time to time, such other information regarding the operations, including information regarding specific lines of business of the Borrower or any of its Subsidiaries, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of any Loan Document, as the Lender may reasonably request; and

          (e) promptly, from time to time, such other information regarding any Loan Party as the Lender may reasonably request, including, any or all regulatory filings of any Loan Party.

     5.2. Default or Material Adverse Change Notices. As soon as practicable,
          ------------------------------------------
and in any event within five (5) Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect or which could reasonably be expected to cause or result in a Default or Event of Default, the Borrower shall give the Lender telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonicahy, shall be promptly confirmed in writing on the next Business Day.

     5.3. Asset Sales. Prior to any asset sale by the Borrower or any of its
          -----------
Subsidiaries and involving the disposition of any Collateral or other assets anticipated to generate in excess of $500,000 (or its equivalent) in proceeds, the Borrower shall send the Lender a notice (a) describing the assets being sold or the nature and material terms and conditions of such transaction and (b) stating the estimated proceeds anticipated to be received by the Borrower or any of its Subsidiaries.

     5.4. ERISA Matters. The Borrower shall furnish the Lender:
          -------------

          (a) (i) promptly and in any event within 30 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, and (ii) promptly and in any event within 10 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Qualified Plan, a written statement of the Chief Financial Officer or other appropriate officer of the Borrower describing such ERISA Event or waiver request and the action, if any, which the Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto;

          (b) promptly and in any event within 30 days after the adoption thereof, notice of (i) any amendment to a Title IV Plan which results in an increase in benefits or the adoption of any new Title IV Plan, and (ii) any amendment to a, or adoption of a new, Welfare Benefit Plan, which results in new or increased benefits for retirees, their spouses or their beneficiaries, other than continuation coverage provided pursuant to Section 4980B of the Code;

          (c) promptly and in any event after receipt of written notice of commencement thereof, notice of any action, suit or proceeding before any Governmental Authority or arbitrator affecting the Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Title IV Plan, Multiemployer Plan, except those which in the aggregate, if adversely determined, could not have a Material Adverse Effect;

          (d) promptly and in any event within 10 days after receipt thereof by the Borrower, any of its Subsidiaries or any ERISA Affiliate, a copy of each notice from the PBGC, received by the Borrower, any of its Subsidiaries or any ERISA Affiliate of the PBGC's intention to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan;

          (e) simultaneously with the date that the Borrower, any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan under a distress termination within the meaning of Section 4041(c) of ERISA, a copy of each such notice; and

          (f) simultaneously with the date that the Borrower, any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

     5.5.  Litigation. Promptly after a Responsible Officer of the Borrower
           ----------
obtains knowledge thereof, the Borrower shall give the Lender written notice of the commencement of any action, suit or proceeding before any domestic or foreign Governmental Authority or arbitrator, against or affecting the Borrower or any of its Subsidiaries, (i) which is brought by or on behalf of any Governmental Authority or in which injunctive or other equitable relief is sought or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination and which, if adversely determined, would (A) reasonably be expected to result in liability of the Borrower or any of its Subsidiaries in an aggregate amount of $100,000 or more, not reimbursable by insurance, or (B) materially impair the right of any Loan Party to perform its obligations under this Agreement or any other Loan Document to which it is a party.

     5.6.  SEC Filings: Press Releases. Promptly after the receipt, sending or
           ---------------------------
filing thereof, the Borrower shall send the Lender (a) copies of all reports which any Loan Party sends to its security holders generally, and copies of all reports and registration statements which any Loan Party or any Subsidiary of any Loan Party files with the Securities and Exchange Commission or any national securities exchange or the National Association of Securities Dealers, Inc. and
(b) copies of all press releases and other statements made available by any Loan Party to the public generally concerning material changes or developments in the business of such Loan Party.

     5.7.  Labor Relations. Promptly after becoming aware of the same, the
           ---------------
Borrower shall give the Lender written notice of (a) any material labor dispute to which the Borrower or any of its Subsidiaries is or becomes a party, including any strikes, lockouts or other labor disputes relating to such Person's facilities, and (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any facility of such Person.

     5.8.  Tax Returns. Upon the request of the Lender, the Borrower will
           -----------
provide copies of all federal, state, local and foreign tax returns and reports filed by the Borrower or any of its Subsidiaries in respect of taxes measured by income or net worth or capital (excluding sales, use and like taxes).

     5.9.  Insurance. As soon as is practicable and in any event within 15 days
           ---------
of request, the Borrower will furnish the Lender with (i) a certificate of insurance or other report in form and substance satisfactory to the Lender outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries, the duration of such coverage, the amounts and risks covered and the related deductible amounts and otherwise indicating compliance of such insurance with the requirements of Section 6.4 and
                                                                 -----------
(ii) an insurance broker's statement that all premiums then due and payable with respect to such coverage have been paid.

     5.10. Environmental Matters. The Borrower shall provide the Lender promptly
           ---------------------
and in any event within 10 days of the Borrower or any of its Subsidiaries learning of any of the following, written notice of any of the following:

          (a) any Loan Party or any of its Subsidiaries is or is likely to be liable to any Person as a result of a Release or threatened Release which could reasonably be expected to subject such Loan Party or Subsidiary to Environmental Liabilities and Costs of $50,000 or more or when combined with other outstanding liabilities could reasonably be expected to subject such

Loan Party or any of its Subsidiaries to Environmental Liabilities and Costs in excess of $250,000;

               (b) the receipt by any Loan Party or any of its Subsidiaries of notification that any real or personal property of such Loan Party or Subsidiary is subject to any Environmental Lien;

               (c) the receipt by any Loan Party or any of its Subsidiaries of any notice of violation of, or knowledge by such Loan Party or Subsidiary that there exists a condition which could reasonably be expected to result in a violation by such Loan Party or Subsidiary of, any Environmental Law, except for violations the consequence of which in the aggregate could not reasonably be expected to result in the Loan Parties collectively incurring Environmental Liabilities and Costs of $50,000 or more;

               (d) the commencement of any judicial or administrative proceeding or investigation alleging a violation or liability of any Loan Party under any Environmental Law, other than those the consequences of which in the aggregate could have no reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs of $50,000 or more;

               (e) any proposed acquisition of stock, assets or real estate, or any proposed leasing of any property, or any other action by any Loan Party or any of its Subsidiaries other than those the consequences of which in the aggregate have or would have in the reasonable judgment of the Borrower no likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs of $50,000 or more; and

               (f) any proposed action taken by any Loan Party or any of its Subsidiaries that require the Loan Parties to (i) obtain additional environmental, health or safety Permits that collectively require the expenditure of $50,000 or more or (ii) become subject to additional Environmental Liabilities and Costs of $50,000 or more; and

               (g) upon written request by the Lender, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Agreement, other than those which in the aggregate have in the reasonable judgment of the Borrower no likelihood of subjecting the Loan Parties to Environmental Liabilities and Costs of $50,000 or more.

         5.11. Board of Directors. The Borrower shall, with reasonable
               ------------------
promptness, provide written notice of any change in the Board of Directors of the Borrower.

         5.12. New Subsidiaries. The Borrower shall, promptly upon any Person
               ----------------
becoming a Subsidiary of the Borrower, provide a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of the Borrower and (b) all of the data required to be set forth in
Schedule 4.8(a) and Schedule 4.8(b) with respect to all Subsidiaries of the
---------------     ---------------
Borrower, which written notice shall be deemed to supplement Schedule 4.8(a) and
                                                             ---------------
Schedule 4.8(b) for all purposes of this Agreement.
---------------

          5.13. Compliance With the ADA. The Borrower shall promptly provide the
                -----------------------
Lender with copies of all claims which are received by the Borrower made by any individual, entity or governmental agency as to any alleged material noncompliance of any Real Property Asset with the requirements of the ADA.

          5.14. Defaults. Immediately upon any Responsible Officer of the
                --------
Borrower becoming aware thereof, the Borrower shall provide written notice to the Lender of the breach beyond any applicable grace period by any party of any Contractual Obligation of the Borrower or any of its Subsidiaries that is material to the business of the Borrower and its Subsidiaries taken as one enterprise.

          5.15. Other Information. The Borrower will provide the Lender with
                -----------------
such other information respecting the business, properties, condition, financial or otherwise, or operations of the Borrower or any of its Subsidiaries as the Lender reasonably may request from time to time.

          5.16. No Implied Consent. No provision herein requiring the
                ------------------
notification of, or delivery of documents to, the Lender in respect of any transaction shall constitute, or be deemed to constitute, a consent to, or authorize, or be deemed to authorize, any transaction otherwise prohibited by this Agreement.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

               As long as the Obligations remain outstanding, unless the Lender otherwise consents in writing, the Borrower agrees with the Lender that:

          6.1.  Compliance with Laws, Etc. The Borrower shall, and shall cause
                -------------------------
each of its Subsidiaries to, comply with all applicable Requirements of Law and Permits except for any Requirements of Law or Permits non-compliance with which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

          6.2.  Conduct of Business. The Borrower shall (a) conduct, and shall
                -------------------
cause each of its Subsidiaries to conduct, its business in the ordinary course and consistent with past practice, (b) use, and cause each of its Subsidiaries to use, its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the advertisers, suppliers and others having business relations with the Borrower or any of its Subsidiaries, (c) preserve, and cause each of its Subsidiaries to preserve, all registered patents, trademarks, trade names, trade secrets, know-how, copyrights and service marks material to the conduct of the business of the Borrower and its Subsidiaries taken as one enterprise, and (d) perform and observe, and cause each of its Subsidiaries to perform and observe, all the terms, covenants and conditions required to be performed and observed by it under its Contractual Obligations (including pay all rent and other charges payable, and perform any repairs required to be performed, under any lease and all Indebtedness and other obligations as the same become due), and do, and cause its Subsidiaries to do, all things necessary to preserve and to keep unimpaired its rights under such Contractual Obligations except for any Contractual Obligations non-performance or observance of which could not individually or in the aggregate have a Material Adverse Effect.

          6.3. Payment of Taxes, Etc. The Borrower shall pay and discharge, and
               ---------------------
shall cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings and with respect to which adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary in conformity with GAAP.

          6.4. Maintenance of Insurance.
               ------------------------

               (a) The Borrower shall, at its expense, keep the Collateral insured against loss or damage by fire, theft, explosion, fraud, sprinklers and all other hazards and risks, and in such amounts, as are in accordance with normal industry practice. The Borrower also shall maintain public liability, product liability and property damage insurance relating to the Borrower's ownership and use of the Collateral.

               (b) The Borrower shall, at its expense, obtain and maintain (i) insurance of the type reasonably necessary to insure the Improvements (as defined in the Mortgages), for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as the Lender may require, but in any event in amounts sufficient to prevent the Borrower from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages commonly insured under a commercial general liability policy on, about, or relating to each of the Mortgaged Properties, in an amount of not less than $5,000,000; (iii) business interruption insurance covering annual receipts (net of the amount of expenses not payable or accruing during the interruption) for a 12 month period for each of the Mortgaged Properties; and (iv) insurance for such other risks as the Lender may reasonably require. Replacement costs, at the Lender's option, may be redetermined by an insurance appraiser, reasonably satisfactory to the Lender, not more frequently than once every 12 months at the cost of the Borrower.

               (c) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to the Lender. All insurance required herein shall be written by companies which are authorized to do insurance business in each of the states in which any Mortgaged Properties are located. All hazard insurance and such other insurance as the Lender shall specify shall contain a mortgagee endorsement satisfactory to the Lender, showing the Lender as sole loss payee thereof and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.4 shall
                                                             -----------
contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to the Lender and that any loss payable thereunder shall be payable to the Lender notwithstanding any act or negligence of the Borrower which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Mortgaged Properties for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by the Lender pursuant to the Collateral Documents upon the occurrence of an Event of Default, or (iii) any change in title or ownership of the Mortgaged Properties. The Borrower shall deliver to the Lender copies of such policies of insurance and evidence of the payment of all premiums therefor certified as complete by an Authorized Officer. All liability insurance shall contain the Lender as a named insured.

               (d) Original policies or certificates thereof satisfactory to the Lender evidencing such insurance shall be delivered to the Lender at least 30 days prior to the expiration of the existing or preceding policies. The Borrower shall give the Lender prompt notice of any loss covered by such insurance and, upon the occurrence and during the continuance of an Event of Default, the Lender shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to the Borrower whatsoever in respect of such adjustments. Any Loan Party shall cause any monies received by such Loan Party as payment for any loss under any insurance policy, including the insurance policies mentioned above, to be paid over to the Lender to be disbursed (if no Event of Default has occurred or is continuing) to the Borrower under stage payment terms satisfactory to the Lender for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

               (e) The Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.4, unless the Lender is included thereon as
                      -----------
named insured with the loss payable to the Lender, under a mortgagee endorsement satisfactory to the Lender, or its local equivalent. The Borrower immediately shall notify the Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals or certificates of such policies immediately shall be provided to the Lender.

          6.5. Preservation of Corporate Existence, Etc. The Borrower shall, and
               ----------------------------------------
shall cause each of its Subsidiary Guarantors to, preserve and maintain its corporate existence and, except to the extent that the failure to preserve such rights and franchises would not reasonably be expected to have a Material Adverse Effect, its rights (charter and statutory) and franchises.

          6.6. Access. The Borrower shall, and shall cause each of its
               ------
Subsidiaries to, from time to time as the Lender may request, but not more frequently than annually so long as no Default or Event of Default has occurred and is continuing, permit the Lender, or any agents or representatives thereof, within two Business Days after written notification of the same (other than during the continuance of an Event of Default, in which case no such notice shall be required), during normal business hours, to (a) examine and audit and make copies of and abstracts from the records and books of account of the Borrower and each of its Subsidiaries, (b) visit the properties of the Borrower and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with any of their respective officers or directors, (d) communicate directly with the Borrower's independent certified public accountants (provided the Borrower shall have received at least 24 hours notice thereof and the opportunity to participate) and (e) take such action as the Lender deems necessary or desirable to review compliance by the Borrower with the terms and conditions of the Loan Documents. The Borrower shall authorize its independent certified public accountants to disclose to the Lender any and all financial statements in respect of the Borrower, as the Lender reasonably requests, and which such accountants may have with respect to the financial condition or results of operations of the Borrower or any of its Subsidiaries; provided, that
                                                                  --------
any customer or proprietary business information may not be disclosed.

         6.7.  Keeping of Books. The Borrower shall, and shall cause each of its
               ----------------
Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each of its Subsidiaries.

         6.8.  Real Property Matters.
               ---------------------

               (a) From and after the Effective Date, unless waived by the Lender in writing, in the event that the Borrower or any Subsidiary of the Borrower acquires any owned Real Property Asset or material leased Real Property Asset or at the time any Person becomes a Subsidiary of the Borrower, such Person owns any Real Property Asset or leases any material Real Property Asset, the Borrower shall, or shall cause such Subsidiary to, at least thirty (30) days prior to the date on which such Real Property Asset is acquired or such Person becomes a Subsidiary, notify the Lender of that fact and, on or prior to such date, deliver to the Lender, a duly executed and acknowledged Mortgage with respect to such Real Property Asset, together with (i) each of the Mortgage Related Documents with respect to such Additional Mortgaged Property; and (ii) evidence that counterparts of such Mortgage have been recorded in all places to the extent necessary or desirable, in the judgment of the Lender, to create a valid and perfected first priority security interest in the property described therein in favor of the Lender (or in favor of such other trustee as may be required or desired under local law); provided, that to the extent clauses (i)
                                      --------
and (ii) apply to Real Property Assets in any state with mortgage taxes, it is hereby agreed that the taxable value of any such Real Property Assets will exceed the fair market value of such Real Property Asset to the extent the applicable jurisdiction allows an apportionment of such taxable value, and to the extent such apportionment of value is not allowed in the applicable jurisdiction, the parties hereby agree to use reasonable efforts to reduce such mortgage taxes.

               (b) If required by any Governmental Authority or under any Requirements of Law, the Borrower shall, and shall cause each of its Subsidiaries to, permit an independent real estate appraiser satisfactory to the Lender, upon reasonable notice, to visit and inspect any Mortgaged Property for the purpose of preparing an appraisal of such Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by the Lender in its discretion).

               (c) At least twenty (20) days prior to the making by the Borrower or any Subsidiary of the Borrower of any sale or disposition of any assets of the Borrower or such Subsidiary encumbered by a Lien arising under any Collateral Document, the Borrower shall, to the extent necessary to effect such sale or disposition of assets, request that the Lender execute and deliver to the Borrower such releases (including amendments to the UCC-1 financing statements that have been filed or recorded in connection with such Collateral Document) releasing any Liens on the assets being sold pursuant to such sale or disposition of assets that were granted in favor of the Lender pursuant to such Collateral Document. Upon receiving any such request, the Lender shall, at the Borrower's expense, execute and deliver to the Borrower such releases, in recordable form, on the date of such sale or disposition of assets; provided
                                                                    --------
that,
at the time of the Lender's execution and delivery to the Borrower of such releases, no Default or Event of Default shall have occurred and be continuing or shall be caused thereby.

               (d) Upon the request of the Lender, the Borrower shall provide the Lender with a copy of each lease of real property to which the Borrower or any Subsidiary of the Borrower is then a party, whether as lessor or lessee. The Borrower shall, and shall cause each of its Subsidiaries to, (i) comply (no later than the expiration of any applicable grace period provided therefor in the lease) with all of its obligations under all leases now or hereafter held by it with respect to real property, to the extent the effect of any non-compliance is (x) as to any non-compliance constituting a default in payment (other than with respect to payment of common area maintenance charges), to terminate, or to permit the landlord to terminate, such lease, or (y) as to any other non-compliance, to terminate, or to permit the landlord to terminate (in circumstances where such landlord is likely to terminate), such lease except for any such non-compliance (whether monetary or non-monetary) which individually or in the aggregate for all such leases would not reasonably be expected to have a Material Adverse Effect; (iii) not modify, amend, cancel, extend or otherwise change in any materially adverse manner any of the terms, covenants or conditions of any leases referred to in clause (i) (excluding any exercise of any right of renewal or extension pursuant to the terms of such lease as in effect on the Effective Date or, if later, the date of execution and delivery of such lease); (iv) not assign or terminate or sublet any lease if such assignment or termination or sublet could have a Material Adverse Effect; (v) provide the Lender with a copy of each notice of default under any material lease referred to in clause (i) received by the Borrower or any Subsidiary of the Borrower promptly following receipt thereof and deliver to the Lender a copy of each notice of default sent by the Borrower or any Subsidiary of the Borrower under any such lease simultaneously with its delivery of such notice under such lease; and (vi) provide the Lender with a copy of any notice to the landlord of the Borrower's or any Subsidiary of the Borrower's intention either to renew or extend or to not renew or extend any lease material to the business of the Loan Parties, taken as a whole, referred to in clause (i).

         6.9.  Maintenance of Properties, Etc. The Borrower shall, and shall
               ------------------------------
cause each of its Subsidiaries to, maintain and preserve (a) all of its properties which are necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted and (b) all rights, permits, licenses, approvals and privileges (including all Permits) which are necessary in or material to the conduct of the business of the Borrower and its Subsidiaries taken as one enterprise.

         6.10. Performance and Comuliance with Other Covenants. The Borrower
               -----------------------------------------------
shall, and shall cause each of its Subsidiaries to perform and comply with each Contractual Obligation to which the Borrower or any of its Subsidiaries is a party (no later than the expiration of any applicable grace period) to the extent that failure to do so would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.11. Application of Proceeds. The Borrower shall cause the entire
               -----------------------
amount of the proceeds of the Term Loan to be used as specified in Section 4.16.
                                                                   ------------

         6.12.  Fiscal Year. The Borrower shall, and shall cause each of its
                -----------
Subsidiaries to, maintain, as its Fiscal Year the twelve month period ending on December 31 of each year unless the Borrower gives the Lender 30 days prior written notice thereof.

         6.13.  Environmental. The Borrower shall, and shall cause each of its
                -------------

Subsidiaries to, comply with all Environmental Laws applicable to the operations or properties of the Borrower or such Subsidiary. The Borrower shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release by a Loan Party or other event that could result in the Borrower or any of its Subsidiaries incurring Environmental Liabilities and Costs in excess of $100,000, conduct or pay for consultants to conduct tests, investigations or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions, and shall take such remedial, investigational or other action as required by Environmental Laws, as any Governmental Authority or the Lender requires or as is appropriate and consistent with good business practice to correct or otherwise address the condition. The Borrower shall at all times maintain an asbestos operation and maintenance ("O&M") program, which has been developed by
                                     ---
a licensed asbestos professional, at each property of the Borrower at which there is located asbestos-containing materials ("ACM") or materials that are
                                                 ---
presumed to be ACM, as defined in 29 C.F.R. Section 191O.1001, which O&M program at a minimum shall be consistent with guidelines established by the United States Environmental Protection Agency and any guidelines established by the state in which the property is located.

         6.14.  Bank Accounts.
                -------------

                (a) The Borrower shall, and shall cause each of its Subsidiaries to, maintain any cash or Cash Equivalents (within the meaning of clause (b) of the definition thereof) only in (i) a Qualified Account, (ii) a Securities Account or (iii) the Reserve Account.

                (b) The Borrower shall, and shall cause each of its Subsidiaries to, at all times have in effect for all Qualified Accounts and Securities Accounts maintained by the Borrower or such Subsidiary and any other bank account maintained by the Borrower or such Subsidiary (except the Reserve Account), a cash management system, such system to be pursuant to such agreements and other documents as shall be in form and substance reasonably satisfactory to the Lender.

          6.15. ADA Compliance. The Borrower shall, and shall cause each of its
                --------------
Subsidiaries to, observe and comply in all material respects with all obligations and requirements of the ADA as it applies to any Real Property Asset, which shall include (to the extent required by the ADA), (i) installing or constructing all improvements or alterations which may be necessary to cause such Real Property Asset to be accessible to all persons if the use of any of such Real Property Asset or any part thereof becomes a "public accommodation," as defined in the ADA, and (ii) making any reasonable accommodations which may be necessary to accommodate the needs or requirements of any existing or future employee of any Loan Party or any Subsidiary thereof.

          6.16. Additional Collateral. The Borrower acknowledges that it is its
                ---------------------
intention to provide the Lender with a Lien on substantially all the property of the Borrower and its Subsidiary Guarantors, whether now owned or hereafter acquired (other than as agreed to in writing by the Lender), subject only to Permitted Liens. Without limitation of Sections 6.8 hereof, the Borrower shall from time to time promptly notify the
------------
Lender of the acquisition by the Borrower or any of its Subsidiaries of any material property in which the Lender does not then hold a perfected Lien (other than as agreed to in writing by the Lender), or the creation or existence of any such property, and, whether or not the Borrower has so notified the Lender thereof, the Borrower shall, upon request by the Lender, promptly execute and deliver to the Lender or cause to be executed and delivered to the Lender pledge agreements, security agreements, mortgages or other like agreements with respect to such property, together with such other documents, certificates, opinions of counsel and the like as the Lender shall reasonably request in connection therewith, in form and substance satisfactory to the Lender, such that the Lender shall receive valid and perfected Liens (subject only to Permitted Liens) on all such property (including property which, on the Effective Date, is not subject to a Lien in favor of the Lender).



     6.17. Subsidiary Guaranty Approvals. The Borrower shall, or shall cause its
           -----------------------------
domestic Subsidiary Guarantors, as applicable, to make all appropriate filings, promptly following the Execution Date, and in any event prior to the Effective Date, with the public utility commission or comparable agency of each of the States set forth on Schedule 3.2(a) as necessary to obtain the approval, in such
                    ---------------
State, of each of the Subsidiary Guaranties and the Liens created by the Collateral Documents in the Collateral. The Borrower shall use its best efforts, and shall cause its domestic Subsidiary Guarantors, as applicable, to use their best efforts, with respect to each such State set forth on Schedule 3.2(a), to
                                                           ---------------
obtain all such approvals as promptly as practicable after the Effective Date and shall take all such actions in such States as may be necessary to obtain such approvals as promptly as practicable after the Effective Date

     6.18. BlueStar Dissolution. To the extent it can do so without jeopardizing
           --------------------
or losing future tax benefits based on losses generated by, or investment by the Borrower and its Affiliates in, BlueStar Communications Group, Inc., a Delaware corporation, and all of its subsidiaries (collectively, the "BlueStar Group"),
                                                             --------------
the Borrower shall, promptly upon the liquidation of the assets of the BlueStar Group by the assignee for the benefit of creditors thereof, formally dissolve each member of the BlueStar Group.

     6.19. Canadian Accounts. The Borrower shall, and shall cause each other
           -----------------
Loan Party and its other Subsidiaries to, (i) permit only funds received from credit card payments that are required to be deposited in accounts in Canada to be deposited at any time in any of the Canadian Accounts, (ii) sweep all funds in the Canadian Accounts into a Qualified Account in the United States no less frequently than once per month, (iii) not permit any average monthly balance of all of the Canadian Accounts to exceed $300,000 in the aggregate and (iv) provide the Lender a copy of each monthly account statement received in respect of each of the Canadian Accounts and all of the Canadian Accounts in the aggregate, on a monthly basis, no later than ten (10) Business Days after receipt thereof.

     6.20. Further Assurances. The Borrower shall, and shall cause each other
           ------------------
Loan Party and its other Subsidiaries to, promptly execute any and all further documents and take all further actions which may be required under applicable law, or which the Lender may reasonably request, to grant, preserve, protect and perfect the Liens created by the Collateral Documents in the Collateral.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

          As long as any of the Obligations remain outstanding, without the written consent of the Lender, the Borrower agrees with the Lender that:

     7.1. Liens. Etc. The Borrower shall not, and shall not permit any of its
          ----------
Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for:

          (a) Liens created pursuant to the Loan Documents;

          (b) purchase money Liens or purchase money security interests upon or in any property acquired or held by any Loan Party in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property and Liens in respect of Capitalized Lease Obligations with respect to personal property (including Liens on property or on the assets of Persons acquired by a Loan Party, existing at the time of such acquisition); provided, however, that
                                                       --------  -------
(i) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of development, construction and integration) of the property subject thereto (any such Lien, a "PMSI"), (ii) the principal amount of the
                           ----
Indebtedness secured by such PMSI does not exceed 100% of such cost, (iii) such PMSI does not extend to or cover any property other than such item of property and any improvements on such item and proceeds (including insurance proceeds, product replacements, substitutions and accretions thereto) thereof ("Directly-Related Assets"), and (iv) the aggregate principal amount of the
  -----------------------
Indebtedness secured by the PMSIs permitted by this clause (b) shall not exceed $75,000,000 in the aggregate at any time outstanding; provided further, that
                                                      ----------------
notwithstanding anything in the Security Agreement or any other Loan Document to the contrary, the Lender shall, if so required by the PMSI holder, or if the terms of such PMSI would otherwise conflict with the provisions of the Collateral Documents, and upon notice thereof from the Borrower, release its security interest solely in such specified item(s) of property subject or to be subject to such PMSI (including Directly-Related Assets), and thereupon, without any necessity of any action by the Lender unless otherwise required by the PMSI holder or applicable law, the Lender's security interest in such items of property subject to such PMSI shall be automatically released and shall no longer constitute "Collateral" for the purpose of any Collateral Document and, if requested by the Borrower, the Lender shall execute and deliver documents and instruments provided by the Borrower which are necessary or reasonably requested by the holder of such PMSI in order to effect, or in connection with, such release and the Borrower shall pay the Lender, on demand, all of the Lender's out-of-pocket costs and other expenses in connection therewith, as specified by the Lender;

          (c) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness or other Obligation secured by any Lien (i) permitted by subsection (b) or (m) of this Section 7.1, in either case (x) without any
           ---    ---         -----------
increase in the amount secured thereby or in the assets subject to such Lien and
(y) if such Lien renews, extends, refinances or refunds any Lien permitted by subsection (m) of this Section 7.1 and is on any Mortgaged
                                    -----------
Property, only if such Lien is subordinated to the Liens created pursuant to the Loan Documents;

                   (d) any Lien arising by operation of law or provided for under the terms of any lease with respect to any leased Real Property Asset in favor of any lessor incurred by any Loan Party in the ordinary course of business which secure its obligations to such lessor and which do not extend to or cover any property other than fixtures or personal property located at or on the related leased Real Property Asset; provided that (i) no Loan Party is in
                                        --------
default (after the expiration of any applicable grace period) with respect to any such obligation to any such lessor unless such Loan Party is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof, on the books of such Loan Party in conformity with GAAP and (ii) all such Liens in the aggregate would not reasonably be expected to have a Material Adverse Effect;

                   (e) Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers or other similar Persons (other than lessors) incurred by a Loan Party in the ordinary course of business which secures its obligations to such Person; provided that (i) such Liens are for
                                        --------
amounts not yet overdue or for amounts that are overdue for less than thirty
(30) days unless such Loan Party is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof, on the books of such Loan Party in conformity with GAAP and
(ii) all such Liens in the aggregate would not reasonably be expected to have a Material Adverse Effect;

                   (f) Liens (excluding Environmental Liens) securing taxes, assessments or governmental charges or levies; provided, that no Loan Party is
                                               --------
in default in respect of any payment obligation with respect thereto unless such Loan Party is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof on the books of such Loan Party in conformity with GAAP, and all such Liens in the aggregate would not reasonably be expected to have a Material Adverse Effect;

                   (g) Liens (excluding rights of set-off other than rights of set-off recognized under agreements governing Qualified Accounts) of brokers, securities intermediaries and depositary banks arising by operation of law or pursuant to account maintenance agreements entered into in the ordinary course of business;

                   (h) Liens on the Reserve Account;

                   (i) Liens incurred or pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits;

                   (i) deposits held by any Loan Party and received from customers of such Loan Party in the ordinary course of business with respect to which such Loan Party has an obligation to return such deposits to such customers;

                   (k) zoning restrictions, easements, licenses, reservations or restrictions on the use of real property or minor irregularities of title incident thereto which do not in the aggregate render title thereto unmarketable or impair, in any material manner, the use of such property for the purposes for which such property is held by such Loan Party or result in a material diminution in the value of any Collateral;

                  (1) financing statements filed by a personal property lessor or purchaser for precautionary purposes in respect of any lease (other than any Capitalized Lease) or sale of such personal property to the Borrower by such lessor;

                  (m) Liens (other than in favor of lessors) existing on the Effective Date that are (x) disclosed on Schedule 7.1(m) and (y) if on any Real
                                         ---------------
Property Asset that is a Mortgaged Property, subordinated to the Liens created pursuant to the Loan Documents;

                  (n) Liens securing the performance of contracts (other than leases with respect to any Real Property Asset or contracts for the repayment of borrowed money), statutory obligations and surety performance bonds, incurred as an incident to and in the ordinary course of business, and appeal bonds and judgment liens; provided that all such Liens (i) in the aggregate could have no
                --------
Material Adverse Effect and (ii) do not secure directly or indirectly judgments (not covered by insurance or an indemnity from a creditworthy party who, in either case, has acknowledged coverage or is required to honor the same pursuant to a final judgment or order) in excess of $2,500,000;

                  (o) Liens on cash security deposits under leases with respect to any Real Property Asset and utility deposits in an aggregate amount not to exceed $l,000,000; and

                  (p) Liens not otherwise permitted by the foregoing clauses (a) through (o) of this Section 7.1 (other than on any Mortgaged Property) securing
                    -----------
obligations or other liabilities (other than Indebtedness) of any Loan Party; provided, however, that the aggregate amount of such obligations and
--------  -------
liabilities secured by such Liens shall not exceed $5,000,000 at any time outstanding.

          7.2.    Indebtedness. The Borrower shall not, and shall not permit any
                  ------------
of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

                  (a) the Obligations;

                  (b) Indebtedness with respect to Contingent Obligations;

                  (c) Indebtedness in respect of the Reserve Account;

                  (d) Indebtedness owing to any wholly-owned Subsidiary of the Borrower by the Borrower or any other wholly-owned Subsidiary of the Borrower and Indebtedness owing to the Borrower by any Subsidiary of the Borrower which is subordinated to the Obligations on terms acceptable to the Lender;

                  (e) Indebtedness secured by Liens permitted by Section 7.1(b);
                                                                 --------------
provided, however, that the aggregate principal amount of Indebtedness incurred
--------  -------
pursuant to this clause (e) shall not exceed $75,000,000 at any one time outstanding;

                  (f) Indebtedness outstanding on the Effective Date and listed on Schedule 4.20 (the "Other Debt") and any refinancings of the Other Debt
   -------------       ----------
without any increase in the principal amount of such Indebtedness;

                  (g) Obligations pursuant to Derivative Contracts to the extent such obligations constitute Indebtedness;

                  (h) Indebtedness under Capitalized Lease Obligations outstanding on the Effective Date and listed on Schedule 7.2(h);
                                                ---------------

                  (i) unsecured Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount at any time outstanding not in excess of $200,000,000; provided, however, that only up to $75,000,000 of the
                        --------  -------
aggregate amount of the Indebtedness permitted by this clause (i) may be incurred by the Subsidiaries of the Borrower, taken as a whole; and provided,
                                                                    --------
further, that the maximum aggregate amount of the Indebtedness permitted by this
-------
clause (i) shall be reduced by the aggregate amount of any Indebtedness incurred pursuant to Section 7.2(e);
            --------------

                  (j) unsecured Indebtedness of the Borrower or any of its Subsidiaries that is fully subordinated in rank and right of payment to the payment in full of the Obligations on terms satisfactory in form and substance to the Lender pursuant to (i) if such Indebtedness is incurred through capital markets (e.g., pursuant to an offering under Rule 144A of the Securities Act), an indenture containing Subordination Provisions substantially in the form of
Exhibit I hereto and (ii) if such Indebtedness is incurred through any means
---------
other than capital markets, a Subordination Agreement with subordination terms substantially in the form of Exhibit J hereto, in either case, with such
                             ---------
changes as the Lender may approve in writing in its sole and absolute discretion; and

           7.3.   Investment in Subsidiaries. The Borrower shall not, and
                  --------------------------
shall not permit any of the Subsidiary Guarantors to, directly or indirectly, make any loan or advance to any of their respective Subsidiaries that is not a Subsidiary Guarantor, or purchase or otherwise acquire, any Stock, Stock Equivalents, other equity interest, obligations or other securities of, or any assets constituting the purchase of a business or line of business, or make any capital contribution to, or otherwise invest in, any such Subsidiary that is not a Subsidiary Guarantor; provided that the Borrower may make such investments (a)
                        --------
in ACCA Networks Co., Ltd., in an amount necessary to pay the customary fees, discounts and expenses of a broker unaffiliated with the Borrower in connection with the sale of the Borrower's indirect interest therein, but in any event an amount not to exceed $1,500,000, (b) to the extent resulting from the grant of one or more (i) non-exclusive licenses of rights in intellectual property or
(ii) exclusive licenses (which exclude all Persons including the Borrower and all of its Subsidiaries) of rights in intellectual property to non-United States Subsidiaries of the Borrower, such rights only being exercisable with respect to territories outside of the United States and Mexico, and in either case, granted in the ordinary course of business and that do not in any way hinder or restrict the assignability to or assumption by the Lender of the Borrower's interests in the intellectual property that is the subject of any such license and (c) in DishnetDSL Limited in an aggregate amount not to exceed $500,000.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

     8.1. Events of Default. The occurrence of any one or more of the following
          -----------------
events (regardless of the reason therefor) shall constitute an Event of Default:

          (a) the Borrower shall fail to pay any principal of the Term Loan when the same becomes due and payable; or

          (b) the Borrower shall fail to pay any interest on the Term Loan or any other Obligation under the Loan Documents other than the Resale Agreement (other than principal of the Term Loan) and such non-payment continues for a period of five (5) Business Days after the due date therefor; or

          (c) any representation or warranty made or deemed made in writing by any Loan Party in any Loan Document other than the Resale Agreement or by any Loan Party (or any of its officers) in connection with any Loan Document other than the Resale Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

          (d) any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.2 or Article VII or (ii) any other
                                   -----------    -----------
term, covenant or agreement contained in this Agreement or in any other Loan Document other than the Resale Agreement if such failure under this clause (ii) shall remain unremedied for thirty (30) days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or
(B) written notice thereof shall have been given to the Borrower by the Lender;
or

          (e) the Borrower and the other Resale Agreement Covad Parties shall fail to make any repayment of the Prepayment for Services (as defined in the Resale Agreement) as required under the Resale Agreement and such non-payment continues for a period of five (5) Business Days after the due date therefor; or

          (f) (i) any Loan Party or any of its Subsidiaries that are guarantors of any amount owing to the Lender shall fail to make any payment on any Indebtedness (other than Indebtedness incurred hereunder) of such Loan Party or Subsidiary having a principal amount of $500,000 or more, in each case beyond the end of any grace period provided therefor, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate the maturity of such Indebtedness; or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (g) any Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against any Loan Party (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceedings shall occur; or any Loan Party shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                  (h) any judgment or order (or other similar process) involving, in any single case or in the aggregate, an amount in excess of $800,000 to the extent not fully covered by insurance shall be rendered against any Loan Party or any of its Subsidiaries and shall remain unpaid and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of twenty (20) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (i) (i) with respect to any Qualified Plan, any Loan Party or any ERISA Affiliate shall incur an accumulated funding deficiency or request a funding waiver from the IRS or, (ii) with respect to any Title IV Plan, or any Multiemployer Plan, an ERISA Event not described in clause (i) hereof shall occur; provided, however, that the events listed in clauses (i) and (ii) hereof
       --------  -------
shall constitute Events of Default only if the liability, deficiency or waiver request of any Loan Party or any ERISA Affiliate, whether or not assessed, exceeds $500,000 in the aggregate for all such cases;

                  (j) any provision of any Collateral Document after delivery thereof pursuant to this Agreement or any other Loan Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party thereto, or any Loan Party shall so state in writing; or

                  (k) except as expressly set forth in any of the Collateral Documents or in Section 4.10, any Collateral Document after delivery thereof
                ------------
pursuant to this Agreement or any other Loan Document shall, for any reason, cease to create a valid Lien on any of the Collateral purported to be covered thereby, or such Lien shall cease to be a perfected and first priority Lien (subject only to Permitted Liens), or any Loan Party shall so state in writing; provided, that if any such Collateral Document or Loan Document shall cease to
--------
be valid and binding on, or enforceable against, such Loan Party solely due to a change in then-existing law, such event shall be an Event of Default thirty (30) days thereafter if continuing on such date; or

                  (1) there shall occur any Change of Control with respect to which the Borrower shall have failed to make any mandatory prepayment required by Section 2.5;
   -----------

                  (m) (i) the Borrower shall fail to own of record and beneficially all of the outstanding Stock and Stock Equivalents of the Subsidiary Guarantors free and clear of all Liens, or (ii) any direct Subsidiaries shall fail to own of record and beneficially all of the outstanding Stock and Stock Equivalents of indirect Subsidiaries free and clear of all Liens unless the proceeds of any sale of such Subsidiaries becomes Collateral substantially simultaneously with such sale, by deposit into a Qualified Account or otherwise, in each case except any Liens in favor of the Lender;

                  (n) any default or other event shall occur and be continuing or condition shall exist under any lease with respect to any Real Property Asset beyond the end of any grace period provided therefor in such lease if the effect of such event is (x) if such event constitutes a default in payment (other than with respect to payment of common area maintenance charges), to terminate, or to permit the landlord to terminate, such lease or (y) if such event constitutes any event other than such a payment default, to terminate, or to permit the landlord to terminate (in circumstances where, in the reasonable judgment of the Lender, such landlord is likely to terminate), such lease and, in either case, the aggregate unpaid amounts owing by any Loan Party under such lease (together with all other such leases) exceeds $1,000,000 in the aggregate; or

         8.2. Remedies. During the continuance of any Event of Default, the
              --------
 Lender may by notice to the Borrower declare the Term Loan, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Term Loan, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon
                                                    --------  -------
 the occurrence of the Event of Default specified in Section 8.1(g) above, the
                                                     --------------
 Term Loan, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower; provided further, that in no event shall the Required Repayment
               ----------------
 (as such term is defined in Section 8.4.1 of the Resale Agreement) become due and payable pursuant to this Section 8.2 prior to the time it would otherwise
                              -----------
 become due and payable pursuant to the applicable provisions set forth in
 Article VIII of the Resale Agreement. In addition to the remedies set forth above, the Lender may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1. Amendments, Waivers, Etc. No amendment or waiver of any provision
              ------------------------
 of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by each party against whom enforcement thereof would be sought, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         9.2. Notices, Etc. Any notice, request, instruction or other document
              -------------
 to be given hereunder under any section of this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally or by telex or facsimile, the next day if by express mail or three days after being sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or at such other address as shall be specified by like notice provided that such notice shall be effective only after receipt thereof):


         If to the Lender:                   Ed Cholerton
                                             VP Business Development & Alliance
                                             Management

                                         SBC Communications Inc.
                                         175 East Houston Street
                                         Rm. 10-E-90
                                         San Antonio, TX 78205
                                         Fax: 210- 370-1341
                                         Voice: 21O-35l-2450

With a copy (which shall not             Wayne Watts
constitute notice) to:                   Vice President & Asst. General Counsel
                                         SBC Communications Inc.
                                         175 East Houston Street
                                         Room 4-H-60
                                         San Antonio, TX 78205
                                         Fax: 210-351-3257
                                         Voice 210-351-3476

                                         Robert Lynch
                                         Sr. VP & General Counsel-Business &
                                         Consumer
                                         SBC Communications, Inc.
                                         175 E. Houston Street, Ste. 242
                                         San Antonio, TX 78205
                                         Fax: 210-370-1790
                                         Voice: 210-351-3737

                                         Charles E. Harrell
                                         Weil, Gotshal & Manges LLP
                                         700 Louisiana, Suite 1600
                                         Houston, Texas 77002
                                         Fax: (713) 224-9511
                                         Voice: (713) 546-5000

   If to the Borrower:                   Christine Morris
                                         Covad Communications Group, Inc.
                                         4250 Burton Drive
                                         Santa Clara, CA 95054
                                         Fax: (408) 987-l111
                                         Voice: (408) 987-l112

With a copy (which shall not     Brad Sonnenberg
constitute notice) to:           Deputy General Counsel
                                 Covad Communications
                                 4250 Burton Drive
                                 Santa Clara, CA 95054
                                 Fax: (408) 987-l111
                                 Voice: (408) 987-l102

                                 Meredith Jackson
                                 Ire11 & Manella LLP
                                 1800 Avenue of the Stars
                                 Los Angeles, CA 90067
                                 Fax: (310) 203-7199
                                 Voice: (310) 277-1010

;provided, however, that (i) notices and communications to the Lender pursuant
 --------  -------
to Article II or IX shall not be effective until received by the Lender and (ii)
   ----------    --
notices and communications to the Lender by telecopy shall not be effective unless one of the Attention Persons has received telephonic notice thereof.

          9.3. No Waiver, Remedies. No failure on the part of the Lender to
               -------------------
exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          9.4. Costs; Expenses; Indemnities.
               ----------------------------

               (a) Regardless of whether the transactions contemplated by this Agreement and other Loan Documents are consummated, the Borrower agrees to pay on demand (i) all out-of-pocket costs and expenses of the Lender in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, each of the other Loan Documents (except the Resale Agreement) and each of the other documents to be delivered hereunder and thereunder (excluding any documents delivered in connection with the Resale Agreement), including (A) the fees and out-of-pocket expenses of Weil, Gotshal & Manges LLP, counsel to the Lender, (B) the fees of accountants, appraisers, consultants or industry experts retained by the Lender, (C) all out-of-pocket expenses incurred by the Lender in connection with the taking and perfection of security interests and Liens against the Collateral and obtaining any Mortgage Related Documents (including fees and expenses for doing and updating title and Lien searches, surveys, title commitment and insurance costs and corporate search fees), and (D) all filings and recording fees and all transportation and audit and field exam costs and expenses, and (ii) all costs and expenses of the Lender in connection with the restructuring, workout or enforcement (whether through negotiation, legal proceedings or otherwise) of this Agreement and the other Loan Documents (except the Resale Agreement).

               (b) Regardless of whether the transactions contemplated by this Agreement and the other Loan Documents are consummated, the Borrower agrees to indemnify and hold harmless the Lender and its Affiliates, and the directors, members, partners, shareholders, officers, employees, lenders, attorneys, consultants and investment and other advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article III) (each of the foregoing being an "Indemnitee") from and
         -----------                                   ----------
against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including reasonable fees and disbursements of counsel to any such Indemnitee, whether or not suit is brought) which at any time may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether or not resulting from third party claims, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document (except the Resale Agreement), any Obligation or any act, event or transaction related or attendant to any thereof, including (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning the Borrower or any of its Subsidiaries;
(iii) any costs or liabilities incurred in connection with any Environmental Lien; (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including CERCLA and applicable state property transfer laws, whether, with respect to any of the foregoing, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries, or the owner, lessee or operator of any property of the Borrower or any of its Subsidiaries by virtue of foreclosure except, with respect to any of the foregoing referred to in clauses (i), (ii), (iii) and (iv), to the extent incurred following (A) foreclosure by the Lender, or the Lender having become the successor in interest to the Borrower or any of its Subsidiaries, and (B) attributable solely to acts of the Lender or any agent on behalf of the Lender; (v) the use or intended use of the proceeds of the Term Loan or in connection with any investigation of any potential matter covered hereby or (vi) the administration of the Term Loan hereunder (collectively, the "Indemnified Matters"); provided, however, that the
                              -------------------    --------  -------
Borrower shall not have any obligation under this Section 9.4(b) to an
                                                  --------------
Indemnitee with respect to any Indemnified Matter directly resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. All amounts payable under this Section 9.4(b) shall be due and payable on written
                           -------------
demand therefor.

               (c) The Borrower shall indemnify the Lender for, and hold the Lender harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Lender for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

               (d) The Lender agrees that in the event that any such investigation, litigation or proceeding set forth in subparagraph (b) above is asserted or threatened in writing or instituted against it or any other Indemnitee, or any Remedial Action, is requested of it or any of its officers, directors, agents and employees, for which any Indemnitee may desire indemnity or defense hereunder, such Indemnitee shall promptly notify the Borrower in writing.

               (e) The Borrower, at the request of any Indemnitee, shall have the obligation to defend against such investigation, litigation or proceeding or requested Remedial Action, and the Borrower, in any event, may participate in the defense thereof with legal counsel of the Borrower's choice. In the event that such Indemnitee requests the Borrower to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

               (f) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 9.4) or any other Loan Document (except the Resale
                 -----------
Agreement) shall (i) survive and remain operative and in full force and effect regardless of the occurrence of the Termination Date, the consummation of the transactions contemplated hereby, the repayment of the Term Loan, the invalidity or unenforceability of any term or provision of this Agreement or the Note, any investigation made by or on behalf of the Lender and the payment in full of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document (except the Resale Agreement).

          9.5. Right of Set-off. Upon the occurrence and during the continuance
               ----------------
of any Event of Default, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not the Lender shall have made any demand under (i) this Agreement or (ii) any other Loan Document (except the Resale Agreement) and although such Obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender; provided, however, that the failure to give such notice shall not
            --------  -------
affect the validity of such set-off and application. The rights of the Lender under this Section 9.5 are in addition to the other rights and remedies
           -----------
(including other rights of set-off) which the Lender may have.

          9.6. Binding Effect. This Agreement shall become effective when it
               --------------
shall have been executed by the Borrower and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein and the Lender agrees not to assign its rights hereunder or any interest herein except in compliance with applicable securities laws.

          9.7. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF
               -------------
THE PARTIES HERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE

GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.

          9.8.  Section Titles. The Section titles contained in this Agreement
                --------------
are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          9.9.  Execution in Counterparts. This Agreement may be executed in any
                -------------------------
number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          9.10. Entire Agreement. Subject to the terms of the Dispute Resolution
                ----------------
Agreement, this Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof, including that certain term sheet, dated on or about October 19, 2001, between the Borrower and the Lender.

          9.11. Confidentiality.
                ---------------

                (a) The Lender agrees to keep information obtained by it pursuant hereto and the other Loan Documents confidential and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) the Lender's employees, representatives and lenders who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (ii) to the extent such information presently is or hereafter becomes available to the Lender, as the case may be, on a non-confidential basis from a source other than the Borrower, (iii) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank or other regulators or auditors, (iv) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this sentence or (v) information in respect of any Collateral disclosed in connection with any sale thereof.

                (b) Notwithstanding any other provision in this Agreement or any other Loan Document, the Loan Parties shall not be required to deliver or disclose (or to direct any third party to deliver or disclose) to the Lender any non-public and proprietary customer and pricing information or business strategy ("Proprietary Information") which would otherwise be required to be delivered or
  -----------------------
disclosed hereunder or thereunder. To the extent that any such required delivery or disclosure would otherwise include Proprietary Information, the Loan Parties may, and may instruct applicable third parties to, redact solely and exclusively such Proprietary Information from such delivery or disclosure; provided that the
                                                               --------
Loan Parties shall otherwise deliver or disclose, as applicable, all such information in its entirety without any redaction or other alteration. Nothing contained in this Section 9.11 (b) shall be construed to limit the Loan Parties'
                  ----------------
obligations to deliver information of a purely financial nature as required hereunder or under any other Loan Document.

     9.12.  Change in Accounting Principles. If any change in the accounting
            -------------------------------
principles used in the preparation of the most recent Financial Statements referred to in Section 4.5 or Section 5.1 is hereafter required or permitted by
               -----------    -----------
the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and are adopted by the Borrower and its Subsidiaries with the agreement of its independent public accountants and such change results in a change in the method of calculation of any of the covenants, standards or defined terms found in Article VII, the parties hereto agree to enter into
                       -----------
negotiations in order to amend such provisions so as to equitably reflect such change with the desired results that the criteria for evaluating compliance with such covenants, standards and defined terms by the Borrower and its Subsidiaries shall be the same after such change as if such change had not been made; provided that no change in GAAP that would affect the method of calculation of
--------
any such covenants, standards or defined terms shall be given effect in such calculations until such provisions are amended to reflect such changes in GAAP.

     9.13.  Suretyship and Other Waivers and Consents.
            -----------------------------------------

            (a) The Borrower agrees that it is directly and primarily liable to the Lender for payment in full of all Obligations and that such liability is independent of the duties, obligations, and liabilities of the other Loan Parties. The Loan Documents are a primary and original obligation of the Borrower, are not the creation of a surety relationship, and are an absolute, unconditional, and continuing promise of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the Loan Documents. The Borrower acknowledges that the obligations of the Borrower undertaken herein might be construed to consist, at least in part, of the guaranty of obligations of each other Loan Party and, in full recognition of that fact, the Borrower consents and agrees that the Lender may, at any time and from time to time, without notice or demand, whether before or after any actual or purported termination, repudiation, or revocation of this Agreement by the Borrower, and without affecting the enforceability or continuing effectiveness hereof as to the Borrower: (i) supplement, restate, modify, amend, increase, decrease, extend, renew, accelerate, or otherwise change the time for payment or the terms of the Obligations or any part thereof with respect to any other Loan Party, including any increase or decrease of the rate(s) of interest thereon;
(ii) supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval, or consent with respect to, the Obligations or any part thereof with respect to any other Loan Party, or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;
(iii) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof; (iv) accept partial payments on the Obligations from any other Loan Party; (v) receive and hold additional security or guaranties for the Obligations or any part thereof with respect to any other Loan Party; (vi) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer, or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof with respect to any other Loan Party, as the Lender in its sole and absolute discretion may determine; (vii) release any Person including any other Loan Party from any personal liability with respect to the Obligations or any part thereof, (viii) with respect to any other Loan Party, settle, release on terms satisfactory to the Lender or by operation of applicable laws, or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; or (ix) consent to the merger, change, or any other restructuring or termination of the corporate or partnership existence of the Borrower or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring, or termination shall not affect the liability of the Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

          (b) Upon the occurrence and during the continuance of any Event of Default, the Lender may enforce this Agreement independently as to the Borrower and independently of any other remedy or security the Lender at any time may have or hold in connection with the Obligations, and it shall not be necessary for the Lender to marshal assets in favor of the Borrower or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce this Agreement. The Borrower expressly waives any right to require the Lender to marshal assets in favor of the Borrower or any other Person or to proceed against any other Borrower or any collateral provided by any Person, and agrees that the Lender may proceed against Borrower or any collateral in such order as it shall determine in its sole and absolute discretion.

          (c) The Lender may file a separate action or actions against the Borrower, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. The Borrower agrees that the Lender and the Borrower and any Affiliate of the Borrower may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy of this Agreement.

          (d) The Lender's rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by the Lender, all as though such amount had not been paid. The rights of the Lender created or granted herein and the enforceability of this Agreement at all times shall remain effective to cover the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against the Borrower and whether or not any other Loan Party shall have any personal liability with respect thereto.

          (e) To the maximum extent permitted by applicable law, the Borrower, in addition to the waivers or agreements made by the Borrower elsewhere herein or in any other Loan Document, expressly waives any and all defenses now or hereafter arising or asserted by reason of, and agrees that the Obligations of the Borrower hereunder and under the other Loan Documents shall be absolute and unconditional irrespective of:

               (i) any disability or other defense of any other Loan Party with respect to the Obligations,

               (ii) any lack of validity or enforceability with respect to any other Loan Party of any provision of any other Loan Document or any other agreement or instrument relating to any Loan Document, or avoidance or subordination of any of the Obligations,

               (iii) any extension, forbearance or granting of any indulgence by the Lender with respect to any provision of any Loan Document,

               (iv) the unenforceability or invalidity with respect to any other Loan Party of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations and any requirement that the Lender protect, secure, perfect or insure any security interest in or other Lien on any property,

               (v) the cessation for any cause whatsoever of the liability of any other Loan Party (other than by reason of the full payment and performance (after the Termination Date) of all Obligations),

               (vi) any failure of the Lender to marshal assets in favor of the Borrower or any other Person,

               (vii) any failure of the Lender to give notice of sale or other disposition of collateral to any other Loan Party or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral,

               (viii) any failure of the Lender to comply with applicable law with respect to any other Loan Party in connection with the sale or other disposition of any collateral or other security for any Obligation, including any failure of the Lender to conduct a commercially reasonable sale or other disposition with respect to any other Loan Party of any collateral or other security for any Obligation,

               (ix) any act or omission of the Lender or others that directly or indirectly results in or aids the discharge or release of any other Loan Party or the Obligations or any security or guaranty therefor by operation of law or otherwise,

               (x) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation,

               (xi) any failure of the Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any other Person,

               (xii) the election by the Lender of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code,

                    (xiii) the disallowance, under Section 502 of the United States Bankruptcy Code, of all or any portion of the claims of the Lender for payment of any of the Obligations of any other Loan Party,

                    (xiv) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code,

                    (xv) any use of cash collateral under Section 363 of the United States Bankruptcy Code,

                    (xvi) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person,

                    (xvii) the avoidance of any lien in favor of the Lender for any reason,

                    (xviii) any action taken by the Lender that is authorized by this section or any other provision of any Loan Document,

                    (xix) the benefit of any statute of limitation in respect of any other Loan Party, or

                    (xx) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a borrower or a guarantor.

Until such time (after the Termination Date) as all of the Obligations have been fully and finally paid and collected in full in cash: (x) the Borrower hereby waives and postpones any right of subrogation it has or may have as against any other Loan Party with respect to the Obligations; and (y) in addition, the Borrower also hereby waives and postpones any right to proceed or to seek recourse against or with respect to any property or asset of any other Loan Party. The Borrower expressly waives all setoffs and counterclaims, promptness, diligence, and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations of any other Loan Party (other than any notice expressly required to be given under any Lean Document, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional Obligations.

                (f) In the event that all or any part of the Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting liens on any interests in real property, the Borrower authorizes the Lender, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting the obligations of any Loan Party, the enforceability of this Agreement, or the validity or enforceability of any Liens of the Lender on any Collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale.

                (g) To the fullest extent permitted by applicable law, the Borrower expressly waives any defenses to the enforcement of this Agreement or any rights of the Lender created or granted hereby or to the recovery by the Lender against any Loan Party or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of the Borrower and may preclude the Borrower from obtaining reimbursement or contribution from one or more other Loan Party. To the fullest extent permitted by applicable law, the Borrower expressly waives any suretyship defenses or benefits that it otherwise might or would have under applicable law with respect to actions taken in respect of the Obligations of any other Loan Party. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS SECTION, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY THE LENDER, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR THE OBLIGATIONS, HAS DESTROYED THE BORROWER'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST ONE OR MORE OTHER LOAN PARTIES BY THE OPERATION OF LAW OR OTHERWISE.

          (h) If, in the exercise of any of its rights and remedies, the Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against the Borrower or any other Person, whether because of any applicable law pertaining to "election of remedies" or the like, the Borrower hereby consents to such action by the Lender and waives any claim based upon such action with respect to any other Loan Party. Any election of remedies which results in the denial or impairment of the right of the Lender to seek a deficiency judgment against the Borrower shall not impair the obligation of any other Loan Party to pay the full amount of the Obligations or any other obligation of the Borrower contained herein or in any Loan Document.

          (i) In the event the Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or under any of the Loan Documents, the Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by the Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether the Lender or any other Person is the successful bidder, to the extent permitted by applicable law, shall be conclusively deemed to be the fair market value of such Collateral and the difference between such bid amount and, to the extent permitted by applicable law, the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Lender might otherwise be entitled by reason of such bidding at any such sale.

          (j) The Borrower agrees that notwithstanding any other provision of this Section 9.13 and without limiting the generality of any other provision of
     ------------
this Section 9.13 if, after the occurrence and during the continuance of an
     ------------
Event of Default, the Lender is prevented by applicable law from exercising its rights to accelerate the maturity of the Obligations, to collect interest on the Obligations, or to enforce or exercise any other right or remedy with respect to the Obligations, or the Lender is prevented from taking any action to realize on the Collateral, in each case with respect to any Loan Party, the Borrower agrees to pay to the Lender, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Lender.

            (k) The Borrower warrants and agrees that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which the Borrower otherwise may have against the Lender or others, or against the Collateral. If any of the waivers or consents herein are, or are determined to be, contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

     9.14.  Waiver of Usury Defense. To the extent permitted by applicable law,
            -----------------------
each of the Borrower agrees that it will not assert, plead (as a defense or otherwise) or in any manner whatsoever claim (and will actively resist any attempt to compel it to assert, plead or claim) in any action, suit or proceeding that the effective interest rate on the Term Loan violates present or future usury or other laws relating to the interest payable on any Obligations and will not otherwise avail itself (and will actively resist any attempt to compel it to avail itself) of the benefits or advantages of any such laws.

     9.15.  LIMITATION OF LIABILITY. NO CLAIM MAY BE MADE BY THE BORROWER, ANY
            -----------------------
OTHER LOAN PARTY OR ANY OTHER PERSON AGAINST THE LENDER OR THE AFFILIATES, DIRECTORS, MEMBERS, PARTNERS, SHAREHOLDERS, OFFICERS, EMPLOYEES, LENDERS, ATTORNEYS, CONSULTANTS AND INVESTMENT AND OTHER ADVISORS OF OR TO ANY OF THEM FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR, TO THE FULLEST EXTENT PERMITTED BY LAW, FOR ANY EXEMPLARY OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT, STATUTORY LIABILITY OR ANY OTHER GROUND) BASED ON, ARISING OUT OF OR RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE BORROWER (FOR ITSELF AND ON BEHALF OF EACH OTHER LOAN PARTY) HEREBY WAIVES, RELEASES AND AGREES NEVER TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM NOW EXISTS OR HEREAFTER ARISES AND WHETHER OR NOT IT IS NOW KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR. EACH PARTY HERETO ACKNOWLEDGES THAT NO AFFILIATE, DIRECTOR, MEMBER, PARTNER, SHAREHOLDER, OFFICER, EMPLOYEE, LENDER, ATTORNEY, CONSULTANT OR INVESTMENT OR OTHER ADVISOR OF OR TO THE LENDER SHALL BE LIABLE FOR ANY CLAIM ARISING HEREUNDER OR IN CONNECTION HEREWITH.

     9.16.  Survival of Agreement. All covenants, agreements, representations
            ---------------------
and warranties made by the Borrower, any other Loan Party or any of their respective Subsidiaries herein or in the certificates or other instruments prepared or delivered in connection with this Agreement, any of the Collateral Documents or any other Loan Document shall be considered to have been relied upon by the Lender and shall survive the making by the Lender of the Term Loan, the execution and delivery to the Lender of the Note and the repayment of the Obligations (on the Termination Date or otherwise) to the extent any payment obligation (contingent or otherwise) continues to exist hereunder or under the Resale Agreement, including any Obligation, notwithstanding any investigation heretofore or hereafter made (or any prior or future participation in the preparation or delivery of any such documents or schedules thereto) by any of them (or by any employees, lenders, attorneys, consultants and advisors thereof or thereto). Notwithstanding the foregoing, Article IV, Article V and
                                                    ----------  ---------
Article VI of this Agreement shall, solely to the extent that no action has been
----------
initiated by or on behalf of the Lender under, in respect of or in connection with any such Article or provision therein, and is continuing on such date, terminate on the date that is six (6) years after the Effective Date.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:                        COVAD COMMUNICATIONS GROUP, INC.

                                 By: ___________________________________________
                                 Name: _________________________________________
                                 Title: ________________________________________


LENDER:                          SBC COMMUNICATIONS INC.



                                 By: ___________________________________________
                                       Randall Stephenson
                                       Senior Executive Vice President and Chief
                                       Financial Officer

                                                                       EXHIBIT J

                        SETTLEMENT AGREEMENT AND RELEASE

     This Settlement Agreement and Release, dated as of October 24, 2001 ("the Settlement Agreement"), is made and entered into by and among the following parties: (i) plaintiffs Leonardo L.P., Ramius Capital Group, LLC, and Quattro Global Capital, LLC (collectively, "Plaintiffs") and (ii) defendants Covad Communications Group, Inc. ("Covad"), and Robert E. Knowling, Jr., and Mark H. Perry ("Individual Defendants") (Covad and the Individual Defendants collectively are referred to as the "Defendants," and Plaintiffs and Defendants are referred to as the "Parties"). This Settlement Agreement is intended by the Parties to fully, finally, and forever resolve, discharge and settle Plaintiffs' present and future claims against Defendants, subject to the terms and conditions set forth below.

                                    RECITALS

     WHEREAS, Plaintiffs filed lawsuits against Defendants in California Superior Court for the County of Santa Clara, which involve claims arising from Covad's issuance of 6% senior convertible notes in September, 2000 ("the Notes), and which were consolidated for pre-trial purposes by the state court on February 1, 2001, under the caption, Leonardo, L.P. v. Covad Communications Group, Inc., Lead Case No. CV793408;

     WHEREAS, Covad filed a voluntary petition for bankruptcy protection in the U.S. Bankruptcy Court for the District of Delaware ("Bankruptcy Court") on August 15, 2001, In re Covad Communications Group, Inc., Case No. 01-10167, which is currently pending in that court, and in which Covad has filed a plan for reorganization under Chapter 11 of the Bankruptcy Code (the "Plan");

     WHEREAS, Plaintiffs removed the consolidated state action to the U.S. District Court for the Northern District of California ("the Court") on August 21, 2001, and the three component actions have been respectively designated by the Court as Leonardo, L.P. v. Covad Communications Group, Inc., Case
No. C01-20789 RMW; Ramius Capital Group, LLC. v. Covad Communications Group, Inc., Case No. C01-20788 JF PVT; and Quattro Global Capital, LLC., v. Covad Communications Group, Inc., Case No. C01-20791 JF PVT (collectively, "the Litigation");

     WHEREAS, on September 6, 2001, Plaintiffs filed an Omnibus Objection of Non-Consenting Noteholders to Debtor's Motions for (I) Order Pursuant to Section 365(a) of the Bankruptcy Code Authorizing Debtor to Assume Escrow Agreement Concerning Noteholder Distributions and (II) Entry of the Agreed Order Between the Plaintiffs and the Debtor Granting Limited Relief From the Automatic Stay (the "Escrow and Lift Stay Objection"); and on or about October 1, 2001, Plaintiffs filed an Objection of The Non-Consenting Noteholders to (1) Disclosure Statement in Support of the Plan of Reorganization for Covad Communications Group, Inc. and (2) Motion for Order Establishing Voting Record Date, Procedures With Respect to Confirmation, Solicitation Procedures, Etc. (the "Disclosure and Voting Objection");

     WHEREAS, on September 13, 2001, Plaintiffs filed a motion in the Court for leave to amend their complaints, attaching a proposed Amended Complaint adding new claims and naming additional past and present officers and directors of Covad as defendants (the "Proposed Amended Complaint");

     WHEREAS, on October 15, 2001, Plaintiffs filed a new action in the Court including allegations and claims against past and present Covad officers and directors that were included in the Proposed Amended Complaint, and such action has been designated as Leonardo, LP., v. Robert E. Knowling, Jr., et al., Case No. C0l-20967 PVT ADR (the "Federal Action")

     WHEREAS, there is pending before the Federal District Court for the Northern District of California a consolidated federal securities class action, D.C. Capital Partners, L.P. v. Covad Communications Group, Inc., Master File No. C-00-3891-PJH ("the Class Action"), brought on behalf of persons who purchased or otherwise acquired Covad securities during the period from April 19, 2000 through May 24, 2001, including persons who purchased or otherwise acquired the Notes, and a proposed settlement of the Class Action has been embodied by the Parties in a Memorandum of Understanding dated August 10, 2001 ("the Memorandum of Understanding");

     WHEREAS, each of the Plaintiffs purchased or otherwise acquired the Notes, and thus are potential members of the federal class; and

     WHEREAS, without acknowledging or admitting any wrongdoing whatsoever, the Parties now desire to settle the Litigation and their disputes;

     NOW THEREFORE, in consideration of the promises, assurances and covenants set forth herein, the Parties hereby agree as follows:

                               TERMS OF SETTLEMENT

     1.     Representations by Plaintiffs
            -----------------------------

     1.1. Plaintiffs represent that they purchased Notes on the dates and times set forth below:

     1.1.1. Leonardo, L.P. purchased $32,000,000 principal amount of the Notes on September 20, 2000, and purchased an additional $14,250,000 principal amount of the Notes on September 21, 2000.

     l.1.2. Ramius Capital Group, on behalf of itself and funds it manages, purchased $7,500,000 principal amount of the Notes on September 20, 2000, and purchased an additional $4,000,000 principal amount of the Notes on September 21, 2000.

     1.1.3. Quattro Global Capital purchased $2,000,000 principal amount of the Notes on September 21, 2000, and purchased an additional $1,000,000 principal amount of the Notes on October 4, 2000.

     1.2. Plaintiffs represent that they have not assigned to any person any claims they possess that arise out of or relate in any way to the purchase, acquisition or ownership by the Plaintiffs of securities issued by Covad, including the Notes, and that they are authorized to enter into the releases set forth in Section 3, below.

     1.3. Ramius Capital Group represents that it is authorized to sign this Settlement Agreement including the releases set forth in Section 3 below, on behalf of the funds it manages that purchased the Notes.

     2.     Payment to Plaintiffs
            ---------------------

     2.1. Upon the Effective Date, Covad shall pay Plaintiffs, on behalf of the Defendants, the sum of $3.5 million (the "Payment").

     2.2. The Payment provided in this Section 2 is intended to reimburse Plaintiffs for costs and expenses incurred by them in pursuing the Litigation and to effectuate settlement of a disputed claim in excess of $15 million, the debtor might otherwise be obligated to pay in full.

     3.   Releases
          --------

     3.1. As of the Effective Date, Plaintiffs, on their own behalf and on behalf of their past and present general and limited partners, officers, employees, shareholders, investors, principals, agents, related or affiliated entities, subsidiaries, joint ventures and joint venturers, funds they manage (including those referred to in Section 1.3), predecessors, successors, and assigns (collectively, "the Releasors"), release and forever discharge Covad, Covad's past and present predecessors, successors, parents, subsidiaries, divisions, assigns, joint ventures and joint venturers, and related or affiliated entities, and each of their past, present and future directors, officers, employees, partnerships and partners, principals, agents, controlling shareholders, attorneys, accountants, auditors, advisors, underwriters, sellers of Notes, brokers, banks, investment banks and bankers, analysts, associates, insurers, co-insurers and re-insurers, and the Individual Defendants and each of their respective partners, partnerships, successors, predecessors, spouses, agents, servants, advisors, financial advisors, analysts, auditors and accountants, attorneys, associates, personal and legal representatives, joint venturers, administrators, executors, transferees, heirs and assigns, any entity in which any of them has a controlling interest, any member(s) of their immediate families, and any trust of which any of them is the settlor or which is for the benefit of any of them and/or member(s) of his family, (collectively, the "Releasees"), from any and all claims or causes of action (including Unknown Claims as defined in Section 3.2 hereof), demands, rights, liabilities, suits, debts, obligations and causes of action of every nature and description whatsoever, known or unknown, contingent or absolute, matured or unmatured, discoverable or undiscoverable, whether concealed or hidden, asserted or that might have been asserted, by Releasors or any of them against the Releasees based upon or related to the purchase of Covad securities or any of the facts, transactions, events, occurrences, disclosures, statements, acts, omissions, or failures to act which were or could have been alleged in or embraced or otherwise referred to or encompassed by the Litigation, the Proposed Amended Complaint or the Federal Action, regardless of upon what legal theory based, including, without limitation, claims for negligence, gross negligence, fraud, breach of fiduciary duty, breach of the duty of care and/or loyalty or violations of the common law, administrative rule or regulation, tort, contract, equity, or otherwise or of any state or federal statutes, rules or regulations ("Released Claims").

     3.2. "Unknown Claims" with respect to releases by the Releasers means any Released Claims which any Releasor does not know or suspect to exist in his, her or its favor at the time of the release of the Releasees, which, if known by him, her or it, might have affected his, her or its settlement with and release of the Releasees. With respect to any and all Released Claims including Unknown Claims, the Parties stipulate and agree that, as of the Effective Date, each of the Releasors does expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of (S)1542 of the California Civil Code, which provides:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

As of the Effective Date, each of the Releasors shall expressly waive any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, and any principle of common law or international or foreign law, which is similar, comparable or equivalent to (S)1542 of the California Civil Code. Each or any Releasor may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but it is hereby stipulated and agreed that each and every Releasor fully, finally and forever settle and release any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including Unknown Claims, and including, but not limited to, claims based on or arising from conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule. The Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the settlement of which this release is a part.

     3.3. Plaintiffs may participate as class members in the settlement contemplated and provided for in the Memorandum of Understanding (the "Class Settlement"). Nothing in the releases set forth in this Section 3 shall prevent Plaintiffs from making a claim in the Class Settlement or recovering payments out of the Class Settlement to the extent otherwise permitted by that settlement. Provided, however, that this Settlement Agreement and each of the covenants contained herein are fully enforceable regardless of whether or not Plaintiffs participate in the Class Settlement.

     3.4. Nothing in this Section 3 shall prevent Plaintiffs from receiving any payments under Plan Class 3 on account of their status as Holders of Notes (as defined in the Plan) upon approval of the Plan by the Bankruptcy Court.

     4.   Withdrawal of Objections and Approval of the Plan
          -------------------------------------------------

     4.1. A purpose of this Settlement Agreement is to resolve differences between the Parties which has led to Plaintiffs' filing objections to various Motions, and to the Disclosure Statement.

     4.2. Promptly after execution of the Settlement Agreement by the Parties, Plaintiffs and Covad will proceed immediately in good faith using their best efforts to obtain Bankruptcy Court approval of the Payment using whatever procedural vehicle and form of pleadings is requested by Plaintiffs.

     4.3. Promptly upon the execution of the Settlement Agreement by the Parties, Plaintiffs shall withdraw their objections to the Plan and shall file a pleading with the Bankruptcy Court withdrawing their objections substantially in the form attached hereto as Exhibit A. Plaintiffs shall vote in favor of the Plan and shall support it as fair and reasonable. If the Bankruptcy Court does not approve the Settlement Agreement, Plaintiffs will still support the Plan as currently written as the Holders of a Class 3 and Class 4 Claim. If, for any reason, the Settlement Agreement is not approved, Plaintiffs may, at that time, opt out of the Class Settlement. In that event, Plaintiffs will take nothing from the Class Settlement, and will not be deemed to have provided any releases provided under that settlement by the Class.

     4.4. Upon the execution of the Settlement Agreement by the Parties, Plaintiffs shall not oppose the Class Settlement or any plan of allocation thereunder.

     5.     Dismissal with Prejudice
            ------------------------

     5.1. Promptly following payment of $3.5 million to Plaintiffs, Plaintiffs shall file a dismissal with prejudice dismissing the Litigation, and each action included therein, and the Federal Action.

     5.2. Said dismissals shall provide that each Party bears its own expenses.

     5.3. Apart from the payment provided for in Section 2, Defendants shall have no obligation to pay any other money to Plaintiffs arising out of the Litigation.

     6.     Effective Date
            --------------

     As used herein, "Effective Date" means the first date by which all of the events and conditions listed below in Section 6.1 to 6.3 have occurred or been met:

     6.1.   The Settlement Agreement has been fully executed.

     6.2. The Bankruptcy Court has issued an order permitting Defendants to make the Payment (the "Order"), which Order is Final.

     6.2.1. As used in this Settlement Agreement, "Final" means (i) the date of final affirmance of any appeal of the Order, the expiration of the time for a petition for or a denial of a writ of certiorari to review the Order and, if certiorari is granted, the date of final affirmance of the Order following review pursuant to that grant; or (ii) the date of final dismissal of any appeal from the Order or the final dismissal of any proceeding on certiorari to review the Order or (iii) if no appeal is filed, the expiration date of the time for the filing or noticing of any appeal from the Order approving the Settlement Agreement.

     7.     Termination
            -----------

     In the event that the Payment set forth in this Settlement Agreement is not approved by the Bankruptcy Court, or the Effective Date does not occur for any reason, then the Settlement Agreement shall be null and void; provided, however, that the obligations and conditions imposed by Section 4 shall in all respects remain fully enforceable regardless of whether such approval is obtained or the Effective Date occurs.

     8.   Miscellaneous Provisions
          ------------------------

     8.1. The Parties: (a) acknowledge that it is their intent to consummate this Settlement Agreement and (b) agree to cooperate to the extent necessary to effectuate and implement all terms and conditions of this Settlement Agreement and to exercise their best efforts to accomplish the foregoing terms and conditions of this Settlement Agreement.

     8.2. The Parties intend this settlement to be a final and complete resolution of all disputes between them with respect to the Litigation, the Released Claims, and all matters encompassed within the scope of any releases set forth or referenced herein. This Settlement Agreement compromises claims which are contested and shall not be deemed an admission by any Party as to the merits of any claim or defense. Neither this Settlement Agreement nor the settlement set forth herein, nor any act performed or document executed pursuant to or in furtherance of this Settlement Agreement or the settlement set forth herein: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any claims released herein or by virtue of the releases attached hereto, including any of the Released Claims, or of any wrongdoing or liability of the Releasees, (b) is or may be deemed to be or may be used as an admission or evidence of any fault or omission of any Releasee in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal, or (c) is or may be deemed to be or may be used as an admission or evidence of any measure of damages of any Releasee in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. The Releasees may file this Settlement Agreement, and/or any document executed pursuant to or in furtherance of this Settlement Agreement, in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction, or any theory of claim preclusion or issue preclusion or similar defense or counterclaim. The Defendants have denied and continue to deny each and all of the claims alleged or threatened or suggested against them in or relating to the Litigation. The Parties and their counsel, and each of them, agree, to the extent permitted by law, that all agreements made and orders entered during the course of the Litigation relating to the confidentiality of information shall survive this Settlement

Agreement. All confidential discovery materials produced during this Litigation shall be treated in accordance with the provisions of the Protective Order entered by the Santa Clara County Superior Court on June 14, 2001. In particular, the Parties shall follow the provisions of paragraph 18 regarding destruction and retention of documents, within thirty (30) days after the Effective Date. A letter certifying compliance with this provision shall be provided to counsel for the producing Party.

     8.3. The Exhibit A to the Settlement Agreement is a material and an integral part hereof and is fully incorporated herein by reference.

     8.4. This Settlement Agreement may be amended or modified only by a written instrument signed by or on behalf of all Parties or their successors-in-interest.

     8.5. This Settlement Agreement and the Exhibit A attached hereto constitute the entire agreement among the Parties, and no representations, warranties or inducements have been made to any Party concerning this Settlement Agreement or its Exhibit A other than the representations, warranties, and covenants contained and memorialized in such documents. Except as otherwise provided herein, each Party shall bear its own costs. Except as described in Section 2, Defendants shall have no monetary liability hereunder to the Plaintiffs.

     8.6. Each person executing this Settlement Agreement or any of its Exhibits on behalf of any Party hereto hereby warrants that such person has the full authority to do so.

     8.7. This Settlement Agreement may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court. Counsel for the Parties to this Settlement Agreement shall exchange among themselves original signed counterparts, and a complete set of original executed counterparts shall be filed with the Court. Counterparts signed by counsel for the Parties shall be exchanged and filed initially; counterparts signed by the Parties themselves shall thereafter be exchanged and filed with the Court within four days of execution.

     8.8. This Settlement Agreement shall be binding upon, and inure to the benefit of, the successors, heirs and assigns of the Parties hereto.

     8.9. This Settlement Agreement and the Exhibit A hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the Parties to this Settlement Agreement shall be construed and enforced in accordance with the laws of the State of California without giving effect to that State's choice of law principles.

     IN WITNESS WHEREOF, the parties hereto have caused the Settlement Agreement to be executed, by their duly authorized representatives:


Dated: October 24, 2001                      LEONARDO, L.P.


By:

                                Its: /s/ Michael L. Gordon
                                     ---------------------------
                                         Michael L. Gordon
                                        Authorized Signatory

Dated: October 25, 2001                      RAMIUS CAPITAL GROUP, LLC


By:

                                Its: /s/ Peter A. Cohen
                                     ---------------------------
                                           Peter A. Cohen,
                                          Managing Officer

Dated: October 25, 2001                      QUATTRO GLOBAL CAPITAL, LLC


By:

                                Its:  /s/ Brian A. Swain
                                      --------------------------
                                          Principal

Dated: October 24, 2001                      COVAD COMMUNICATIONS GROUP, INC.


By:

                                Its: /s/ Brad M. Sonnenberg
                                     ---------------------------
                                          Dep. Gen'l Counsel

Dated: October 24, 2001           ROBERT E. KNOWLING, JR.

                                  /s/ Robert E. Knowling Jr.
                                  --------------------------

Dated: October 24, 2001           MARK H.PERRY

                                  /s/ M. H. Perry
                                  --------------------------



APPROVED AS TO FORM:

STROOCK & STROOCK & LAVAN LLP
Counsel for Plaintiffs
By: /s/ Michael Perlis
    --------------------------



APPROVED AS TO FORM:

MORRISON & FOERSTER LLP
Counsel for Defendants
By: /s/ Robert L. McKague
    --------------------------

                                   EXHIBIT A

                         UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE



In re                           )      Chaper 11
                                )
    COVAD COMMUNICATIONS GROUP, )      Case No. 0l-10167-(JJF)
    INC.,                       )
                                )
                Debtor.         )

          NOTICE OF WITHDRAWAL OF OBJECTIONS TO MOTION TO ASSUME ESCROW
          -------------------------------------------------------------
           AGREEMENT, MOTION TO APPROVE ORDER GRANTING LIMITED RELIEF
           ----------------------------------------------------------
                FROM THE AUTOMATIC STAY, DISCLOSURE STATEMENT AND
                -------------------------------------------------
                       MOTION TO APPROVE VOTING PROCEDURES
                       -----------------------------------

     Leonardo, L.P., Ramius Group, LLC and Quattro Global Capital, LLC hereby withdraw their objections to Covad's motion to assume escrow agreement, motion to approve order granting limited relief from the automatic stay, disclosure statement, and motion to approve voting procedures.

     Dated: October __, 2001

                                  ROSENTHAL MONHAIT GROSS & GODDESS P.A.

                                  By:__________________________________

                                          Kevin Gross (ID No. 209)
                                  Suite 1401 Mellon Bank Center
                                  919 N. Market Street
                                  Wilmington, DE 19801
                                  Tel: (302) 656-4433
                                  Fax: (302) 658-7567

                                    -and-

                                    STROOCK & STROOCK & LAVAN LLP
                                    Michael F. Perlis
                                    Curtis C. Mechling
                                    Robin E. Keller
                                    180 Maiden Lane
                                    New York, NY 10038-4982
                                    Tel: (212) 806-5400
                                    Fax: (212) 806-6606

                                    Attorneys for the Non-Consenting Noteholders

                                                                       EXHIBIT K

                                                                  EXECUTION COPY

                            TERMINATION AGREEMENT AND

                             MUTUAL GENERAL RELEASE

                                     BETWEEN

                             SBC COMMUNICATIONS INC.

                                       AND

                        COVAD COMMUNICATIONS GROUP, INC.

     This Termination Agreement and Mutual General Release (this "Agreement") is made and entered into this 12th day of November, 2001 by and between SBC Communications Inc. ("SBC")/1/ and Covad Communications Group, Inc. ("Covad")./2/ SBC and Covad are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

     WHEREAS, SBC and Covad have entered into the Resale and Marketing Agreement, the Collocation Agreement and the Network and Product Planning Agreement, each dated as of September 10, 2000 (collectively, the "Prior Agreements");

     WHEREAS, SBC and Covad have entered into the Dispute Resolution Agreement dated September l0, 2000 (the "Dispute Resolution Agreement") and Covad and the SBC ILECs/3/ have entered into the In-Region Wholesale Agreement dated September l0, 2000 (the "Wholesale Agreement");

     WHEREAS, Covad has filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), which is being administered by the Bankruptcy Court under Case No. 0l-10167 (the "Bankruptcy Case");

     WHEREAS, in connection with the confirmation and effectiveness of Covad's Plan of Reorganization in the Bankruptcy Case (in the form confirmed, the "Plan"), SBC has agreed to lend Covad $50 million pursuant to, and subject to the conditions set forth in, that certain Credit Agreement between the Parties of even date herewith (the "Credit Agreement") and to pay Covad $75 million as a prepayment for services pursuant to, and subject to the conditions set

___________
/1/    SBC shall mean SBC Communications Inc., and its parents, subsidiaries, affiliates, predecessors-in-interest, successors-in-interest, officers, directors, agents, representatives and employees.

/2/    Covad shall mean Covad Communications Group, Inc., and its parents, subsidiaries, affiliates, predecessors-in-interest, successors-in-interest, officers, directors, agents, representatives and employees.

/3/    Illinois Bell Telephone, Indiana Bell Telephone Company Incorporated,
Michigan Bell Telephone Company, Nevada Bell Telephone Company, The Ohio Bell Telephone Company, Pacific Bell Telephone Company, The Southern New England Telephone Company, Southwestern Bell Telephone Company and Wisconson Bell, Inc. d/b/a Ameritech Wisconsin.

forth in, that certain Resale Agreement among SBC, Covad, Covad Communications Company, DIECA Communications Company and Lightsaber Acquisition Corp. of even date herewith (the "New Resale Agreement");

     WHEREAS, in connection with the transactions contemplated by the Credit Agreement and the New Resale Agreement, SBC and Covad desire to terminate the Prior Agreements, except to the extent herein expressly set forth, and to amend and retain in full force and effect the Dispute Resolution Agreement and to retain in full force and effect the Wholesale Agreement, which were entered into contemporaneously with the Prior Agreements;

     WHEREAS, in partial consideration of the termination of the Prior Agreements, as hereinafter set forth, the Release (as hereinafter defined) and the other provisions of this Agreement, SBC has agreed to pay Covad a restructuring fee of $10 million (the "Restructuring Fee") as hereinafter set forth;

     WHEREAS, it is a condition precedent under the Credit Agreement and the New Resale Agreement that Covad shall have entered into this Agreement;

     WHEREAS, this Agreement shall become effective upon and simultaneously with the effectiveness of the New Resale Agreement pursuant to Section 2.1 of the New Resale Agreement (the "Effective Date"); and

     WHEREAS, the Parties have agreed to waive, settle and dismiss all actions, suits, arbitrations, claims, causes of action, debts, liabilities, obligations, sums of money, damages, judgments, decrees, controversies and demands at law or in equity (each, a "Claim" and collectively, "Claims") arising out of or relating in any way to acts, omissions or other conduct of the Parties occurring prior to and up to the Effective Date, including, without limitation, any Claim arising out of or in connection with the Prior Agreements, the Dispute Resolution Agreement or the Wholesale Agreement prior to the Effective Date, but excluding ail Claims with respect to the Surviving Obligations (as hereinafter defined) and all Claims for payments or over-billings associated with invoices dated less than 120 days prior to the date of this Agreement for products and services provided by either SBC or Covad to the other Party in the ordinary course of business under any applicable interconnection agreements or tariffs; provided that both Parties reserve all rights to pursue, subject to the Dispute Resolution Agreement, as amended from time to time, any Claims for acts, omissions and other conduct occurring after the Effective Date irrespective of whether the same or similar conduct predated this Agreement, excluding any such claims waived by the Parties in the Wholesale Agreement, as amended from time to time;

     NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, and other good and valuable consideration, including, without limitation, the Restructuring Fee, the receipt and sufficiency of which are hereby acknowledged and affirmed, the Parties agree as follows:

     1.   Termination of Prior Agreements. Effective as of the Effective Date,
          -------------------------------
each of the Prior Agreements shall be fully and finally terminated (including, without limitation, all payment and other financial commitments and obligations thereunder), notwithstanding anything to the contrary at law or in equity or any provision, term or condition to the contrary contained in any of the Prior Agreements or any agreements, certificates, instruments or other documents entered into or delivered in connection therewith, and no further obligation shall arise under any of the Prior Agreements with respect to either Party; provided, however, that notwithstanding the foregoing, SBC and Covad agree that the following confidentiality obligations (collectively, the "Surviving Obligations") shall survive in accordance with their terms as set forth in the respective Prior
Agreement:

          (a)  Article X of the Resale and Marketing Agreement;

          (b)  Article XVII of the Collocation Agreement; and

          (c)  Article XI of the Network and Product Planning Agreement;

provided further, however, that subsection 7 of each such Article, captioned "Termination", shall not be deemed to prohibit the continued use of Proprietary Information (as defined in the respective Prior Agreement) to the extent the use thereof is permitted by the New Resale Agreement or the Credit Agreement.

     2.   Amendments. Effective as of the Effective Date, Paragraph l(h) of the
          ----------
Dispute Resolution Agreement shall be amended to read in its entirety as set forth on Exhibit A hereto. The Parties agree that the Dispute Resolution Agreement, as so amended, and the Wholesale Agreement shall remain in full force and effect after the date of this Agreement and the consummation of the transactions contemplated hereby, subject to the mutual release provisions hereinafter set forth.

     3.   Restructuring Fee. On the Effective Date, upon execution and delivery
          -----------------
of this Agreement by Covad and the consummation of the transactions contemplated hereby, SBC shall pay Covad the Restructuring Fee by wire transfer to an account which shall be designated in writing to SBC by Covad not less than three (3) business days prior to the Effective Date.

     4.   Covad's General Release. SBC and Covad agree that all Claims by Covad
          -----------------------
(including, without limitation, Covad's assigns, stockholders and insurance carriers) of whatever kind and nature, on any theory, whether known or unknown, matured or unmatured, suspected or unsuspected, whether made by Covad directly, representatively, derivatively or in any other capacity, arising out of or relating in any way to acts, omissions or other conduct of SBC prior to or up to the Effective Date, including, without limitation, any past, present or future Claim arising out of or in connection with the Prior Agreements and any Claim arising out of or in connection with the Dispute Resolution Agreement or the Wholesale Agreement prior to the Effective Date, but excluding (i) all Claims with respect to the Surviving Obligations and (ii) all Claims for payments or over-billings associated with invoices dated less than 120 days prior to the date of this Agreement for products and services provided by Covad to SBC in the ordinary course of business under any applicable interconnection agreements or tariffs, shall be and hereby are, to the fullest extent permitted by applicable law, fully and finally released and forever discharged as to SBC; provided that both Parties reserve all rights to pursue, subject to the Dispute Resolution Agreement, as amended from time to time, any Claims for acts, omissions and other conduct occurring after the Effective Date irrespective of whether the same or similar conduct predated this Agreement, excluding any such claims waived by the Parties in the Wholesale Agreement, as amended from time to time.

     5.   SBC's General Release. SBC and Covad agree that all Claims by SBC
          ---------------------
(including, without limitation, SBC's assigns, stockholders and insurance carriers) of whatever kind and nature, on any theory, whether known or unknown, matured or unmatured, suspected or unsuspected, whether made by SBC directly, representatively, derivatively or in any other capacity, arising out of or relating in any way to acts, omissions or other conduct of Covad prior to or up to the Effective Date, including, without limitation, any past, present or future Claim arising out of or in connection with the Prior Agreements and any Claim arising out of or in connection with the Dispute Resolution Agreement or the Wholesale Agreement prior to the Effective Date, but excluding (i) all Claims with respect to the Surviving Obligations and (ii) all Claims for payments or over-billings associated with invoices dated less than 120 days prior to the date of this Agreement for products and services provided by SBC to Covad in the ordinary course of business under any applicable interconnection agreements or tariffs, shall be and hereby are, to the fullest extent permitted by applicable law, fully and finally released and forever discharged as to Covad; provided that both Parties reserve all rights to pursue, subject to the Dispute Resolution Agreement, as amended from time to time, any Claims for acts, omissions and other conduct occurring after the Effective Date irrespective of whether the same or similar conduct predated this Agreement, excluding any such claims waived by the Parties in, the Wholesale Agreement, as amended from time to time.

     6.   Nature and Duration of Release. The Parties acknowledge and agree as
          ------------------------------
follows:

          (a) It is the intent of each of SBC and Covad to give the broadest release and discharge possible under the law, except to the extent hereinabove expressly provided otherwise, and the releases and discharges set forth herein should be interpreted so as to give effect to such intent of the Parties.

          (b) Each of SBC and Covad agree that the release set forth in Sections 4, 5 and 6 of this Agreement (the "Release") will remain in effect in perpetuity.

          (c) THE PARTIES AGREE THAT THE CLAIMS RELEASED HEREBY INCLUDE, WITHOUT LIMITATION, (I) ANY CLAIM WITH RESPECT TO NEGLIGENCE, GROSS NEGLIGENCE OR RECKLESSNESS, (II) ANY THEORY (A) UNDER THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT OR (B) BASED UPON THE ASSERTION THAT ANY PARTY FAILED TO RECEIVE THE "BENEFIT OF THE BARGAIN" WITH RESPECT TO ANY OF THE AGREEMENTS REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED THEREBY, (III) ANY CLAIM WITH RESPECT TO FRAUD OR OTHER INTENTIONAL MISCONDUCT BY THE OTHER PARTY OR ANY AFFILIATE THEREOF BASED UPON OR ARISING OUT OF ACTS, ACTIONS, FAILURES TO ACT AND/OR OMISSIONS, OF ANY KIND OR CHARACTER WHATSOEVER, TO THE EXTENT OCCURRING AT OR BEFORE THE EFFECTIVE DATE, AND (IV) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW,

     CLAIMS ARISING UNDER STATE AND FEDERAL SECURITIES LAWS OR REGULATIONS.

          (d) Without limiting the generality of the foregoing, Covad hereby releases and forgives the year one Shortfall Payment under (and as defined in) the Resale and Marketing Agreement, SBC hereby releases and forgives the $15 million SBC billed to Covad for advertising reimbursement under
     Section 3.2.6 of the Resale and Marketing Agreement, and SBC hereby agrees that Covad has fully earned the Arrangement Start-Up Fee under Section
     3.2.5 of (and as defined in) the Resale and Marketing Agreement.

     7.   Waiver of California Civil Code (S) 1542. With respect to the Release,
          ----------------------------------------
Covad and SBC further agree that if, subsequent to the execution of this Agreement, Covad or SBC incurs or suffers losses, damages or injuries that are in any way related to or caused by the subjects set forth in the Release, but that are unknown and unanticipated at the time the Release is signed, the following applies:

          (a) Both Covad and SBC assume the above-mentioned risks and understand that the Release SHALL APPLY TO ALL UNKNOWN OR UNANTICIPATED RESULTS OF THE TRANSACTIONS AND OCCURRENCES DESCRIBED ABOVE, AS WELL AS THOSE KNOWN AND ANTICIPATED, and upon advice of counsel, Covad and SBC do hereby waive any and all rights under California Civil Code (S) 1542, which section has been duly explained and reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release;" and

          (b) Covad and SBC both represent that they have obtained the advice of legal counsel prior to signing this Agreement, and that they execute this Release voluntarily, with full knowledge of its significance, and with the express intention of effecting the legal consequences provided by California Civil Code (S) 1541, i.e., "the extinguishments of all obligations."

     8.   DISCLAIMER OF TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION
          -------------------------------------------------------------------
ACT. EACH PARTY HERETO SPECIFICALLY ACKNOWLEDGES AND AGREES THAT IT HAS
---
KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND THAT IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH THE OTHER PARTY HERETO. EACH PARTY HERETO SPECIFICALLY ACKNOWLEDGES THAT IT IS NOT A CONSUMER (AS DEFINED IN THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT) AND THAT THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT DOES NOT APPLY TO IT. TO THE EXTENT THAT ANY PARTY HERETO IS A BUSINESS CONSUMER (AS DEFINED IN THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT) WITH ASSETS OF $25 MILLION OR MORE ACCORDING TO ITS MOST RECENT FINANCIAL STATEMENT PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, SUCH PARTY EXPRESSLY DISCLAIMS AND WAIVES ALL

PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT OTHER THAN SECTION 17.555.

     9.   Representations and Warranties. Each of SBC and Covad hereby
          ------------------------------
represents and warrants to the other party that:

          (a) Power and authority. It has all power and authority necessary to
              -------------------
     enter into this Agreement and grant its Release.

          (b) Enforceability. This Agreement is valid, binding and enforceable
              --------------
     against it.

          (c) No consent, No consent, approval, authorization or order of, and
              ----------
     no notice to, or filing with, any court, governmental authority or other person or entity is required for the execution, delivery and performance by it of this Agreement that has not been obtained.

          (d) No conflict. The execution, delivery and performance of this
              -----------
     Agreement by it will not conflict with or contravene any contractual or other obligations that it has.

          (e) No reliance. IT IS NOT RELYING UPON, AND EXPRESSLY DISCLAIMS THE
              -----------
     EXISTENCE OF OR ANY RELIANCE UPON, ANY ORAL OR WRITTEN REPRESENTATION, PROMISE, STATEMENT, OPINION OR OTHER ACT OR OMISSION MADE TO IT OTHER THAN THOSE EXPRESSLY SET FORTH IN WRITING IN THE PLAN, THE NEW RESALE AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER AGREEMENTS AND INSTRUMENTS DELIVERED IN CONNECTION THEREWITH (and it releases all claims arising from any facts or representations not contained in such agreements, documents and instruments), it has received all information that is material to it related to such agreements, documents and instruments, and it has had the benefit of counsel of its own choice and has been afforded the opportunity to independently review and understand such agreements, documents and instruments with such chosen counsel.

          (f) No duress. It has entered into this Agreement freely and without
              ---------
     duress after having independently consulted with its own chosen counsel.

          (g) Sole authority. It has the sole right and authority to execute
              --------------
     this Agreement (including, without limitation, the Release) and has not assigned or otherwise transferred or conveyed any right, claim, demand, cause of action or other interest it has, may ever have or has had under any of the Prior Agreements or other agreements referred to herein, the transactions contemplated thereby or any agreement entered into in connection therewith.

     10.  Miscellaneous.
          -------------

     (a) Governing Law. This Agreement shall be construed in accordance with and
         -------------
governed by the laws of the State of Delaware, without regard to conflict of laws provisions.

     (b) Counterparts. The Parties agree that this Agreement and any other
         ------------
document required or contemplated to be executed in order to consummate this Agreement may be executed in one or more counterparts, each of which shall be deemed an original agreement. All counterparts of any such document together shall constitute one and the same instrument.

     (c) Entire Agreement. This Agreement, together with the Dispute Resolution
         ----------------
Agreement, as amended from time to time, sets forth the entire agreement between the parties and supersedes any and all prior agreements or understanding between the parties pertaining to the subject matter hereof.

     (d) Amendments. This Agreement may not be amended, altered, modified or
         ----------
waived, in whole or in part, except in a writing executed by all the Parties to this Agreement.

     (e) Waiver. The failure of any Party to insist upon strict adherence to any
         ------
term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     (f) Captions. Captions and titles appearing at the beginning of any of
         --------
sections or subdivisions hereof are for convenience only and will not constitute part of such section or subdivisions and will be disregarded in construing the language contained in such section or subdivision.

     (g) Severability. If any provision or portion of this Agreement becomes
         ------------
invalid or unenforceable for any reason, there will be deemed to be made such minor changes in such provision or portion as are necessary to make it valid and enforceable. The invalidity or unenforceability of any provision or portion hereof, other than the Release, will not affect the validity or enforceability of the other provisions or portions hereof.

     (h) Joint Efforts. Neither this Agreement nor any ambiguity or uncertainty
         -------------
herein may be construed against any Party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been prepared by the joint efforts of the respective attorneys for, and has been reviewed by, each of the Parties hereto.

         IN WITNESS WHEREOF, the Parties have duly executed this Agreement effective as of the date first above set forth.

                      SBC COMMUNICATIONS INC.


                      By: /s/ Randall Stephenson
                         Name:  Randall Stephenson
                         Title: Senior Executive Vice President and Chief
                                Financial Officer



                      COVAD COMMUNICATIONS GROUP, INC.


                      By: /s/ Mark Richman
                         Name:  Mark Richman
                         Title: CFO

                                    EXHIBIT A

         Amendment to Paragraph 1(h) of the Dispute Resolution Agreement

     "This Dispute Resolution Agreement shall remain in effect until the date (the "Termination Date") that is the later of the termination date of (i) the Credit Agreement between SBC and Covad dated November 12, 200l (as it may be amended, supplemented, extended or otherwise modified from time to time in accordance with its terms) and (ii) the Resale Agreement among SBC, Covad, Covad Communications Company, DIECA Communications Company and Lightsaber Acquisition Corp. dated November 12, 200l (as it may be amended, supplemented, extended or otherwise modified from time to time in accordance with its terms). Upon such Termination Date, all non-final dispute resolution activities and proceedings (collectively, "Proceedings") shall terminate and be withdrawn, without prejudice to the parties' ability to pursue whatever legal options are available, the arbitrators shall lose jurisdiction and any non-final findings, awards and decisions shall be null and void. In the event that any Proceedings are pending on the Termination Date, any applicable statute of limitations as to such Proceedings shall in all respects be deemed to have been tolled during the period in which such Proceedings were pending before any arbitrators pursuant to this Dispute Resolution Agreement."